    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 21, 1997
                                                REGISTRATION NO. 333-20417

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            PARK NATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

               OHIO                               6021                    31-1179518
   (State or other jurisdiction        (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)     Classification Code Number)    Identification No.)

                              50 NORTH THIRD STREET
                               NEWARK, OHIO 43055
                                 (614) 349-8451
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                   WILLIAM T. MCCONNELL, CHAIRMAN OF THE BOARD
                            PARK NATIONAL CORPORATION
                              50 NORTH THIRD STREET
                               NEWARK, OHIO 43055
                                 (614) 349-8451
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

Elizabeth Turrell Farrar, Esq.      Mary Beth M. Clary, Esq.            Patrick J. Dugan, Esq.
Vorys, Sater, Seymour and Pease     Porter, Wright, Morris & Arthur     Squire, Sanders & Dempsey, L.L.P.
52 East Gay Street                  41 South High Street                1300 Huntington Center
Columbus, Ohio 43215                Columbus, Ohio 43215                41 South High Street
(614) 464-5607                      (614) 227-2166                      Columbus, Ohio 43215
                                                                        (614) 365-2709

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVE DATE
                          OF THE REGISTRATION STATEMENT

         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                 Proposed maximum       Proposed maximum       Amount of
   Title of each class of      Amount to be       offering price           aggregate          registration
securities being registered     registered         per unit (1)        offering price (1)       fee (1)
-----------------------------------------------------------------------------------------------------------
Common Shares,
without par value...........     2,345,000         $51.1469               $119,939,586         $36,346
-----------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated in accordance with Rules 457(c) and 457(f)(1) based upon the market value of the securities to be cancelled in exchange for Park Common Shares in the Merger. On January 17, 1997, there were 3,964,945 common shares of First-Knox Banc Corp. outstanding (including shares issuable upon exercise of outstanding options) and the average of the high and low prices of such common shares on The Nasdaq National Market on such date was $30.25, resulting in an aggregate value of $119,939,586.

                               -------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                     [Park National Corporation letterhead]


March 19, 1997


To Our Stockholders:

You are cordially invited to attend the 1997 Annual Meeting of Park National Corporation ("Park") which will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 21, 1997, at 2 p.m.

Enclosed are the Joint Proxy Statement/Prospectus, Proxy Card, Annual Report to Stockholders for Park National Corporation, as well as the Annual Report to Stockholders for First-Knox Banc Corp. This year you are being asked to approve the proposed merger of First-Knox Banc Corp. into Park National, elect four directors, approve a proposed amendment to Park's Articles of Incorporation, and approve a proposed amendment to Park's Regulations.

THE BOARD OF DIRECTORS believes that these proposals are in the best interest of Park and its shareholders and RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL. The proposals and the reasons for the Board's recommendations are set forth in the accompanying Proxy Statement.

The primary item of business will be the vote to adopt the Agreement and Plan of Merger with First-Knox Banc Corp. We urge you to read the enclosed information for details of this transaction.

WHETHER OR NOT YOU ARE ABLE TO ATTEND, IT IS VERY IMPORTANT THAT YOUR
SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. THEREFORE, PLEASE RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

Thank you for your support.


Sincerely,

/s/ William T. McConnell

William T. McConnell
Chairman


    50 North Third Street - Post Office Box 850 - Newark, Ohio 43055-0695
                   Phone: 614-349-8451 - FAX: 614-349-3765

                            PARK NATIONAL CORPORATION
                              50 North Third Street
                               Newark, Ohio 43055
                                 (614) 349-8451

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD MONDAY, APRIL 21, 1997

                            -------------------------

To the Shareholders of

Park National Corporation:                                     March 20, 1997

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Park National Corporation ("Park") will be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055, on Monday, April 21, 1997, at 2:00 p.m., local time, for the following purposes:
         1. To consider and vote upon a proposed merger (the "Merger") of First-Knox Banc Corp., an Ohio corporation ("First-Knox"), with and into Park pursuant to an Agreement and Plan of Merger, dated as of October 28, 1996, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), which will result in the outstanding First-Knox common shares, $3.125 par value (the "First-Knox Common Shares") (other than those owned directly by Park, First-Knox or any wholly-owned subsidiary of Park or of First-Knox and those as to which dissenters' rights are perfected under the General Corporation Law of Ohio), being converted into the right to receive Park common shares, without par value (the "Park Common Shares"), as more fully described in the accompanying Joint Proxy Statement/ Prospectus.
         2. If the Merger Agreement is adopted, to consider and act upon a proposal to amend Subsection 2.02(A) of the Regulations of Park in order to decrease the maximum allowable number of directors from twenty-five to sixteen.

         3. To elect four directors to serve for terms of three years each.

         4. To consider and act upon a proposal to amend Article SIXTH of the Articles of Incorporation of Park to eliminate pre-emptive rights in respect of the offering or sale of Park Common Shares held as treasury shares.

         5. To transact such other business as may properly come before the Annual Meeting and adjournment(s) thereof.
         THE BOARD OF DIRECTORS OF PARK RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 3 OF THE PROXY CARD AS DIRECTORS OF PARK AND FOR PROPOSALS NO. 1, 2 AND 4.
         Only shareholders of record at the close of business on February 28, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. THE VOTE OF EACH SHAREHOLDER IS IMPORTANT, WHATEVER THE NUMBER OF PARK COMMON SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE. SHOULD YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                             By Order of the Board of Directors,

                                             /s/ David C. Bowers

                                             David C. Bowers, Secretary

                          [FIRST-KNOX BANC CORP. LOGO]


Carlos E. Watkins
President and Chief Executive Officer

                                 March 19, 1997

Dear Shareholder:

         Please find enclosed the proxy statement, proxy card, and annual report for First-Knox Banc Corp. In addition, an annual report for Park National Corporation has been included.

         Also enclosed is the notice for our Special Shareholders' Meeting which will be on Wednesday, April 23, 1997, at 3:30 p.m. in the Dan Emmett Conference Center, 150 Howard Street, Mount Vernon, Ohio. We extend a cordial invitation to you and sincerely hope you will be able to attend the meeting. For your convenience, a map detailing the directions to the Conference Center is also enclosed. IF YOU ARE PLANNING TO ATTEND, PLEASE CHECK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THE PROXY CARD.

         The primary item of business will be the vote to adopt the Agreement and Plan of Merger with Park National Corporation. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NUMBER ONE. Please take the time to read the enclosed information for details of the transaction.

         As usual, reports of the Corporation's 1996 operations will be made by our officers. We expect the meeting to last less than an hour, and refreshments will be served following the meeting.

         YOUR VOTE IS IMPORTANT. PLEASE RETURN THE PROXY CARD AS SOON AS
POSSIBLE.


                                        Very truly yours,
                                        /s/ Carlos E. Watkins
                 One South Main Street - Mount Vernon, OH 43050
                        (614) 399-5500 - (800) 837-5266

                              FIRST-KNOX BANC CORP.
                              One South Main Street
                                  P.O. Box 871
                            Mount Vernon, Ohio 43050
                                 (614) 399-5500

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, APRIL 23, 1997

                            -------------------------

To the Shareholders of
First-Knox Banc Corp.:                                           March 20, 1997

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of First-Knox Banc Corp. ("First-Knox") will be held at the Dan Emmett Conference Center, 150 Howard Street, Mount Vernon, Ohio 43050, on Wednesday, April 23, 1997, at 3:30 p.m., local time, for the following purposes:
         1. To consider and vote upon a proposed merger (the "Merger") of First-Knox with and into Park National Corporation, an Ohio corporation ("Park"), pursuant to an Agreement and Plan of Merger, dated as of October 28, 1996, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), which will result in outstanding First-Knox common shares, $3.125 par value (the "First-Knox Common Shares") (other than those owned directly by Park, First-Knox or any wholly-owned subsidiary of Park or of First-Knox and those as to which dissenters' rights are perfected under the General Corporation Law of Ohio), being converted into the right to receive Park common shares, without par value (the "Park Common Shares"), as more fully described in the accompanying Joint Proxy Statement/ Prospectus.
         2. To transact such other business as may properly come before the Special Meeting and adjournment(s) thereof.

         Only shareholders of record at the close of business on February 28, 1997, will be entitled to receive notice of, and to vote at, the Special Meeting and any adjournment(s) thereof.
         THE BOARD OF DIRECTORS OF FIRST-KNOX RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL NO. 1.
         YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. THE VOTE OF EACH SHAREHOLDER IS IMPORTANT, WHATEVER THE NUMBER OF FIRST-KNOX COMMON SHARES HELD. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID, RETURN-ADDRESSED ENVELOPE. SHOULD YOU ATTEND THE SPECIAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. ATTENDANCE AT THE SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                             By Order of the Board of Directors,

                                             /s/ Ian Watson

                                             Ian Watson, Secretary

     PARK NATIONAL CORPORATION               PARK NATIONAL CORPORATION

                AND                                  PROSPECTUS

       FIRST-KNOX BANC CORP.                            FOR

       JOINT PROXY STATEMENT               UP TO 2,345,000 COMMON SHARES,
                                                 WITHOUT PAR VALUE,
                FOR                TO BE ISSUED IN CONNECTION WITH THE MERGER OF
                                        FIRST-KNOX BANC CORP. WITH AND INTO
 THE ANNUAL MEETING OF SHAREHOLDERS          PARK NATIONAL CORPORATION
    OF PARK NATIONAL CORPORATION
   TO BE HELD ON APRIL 21, 1997,
            AT 2:00 P.M.
    (THE "PARK ANNUAL MEETING")

                AND

THE SPECIAL MEETING OF SHAREHOLDERS
      OF FIRST-KNOX BANC CORP.
   TO BE HELD ON APRIL 23, 1997,
            AT 3:30 P.M.
 (THE "FIRST-KNOX SPECIAL MEETING")


      This Joint Proxy Statement/Prospectus constitutes both a Prospectus of Park National Corporation, an Ohio corporation ("Park"), in respect of up to 2,345,000 common shares, without par value (the "Park Common Shares"), to be issued in connection with the proposed merger of First-Knox Banc Corp., an Ohio corporation ("First-Knox"), with and into Park and the Joint Proxy Statement of Park and First-Knox for use in connection with the solicitation of proxies by the Boards of Directors of Park and First-Knox for use at the Park Annual Meeting and the First-Knox Special Meeting, respectively (collectively, the "Shareholder Meetings"), and any adjournment(s) thereof. This Joint Proxy Statement/Prospectus is first being mailed to shareholders of Park and of First-Knox on or about March 22, 1997.

         At the Shareholder Meetings, shareholders of Park and of First-Knox will vote upon the proposed merger (the "Merger") of First-Knox with and into Park pursuant to the Agreement and Plan of Merger, dated as of October 28, 1996, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"). As a result of the Merger, each outstanding First-Knox common share, $3.125 par value (the "First-Knox Common Shares"), other than First-Knox Common Shares owned directly by Park, by First-Knox or by any of their wholly-owned subsidiaries, which will be canceled in the Merger, and other than First-Knox Common Shares as to which dissenters' rights have been perfected under the General Corporation Law of Ohio, will be converted into the right to receive Park Common Shares. The exact number of Park Common Shares to be received for each First-Knox Common Share (the "Exchange Ratio") will be determined pursuant to a specified formula that is based upon certain variables, including the average closing sale price of a Park Common Share on the American Stock Exchange for the five "trading days" (meaning days on which actual trades of Park Common Shares occur) ending on the tenth business day immediately preceding the closing (the "Closing") of the Merger (the "Park Trading

         Price") and the aggregate of the amount of cash paid to First-Knox prior to Closing as a result of the exercise of stock options to purchase First-Knox Common Shares (the "First-Knox Stock Options") and the exercise price of any First-Knox Stock Options which are not exercised prior to Closing (the "Option Exercise Cash Payment Total"). Management of Park and of First-Knox currently anticipate that the Exchange Ratio will be approximately .5914 (the "Assumed Exchange Ratio"). For a complete description of the Exchange Ratio and the assumptions used in calculating the Assumed Exchange Ratio, see "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- Conversion of First-Knox Common Shares."
         On February 28, 1997, the closing sale price of the Park Common Shares on the American Stock Exchange was $51 7/8 and the closing sale price of the First-Knox Common Shares on The Nasdaq National Market was $29. Shareholders of Park who wish to exercise dissenters' rights must, among other things, not vote in favor of the adoption of Merger Agreement and approval of the Merger and must make a written demand on Park on or before May 1, 1997. First-Knox shareholders who wish to exercise dissenters' rights must, among other things, not vote in favor of the adoption of Merger Agreement and approval of the Merger and must make a written demand on First-Knox on or before May 3, 1997. See "DISSENTERS' RIGHTS".
         In addition, the shareholders of Park will be asked to vote upon and approve certain amendments to the Articles of Incorporation and the Regulations of Park and to elect four directors to serve for terms of three years each.

         This Joint Proxy Statement/Prospectus does not cover any resales of Park Common Shares to be received by First-Knox shareholders in the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
         THE PARK COMMON SHARES WHICH ARE BEING OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND WHICH WILL BE ISSUED UPON THE CONSUMMATION OF THE MERGER ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
         BECAUSE A PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER, A SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS MUST EITHER (I) NOT SIGN AND RETURN HIS PROXY CARD OR (II) IF HE SIGNS AND RETURNS HIS PROXY CARD, VOTE AGAINST, OR ABSTAIN FROM VOTING ON, THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER. SEE "DISSENTERS' RIGHTS".

       The date of this Joint Proxy Statement/Prospectus is March 20, 1997

                              AVAILABLE INFORMATION

         Park and First-Knox are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the SEC's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov. In addition, material filed by Park, whose Common Shares are listed on the American Stock Exchange, can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881, and material filed by First-Knox, whose Common Shares are traded on The Nasdaq Stock Market, can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         Park has filed with the SEC a Registration Statement on Form S-4 (herein, together with any amendments, supplements and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Park Common Shares to be issued in connection with the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Such additional information may be obtained from the SEC's principal office in Washington, D.C. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any agreement or other document referred to herein disclose all material terms of such agreement or other document but are not necessarily complete, and in each instance, reference is made to the copy of such agreement or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS OF PARK AND OF FIRST-KNOX WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS JOINT PROXY STATEMENT/PROSPECTUS) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR DOCUMENTS OF PARK SHOULD BE DIRECTED TO DAVID C. BOWERS, SECRETARY, PARK NATIONAL CORPORATION, 50 NORTH THIRD STREET, NEWARK, OHIO 43055. REQUESTS FOR DOCUMENTS OF FIRST-KNOX SHOULD BE DIRECTED TO IAN WATSON, SECRETARY, FIRST-KNOX BANC CORP., ONE SOUTH MAIN STREET, P.O. BOX 871, MOUNT VERNON, OHIO 43050. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN APRIL 14, 1997.

         The following documents filed by Park with the SEC under the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: (a) Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (b) Park's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;
(c) the description of the Park Common Shares contained in Park's Registration Statement on Form 8-A (File No. 1-13006) filed with the SEC on April 11, 1994; and (d) the information contained in the section captioned "FINANCIAL REVIEW" and the consolidated financial statements of Park and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, all of which are included in Park's Annual Report to Shareholders for the fiscal year ended December 31, 1996, a copy of which Annual Report to Shareholders is being delivered herewith as Appendix B (the "Park Annual Report to Shareholders") (such Park Annual Report to Shareholders shall not be deemed to be a part of the Registration Statement except to the extent specifically incorporated herein by this reference).

        The following documents filed by First-Knox with the SEC under the Exchange Act are hereby incorporated by reference into this Joint Proxy Statement/Prospectus: (a) First-Knox's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; (b) First-Knox's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996; (c) First-Knox's Current Report on Form 8-K, dated November 1, 1996;
(d) the description of the First-Knox Common Shares contained in First-Knox's Registration Statement on Form 8-A (File No. 0-13161) filed with the SEC on February 1, 1985, as amended by the Form 8 Amendment No. 1 filed with the SEC on April 19, 1991; and (e) the information contained in the section captioned "Financial Review" and the consolidated financial statements of First-Knox and its subsidiaries as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, all of which are included in First-Knox's Annual Report to Shareholders for the fiscal year ended December 31, 1996, a copy of which Annual Report to Shareholders is being delivered herewith as Appendix C (the "First-Knox Annual Report to Shareholders") (such First-Knox Annual Report to Shareholders shall not be deemed to be a part of the Registration Statement except to the extent specifically incorporated herein by this reference).

        All documents filed by Park and First-Knox under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Joint Proxy Statement/Prospectus and the dates of the Shareholder Meetings, and any exhibits thereto, shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement, as so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

         The information relating to Park and First-Knox contained in this Joint Proxy Statement/Prospectus should be read together with the information and the documents incorporated by reference.

         Following the Merger, Park will continue to be subject to the informational, reporting and proxy statement requirements of the Exchange Act.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PARK OR FIRST-KNOX. NEITHER THIS JOINT PROXY STATEMENT/PROSPECTUS, NOR ANY DISTRIBUTION OF SECURITIES OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS, CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY

CIRCUMSTANCE, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PARK OR OF FIRST-KNOX SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES THEREOF. IF ANY MATERIAL CHANGE OCCURS DURING THE PERIOD IN WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS JOINT PROXY STATEMENT/PROSPECTUS WILL BE AMENDED AND SUPPLEMENTED ACCORDINGLY.

                                TABLE OF CONTENTS

                                                                                Page

SUMMARY

    Introduction..............................................................  9
    Parties to the Merger Agreement........................................... 10
    Park Annual Meeting....................................................... 10
    First-Knox Special Meeting................................................ 11
    Reasons for the Merger.................................................... 12
    Opinion of McDonald & Company ............................................ 12
    Opinion of Danielson...................................................... 13
    Terms of Merger........................................................... 13
    Recommendations of the Boards of Directors of Park and First-Knox......... 17
    Comparison of Rights of Holders of Park Common Shares and of First-Knox
       Common Shares.......................................................... 18
    Exchange of Certificates Evidencing First-Knox Common Shares.............. 18
    Resale of Park Common Shares.............................................. 19
    Dissenters' Rights........................................................ 19
    Market Prices............................................................. 19
    Historical and Pro Forma Comparative Unaudited Per Share Data............. 20

UNAUDITED PARK SELECTED FINANCIAL DATA........................................ 22

UNAUDITED FIRST-KNOX SELECTED FINANCIAL DATA.................................. 23

UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA.......................... 24

THE PARK ANNUAL MEETING....................................................... 26

    General................................................................... 26
    Matters to be Considered at the Park Annual Meeting....................... 26
    Voting at the Park Annual Meeting; Park Record Date....................... 26

THE FIRST-KNOX SPECIAL MEETING ............................................... 27

    General................................................................... 27
    Matters to be Considered at the First-Knox Special Meeting................ 28
    Voting at the First-Knox Special Meeting; First-Knox Record Date.......... 28

PRINCIPAL SHAREHOLDERS OF PARK........................................................  29

    Section 16(a) Beneficial Ownership Reporting Compliance...........................  31

PRINCIPAL SHAREHOLDERS OF FIRST-KNOX..................................................  31

THE MERGER............................................................................  33

    General...........................................................................  33
    Background........................................................................  34
    Reasons for the Merger............................................................  36
    Opinion of McDonald & Company.....................................................  38
    Opinion of Danielson..............................................................  42
    Effect on Outstanding Park Common Shares and Conversion of First-Knox
       Common Shares..................................................................  45
    Accounting Treatment of the Merger................................................  48
    Certain Federal Income Tax Consequences of the Merger.............................  48
    Interests of Certain Persons in the Merger........................................  50
    Board Representation and Management of Park Following Consummation of the Merger..  51
    Resale of Park Common Shares Received in the Merger...............................  51
    Regulatory Approvals..............................................................  52

THE MERGER AGREEMENT..................................................................  52

    The Merger........................................................................  52
    Conversion of Shares..............................................................  53
    Representations and Warranties....................................................  53
    Conduct of Business Pending the Merger and Certain Other Covenants................  53
    Conditions to the Consummation of the Merger......................................  55
    Effective Time....................................................................  56
    Amendment and Termination.........................................................  56
    Costs and Expenses; Indemnification...............................................  57
    Recommendation and Vote...........................................................  57

DISSENTERS' RIGHTS....................................................................  58

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION....................................  60

BUSINESS OF PARK......................................................................  65

    General...........................................................................  65
    Additional Information............................................................  65

CERTAIN INFORMATION CONCERNING FIRST-KNOX.............................................  66

    Business..........................................................................  66
    Directors of First-Knox...........................................................  66
    Change-in-Control Arrangements with First-Knox Management to be Assumed by Park...  68
    Director Compensation.............................................................  69

    Indebtedness of and Transactions with Management................................  69
    Additional Information..........................................................  69

DESCRIPTION OF PARK COMMON SHARES...................................................  70

    General.........................................................................  70
    Voting Rights...................................................................  70
    Nomination Procedure; Number of Directors; Classified Board of Directors........  72
    Pre-Emptive Rights..............................................................  72
    Repurchases.....................................................................  73
    Dividend Rights.................................................................  73
    Liquidation Rights..............................................................  74

COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES
AND HOLDERS OF FIRST-KNOX COMMON SHARES.............................................  74

    General.........................................................................  74
    Board of Directors..............................................................  74
    Voting Rights...................................................................  75
    Antitakeover Provisions.........................................................  75
    Pre-Emptive Rights..............................................................  76
    Antitakeover Statutes...........................................................  76
    Director and Officer Liability and Indemnification..............................  77

PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS......................  78

    Proposed Amendment to Subsection 2.02(A)........................................  78
    Effect of Adoption of Amendment.................................................  79
    Recommendation and Vote.........................................................  79

ELECTION OF PARK DIRECTORS..........................................................  80

    Nominees for Election...........................................................  80
    Nomination Procedure............................................................  83
    Recommendation and Vote.........................................................  83
    Executive Officers of Park......................................................  84
    Performance Graph...............................................................  84
    Compensation Committee Interlocks and Insider Participation.....................  86
    Report of the Executive Committee of the Park Board of Directors on Executive
       Compensation.................................................................  86
    Executive Compensation..........................................................  89
    Certain Matters Pertaining to the Park Board of Directors.......................  93
    Transactions Involving Management...............................................  94

PROPOSAL TO AMEND ARTICLE SIXTH OF PARK'S ARTICLES OF INCORPORATION.................  94

    Proposed Amendment to Article SIXTH.............................................  94
    Effect of Adoption of Amendment.................................................  95
    Recommendation and Vote.........................................................  96

NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR PARK...........   96

SHAREHOLDER PROPOSALS..................................................   96

LEGAL MATTERS..........................................................   96

EXPERTS................................................................   97

Appendix A-1 -     Agreement and Plan of Merger, dated as of October 28, 1996, between Park National Corporation and First-Knox Banc Corp.

Appendix A-2 -     Amendment to Agreement and Plan of Merger, dated as of
                   January 10, 1997, between Park National Corporation and
                   First-Knox Banc Corp.

Appendix B -       Annual Report to Shareholders for the fiscal year ended
                   December 31, 1996 of Park National Corporation

Appendix C -       Annual Report to Shareholders for the fiscal year ended
                   December 31, 1996 of First-Knox Banc Corp.
Appendix D -       Additional Statistical Financial Disclosures with
                   respect to First-Knox Banc Corp.

Appendix E -       Opinion of McDonald & Company Securities, Inc.

Appendix F -       Opinion of Danielson Associates Inc.

Appendix G -       Ohio Revised Code Section 1701.85

                                     SUMMARY

         The following is a brief summary of certain information included elsewhere in this Joint Proxy Statement/Prospectus with respect to matters to be considered at the Park Annual Meeting and at the First-Knox Special Meeting and is not intended to be a complete statement of all material facts regarding the matters to be considered at the Park Annual Meeting and at the First-Knox Special Meeting. It is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus, the Appendices attached hereto and the other documents referred to herein.

         This Joint Proxy Statement/Prospectus contains a number of forward-looking statements which reflect the current views of Park and/or of First-Knox with respect to future events that will have an effect on their future financial performance. These forward-looking statements are subject to various risks and uncertainties, including those set forth elsewhere herein, that could cause actual results to differ materially from historical results or those currently anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements.

INTRODUCTION
         On October 28, 1996, Park and First-Knox entered into an Agreement and Plan of Merger, a copy of which is attached hereto as Appendix A-1, and on January 10, 1997, Park and First-Knox entered into an Amendment to Agreement and Plan of Merger, a copy of which is attached hereto as Appendix A-2 (collectively, the "Merger Agreement"). If the Merger Agreement is adopted and the Merger is approved by the affirmative vote of the holders of two-thirds of the issued and outstanding Park Common Shares and by the affirmative vote of the holders of two-thirds of the issued and outstanding First-Knox Common Shares and if all other conditions to the consummation of the Merger are satisfied, First-Knox will merge with and into Park. On the date upon which the Merger becomes effective (the "Effective Time"), each of the outstanding First-Knox Common Shares (other than those directly owned by Park, by First-Knox or by any wholly-owned subsidiary of Park or of First-Knox and those as to which dissenters' rights are perfected under the General Corporation Law of Ohio) will be cancelled and extinguished in consideration and exchange for a number of Park Common Shares equal to the Exchange Ratio. See "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- Conversion of First-Knox Common Shares." The Exchange Ratio was determined as a result of arm's-length negotiations between the managements and the Boards of Directors of Park and First-Knox and is currently anticipated to be approximately, 5914. See "THE MERGER -- BACKGROUND" and "THE MERGER -- REASONS FOR THE MERGER."

         On October 28, 1996, there were 3,755,618 First-Knox Common Shares issued and outstanding and 209,327 First-Knox Common Shares subject to outstanding First-Knox Stock Options, the average exercise price of which was $14.47. As of February 28, 1997 (the "First-Knox Record Date"), First-Knox Stock Options to purchase 1,358 First-Knox Common Shares had been exercised, as a result of which there are 3,756,976 First-Knox Common Shares issued and outstanding and 207,969 First-Knox Common Shares subject to outstanding First-Knox Stock Options, the average exercise price of which is $14.43. Pursuant to the terms of the Merger Agreement, prior to the Effective Time, First-Knox is to take such actions as are reasonably necessary to cause each outstanding First-Knox Stock Option, whether vested or unvested, to be exercised and each outstanding First-Knox stock appreciation right (each, a "First-Knox SAR"), whether vested or unvested, to be exercised and "cashed out." To the extent that there remain outstanding First-Knox Stock Options or First-Knox SARs at the Effective Time of the Merger, such First-Knox Stock Options will become options to purchase Park Common Shares and such First-Knox SARs will become SARs based on the fair market value of Park Common Shares, except that the number of Park Common Shares to be issued upon exercise of such options and the option price under such options and SARs will be adjusted for the Exchange Ratio. See "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- Treatment of Outstanding First-Knox Stock Options and SARs."

PARTIES TO THE MERGER AGREEMENT

Park

         Park is a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), and is subject to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Park is also a savings and loan holding company, but is exempt from regulation by the Office of Thrift Supervision (the "OTS"), because Park is regulated as a bank holding company. The principal executive offices of Park are located at 50 North Third Street, Newark, Ohio 43055, and its telephone number is (614) 349-8451.
         Through its subsidiaries, The Park National Bank, Newark, Ohio, a national banking association ("PNB"), The Richland Trust Company, Mansfield, Ohio, an Ohio state-chartered bank ("Richland"), and Mutual Federal Savings Bank, Zanesville, Ohio, a federally-chartered stock savings association ("Mutual"), Park is engaged in a general commercial banking and trust business, in eleven counties in central and southern Ohio. PNB operates through two banking divisions with the Park National Division headquartered in Newark, Ohio and the Fairfield National Division headquartered in Lancaster, Ohio. At December 31, 1996, Park had total consolidated assets of approximately $1.6 billion. See "BUSINESS OF PARK."
First-Knox

         First-Knox is also a bank holding company under the BHC Act and subject to regulation by the Federal Reserve Board. The principal executive offices of First-Knox are located at One South Main Street, P.O. Box 871, Mount Vernon, Ohio 43050, and its telephone number is (614) 393-5500.
         Through its subsidiaries, The First-Knox National Bank of Mount Vernon, Mount Vernon, Ohio, a national banking association ("FKNB"), and The Farmers & Savings Bank, Loudonville, Ohio, an Ohio state-chartered bank ("Farmers"), First-Knox is also engaged in a general commercial banking and trust business, in five counties in central Ohio. At December 31, 1996, First-Knox had total consolidated assets of approximately $574 million. See "CERTAIN INFORMATION CONCERNING FIRST-KNOX -- BUSINESS." After the Merger, FKNB and Farmers will operate as separate subsidiaries of Park.
PARK ANNUAL MEETING
         The Park Annual Meeting will be held on Monday, April 21, 1997, at 2:00 p.m., local time, at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio 43055. Only the holders of record of outstanding Park Common Shares at the close of business on February 28, 1997 (the "Park Record Date") will be entitled to notice of, and to vote at, the Park Annual Meeting and any adjournment(s) thereof. On the Park Record Date, there were 7,107,859 Park Common Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the Park shareholders at the Park Annual Meeting and to cumulative voting in the election of directors if an appropriate request therefor is made. See "THE PARK ANNUAL MEETING -- VOTING AT THE PARK ANNUAL MEETING; PARK RECORD DATE."

         At the Park Annual Meeting, Park shareholders will be asked to consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger; (ii) a proposed amendment to Park's Regulations to decrease the maximum allowable number of directors from twenty-five to sixteen if the Merger Agreement is adopted, the approval of which is a condition precedent to the consummation of the Merger; (iii) the election of four directors; (iv) a proposal to amend Article SIXTH of Park's Articles of Incorporation dealing with the pre-emptive rights of shareholders; and (v) the transaction of such other business as may properly come before the Park Annual Meeting and any adjournment(s) thereof. The affirmative vote of two-thirds of the outstanding Park Common Shares, voting in person or by proxy, is required to (1) adopt the Merger Agreement and approve the Merger, (2) approve the proposed amendment to Park's Regulations and (3) approve the proposed amendment to Park's Articles of Incorporation. As of the Park Record Date, the directors and executive officers of Park (13 persons) and their respective affiliates in the aggregate beneficially owned 1,603,803, or 22.6%, of the outstanding Park Common Shares. See "PRINCIPAL SHAREHOLDERS OF PARK."

         The Park Common Shares represented by each properly executed proxy card received prior to the Park Annual Meeting and not revoked prior to its use will be voted at the Park Annual Meeting, or any adjournment(s) thereof, as specified on such proxy card or, in the absence of specific instructions to the contrary, will be voted FOR adoption of the Merger Agreement and the approval of the Merger, FOR adoption of the proposed amendment to Park's Regulations if the Merger Agreement is adopted, FOR the persons nominated for election as directors by the Park Board and FOR approval of the proposed amendment to Park's Articles of Incorporation. See "THE PARK ANNUAL MEETING -- VOTING AT THE PARK ANNUAL MEETING; PARK RECORD DATE."

         THE PROXIES OF THE PARK BOARD OF DIRECTORS MAY NOT VOTE PARK COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAS BEEN VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER OR AGAINST ADOPTION OF THE PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS TO DECREASE THE MAXIMUM ALLOWABLE NUMBER OF DIRECTORS, TO ADJOURN THE PARK ANNUAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR APPROVAL OF THE MERGER AND THE RELATED PROPOSALS.

FIRST-KNOX SPECIAL MEETING

         The First-Knox Special Meeting will be held on Wednesday, April 23, 1997, at 3:30 p.m., local time, at the Dan Emmett Conference Center, 150 Howard Street, Mount Vernon, Ohio 43050. Only the holders of record of the outstanding First-Knox Common Shares at the close of business on February 28, 1997 (the "First-Knox Record Date") will be entitled to notice of, and to vote at, the First-Knox Special Meeting and any adjournment(s) thereof. On the First-Knox Record Date, there were 3,756,976 First-Knox Common Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the First-Knox shareholders at the First-Knox Special Meeting. See "THE FIRST-KNOX SPECIAL MEETING -- VOTING AT THE FIRST-KNOX SPECIAL MEETING; FIRST-KNOX RECORD DATE."

         At the First-Knox Special Meeting, First-Knox shareholders will be asked to consider and vote upon (i) a proposal to adopt the Merger Agreement and approve the Merger and (ii) the transaction of such other business as may properly come before the First-Knox Special Meeting and any adjournment(s) thereof. The affirmative vote of two-thirds of the outstanding First-Knox Common Shares, voting in person or by proxy, is required to adopt the Merger Agreement and approve the Merger. As of the First-Knox Record Date, the directors and executive officers of First-Knox (13 persons) and their respective affiliates in the aggregate beneficially owned 383,200, or 10.04%, of the outstanding First-Knox Common Shares. See "PRINCIPAL SHAREHOLDERS OF FIRST-KNOX."

         The First-Knox Common Shares represented by each properly executed proxy card received prior to the First-Knox Special Meeting and not revoked prior to its use will be voted at the First-Knox Special Meeting, or any adjournment(s) thereof, as specified on such proxy card or, in the absence of specific instructions to the contrary, will be voted FOR adoption of the Merger Agreement and approval of the Merger. See "THE FIRST-KNOX SPECIAL MEETING -- VOTING AT THE FIRST-KNOX SPECIAL MEETING; FIRST-KNOX RECORD DATE."

         THE PROXIES OF THE FIRST-KNOX BOARD OF DIRECTORS MAY NOT VOTE FIRST-KNOX COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAS BEEN VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, TO ADJOURN THE FIRST-KNOX SPECIAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR APPROVAL OF THE MERGER.
REASONS FOR THE MERGER

Park

         The Board of Directors of Park believes that the Merger with First-Knox is fair and in the best interests of Park and its shareholders. In negotiating the terms of the Merger, management of Park considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including earnings potential, realization of economies of scale, expansion into four new counties which are contiguous to counties in which Park has banking offices, and the opinion of Park's financial advisor, McDonald & Company Securities, Inc. ("McDonald & Company"). Park believes that the operating results of FKNB and Farmers will improve as a result of the Merger. See "THE MERGER -- REASONS FOR THE MERGER."

First-Knox

         The Board of Directors of First-Knox believes that the Merger with Park is fair and in the best interests of First-Knox and its shareholders. In negotiating the terms of the Merger, management of First-Knox considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including Park's strong earnings performance, improved customer service by offering more diversified products, a strong philosophical similarity with heavy emphasis on affiliate bank autonomy and community service, improved employee career opportunities within a larger organization, and the opinion of First-Knox's financial advisor, Danielson Associates Inc. ("Danielson"). First-Knox believes that the operating results of FKNB and Farmers will improve as a result of the Merger through the sharing of management information and the operating efficiencies gained from the Merger, and that such improved operating results will benefit shareholders. See "THE MERGER -- REASONS FOR THE MERGER."

OPINION OF MCDONALD & COMPANY

         McDonald & Company, Park's financial advisor, has delivered its written opinion to the Board of Directors of Park to the effect that, as of October 28, 1996, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of Park Common Shares. A copy of the updated opinion of McDonald & Company, dated as of the date of this Joint Proxy Statement/Prospectus, is attached hereto as Appendix E. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by McDonald & Company and for a description of the limitations of the opinion. See "THE MERGER -- OPINION OF MCDONALD & COMPANY" for information regarding, among other things, the selection of McDonald & Company by Park and the compensation of McDonald & Company in connection with the Merger.

OPINION OF DANIELSON
         Danielson, First-Knox's financial advisor, has delivered its written opinion to the Board of Directors of First-Knox to the effect that, as of October 28, 1996, the financial terms of Park's offer to acquire First-Knox were fair to First-Knox and its shareholders. A copy of the updated opinion of Danielson, dated as of the date of this Joint Proxy Statement/Prospectus, is attached hereto as Appendix F. The opinion should be read in its entirety for a description of the procedures followed, assumptions and qualifications made and matters considered by Danielson and for a description of the limitations of the opinion. See "THE MERGER -- OPINION OF DANIELSON" for information regarding, among other things, the selection of Danielson by First-Knox and Danielson's compensation in connection with the Merger.
TERMS OF MERGER

Exchange of First-Knox Common Shares

         At the Effective Time, First-Knox will merge with and into Park and Park will thereafter be the continuing and surviving corporation. As a result of the consummation of the Merger, each of the First-Knox Common Shares will be canceled and extinguished in consideration and exchange for a number of Park Common Shares equal to the Exchange Ratio. The Exchange Ratio will be determined pursuant to a specified formula that is based upon certain variables, including the Park Trading Price and the Option Exercise Cash Payment Total. Management of Park and of First-Knox currently anticipate that the Exchange Ratio will be approximately .5914 (the "Assumed Exchange Ratio"). Cash will be paid for all fractional shares, without interest. For a complete description of the Exchange Ratio and the assumptions used in calculating the Assumed Exchange Ratio, see "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- Conversion of First-Knox Common Shares." Please also see "THE MERGER AGREEMENT -- AMENDMENT AND TERMINATION."
         On October 28, 1996, there were 3,755,618 First-Knox Common Shares issued and outstanding and 209,327 First-Knox Common Shares subject to outstanding First-Knox Stock Options, the average exercise price of which was $14.47. As of the First-Knox Record Date, 1,358 First-Knox Stock Options had been exercised, as a result of which there are 3,756,976 First-Knox Common Shares issued and outstanding and 207,969 First-Knox Common Shares subject to First-Knox Stock Options, the average exercise price of which is $14.43. Pursuant to the terms of the Merger Agreement, prior to the Effective Time, First-Knox is to take such actions as are reasonably necessary to cause each outstanding First-Knox Stock Option, whether vested or unvested, to be exercised and each outstanding First-Knox SAR, whether vested or unvested, to be exercised and "cashed out." See "THE MERGER -- EFFECT ON OUTSTANDING PARK
COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES --Treatment of Outstanding First-Knox Stock Options and SARs."

         On February 28, 1997, the closing sale price of the Park Common Shares on the American Stock Exchange was $51 7/8 and the closing sale price of the First-Knox Common Shares on The Nasdaq National Market was $29.

Fractional Shares

         No fractional Park Common Shares will be issued in the Merger. In lieu of any such fractional shares, Park will pay to each holder of First-Knox Common Shares who otherwise would be entitled to receive a fraction of a Park Common Share an amount in cash, without interest, equal to the Park Trading Price, multiplied by such fraction. See "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- No Fractional Park Common Shares to be Issued."

Representations, Warranties and Covenants

         Each of Park and First-Knox has made certain representations and warranties in the Merger Agreement in respect of various matters, including, but not limited to, the corporate organization and financial condition of each. In addition, each of Park and First-Knox has made certain covenants in respect of various matters, including, but not limited to, the conduct of business between the date of the Merger Agreement and the Effective Time. See "THE MERGER AGREEMENT -- REPRESENTATIONS AND WARRANTIES" and "THE MERGER AGREEMENT -- CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN OTHER COVENANTS."

Conditions and Effective Time

         The consummation of the Merger is subject to the satisfaction or waiver of a number of conditions, including, but not limited to, the adoption of the Merger Agreement and the approval of the Merger by the affirmative vote of the holders of two-thirds of the issued and outstanding Park Common Shares and by the affirmative vote of the holders of two-thirds of the issued and outstanding First-Knox Common Shares; the adoption of the proposed amendment to Subsection 2.02(A) of Park's Regulations (to decrease the maximum allowable number of directors from twenty-five to sixteen) by the affirmative vote of the holders of two-thirds of the issued and outstanding Park Common Shares; the receipt of all necessary regulatory approvals; the authorization for listing on the American Stock Exchange of the Park Common Shares to be issued in the Merger; and certain customary closing conditions which include, among other things, the condition that the Merger qualify for "pooling-of-interests" accounting treatment and the condition that none of the regulatory approvals impose any condition or restriction which would reasonably be expected to either (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of Park, or (ii) prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining. Following the satisfaction or waiver of all conditions, a Certificate of Merger will be filed as soon as practicable with the Ohio Secretary of State, after which the Merger will be effective. See "THE MERGER AGREEMENT -- CONDITIONS TO THE CONSUMMATION OF THE MERGER" and "THE MERGER AGREEMENT -- EFFECTIVE TIME." It is currently anticipated that the Merger will be consummated during the second quarter of 1997.

No Solicitation of Transactions

         Pursuant to the Merger Agreement, Park and First-Knox have agreed not to solicit or encourage the submission of any takeover proposal by a third party. However, the Board of Directors of First-Knox is not prohibited from taking any action which is necessary in the exercise of its fiduciary duties. See "THE MERGER AGREEMENT -- CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN OTHER COVENANTS."

Amendment and Termination

        The Merger Agreement may be amended prior to the Effective Time either before or after shareholder approval; provided, however, that after shareholder approval, no amendment may be made which alters or changes the amount or kind of consideration to be paid to the First-Knox shareholders, which alters or changes any term of Park's Articles of Incorporation, or which otherwise is required by law to be approved by the shareholders of Park and/or of First-Knox, unless such further shareholder approval is obtained. The Merger Agreement is subject to termination by Park or First-Knox, either before or after the approval of the Park and First-Knox shareholders, upon the occurrence of certain events, including, but not limited to, the mutual agreement of the parties; the failure to satisfy or waive all conditions to consummation of the Merger; or the failure to consummate the Merger on or before October 31, 1997.

        In addition, First-Knox may elect to terminate the Merger Agreement in the event that (a) the Park Trading Price is less than $45.50 but equal to or greater than $43.875 and the percentage decline in the Park Common Share price since October 25, 1996 is greater than the percentage decline in the SNL All Bank Index for the same period, or (b) the Park Trading Price is less than $43.875. Before making any decision to terminate this transaction, the Board of Directors of First-Knox would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision. The First-Knox Board of Directors is under no obligation to resolicit the First-Knox shareholders in the event First-Knox elects not to exercise its termination right in connection with the occurrence of any of the above-described events. A decision regarding resolicitation of the shareholders will be made by the First-Knox Board based on the market conditions and other circumstances relating to the Merger existing at the time. See "THE MERGER AGREEMENT -- AMENDMENT AND TERMINATION."

         In the event of termination, the Merger Agreement will become void except that certain provisions regarding expenses and confidentiality will survive such termination and if terminated by reason of a Takeover Proposal (as defined in the Merger Agreement) for First-Knox which is approved by shareholders of First-Knox prior to October 31, 1997 or in the event the First-Knox Board of Directors fails to recommend the Merger to the First-Knox shareholders or withdraws such recommendation or fails to solicit proxies to approve the Merger and the Merger is not consummated by October 31, 1997, First-Knox will be required to pay a termination fee of $2,140,000 to Park.

Tax and Accounting Treatment

         The following is a summary discussion of the material federal income tax consequences of the Merger. This summary does not purport to discuss all aspects of federal income taxation that may be applicable to particular shareholders, some of whom may be subject to special rules, nor does it address any aspects of state, local or foreign tax laws. This summary is based upon current law, which is subject to change. Park and First-Knox shareholders are advised to consult their own tax advisors.
         The consummation of the Merger is conditioned upon the receipt of an opinion of counsel to the effect that the Merger will constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). If the Merger constitutes a tax-free reorganization for federal income tax purposes, no gain or loss will be recognized by the shareholders of First-Knox upon the issuance of Park Common Shares to them. If the Merger is not treated as a reorganization for tax purposes, First-Knox shareholders generally will recognize as taxable income any gain or loss realized. In addition, a gain or loss will be recognized in respect of cash received upon the exercise of dissenters' rights by Park shareholders or by First-Knox shareholders. Gain or loss, if any, will also be recognized by First-Knox shareholders upon the receipt of cash in lieu of the issuance of fractional shares. Neither the opinion of counsel nor the discussion of federal income tax consequences in this Joint Proxy Statement/ Prospectus is binding up on either the Internal Revenue Service (the "IRS") or the courts. See "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER" and "DISSENTERS' RIGHTS."
         The consummation of the Merger is also conditioned upon the availability of the pooling-of-interests method of accounting for the Merger. Accounting conventions provide, however, that the exercise of dissenters' rights by shareholders owning, in the aggregate, more than 10% of the shares of either Park or First-Knox may prevent the utilization of the pooling-of-interests method of accounting for the Merger. Because the use of the pooling-of-interests accounting method is a condition to the consummation of the

Merger, the unavailability of such method could result in the termination of the Merger Agreement. See "THE MERGER -- ACCOUNTING TREATMENT OF THE MERGER."

Regulatory Approvals

         Consummation of the Merger is subject to prior receipt by Park and First-Knox of all necessary regulatory approvals. The principal regulatory approvals required to be obtained are from the Federal Reserve Board and the Ohio Division of Financial Institutions (the "ODFI"). A bank holding company merger application and a change of bank control notice were submitted for filing to the Federal Reserve Board and the ODFI, respectively, on December 31, 1996. On February 14, 1997, the bank holding company merger application filed with the Federal Reserve Board was approved. Pursuant to the terms of such approval, the Merger could not be consummated before March 1, 1997 and must be consummated before May 14, 1997, unless such period is extended by the Federal Reserve Board. On March 10, 1997, the ODFI notified Park that the ODFI had no objection to the proposed change in control of First-Knox's Ohio state-chartered bank subsidiary. See "THE MERGER -- REGULATORY APPROVALS."

Park Board Representation

         Pursuant to the Merger Agreement, at the Effective Time, the Park Board of Directors will consist of sixteen persons, twelve of whom will be the current members of the Park Board of Directors (assuming the persons nominated for election at the Park Annual Meeting are elected) and four of whom will be selected by Park, after consultation with First-Knox, from the First-Knox Board of Directors immediately prior to the Effective Time. As of the date of this Joint Proxy Statement/Prospectus, no decision has been made as to which of the current First-Knox directors will be the First-Knox representatives on the Park Board. See "THE MERGER -- BOARD REPRESENTATION AND MANAGEMENT OF PARK FOLLOWING CONSUMMATION OF THE MERGER." In addition, it is a condition to the consummation of the Merger that the shareholders of Park approve the proposed amendment of Park's Regulations to effect a reduction in the maximum allowable number of directors from twenty-five to sixteen. See "PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS."

Interests of Certain Persons in the Merger

         Pursuant to the terms of the Merger Agreement, upon the Effective Time of the Merger, Park will grant options to purchase 25,000 Park Common Shares under the Park National Corporation 1995 Incentive Stock Option Plan (the "Park 1995 Plan") to such First-Knox employees as First-Knox and Park jointly select and in such proportions as First-Knox and Park jointly determine. Subject to the limitations imposed by law and consistent with the terms of the Park 1995 Plan, it is currently Park's intention to use up to half of such 25,000 Park Common Shares as incentives to existing First-Knox Stock Option holders to exercise their First-Knox Stock Options and First-Knox SARs prior to the Effective Time and to pay the exercise price for such First-Knox Stock Options in cash. Notwithstanding this intention, Park, with the approval of First-Knox, may use more than 12,500 Park Common Shares as incentives depending upon the circumstances that then exist. The First-Knox Stock Options and First-Knox SARs held by First-Knox Stock Option holders generally must be exercised in tandem. Park desires to have the First-Knox Stock Options and First-Knox SARs exercised at or prior to the effective time of the Merger so that the expense related to the First-Knox SARs will be capped and not impact earnings of Park following the consummation of the Merger. See "THE MERGER -- INTERESTS OF CERTAIN PERSONS
IN THE MERGER."

         Park has developed the "First-Knox Severance Plan" which, for a period of twelve months following the consummation of the Merger, will apply to any person who was an employee of First-Knox or one of its subsidiaries immediately prior to the Merger and whose employment is terminated by Park during the twelve-month period after the consummation of the Merger, unless such termination was due to a voluntary resignation, retirement, or termination for cause. See "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

         Park has also agreed to assume existing Employment Security Agreements between three executive officers of First-Knox and FKNB. See the discussion of such agreements in "CERTAIN INFORMATION CONCERNING FIRST-KNOX -- CHANGE-IN-CONTROL ARRANGEMENTS WITH FIRST-KNOX MANAGEMENT TO BE ASSUMED BY PARK."

        Park has agreed to indemnify each of the officers and directors of First-Knox from and against certain liabilities arising out of the fact that each such person is or was a director, officer or employee of First-Knox or any of each its subsidiaries, in each case to the full extent First-Knox would have been permitted to indemnify such person under Ohio law and the Amended Articles of Incorporation and Code of Regulations of First-Knox. See "THE MERGER AGREEMENT -- COSTS AND EXPENSES; INDEMNIFICATION" and "COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND HOLDERS OF FIRST-KNOX COMMON SHARES -- DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF PARK AND FIRST-KNOX

         The Boards of Directors of Park and First-Knox both believe that the consummation of the Merger is in the best interest of their respective corporations and shareholders. Accordingly, the Boards of Directors of Park and First-Knox recommend that the shareholders of their respective corporations vote FOR the adoption of the Merger Agreement and the approval of the Merger.

         The Board of Directors of Park also has unanimously approved each of the other matters described in this Joint Proxy Statement/Prospectus and recommends that the Park shareholders vote FOR (i) the proposed amendment to Subsection 2.02(A) of Park's Regulations; (ii) the election of the four nominees of the Park Board for election as Park directors; and (iii) the proposed amendment to Article SIXTH of Park's Articles of Incorporation. See "PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS;" "ELECTION OF PARK DIRECTORS;" and "PROPOSAL TO AMEND ARTICLE SIXTH OF PARK'S ARTICLES OF INCORPORATION."

COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND OF FIRST-KNOX COMMON SHARES

         The rights of the holders of First-Knox Common Shares are currently governed by Ohio law and by First-Knox's Amended Articles of Incorporation and Code of Regulations. Upon consummation of the Merger, First-Knox's shareholders (except Park, First-Knox and their respective wholly-owned subsidiaries and holders who exercise and perfect dissenters' rights) will become shareholders of Park and their rights will be governed thereafter by Ohio law and by Park's Articles of Incorporation and Regulations.

         The rights of holders of Park Common Shares and those of holders of First-Knox Common Shares differ in some respects, but are similar in most material respects. Such differences are attributable to variation between First-Knox's Amended Articles of Incorporation and Code of Regulations and Park's Articles of Incorporation and Regulations.

         Park's Regulations call for a classified Board consisting of not fewer than five nor more than twenty-five directors; whereas, the First-Knox Code of Regulations provides for a classified Board consisting of twelve directors. The By-Laws of First-Knox provide for mandatory retirement of directors upon reaching certain age and years of service levels; whereas, there is no mandatory retirement age for directors of Park. A merger, consolidation or acquisition of First-Knox by another corporation requires the approval of holders of at least 80% of the issued and outstanding First-Knox Common Shares if less than a majority of the directors recommend approval. In contrast, under Ohio law, the affirmative vote of holders of at least two-thirds of the voting power of Park would be required to approve any similar transaction.

The Amended Articles of Incorporation of First-Knox contain no provisions similar to the "fair price" provision contained in the Park Articles of Incorporation; whereas, First-Knox has not opted out of the Ohio Control Share Acquisition Act and the Ohio Merger Moratorium Statute as has Park. Park shareholders have pre-emptive rights with certain exceptions; however, First-Knox shareholders have no pre-emptive rights.

         The preceding summary is not intended to be a complete description of the differences between the rights of holders of Park Common Shares and those of holders of First-Knox Common Shares. For a comprehensive comparison of such differences, see "DESCRIPTION OF PARK COMMON SHARES" and "COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND HOLDERS OF FIRST-KNOX COMMON SHARES."

EXCHANGE OF CERTIFICATES EVIDENCING FIRST-KNOX COMMON SHARES

         As soon as practicable after the consummation of the Merger, each First-Knox shareholder will be advised of such consummation by letter accompanied by instructions for use in surrendering the certificate or certificates evidencing First-Knox Common Shares to Registrar and Transfer Company, the exchange agent for the Merger (the "Exchange Agent"). CERTIFICATES FOR FIRST-KNOX COMMON SHARES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF A LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO FIRST-KNOX WITH THE ENCLOSED PROXY. See "THE MERGER -- EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES--Closing of First-Knox Stock Tranfers Books; Exchange of Certificates Evidencing
First-Knox Common Shares."

RESALE OF PARK COMMON SHARES

         The Park Common Shares to be issued upon consummation of the Merger have been registered with the SEC under the Securities Act and will be freely transferable, except for Park Common Shares received by persons who may be deemed to be affiliates of First-Knox. The term "affiliate" is defined in Rule 145 promulgated under the Securities Act and generally includes executive officers and directors. Affiliates may not sell their Park Common Shares, except pursuant to any effective registration statement under the Securities Act covering the Park Common Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In addition, First-Knox will obtain customary agreements with all directors, officers and affiliates of First-Knox under which those persons will agree not to dispose of their Park Common Shares in a manner that would adversely affect the ability of Park to treat the Merger as a pooling-of-interests for financial accounting purposes. See "THE MERGER -- RESALE OF PARK COMMON SHARES RECEIVED IN THE MERGER."

DISSENTERS' RIGHTS
         Any shareholder of either Park or First-Knox who does not vote in favor of the adoption of the Merger Agreement and the approval of the Merger and who delivers a written demand for payment of the fair cash value of such shareholder's shares in the manner provided by Ohio Revised Code Section 1701.85, a copy of which is attached hereto as Appendix G, will be entitled, if and when the Merger is consummated, and upon strict compliance with the procedures set forth in Ohio Revised Code Section 1701.85, to receive the fair cash value of the Park Common Shares, if such dissenter is a shareholder of Park, or the fair cash value of the First-Knox Common Shares, if such dissenter is a shareholder of First-Knox. A shareholder of Park who wishes to submit a written demand for payment of the fair cash value of his Park Common Shares should deliver such notice to Park National Corporation, 50 North Third Street, Newark, Ohio

43055, Attention: David C. Bowers. A First-Knox shareholder who wishes to submit a written demand for payment of the fair cash value of his First-Knox Common Shares should deliver such notice to First-Knox Banc Corp., One South Main Street, P.O. Box 871, Mount Vernon, Ohio 43050, Attention: Ian Watson. See "DISSENTERS' RIGHTS."

MARKET PRICES

         The Park Common Shares are traded on the American Stock Exchange, under the symbol PRK. The First-Knox Common Shares are traded on The Nasdaq National Market, under the symbol FKBC.

         The following tables set forth the high and low sales prices on the American Stock Exchange of the Park Common Shares and the high and low sales prices as reported on The Nasdaq Stock Market of the First-Knox Common Shares on October 28, 1996, the last trading day prior to the joint public announcement by Park and First-Knox of the proposed Merger as well as the equivalent per share basis of the First-Knox Common Shares calculated by multiplying the high and low sales prices of the Park Common Shares on such date by the Assumed Exchange Ratio of .5914 (see definition of the Assumed Exchange Ratio in "TERMS OF MERGER -- Exchange of First-Knox Common Shares" above).

                                                            High         Low
                                                            ----         ---

          Sales Prices on October 28, 1996
          for Park Common Shares....................       $48.875     $48.875

          Sales Prices on October 28, 1996
          for First-Knox Common Shares..............       $29.00      $27.00

          Equivalent Per Share Basis................       $28.90      $28.90

         NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF THE PARK COMMON SHARES WILL BE IF AND WHEN THE MERGER IS CONSUMMATED OR WHEN THE PARK COMMON SHARES ARE ACTUALLY ISSUED. SHAREHOLDERS ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THEIR SHARES.

HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA
         The following tables present selected comparative unaudited per share data for the Park Common Shares on a historical and pro forma combined basis and for the First-Knox Common Shares on a historical and pro forma equivalent basis giving effect to the Merger using the pooling-of-interests method of accounting. The pro forma combined per share data is based on the Assumed Exchange Ratio of
 .5914 and assumes that the Closing had occurred on December 31, 1996. The following tables should be read in conjunction with the historical consolidated financial statements of Park and of First-Knox incorporated by reference in this Joint Proxy Statement/Prospectus and the unaudited pro forma condensed combined financial information giving effect to the Merger presented elsewhere herein.

         BOOK VALUE PER COMMON SHARE:

                                              Dec. 31, 1996       Dec. 31, 1995
                                             --------------       -------------
Park - historical (A)                          $20.89                $19.12
First-Knox - historical (B)                     13.31                 12.49
Park and First-Knox pro forma combined(C)       20.99                 19.31
First-Knox pro forma equivalent (D)             12.41                 11.42

             EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE:

                                                Year Ended December 31,
                                               -------------------------
                                                1996     1995       1994
                                                ----      ----       ----
Park - historical (E)                          $3.60    $3.09      $2.80
First-Knox - historical (F)                     1.59     1.50       1.34
Park and First-Knox pro forma combined(G)       3.38     2.95       2.67
First-Knox pro forma equivalent (D)             2.00     1.74       1.58

         DIVIDENDS DECLARED PER COMMON SHARE:

                                                 Year Ended December 31,
                                               -------------------------
                                                1996       1995     1994
                                                ----       ----     ----
Park - historical                               $1.45     $1.25    $.98
First-Knox - historical                           .68       .47     .40
Park and First-Knox pro forma combined(H)        1.45      1.25     .98
First-Knox pro forma equivalent (D)               .86       .74     .58

-------------------

(A) Based on 7,133,184 and 7,135,222 Park Common Shares outstanding as of December 31, 1996 and December 31, 1995, respectively.

(B) Based on 3,755,926 and 3,738,273 First-Knox Common Shares outstanding as of December 31, 1996 and December 31, 1995, respectively. The number of First-Knox Common Shares shown as outstanding for 1995 reflects an adjustment for the 5% stock dividend distributed in September, 1996 whereby the 3,560,260 First-Knox Common Shares shown as outstanding in the consolidated financial statements of First-Knox for the fiscal year ended December 31, 1995, included in the First-Knox Annual Report to Shareholders delivered herewith as Appendix C, was multiplied by 1.05 to equal the 3,738,273 adjusted number.

(C) Represents the pro forma combined net book value of Park and First-Knox, divided by the sum of the number of Park Common Shares outstanding as of December 31, 1996 or December 31, 1995, as appropriate, plus the 2,345,000 Park Common Shares expected to be issued in the Merger.

(D) The equivalent pro forma combined per share data for First-Knox represents, in the case of book value and earnings per common share, the pro forma per share data for Park Common Shares multiplied by the Assumed Exchange Ratio of .5914 and, in the case of dividends declared, the historical per share data for Park Common Shares multiplied by the Assumed Exchange Ratio of .5914.

(E)      Based on average Park Common Shares outstanding of 7,136,889,
         7,165,930 and 7,154,796, for the years ended December 31, 1996, 1995 and 1994, respectively.
(F) Based on the average First-Knox Common Shares and common share equivalents outstanding of 3,802,449, 3,821,589, 3,856,009 for the years ended December 31, 1996, 1995 and 1994, respectively. The First-Knox Common Shares outstanding for 1995 and 1994 have been adjusted to reflect the 5% stock dividend distributed in September, 1996.
(G) Amount reflects net income per common and common equivalent shares on a pro forma combined basis. Such amount is determined by dividing the pro forma combined net income by the sum of the average number of Park Common Shares outstanding during the applicable period plus the number of Park Common Shares to be issued in the Merger, computed by multiplying the Assumed Exchange Ratio of .5914 times the First-Knox average common and common equivalent shares outstanding.

(H) The pro forma combined dividends declared assume no changes in the historical dividends declared per Park Common Share.

                     UNAUDITED PARK SELECTED FINANCIAL DATA
         The following table sets forth certain consolidated financial data concerning Park. Except for average balance information, the selected financial data for each of the five years ended December 31, 1996 is derived from the audited consolidated financial statements of Park, including footnotes to those statements, included in the Park Annual Report to Shareholders delivered herewith as Appendix B, and incorporated herein by reference. This information should be read in conjunction with the consolidated financial statements of Park, and the related notes thereto, incorporated by reference herein.

                     UNAUDITED PARK SELECTED FINANCIAL DATA

                                                                Year Ended December 31,
                                         ----------------------------------------------------------------
                                            1996           1995         1994          1993         1992
                                            ----           ----         ----          ----         ----
                                                         (In Thousands Except Per Share Date)

Interest Income                          $  122,291     $  113,200   $   94,817   $   90,384   $   95,811
Interest Expense                             49,332         46,848       35,164       33,823       41,627
Net Interest Income                          72,959         66,352       59,653       56,561       54,184
Provision for Loan Losses                     4,520          4,664        1,840        2,810        3,704
Noninterest Income                           13,142         12,922        9,036       10,910        9,636
Noninterest Expense                          43,239         41,643       37,867       39,132       36,697
Provision for Income                         12,678         10,847        8,965        7,984        7,271
Taxes
Income Before Extraordinary Item
  and Cumulative Effect of a Change
  in Accounting Principle                    25,664         22,120       20,017       17,545       16,148
 Extraordinary Item                               0              0            0            0          372
 Cumulative Effect of Accounting Change           0              0            0        1,500            0
                                         ----------     ----------   ----------   ----------   ----------
   Net Income                            $   25,664     $   22,120   $   20,017   $   19,045   $   16,520
                                         ==========     ==========   ==========   ==========   ==========

Earnings Per Share Before
  Extraordinary Item and Cumulative
  Effect of Accounting Change                 $3.60     $     3.09   $     2.80   $     2.48   $     2.28
 Extraordinary Item                               0              0            0            0         0.05
 Cumulative Effect of Accounting Change           0              0            0         0.21            0
                                         ----------     ----------   ----------   ----------   ----------
   Earnings Per Share                         $3.60     $     3.09   $     2.80   $     2.69   $     2.33
                                         ==========     ==========   ==========   ==========   ==========

Cash Dividends Declared Per Common
  Share                                       $1.45     $     1.25   $      .98   $     1.05   $      .88

Average Balances:
  Assets                                 $1,485,557     $1,396,222   $1,316,620   $1,246,903   $1,202,449
  Earning Assets                          1,373,140      1,282,895    1,206,264    1,151,481    1,116,738
  Deposits                                1,213,151      1,123,059    1,072,688    1,033,507    1,012,540
  Short-Term Borrowings                     114,187        132,839      121,678      102,304       85,139
  Long-Term Debt                                  0              0            0            0        5,160
  Stockholders' Equity                      139,638        125,042      110,741      100,081       88,629

Year-End Balances:
  Assets                                 $1,614,767     $1,476,208   $1,362,228   $1,285,333   $1,232,004
  Long-Term Debt                                  0              0            0            0            0

Average Common Shares Outstanding         7,136,889      7,165,930    7,154,796    7,085,088    7,085,088

                  UNAUDITED FIRST-KNOX SELECTED FINANCIAL DATA

         The following table sets forth certain consolidated financial data concerning First-Knox. Except for average balance information, the selected financial data for each of the five years ended December 31, 1996 is derived from the audited consolidated financial statements of First-Knox, including footnotes to those statements, included in the First-Knox Annual Report to Shareholders delivered herewith as Appendix C, and incorporated herein by reference. The number of First-Knox Common Shares has been adjusted to reflect the 5% stock dividend distributed in September, 1996. This information should be read in conjunction with the consolidated financial statements of First-Knox, and the related notes thereto, incorporated by reference herein.

                  UNAUDITED FIRST-KNOX SELECTED FINANCIAL DATA

                                                       Year Ended December 31,
                                    --------------------------------------------------------------
                                     1996           1995         1994         1993         1992
                                     ----           ----         ----         ----         ----
                                                 (In Thousands Except Per Share Date)


Interest Income                   $   40,779     $   37,088   $   32,594   $   31,292   $   32,709
Interest Expense                      19,811         17,499       13,627       12,697       16,061
                                  ----------     ----------   ----------   ----------   ----------
Net Interest Income                   20,968         19,589       18,967       18,595       16,648
Provision for Loan Losses                774            584          638        1,124        1,394
Noninterest Income                     3,428          3,127        2,747        2,465        2,452
Noninterest Expense                   15,578         14,858       14,645       13,827       12,584
Provision for Income Taxes             2,008          1,565        1,267        1,443        1,171
                                  ----------     ----------   ----------   ----------   ----------
Net Income                        $    6,036     $    5,709   $    5,164   $    4,666   $    3,951
                                  ==========     ==========   ==========   ==========   ==========

Primary Earnings Per Share        $     1.59     $     1.50   $     1.34   $     1.31   $     1.21

Fully Diluted Earnings Per Share  $     1.59     $     1.50   $     1.34   $     1.27   $     1.12

Cash Dividends Declared Per
  Common Share                    $     0.68     $     0.47   $     0.40   $     0.35   $     0.32

Average Balances:
 Assets                           $  527,729     $  476,777   $  456,228   $  415,630   $  400,936
 Earning Assets                      494,672        446,204      427,523      391,198      377,433
 Deposits                            416,407        390,672      378,682      365,849      357,603
 Short-Term Borrowings                13,043          6,196        9,153        8,669        8,071
 Long-Term Debt                       46,497         33,413       27,246        4,773        5,222
 Stockholders' Equity                 47,636         43,390       39,899       34,561       28,539

Year-End Balances:
 Assets                           $  573,763     $  496,899   $  467,191   $  439,414   $  409,605
 Long-Term Debt                       62,375         33,415       34,720        5,900        5,159

Average Common and Common
  Equivalent Shares Outstanding:
  Primary                          3,801,519      3,818,759    3,852,941    3,567,056    3,268,006
  Fully Diluted                    3,802,449      3,821,589    3,856,009    3,784,362    3,776,343

              UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL DATA
         The following table summarizes certain unaudited pro forma combined selected financial data for Park and First-Knox combined, giving effect to the Merger as a pooling-of-interests for accounting and financial reporting purposes. Such pro forma data assumes that the Merger had been effective at the beginning of the years ended December 31, 1996, 1995, 1994, 1993 and 1992 and that the Exchange Ratio in determining the number of Park Common Shares to be issued in connection with the Merger was .5914. This pro forma combined selected financial data is derived from, and should be read in conjunction with, the historical consolidated financial statements of Park and of First-Knox, including the respective footnotes to those statements, incorporated by reference in this Joint Proxy Statement/Prospectus, and the unaudited pro forma condensed combined financial information giving effect to the Merger included elsewhere herein. THE FOLLOWING PRO FORMA COMBINED SELECTED FINANCIAL DATA IS PRESENTED FOR INFORMATIONAL PURPOSES ONLY, AND IS NOT NECESSARILY INDICATIVE OF RESULTS OF THE FUTURE OPERATIONS OF THE COMBINED ENTITY OR THE ACTUAL RESULTS THAT WOULD HAVE BEEN ACHIEVED HAD THE MERGER BEEN CONSUMMATED PRIOR TO THE PERIODS PRESENTED.

                          UNAUDITED PRO FORMA COMBINED
                             SELECTED FINANCIAL DATA

                                                                Year Ended December 31,
                                           --------------------------------------------------------------
                                           1996             1995         1994         1993         1992
                                           ----             ----         ----         ----         ----
                                                         (In Thousands Except Per Share Date)


Interest Income                         $  163,070       $  150,288   $  127,411   $  121,676   $  128,520
Interest Expense                            69,143           64,347       48,791       48,520       57,688
                                        ----------       ----------   ----------   ----------   ----------
Net Interest Income                         93,927           85,941       78,620       75,156       70,832
Provision for Loan Losses                    5,294            5,248        2,478        3,934        5,098
Noninterest Income                          16,570           16,049       11,783       13,375       12,088
Noninterest Expense                         58,817           56,501       52,512       52,959       49,281
Provision for Income Taxes                  14,686           12,412       10,232        9,427        8,442
                                        ----------       ----------   ----------   ----------   ----------
Income Before Extraordinary Item
  and Cumulative Effect of a Change
  in Accounting Principle                   31,700           27,829       25,181       22,211       20,099
 Extraordinary Item                              0                0            0            0          372
 Cumulative Effect of Accounting Change          0                0            0        1,500            0
                                        ----------       ----------   ----------   ----------   ----------
   Net Income                           $   31,700       $   27,829   $   25,181   $   23,711   $   20,471
                                        ==========       ==========   ==========   ==========   ==========

Primary Earnings Per Share Before
  Extraordinary Item and Cumulative
  Effect of Accounting Change           $     3.38       $     2.95   $     2.67   $     2.42   $     2.23
 Extraordinary Item                              0                0            0            0         0.04
 Cumulative Effect of Accounting Change          0                0            0         0.16            0
                                        ----------       ----------   ----------   ----------   ----------
   Primary Earnings Per Share           $     3.38       $     2.95   $     2.67   $     2.58   $     2.27
                                        ==========       ==========   ==========   ==========   ==========

Fully Diluted Earnings Per Share
  Before Extraordinary Item and
  Cumulative Effect of
  Accounting Change                     $     3.38       $     2.95   $     2.67   $     2.40   $     2.19
 Extraordinary Item                              0                0            0            0         0.04
 Cumulative Effect of Accounting Change          0                0            0         0.16            0
                                        ----------       ----------   ----------   ----------   ----------
   Fully Diluted Earnings Per Share     $     3.38       $     2.95   $     2.67   $     2.56   $     2.23
                                        ==========       ==========   ==========   ==========   ==========

Average Balances:
  Assets                                $2,013,286       $1,872,999   $1,772,848   $1,662,533   $1,603,385
  Earning Assets                         1,867,812        1,729,099    1,633,787    1,542,679    1,494,171
  Deposits                               1,629,558        1,513,731    1,451,370    1,399,356    1,370,143
  Short-Term Borrowings                    127,230          139,035      130,831      110,973       93,210
  Long-Term Debt                            46,497           33,413       27,246        4,773       10,382
  Stockholders' Equity                     187,274          168,432      150,640      134,642      117,168

Year-End Balances:
  Assets                                $2,188,530       $1,973,107   $1,829,419   $1,724,747   $1,641,609
  Long-Term Debt                            62,375           33,415       34,720        5,900        5,159

Average Common and Common
 Equivalent Shares Outstanding:
  Primary                                9,385,107        9,424,345    9,433,425    9,194,645    9,017,787
  Fully Diluted                          9,385,657        9,426,018    9,435,240    9,323,160    9,318,417

                             THE PARK ANNUAL MEETING

GENERAL

         This Joint Proxy Statement/Prospectus is furnished to the shareholders of Park in connection with the solicitation on behalf of the Board of Directors of Park of proxies for use at the Park Annual Meeting to be held at the offices of The Park National Bank, 50 North Third Street, Newark, Ohio, 43055, on Monday, April 21, 1997, at 2:00 p.m., local time, and at any adjournment(s) thereof. This Joint Proxy Statement/Prospectus and the accompanying form of proxy card were first mailed to Park shareholders on or about March 22, 1997.


MATTERS TO BE CONSIDERED AT THE PARK ANNUAL MEETING

         At the Park Annual Meeting, Park shareholders will be asked (i) to consider and vote upon the adoption of the Merger Agreement and the approval of the Merger; (ii) to consider and act upon a proposal to amend Subsection 2.02(A) of Park's Regulations to decrease the maximum allowable number of directors from twenty-five to sixteen if the Merger Agreement is adopted; (iii) to elect four directors; (iv) to consider and act upon a proposal to amend Article SIXTH of Park's Articles of Incorporation to eliminate pre-emptive rights in respect of the offering or sale of Park Common Shares held as treasury shares; and (v) to transact such other business as may properly come before the Park Annual Meeting.

         The Park Board of Directors has unanimously approved the Merger Agreement and the Merger and each of the other matters to be voted upon at the Park Annual Meeting. The Park Board recommends a vote FOR adoption of the Merger Agreement and each of the other matters described herein and FOR the election of the nominees of the Park Board as Park directors.

VOTING AT THE PARK ANNUAL MEETING; PARK RECORD DATE
         Only holders of record of Park Common Shares at the close of business on the Park Record Date will be entitled to vote at the Park Annual Meeting. As of the Park Record Date, there were 7,107,859 Park Common Shares outstanding. Each Park Common Share entitles the holder thereof to one vote on each matter to be submitted to the Park shareholders at the Park Annual Meeting. A quorum for the Park Annual Meeting is a majority of the Park Common Shares outstanding.
         If written notice is given by any Park shareholder to the President or the Secretary of Park before 2:00 p.m. on April 19, 1997, that the Park shareholder desires that the voting for the election of Park directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Park Annual Meeting by the Chairman or Secretary or by or on behalf of the Park shareholder giving such notice, each Park shareholder will have the right to cumulate such voting as he possesses in voting for Park directors. If cumulative voting is invoked, each Park shareholder will have votes equal to the number of Park directors to be elected, multiplied by the number of Park Common Shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit.

         Park Common Shares represented by signed proxy cards that are returned to Park will be counted toward the quorum in all matters even though they are marked as "abstain," "against" or "withhold authority" on one or more or all matters or they are not marked at all. Broker-dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchange or other self-regulatory organizations of which the broker-dealers are members, sign and submit proxy cards for such Park Common Shares and may vote such Park Common Shares on routine matters, which, under such rules, typically include the election of directors, but broker-dealers may not vote such Park Common Shares on other matters, which typically include approval of significant corporate transactions such as mergers and acquisitions, amendments to the articles of incorporation or the regulations of a corporation and the approval of stock compensation plans, without specific instructions from the customer who owns such shares. Proxy cards signed and submitted by broker-dealers which have not been voted on certain matters as described in the preceding sentence are referred to as "broker non-votes". Such proxies count toward the establishment of a quorum. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON EACH OF THE MATTERS TO BE VOTED UPON AT THE PARK ANNUAL MEETING IS THE SAME AS A "NO" VOTE.

         If the accompanying proxy card is properly signed and returned to Park prior to the Park Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR the election as Park directors of the persons named as nominees of the Park Board herein and FOR all of the other proposals set forth herein.
         THE PROXIES OF THE PARK BOARD OF DIRECTORS MAY NOT VOTE PARK COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAS BEEN VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER OR AGAINST ADOPTION THE PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS TO DECREASE THE MAXIMUM ALLOWABLE NUMBER OF DIRECTORS, TO ADJOURN THE PARK ANNUAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT FOR APPROVAL OF THE MERGER AND THE
RELATED APPROVALS.
         The Park Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Park Annual Meeting. If any other matter should be presented at the Park Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

         A Park shareholder may revoke his proxy at any time before it is actually voted at the Park Annual Meeting by delivering written notice of revocation to the Secretary of Park, by submitting a later dated proxy, or by attending the Park Annual Meeting and voting in person. ATTENDANCE AT THE PARK ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

         The expense of preparing, printing and mailing proxy materials to the Park shareholders will be shared by Park and First-Knox. In addition, proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of Park may assist with personal or telephone solicitation and will receive no additional compensation therefor. Park will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Park Common Shares.

                         THE FIRST-KNOX SPECIAL MEETING

GENERAL

         This Joint Proxy Statement/Prospectus is furnished to the shareholders of First-Knox in connection with the solicitation on behalf of the Board of Directors of First-Knox of proxies for use at the First-Knox Special Meeting to be held at the Dan Emmett Conference Center, 150 Howard Street, Mount Vernon, Ohio 43050, on Wednesday, April 23, 1997, at 3:30 p.m., local time, and at any adjournment(s) thereof. This Joint Proxy Statement/Prospectus and the accompanying form of proxy card were first mailed to First-Knox shareholders on or about March 22, 1997.

MATTERS TO BE CONSIDERED AT THE FIRST-KNOX SPECIAL MEETING

         At the First-Knox Special Meeting, First-Knox shareholders will be asked (i) to consider and vote upon the adoption of the Merger Agreement and the approval of the Merger; and (ii) to transact such other business as may properly come before the First-Knox Special Meeting.

         The First-Knox Board of Directors has approved the Merger Agreement and recommends a vote FOR adoption of the Merger Agreement and approval of the Merger.

VOTING AT THE FIRST-KNOX SPECIAL MEETING; FIRST-KNOX RECORD DATE
         Only holders of record of First-Knox Common Shares at the close of business on the First-Knox Record Date will be entitled to vote at the First-Knox Special Meeting. As of the First-Knox Record Date, there were 3,756,976 First-Knox Common Shares outstanding. Each First-Knox Common Share entitles the holder thereof to one vote on each matter to be submitted to the First-Knox shareholders at the First-Knox Special Meeting. A quorum for the First-Knox Special Meeting is a majority of the First-Knox Common Shares outstanding.
         First-Knox Common Shares represented by signed proxy cards that are returned to First-Knox will be counted toward the quorum in all matters even though they are marked as "abstain," "against" or "withhold authority" on one or more or all matters or they are not marked at all. Broker non-votes will also count toward the establishment of a quorum. THE EFFECT OF AN ABSTENTION OR BROKER NON-VOTE ON EACH OF THE MATTERS TO BE VOTED UPON AT THE FIRST-KNOX SPECIAL MEETING IS THE SAME AS A "NO" VOTE.

         If the accompanying proxy card is properly signed and returned to First-Knox prior to the First-Knox Special Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote FOR adoption of the Merger Agreement and approval of the Merger.

         THE PROXIES OF THE FIRST-KNOX BOARD OF DIRECTORS MAY NOT VOTE FIRST-KNOX COMMON SHARES REPRESENTED BY A PROXY CARD WHICH HAS BEEN VOTED AGAINST ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, TO ADJOURN THE FIRST-KNOX SPECIAL MEETING FOR THE PURPOSE OF SOLICITING FURTHER SUPPORT
FOR APPROVAL OF THE MERGER.
         The First-Knox Board of Directors is not currently aware of any matters other than those referred to herein which will come before the First-Knox Special Meeting. If any other matter should be presented at the First-Knox Special Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion.

         A First-Knox shareholder may revoke his proxy at any time before it is actually voted at the First-Knox Special Meeting by delivering written notice of revocation to the Secretary of First-Knox, by submitting a later dated proxy, or by attending the First-Knox Special Meeting and voting in person. ATTENDANCE AT THE FIRST-KNOX SPECIAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

         The expense of preparing, printing and mailing proxy materials to the First-Knox shareholders will be shared by Park and First-Knox. In addition, proxies may be solicited personally or by telephone, mail or telegraph. Officers or employees of First-Knox may assist with personal or telephone solicitation and will receive no additional compensation therefor. First-Knox will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the First-Knox Common Shares.

                         PRINCIPAL SHAREHOLDERS OF PARK

         The following table furnishes certain information as of January 1, 1997 (except as otherwise noted), as to the Park Common Shares beneficially owned by each of the current directors of Park, by each of the nominees for election as a director of Park, by each of the executive officers of Park named in the Summary Compensation

Table under "ELECTION OF PARK DIRECTORS -- EXECUTIVE COMPENSATION" and by all directors and executive officers of Park as a group, and to Park's knowledge, by the only persons beneficially owning more than 5% of the outstanding Park Common Shares. None of the directors or executive officers of Park currently hold First-Knox Common Shares.

                  Amount and Nature of Beneficial Ownership (1)

                                                              Park Common Shares
                                                                Which Can Be
                                                                Acquired Upon                     Percent of Class (2)
      Name of Beneficial                    Park             Exercise of Options                  --------------------
        Owner or Number                Common Shares             Exercisable                                    Post-
      of Persons in Group              Presently Held           Within 60 Days          Total      1/1/97       Merger
      -------------------              --------------           --------------          -----      ------       ------
The Park National Bank,                1,215,370 (3)                   0              1,215,370     17.0%        12.8%
  Trust Department
50 North Third Street
Newark, Ohio 43055

J. Gilbert Reese                         416,034 (4)(5)                0                416,034      5.8%         4.4%
1 East Parnassus Drive
Granville, Ohio 43023

John L. Warner                           692,160 (6)                   0                692,160      9.7%         7.3%
868 Shoreham Road
Newark, Ohio 43055

C. Daniel DeLawder (7)                    72,248 (8)               2,056                 74,304      1.0%            (9)
Dominick C. Fanello                          400 (10)                  0                    400         (9)          (9)
R. William Geyer                           3,834 (11)                  0                  3,834         (9)          (9)
Tamala Longaberger Kaido                     765                       0                    765         (9)          (9)
Howard L. LeFevre                         50,254 (5)(12)               0                 50,254         (9)          (9)
Phillip T. Leitnaker                       1,578 (13)                  0                  1,578         (9)          (9)
William T. McConnell (7)                 195,464 (5)(14)               0                195,464      2.7%         2.1%
John J. O'Neill                          129,190 (5)                   0                129,190      1.8%         1.4%
William A. Phillips                       11,939 (15)                  0                 11,939         (9)          (9)
Rick R. Taylor                               667                       0                    667         (9)          (9)
David C. Bowers (7)                       25,679 (16)              1,750                 27,429         (9)          (9)

All current executive officers
   and directors as a group
   (13 persons)                        1,600,212 (17)              3,806              1,604,018     22.5%        16.9%

--------------------

         (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the Park Common Shares reflected in the table. All fractional Park Common Shares have been rounded to the nearest whole Park Common Share.

         (2) The percent of class at January 1, 1997 is based upon the sum of 7,133,184 Park Common Shares outstanding and entitled to vote on January 1, 1997 and the number of Park Common Shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of January 1, 1997. The post-Merger percent of class assumes that the Merger has been consummated with the Assumed Exchange Ratio of .5914 Park Common Shares for each First-Knox Common Share resulting in the issuance of an aggregate of 2,345,000 Park Common Shares.

         (3) The Trust Department of PNB, as the fiduciary of various agency, trust and estate accounts, beneficially owns 1,215,370 Park Common Shares. PNB has sole voting and investment power with respect to 1,206,370 of these Park Common Shares and shares voting and investment power with Mr. Warner with respect to 9,000 Common Shares. See Note (6) below. The officers and directors of PNB and Park disclaim beneficial ownership of the Park Common Shares beneficially owned by the Trust Department of PNB. The number shown does not include Park Common Shares held by PNB's Trust Department in various trust accounts, as to which PNB's Trust Department has no voting or investment power.

         (4) The number shown includes 364,914 Park Common Shares held in a revocable inter vivos trust created by Mr. Reese with respect to which he exercises sole voting and investment power; and 51,120 Park Common Shares held by the wife of Mr. Reese with respect to which she exercises sole voting and investment power.

         (5) The number shown does not include 14,220 Park Common Shares owned by the Newark Campus Development Fund, an Ohio not for profit corporation, of which the following directors of Park serve as officers and/or trustees: Messrs. LeFevre, McConnell, O'Neill and Reese. None of these individuals has the power to vote these Park Common Shares without the consent of a majority of the Board of Trustees and, therefore, each disclaims beneficial ownership of such Park Common Shares.

         (6) The number shown includes 217,062 Park Common Shares held by Mr. Warner in a family trust for which Mr. Warner serves as trustee and exercises sole voting and investment power; 9,000 Park Common Shares held in a family trust for which he serves as co-trustee with PNB's Trust Department and exercises shared voting and investment power; and 4,532 Park Common Shares held by the wife of Mr. Warner as to which she exercises sole voting and investment power.

         (7)  Executive officer of Park named in the Summary Compensation Table.

         (8) The number shown includes 33,300 Park Common Shares held by the wife of Mr. DeLawder as to which she exercises sole voting and investment power; 405 Park Common Shares held by each of Mr. DeLawder's two children as to which Mr. DeLawder exercises shared voting and investment power; and 5,164 Park Common Shares held for the account of Mr. DeLawder in the Park National Corporation Employees Voluntary Salary Deferral Plan and Trust (the "Park 401(k) Plan").

         (9) Represents ownership of less than 1% of the outstanding Park Common Shares.

         (10) The number shown does not include 400 Park Common Shares held in a grantor trust established for the benefit of the wife of Mr. Fanello or 150 Park Common Shares held in a trust for the benefit of Mr. Fanello, with respect to which Park Common Shares Mr. Fanello has no voting or investment power.

         (11) The number shown includes 584 Park Common Shares held by the wife of Mr. Geyer as to which she exercises sole voting and investment power; and 2,500 Park Common Shares held in Mr. Geyer's account in a Keogh plan.

         (12) The number shown includes 50,254 Park Common Shares held in an inter vivos trust created by Mr. LeFevre for which Mr. LeFevre serves as co-trustee with PNB's Trust Department and exercises sole voting and investment power.

         (13) The number shown includes 578 Park Common Shares held jointly by Mr. Leitnaker and his wife as to which they share voting and investment power; and 500 Park Common Shares held by the wife of Mr. Leitnaker as to which she exercises sole voting or investment power.

         (14) The number shown includes 67,600 Park Common Shares held by the wife of Mr. McConnell as to which she exercises sole voting and investment power; and 15,400 Park Common Shares held in a grantor retained income trust established by Mr. McConnell with respect to which PNB's Trust Department serves as trustee.

         (15) The number shown includes 454 Park Common Shares held for the account of Mr. Phillips in the Park 401(k) Plan.

         (16) The number shown includes 3,193 Park Common Shares held for the account of Mr. Bowers in the Park 401(k) Plan.

         (17) See Notes (4) through (6), (8) and (10) through (16) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the knowledge of Park, based solely on a review of the copies of the reports furnished to Park and written representations that no other reports were required, during the 1996 fiscal year, all filing requirements applicable to officers, directors and greater than 10% beneficial owners of Park under Section 16(a) of the Exchange Act were complied with; except each of Tamala Longaberger Kaido and J. Gilbert Reese, who are directors of Park, filed late one report related to one transaction.

                      PRINCIPAL SHAREHOLDERS OF FIRST-KNOX

         The following table furnishes certain information as of January 1, 1997 (except as otherwise noted), as to the First-Knox Common Shares beneficially owned by each of the current directors of First-Knox, by the only executive officer of First-Knox whose total salary and bonus for the 1996 fiscal year exceeded $100,000 and by all directors and executive officers of First-Knox as a group. To the best of First-Knox's knowledge, no person beneficially owns more than 5% of the outstanding First-Knox Common Shares.

                  Amount and Nature of Beneficial Ownership (1)

                                             First-Knox
                                            Common Shares
                                             Which Can Be
                                            Acquired Upon
                                             Exercise of                                            Park Common       Post-Merger
 Name of Beneficial       First-Knox           Options                           Percentage         Shares to be       Percentage
  Owner or Number        Common Shares       Exercisable                          Ownership          Received in       Ownership
of Persons in Group      Presently Held     Within 60 Days        Total        of First-Knox (2)      Merger(3)       of Park (3)
-------------------      --------------     --------------        -----        -----------------      ---------       -----------

Maureen Buchwald              1,576             2,100             3,676                (5)              2,173             (5)
James J. Cullers             41,981(4)          2,100            44,081                (5)             26,069             (5)
Robert S. Gregg              32,280(6)          2,100            34,380                (5)             20,332             (5)
Philip H. Jordan, Jr          3,688             1,050             4,738                (5)              2,802             (5)
James E. McClure              1,675               630             2,305                (5)              1,363             (5)
James A. McElroy             52,126(7)          2,100            54,226              1.44%             32,069             (5)
John B. Minor                62,489(8)          2,100            64,589              1.72%             38,197             (5)
Noel C. Parrish              27,055(9)          2,100            29,155                (5)             17,242             (5)
Alan E. Riedel                8,262(10)         1,050             9,312                (5)              5,507             (5)
Kenneth W. Stevenson         10,127(11)         2,100            12,227                (5)              7,231             (5)
Carlos E. Watkins            43,612(12)        24,440(13)        68,052              1.80%             45,008             (5)

All current executive       321,071(14)        62,129(15)       383,200             10.04%            242,144           2.56%
   officers and directors
   as a group
   (13 persons)

--------------------

        (1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the First-Knox Common Shares reflected in the table. All fractional First-Knox Common Shares have been rounded to the nearest whole First-Knox Common Share.

        (2) The percentage ownership of First-Knox Common Shares at January 1, 1997 is based upon the sum of First-Knox Common Shares outstanding and entitled to vote on January 1, 1997 and the number of First-Knox Common Shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of First-Knox Stock Options exercisable within 60 days of January 1, 1997.

        (3) Assumes that (a) the Merger has been consummated with the Assumed Exchange Ratio of .5914 Park Common Shares for each First-Knox Common Share, resulting in the issuance of an aggregate of 2,345,000 Park Common Shares and
(b) all First-Knox Stock Options held by named person have been exercised.

        (4) Includes 887 First-Knox Common Shares owned by Mr. Cullers' wife; 6,765 First-Knox Common Shares held in a trust of which Mr. Cullers is the beneficiary; 31,872 First-Knox Common Shares held in trusts in which Mr. Cullers has voting and investment power; 240 First-Knox Common Shares held by Mr. Cullers as custodian for his grandchildren; and 98 First-Knox Common Shares held by Mr. Cullers' wife as custodian for their grandchildren.

        (5) Represents less than 1% of class.

         (6) Includes 12,187 First-Knox Common Shares owned by Mr. Gregg's wife and 1,122 First-Knox Common Shares held by Mr. Gregg as custodian for his children.

         (7) Includes 31,148 First-Knox Common Shares held in a trust of which Mr. McElroy is the beneficiary; 18,475 First-Knox Common Shares owned by AMG Industries, Inc., a corporation controlled by Mr. McElroy; and 975 First-Knox Common Shares owned by Mr. McElroy's wife.

         (8) Includes 14,272 First-Knox Common Shares held in a trust of which Mr. Minor is the beneficiary.

         (9) Includes 15,308 First-Knox Common Shares owned by Mr. Parrish's wife.

         (10) Includes 444 First-Knox Common Shares owned by Mr. Riedel's wife as to which Mr. Riedel disclaims beneficial ownership.

         (11) Includes 4,788 First-Knox Common Shares owned by Mr. Stevenson's wife.

         (12) Includes 3,640 First-Knox Common Shares owned by Mr. Watkins' wife and 1,134 First-Knox Common Shares held in an account for Mr. Watkins' benefit under the First-Knox Savings Retirement Plan.

         (13) Does not include 8,053 First-Knox Common Shares which are subject to a First-Knox Stock Option which is not currently exercisable.

         (14) See Notes (4) and (6) through (12) above.

         (15) Does not include an aggregate of 26,243 First-Knox Common Shares which are subject to First-Knox Stock Options which are not currently exercisable.

                                   THE MERGER

GENERAL
         This section of the Joint Proxy Statement/Prospectus contains a summary of the material terms of the Merger which are more specifically described in the Merger Agreement which is attached hereto as Appendix A. The following description summarizes all of the material terms of the Merger; however, it does not purport to address every provision of the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement. All shareholders of Park and of First-Knox are urged to read that document in its entirety.

         In accordance with the terms of the Merger Agreement, at the Effective Time of the Merger, First-Knox will be merged into Park and the separate existence of First-Knox will cease. At the Effective Time of the Merger, each outstanding First-Knox Common Share (other than First-Knox Common Shares owned directly by Park, by First-Knox or by any wholly-owned subsidiary of Park or of First-Knox and First-Knox Common Shares as to which dissenters' rights are perfected under the General Corporation Law of Ohio) will be converted into the right to receive a number of Park Common Shares equal to the Exchange Ratio. See "EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES -- Conversion of First-Knox Common Shares". As discussed further below, the consideration to be received by the First-Knox shareholders in the Merger was determined by arm's-length negotiations between the managements and Boards of Directors of Park and First-Knox.

         All information contained in this Joint Proxy Statement/Prospectus relating to Park has been furnished by Park. All information relating to First-Knox has been furnished by First-Knox. The party furnishing any such information is responsible for the accuracy thereof.

BACKGROUND

         The terms and conditions of the Merger Agreement were determined through arm's-length negotiations between the managements and Boards of Directors of First-Knox and Park. The following is a brief summary of those negotiations.

         William T. McConnell, Chairman of the Board and Chief Executive Officer, and C. Daniel DeLawder, President, of Park have been acquainted for a number of years with William A. Stroud, former Chairman, and Carlos E. Watkins, President, of First-Knox. All four have been active in the Ohio Bankers Association with each of Messrs. Stroud, McConnell and Watkins having served as President of that Association.

         Messrs. Stroud and McConnell have had a number of casual conversations concerning the possible advantages of a business combination of the two institutions over a period of more than ten years. In March, 1994, Mr. McConnell wrote to Mr. Stroud suggesting once again that they should seriously consider the possibility of merging the two corporations. In November, 1994, Mr. McConnell met in Columbus with Messrs. Watkins and Stroud on the same subject, and this conversation was followed with a letter from Mr. McConnell to Messrs. Watkins and Stroud containing a "white paper" making the case for a merger of First-Knox and Park. In December, 1994, this conversation and the "white paper" were discussed by Messrs. Watkins and Stroud at a meeting of the Planning and Budget Committee of the First-Knox Board of Directors. In January, 1995, Mr. Watkins distributed to the First-Knox Board of Directors all the written material furnished to him by Mr. McConnell. In May, 1995, Messrs. McConnell and DeLawder met in Gambier with Russell E. Ramser, Jr., a First-Knox director and significant shareholder, to discuss a possible merger in general terms. In November, 1995, Mr. McConnell met with several First-Knox directors in Mount Vernon.

         All these meetings, plus a number of phone conversations and correspondence that occurred during 1995, were of a general nature exploring whether there were advantages to be had by combining the two institutions. Park and First-Knox have common concerns -- to insure that the surviving institution would maintain the same level of commitment to community banking as has each of Park and First-Knox; that a combination would result in an enhancement of products and services offered by each institution and its subsidiary banks and not a degradation in either; that there would be no loss of commitment to the welfare of the respective communities served; and that the combined entity would be stronger and better able to compete with the large regional banks operating in their respective market areas than either Park or First-Knox could separately. Neither the possible structure of the transaction nor the price was discussed during these preliminary meetings.

         On November 27, 1995, Mr. McConnell wrote to Mr. Stroud requesting that he and Mr. DeLawder be allowed to meet with the First-Knox Board of Directors. On December 11, 1995, this meeting took place in Mount Vernon. Messrs. McConnell and DeLawder presented the rationale for considering the combination of the two institutions and answered questions posed by the First-Knox Board. The discussion involved the future structure of the banking industry and the ability of community banks to compete. While both Park and First-Knox had excellent records of achievement as community banks, both institutions believed that the banking industry would become increasingly competitive, and that it may become more difficult to compete with large regional banks. By combining their resources, however, they may be able to retain their community banking focus while attaining enough size to realize the economies of scale which would allow the combined institution to compete effectively. During January and February of 1996, there were frequent contacts between Messrs. DeLawder and McConnell and Messrs. Stroud and Ramser. These discussions included issues surrounding the provisions of a possible confidentiality agreement including exclusivity provisions and issues of controlling persons. During this time, Park furnished First-Knox data concerning the history of Park's earnings, dividends and stock price. On February 24, Messrs. McConnell and DeLawder met with three directors representing the First-Knox Board: Messrs. Stroud, Ramser and Parrish. Plans were made for Messrs. DeLawder and McConnell to meet with groups of two or three First-Knox directors in a series of informal gatherings for the purpose of becoming better acquainted and discussing the possible merits of affiliation. These meetings took place over the next several months and included all but one First-Knox director. On March 1, 1996, Mr. DeLawder furnished Mr. Stroud with biographical sketches of the top officers of each of the Park affiliate banks together with details concerning the community involvement of each. Also furnished to Mr. Stroud were data relating to the charitable contributions of each affiliate.
         On March 26, the shareholders of First-Knox met and elected Mr. Ramser to be their Chairman (replacing Mr. Stroud, who retired) and Phillip H. Jordan as Vice Chairman. During March and April, meetings were held with First-Knox directors and Messrs. McConnell and DeLawder, and plans were made for the initial meeting of the negotiation teams from each institution. On June 19, five representatives from First-Knox met with five representatives from Park in Granville to discuss the possible merger in more detail. At that time, Park made a specific offer which was confirmed by letter dated June 21. Park's initial expression of interest was limited in scope, but did suggest very specific financial consideration. The First-Knox Board of Directors did not reject outright such expression of interest, but instead chose to further investigate First-Knox's sale options.

         On June 26, David Martin, President of Danielson, the financial advisory firm that had been engaged by First-Knox in June, 1996, advised Mr. McConnell by phone that on the advice of counsel, the Board of Directors of First-Knox had instructed him to confidentially contact several other bank holding companies that might be interested in affiliating with First-Knox. During July and August, Danielson prepared an informational booklet about First-Knox, talked with interested parties, and received their expressions of interest.


          Danielson contacted, in addition to Park, four bank holding companies that were in the position to make competitive offers to First-Knox. Each of these four prospective bidders chose to submit expressions of interest to First-Knox. Park was given the opportunity, as part of this process, to revise its original expression of interest, but declined the opportunity. Of the five expressions of interest (including Park's original expression of interest), three were dismissed by the First-Knox Board of Directors as they offered substantially less financial consideration than the top two expressions of interest. The two remaining interested parties, which included Park, were close in financial consideration and the First-Knox Board decided to negotiate directly with the other institution. The terms of the expression of interest of the other banking holding company included an exchange of shares in a tax-free transaction valued at approximately $104 million to $108 million and included similar levels of operational autonomy for First-Knox as offered by Park.

         On August 20, Mr. Martin called Mr. McConnell to report that the First-Knox Board had met, considered other bids, and decided to initiate discussions with another bank holding company. In early September, Park was informed that First-Knox had decided to request second bids from Park and at least one other party with whom First-Knox was negotiating. Consequently, on September 6, Park submitted a second offer to First-Knox. The terms of Park's second offer were substantially the same as the terms and conditions of the Exchange Ratio outlined in the Agreement and Plan of Merger signed by the parties, and included an exchange of shares in a tax-free transaction valued at that time at approximately $112 million to $115 million (assuming the issuance of an aggregate of 2,345,000 Park Common Shares in the exchange). The other bank holding company chose not to modify the terms of its expression of interest.

        After this second round of bidding, the Board of Directors of First-Knox accepted the bid submitted by Park. First-Knox' Board of Directors accepted the bid of Park because that bid would provide the highest financial return to First-Knox shareholders in comparison to the other bids received by First-Knox. The Board of Directors of First-Knox also accepted Park's bid because a merger with Park would provide other benefits to First-Knox' shareholders, customers and community as described below in the section entitled "Reasons for the Merger-First-Knox."



        On the basis of Park's September 6 offer, First-Knox agreed to negotiate further with Park and a draft of an agreement and plan of merger was received from First-Knox's attorneys on September 16. On September 25, negotiating teams from both institutions met in Columbus to discuss details of a proposed merger. On September 30, senior operations officers from each institution met to explore specific means by which a merger could reduce overhead expenses. The negotiating teams met once again in Columbus on October 1, and during the month of October, attorneys representing both sides worked to modify the proposed agreement and plan of merger on the basis of the decisions reached by the negotiating teams. On October 4, First-Knox announced publicly that it had received expressions of interest from prospective acquirors and that it was negotiating with one of these parties (which was not named). On October 18, Mr. McConnell met with Mr. Jordan and Kenneth W. Stevenson, a First-Knox director and member of the First-Knox negotiating team, in Granville for the purpose of reaching agreement on final details.

         On October 28, the Agreement and Plan of Merger was signed by both parties and fairness opinions issued to First-Knox by Danielson and to Park by McDonald & Company. On October 29, the Agreement and Plan of Merger was made public through a press release issued jointly by Park and First-Knox. On January 10, 1997, Park and First-Knox entered into the Amendment to Agreement and Plan of Merger in order to (i) permit the continuation of the First-Knox Dividend Reinvestment Plan on the terms set forth in the Amendment and (ii) provide for the consent of First-Knox to the Park National Corporation Supplemental Executive Retirement Plan.

REASONS FOR THE MERGER

Park

         The Board of Directors of Park believes that the Merger with First-Knox is fair and in the best interests of Park and its shareholders and recommends that its shareholders vote in favor of adoption of the Merger Agreement and approval of the Merger. In negotiating the terms of the Merger, management of Park considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including earnings potential, realization of economies of scale, expansion into four new counties which are contiguous to counties in which Park has banking offices, and the opinion of Park's financial advisor, McDonald & Company.

         Park believes that the operating results of FKNB and Farmers will improve as a result of the Merger. The following table provides a comparison of the return on average assets for Park, all U.S. bank holding companies with $1 billion to $3 billion in consolidated assets (the "Park Peer Group"), and First-Knox. The Park Peer Group information for 1996 is as of September 30, 1996 because year-end information is not available.

                            RETURN ON AVERAGE ASSETS

                                   Year Ended December 31,
                                ----------------------------
                                1994       1995       1996
                                ----       ----       ----
Park                            1.52%      1.58%       1.73%
Park Peer Group                 1.05%      1.11%       1.18%*
First-Knox                      1.13%      1.20%       1.14%

* For nine months ended September 30, 1996

         First-Knox has produced solid operating results compared to the Park Peer Group, but Park believes that future results of the First-Knox subsidiaries can be improved. Park believes that the desired improvement may be realized by improving the pricing of loans and deposits, increasing the loan portfolio, and reducing operating expenses through economies of scale. It is anticipated that operating expense reductions will be obtained from the elimination of duplicate back-office functions and from the conversion of the First-Knox data processing operations to Park's.

         The geographic fit of the Merger is excellent from Park's point of view. Park currently operates a total of 41 full-service banking offices in eleven central and southern Ohio counties, through its three banking subsidiaries, PNB, Richland and Mutual. First-Knox currently operates twelve full-service banking offices in five central Ohio counties through its two banking subsidiaries, FKNB and Farmers. There is a service overlap between Park depository offices and First-Knox depository offices only with respect to Richland County, where Richland operates twelve branches and FKNB operates two. Park will gain access to customers and potential customers in Knox, Morrow, Holmes and Ashland Counties as a result of the Merger.

First-Knox

         The Board of Directors of First-Knox believes that the Merger with Park is fair and in the best interests of First-Knox and its shareholders and recommends that its shareholders vote in favor of the adoption of the Merger Agreement and approval of the Merger. In negotiating the terms of the Merger, management of First-Knox considered a number of factors with a view to maximizing shareholder value in the intermediate and long term, including Park's strong earnings performance, improved customer service by offering more diversified products, a strong philosophical similarity with heavy emphasis on affiliate bank autonomy and community service, improved employee career opportunities within a larger organization, and the opinion of First-Knox's financial advisor, Danielson.

         First-Knox believes that the operating results of FKNB and Farmers will improve as a result of the Merger through the sharing of management information and the operating efficiencies gained from the Merger, and that such improved operating results will benefit shareholders.

         Park's primary financial goal is to maximize the return on shareholders' equity which the Board of Directors of First-Knox believes may be achieved through the Merger. The table below compares the performance of Park with the mean return of the Park Peer Group and with the return of First-Knox. The Park Peer Group information for 1996 is as of September 30, 1996, as year-end information is not yet available.

                            RETURN ON AVERAGE EQUITY

                           Year Ended December 31,
                           -----------------------
                           1994      1995      1996
                           ----      ----      ----


Park                       18.1%     17.7%     18.4%
Park Peer Group            12.3%     12.6%     13.6%*
First-Knox                 12.9%     13.2%     12.7%

* For nine months ended September 30, 1996.

         First-Knox believes that customer service will improve by the introduction to FKNB and Farmers customers of new Park products not currently offered by them, by the availability to FKNB and Farmers customers of Park's larger institutional resources, and by the substantially larger geographic area within which FKNB and Farmers customers will be able to easily access their accounts and transact their banking business. Examples of new products or services that could become available to FKNB and Farmers customers include MasterCard credit cards, home equity lines of credit accessed by a credit card, and seven-day-a-week banking.

OPINION OF MCDONALD & COMPANY

         Park has requested that McDonald & Company render its opinion with respect to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Park Common Shares. McDonald & Company rendered its oral opinion to the Park Board of Directors on October 28, 1996, which it subsequently confirmed in writing, that as of the date of such opinion, the Exchange Ratio pursuant to the Merger was fair, from a financial point of view, to the holders of Park Common Shares.

         THE FULL TEXT OF THE OPINION OF MCDONALD & COMPANY, UPDATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH CERTAIN ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEWS UNDERTAKEN, IS ATTACHED AS APPENDIX E TO THIS JOINT PROXY STATEMENT/PROSPECTUS, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF

MCDONALD & COMPANY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE OPINION. MCDONALD & COMPANY'S OPINION SHOULD NOT BE CONSTRUED BY HOLDERS OF PARK COMMON SHARES AS A RECOMMENDATION AS TO HOW SUCH HOLDERS SHOULD VOTE AT THE PARK ANNUAL MEETING.

         In arriving at its opinion, McDonald & Company reviewed, among other things, the Merger Agreement, together with exhibits and schedules thereto, certain publicly available information relating to the business, financial condition and operations of Park and First-Knox as well as certain other non-public information, primarily financial in nature, furnished to it by Park and First-Knox relating to the respective businesses, earnings, assets, financial forecasts and prospects. McDonald & Company also held discussions with members of senior management of Park and First-Knox concerning their respective businesses, assets, financial forecasts and prospects. McDonald & Company also reviewed certain publicly available information concerning the trading of, and the trading market for, Park Common Shares and First-Knox Common Shares and certain publicly available information concerning comparable companies and transactions, all as more fully set forth in McDonald & Company's opinion.

         McDonald & Company was not engaged to and did not conduct a physical inspection of any of the assets, properties or facilities of either Park or First-Knox, and was not engaged to conduct and has not made, obtained or been furnished with any independent evaluation or appraisal of any such assets, properties or facilities or any of the liabilities of Park or First-Knox. McDonald & Company has assumed and relied, without independent investigation, upon the accuracy and completeness of the financial and other information provided to it or publicly available, has relied upon the representations and warranties of Park and First-Knox contained in the Merger Agreement, and has not independently attempted to verify any such information. With respect to financial forecasts used in its analysis, McDonald & Company has assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Park and First-Knox as to the future performance of Park and First-Knox, as the case may be. McDonald & Company was not engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they were based and has expressed no view as to such forecasts or assumptions. McDonald & Company has also assumed that all of the conditions to the Merger as set forth in the Merger Agreement would be consummated on a timely basis in the manner contemplated by the Merger Agreement. No limitations were imposed by Park upon McDonald & Company with respect to the scope of its investigation.

         In connection with rendering its opinion, McDonald & Company considered a variety of financial analyses, which are summarized below. McDonald & Company believes that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by McDonald & Company without considering all such analyses and factors may create an incomplete view of the analytical process underlying McDonald & Company's opinion. In its analyses, McDonald & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters. Any estimates contained in McDonald & Company's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

         For the purposes of rendering its opinion, McDonald & Company based the following analyses on the October 25, 1996 closing prices of the Park Common Shares and the First-Knox Common Shares of $48.75 and $20.00, respectively. The following is a summary of selected analyses considered by McDonald & Company in connection with McDonald & Company's opinion:

Comparison with Selected Companies

         McDonald & Company compared the financial performance and stock market valuation of Park with corresponding data for the following selected companies (the "Park Comparative Peer Group"): Associated Banc Corp., Citizens Bancshares, Firstbank of Illinois Co., First Financial Bancorp, Irwin Financial Corporation, Mark Twain Bancshares, Inc., Mississippi Valley Bancshares, National City Bancshares, Inc., Peoples First Corporation, and Shoreline Financial Corp. Based on market data as of October 25, 1996, this analysis showed that (i) Park had a price to trailing twelve months earnings per share multiple of 13.5x compared to a median multiple of 13.0x for the Park Comparative Peer Group; (ii) Park had a price to book value multiple of 2.41x compared to a median multiple of 2.05x for the Park Comparative Peer Group; and (iii) Park had a dividend yield of 2.9% compared to a median dividend yield of 2.9% for the Park Comparative Peer Group. In addition, McDonald & Company compared such data of First-Knox with corresponding data for the following selected companies (the "First-Knox Comparative Peer Group"): ANB Corporation, BancFirst Ohio Corp., Belmont Bancorp., Cass Commercial Corporation, Capital Bancorp Ltd., CoBancorp, Inc., First Oak Brook Bancshares, Grand Premier Financial, Indiana United Bancorp, Old Second Bancorp Inc., Peoples Bank Corporation of IN, Shoreline Financial Corp., and S.Y. Bancorp, Inc. Based on market data as of October 25, 1996, this analysis showed that (i) First-Knox had a price to trailing twelve months earnings per share multiple of 17.6x compared to a median multiple of 12.2x for the First-Knox Comparative Peer Group; (ii) First-Knox had a price to book value multiple of 2.27x compared to a median multiple of 1.6x for the First-Knox Comparative Peer Group; and (iii) First-Knox had a dividend yield of 2.2% compared to a median dividend yield of 2.8% for the First-Knox Comparative Peer Group. At the time, none of the companies identified above had announced a merger transaction or disclosed a possible interest in pursing a possible merger transaction which would have significantly affected its stock market valuation.

Contribution Analysis

         McDonald & Company analyzed the contribution of each of First-Knox and Park to, among other things, the assets, shareholders' equity and after-tax net income of the pro forma combined company. This analysis showed that, among other factors, First-Knox would have contributed 27.1%, 24.9%, and 19.7% of the assets, shareholders' equity, and net income of the pro forma combined company as of and for the twelve months ended September 30, 1996, respectively. This compared with a proposed ownership of 24.7% of the combined company to be held by holders of First-Knox Common Shares.

Pro Forma Merger Analyses

         McDonald & Company analyzed the changes in per share amount of earnings, book value and indicated dividend represented by one Park Common Share after the Merger. The analysis was performed on the basis of financial information for both companies as of and for the years ended December 31, 1994 and December 31, 1995, and as of and for the twelve months ended September 30, 1996. The analysis indicated, among other things, that exchanging one First-Knox Common Share at the Exchange Ratio for Park Common Shares on a pro forma basis would have resulted in a 5.3% decrease in earnings per share for each Park Common Share for the twelve months ended September 30, 1996 (assuming no cost savings related to the Merger), a 0.3% increase in book value per share for each Park Common Share as of September 30, 1996, and no change in dividends per share of Park Common Shares based on Park's indicated annual dividend rate as of October 28, 1996.

Analysis of Selected Merger Transactions

         McDonald & Company reviewed five groups of selected pending and completed bank merger transactions involving (i) selling banks headquartered in Illinois, Iowa, Indiana, Kansas, Kentucky, Michigan, Minnesota, North Dakota, Ohio, South Dakota, and Wisconsin; (ii) transactions having an aggregate deal value of between $50 million and $200 million; (iii) selling banks having an equity to assets ratio of between 8.00% and 9.50%; (iv) selling banks having a return on average assets ratio of between 1.10% and 1.30%; and (v) selling banks having non-performing assets as a percent of total assets of between 0.15% and 0.40%. McDonald & Company reviewed the ratios of the offer value to stated book value and tangible book value, the multiple of the last twelve months earnings of the acquired company, and the ratio of the offer value to assets in each such transaction and computed median ratios and multiples for each group. The calculations yielded ranges of median ratios of price to stated book value of 182% to 210%. Median ratios of price to tangible book value ranged from 184% to 231%. Median multiples of earnings among the five groups ranged from 16.7x to 17.9x. Median ratios of offer value to assets ranged from 18.1% to 21.4%. Applying the median of the medians for each of these four ratios to First-Knox's actual per share financial data as of September 30, 1996 showed an imputed reference range of $24.25 to $29.75 per First-Knox Common Share.

         NO COMPANY OR TRANSACTION USED IN THE ABOVE ANALYSES AS A COMPARISON IS IDENTICAL TO PARK, FIRST-KNOX, OR THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING NECESSARILY INVOLVES COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING THE DIFFERENCES IN FINANCIAL AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VALUES OR ACQUISITION VALUES OF THE COMPANIES TO WHICH THEY ARE BEING COMPARED. MATHEMATICAL ANALYSIS (SUCH AS DETERMINING THE MEAN OR MEDIAN) IS NOT, IN ITSELF, A MEANINGFUL METHOD OF USING COMPARABLE COMPANY OR COMPARABLE TRANSACTION DATA.

Discounted Cash Flow Analysis

         Using a discounted cash flow analysis, McDonald & Company estimated the present value of the future streams of after-tax cash flows that First-Knox could produce over a five-year period from 1997 through 2001, under various assumptions, based upon management forecasts of Park and of First-Knox. McDonald & Company then estimated the terminal value of First-Knox after the five year period by applying an estimated perpetual growth rate of 4% to the terminal year's projected after-tax cash flow and then applied to this multiples ranging from 9.0x to 11.0x. The five year cash flow streams and terminal values were then discounted to present values using discount rates of between 13.0% and 15.0%, which were chosen to reflect different assumptions regarding the required rates of return of prospective buyers of First-Knox. On the basis of such varying assumptions, this discounted cash flow analysis indicated a reference range of $24.74 to $30.61 per First-Knox Common Share. This analysis was based upon management's forecasts including variations and assumptions made by McDonald & Company which included adjustments to reflect the anticipated effects of potential merger-related cost savings estimated by Park. Park's and First-Knox's management forecasts are based upon many factors and assumptions, many of which are beyond the control of Park or First-Knox.

Other Analysis

         In addition to performing the analyses summarized above, McDonald & Company also considered its analysis of the general market for bank and thrift mergers, First-Knox's relative share of the deposit market that it serves and the general economic conditions and prospects of those markets.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. The analyses performed by McDonald & Company are not necessarily indicative of actual values, which may be significantly more or less favorable than the values suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's opinion. The term "fair from a financial point of view" is a standard phrase contained in investment banker fairness opinions and refers to the fact that McDonald & Company's opinion as to the fairness of the Exchange Ratio is addressed solely to the financial attributes of the Exchange Ratio. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the price at which any securities may trade at present or in the future. In addition, as described above, McDonald & Company's fairness opinion and presentation to the Park Board of Directors were one of many factors taken into consideration by the Park Board of Directors in making its determination to approve the Merger Agreement. Consequently, the McDonald & Company's analyses described above should not be viewed as determinative of the Park

Board of Directors' conclusions with respect to the value of First-Knox or of the decision of the Park Board of Directors to agree to the Exchange Ratio.

         McDonald & Company's opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date of such opinion. In addition, the opinion does not address Park's underlying business decision to effect the Merger or any other terms of the Merger. McDonald & Company is not rendering any opinion as to the value of Park Common Shares or First-Knox Common Shares at the Effective Time.


         In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, McDonald & Company performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered therewith.

         McDonald & Company, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald & Company has extensive experience with the valuation of financial institutions. Park's Board of Directors selected McDonald & Company as its financial advisor because of McDonald & Company's industry expertise with respect to financial institutions and because of McDonald & Company's experience in transactions similar to the Merger. McDonald & Company is not affiliated with either Park or First-Knox.

         In the ordinary course of business, McDonald & Company makes a market in First-Knox Common Shares and may actively trade the securities of Park and First-Knox for its own account and for the accounts of its customers. Accordingly, at any time McDonald & Company may hold a long or short position in such securities.

         For rendering this opinion, Park has paid McDonald & Company a retainer of $75,000 and a fee of $50,000 upon the rendering of McDonald & Company's October 28, 1996 fairness opinion. Additional fees equal to approximately $50,000 will be payable to McDonald & Company upon consummation of the Merger. Park has also agreed to reimburse McDonald for its reasonable out-of-pocket expenses and to indemnify McDonald & Company against certain liabilities, including certain liabilities under federal securities laws.

OPINION OF DANIELSON

         The Board of Directors of First-Knox retained Danielson in June, 1996 to act as its financial advisor and, as such, among other things, to advise the First-Knox Board of Directors as to the fairness to its shareholders of the financial terms of the offer to acquire First-Knox. Danielson is regularly engaged in the valuation of banks, bank holding companies and thrifts in connection with mergers, acquisitions and other securities transactions and has knowledge of, and experience with, Ohio banking markets and banking organizations operating in those markets. Danielson was selected by First-Knox because of its knowledge of, experience with, and reputation in, the financial services industry.

         In such capacity, Danielson participated in the negotiations with respect to the pricing and other terms and conditions of the Merger, but the decision of whether to accept the Park offer was ultimately made by the Board of Directors of First-Knox. Danielson advised the First-Knox Board of Directors that, in its opinion, as of October 28, 1996, the financial terms of Park's offer were "fair" to First-Knox and its shareholders. No limitations were imposed by the First-Knox Board of Directors upon Danielson with respect to the investigations made or procedures followed by it in arriving at its opinion.

     In arriving at its fairness opinion, Danielson reviewed certain publicly available business and financial information relating to First-Knox and Park, including (a) annual reports for each of the fiscal years ended December 31, 1994 and 1995; (b) call report data from 1989 through 1996, including quarterly reports for March 31, 1996, June 30, 1996 and September 30, 1996; (c) recently reported prices and trading activities of, and dividends paid on, the Park Common Shares; and (d) certain other publicly available information, including data relating to the current economic environment generally and the banking market in particular. Danielson also met with the management of First-Knox to discuss First-Knox's past and current business operations and financial condition. The share price used in Danielson's fairness opinion relative to the Park Common Shares was $48.75. The trading price of the First-Knox Common Shares was not relevant for purposes of such fairness opinion.

         As more fully described below, Danielson also considered certain financial and stock market data of First-Knox and Park in comparison with similar data of other publicly-held banks and thrifts and their holding companies and considered financial terms of comparable transactions which have recently been effected.

         Danielson did not obtain any independent appraisal of assets or liabilities of First-Knox or Park or their respective subsidiaries. Further, Danielson did not independently verify the information provided by First-Knox or Park and assumed the accuracy and completeness of all such information.

         In arriving at its fairness opinion, Danielson performed a variety of financial analyses. Danielson believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson's fairness opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis and summary description.

         In its analyses, Danielson made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond Park's or First-Knox's control. Any estimates contained in Danielson's analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

         Danielson analyzed the changes in the amount of earnings, book value, and indicated dividends represented by the receipt of approximately 2,345,000 Park Common Shares in exchange for all of the First-Knox Common Shares surrendered. The analysis evaluated, among other things, possible dilution in earnings and book value per share for Park Common Shares and dividends to be received by First-Knox shareholders.

Comparable Companies and Comparable Acquisitions Analyses

         Danielson compared First-Knox's (a) tangible capital of 9.42% of assets as of June 30, 1996, (b) .35% of assets nonperforming as of June 30, 1996, and
(c) net operating income (defined to be (i) (A) net interest income less (B) operating expense plus (ii) noninterest income) of 1.75% of average assets for the six-month period ending June 30, 1996, with the medians for selected Ohio banks with assets between $350 and $700 million that Danielson deemed comparable. These medians were (a) tangible capital of 8.62% of assets, (b) .23% of assets nonperforming, and (c) net operating income of 1.84% of average assets.

         Danielson also compared Park's (a) Common Share price as of October 25, 1996, of 13.5 times earnings and 243% of book, (b) dividend yield based on Park's Common Share price as of October 25, 1996 and Park's most recent dividend on an annualized basis, of 2.87%, (c) tangible capital as of June 30, 1996, equal to 9.44% of assets, (d) nonperforming assets as of June 30, 1996, equal to
 .31% total assets and (e) return on average assets during the trailing four quarters ended June 30, 1996, equal to 1.67% with the medians for selected bank and bank holding companies that Danielson deemed to be comparable to Park.

         The selected institutions included publicly-traded Indiana, Michigan and Ohio bank and bank holding companies with assets between $750 million and $5 billion and no extraordinary characteristics. The comparable medians were (a) stock price of 13.9 times earnings and 181% of book, (b) dividend yield of 2.92%, (c) tangible capital of 8.15% of assets, (d) .53% of assets nonperforming, and (e) return on average assets of 1.23%. Danielson also compared other income, expense and balance sheet information of such companies with similar information about Park.


         Park's strong financial performance is reflected in a stock price that is above the median of the comparable banks when measured by book value and below the median based on earnings. The earnings multiple is the key determinant of the "fair" value of Park's Common Shares, and as of October 25, 1996, Park's Common Share price of $48.75 per share was 13.5 times trailing twelve months earnings ending September 30, 1996. This was below the 13.9 times earnings median of the comparative group. Ten of the comparable banks had higher earnings multiples. Based on the median earnings multiple of the comparative group of 13.9, a price for Park's Common Shares between 13 and 15 times earnings is considered "fair." At $48.75 per share, or 13.5 times earnings, Park's Common Shares are in the lower half of the fair range.


     Danielson also compared the consideration to be paid in the Merger to the latest twelve months' earnings and book value of First-Knox with the earnings and book value multiples paid in 19 recent acquisitions of banks. For this comparison, Danielson used the median of these multiples for 1995, and year-to-date announced merger and acquisition transactions as of October 25, 1996 for acquisitions of comparable Midwest banks and of comparable banks nationwide. At the time Danielson made its analysis, the consideration to be paid in the Merger equaled 235% of First-Knox's September 30, 1996 book value and 18.0 times First-Knox's earnings for the trailing four quarters as of September 30, 1996. This compared to median multiples of 180% of book value and
16.6 times earnings for comparable Midwest acquisitions, and 199% of book value and 17.5 times earnings for comparable acquisitions nationwide.


Valuation of First-Knox

     The determinant of First-Knox' "fair" sale value is its earnings, which were $6,279,000 during the twelve months ending September 30, 1996. Using the median pricing for comparable Midwest banks and comparable banks nationwide (as identified above) in the last couple of years of 16.6 to 17.5 times earnings, results in the "fair" sale value range for First-Knox as of October 28, 1996 of $103.6 to $109.9 million. This range translates into a per share range of $26.51 to $28.10 and a book value range equal to 203% to 229%.

     Since the aggregate value of the Park offer (2,345,000 Park Common Shares) equals $114.3 million ($112.8 million when cash payments made by option holders are netted out), or $29.21 per share, as of October 28, 1996, which amount is in excess of the "fair" sale value range for First-Knox as of October 28, 1996, and since the Park Common Shares to be exchanged are fairly valued, the Park offer was considered to be a "fair" offer.

     No company or transaction used in this composite analysis is identical to First-Knox or Park. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

     The summary set forth above describes all of the material terms of the analyses and procedures performed by Danielson in the course of arriving at its fairness opinion; however, it does not purpose to address every aspect of such analyses and procedures.

         In payment for its services as the financial advisor to First-Knox, Danielson was paid an initial fee of $50,000. Upon the signing of the definitive Agreement and Plan of Merger with Park and the delivery of the October 28, 1996 fairness opinion, Danielson was paid a transaction fee of $284,000. At the closing of the Merger, Danielson will be paid a second transaction fee of approximately $287,000.

        THE FULL TEXT OF THE OPINION OF DANIELSON, DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE AND MATTERS CONSIDERED, IS ATTACHED HERETO AS APPENDIX F TO THIS JOINT PROXY STATEMENT/PROSPECTUS. FIRST-KNOX SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. DANIELSON'S OPINION IS DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED BY FIRST-KNOX SHAREHOLDERS IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY FIRST-KNOX SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FIRST-KNOX SPECIAL MEETING.

EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES

Effect on Outstanding Park Common Shares

         Each issued and outstanding Park Common Share will continue to be one Park Common Share after consummation of the Merger. All Park Common Shares, if any, that are owned by First-Knox (other than trust account shares and shares acquired in respect of debts previously contracted (any such shares, "DPC Shares")) will become treasury shares. See "PRINCIPAL SHAREHOLDERS OF PARK". See also "SUMMARY -- HISTORICAL AND PRO FORMA COMPARATIVE UNAUDITED PER SHARE DATA" and "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION" for certain pro forma data for Park.

Conversion of First-Knox Common Shares

         Upon consummation of the Merger, all First-Knox Common Shares that are owned by First-Knox as treasury shares and all First-Knox Common Shares, if any, that are owned by Park or by any wholly-owned subsidiary of Park or of First-Knox (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a subsidiary of Park or of First-Knox acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and DPC shares) will be canceled and retired and will cease to exist and no Park Common Shares or other consideration will be delivered in exchange therefor. The exact number of whole Park Common Shares to be received for each First-Knox Common Share (other than the First-Knox Common Shares to be canceled as described in the immediately preceding sentence) will be determined as follows:

                  (i) If (a) the Park Trading Price is equal to or greater than $43.875, and (b) the Option Exercise Cash Payment Total is equal to or greater than $1,500,000, then the Exchange Ratio is determined by dividing 2,345,000 Park Common Shares by 3,964,945 (which represents the anticipated sum of the total number of First-Knox Common Shares issued and outstanding immediately prior to the Effective Time of the Merger and the total number of First-Knox Common Shares which are subject to First-Knox Stock Options immediately prior to the Effective Time of the Merger (the "Total First-Knox Common Shares Outstanding or Subject to Options")). This results in an Exchange Ratio of approximately .5914 of a Park Common Share for each First-Knox Common Share exchanged in the Merger (the "Assumed Exchange Ratio").

                  (ii) If (a) the Park Trading Price is equal to or greater than $43.875, and (b) the Option Exercise Cash Payment Total is less than $1,500,000, then the number of Park Common Shares used as the numerator for the Exchange Ratio calculation will be reduced by a number derived by dividing the shortfall (i.e., amount less than $1,500,000) in such Option Exercise Cash Payment Total by $48.75 (which is referred to as the "Park Index Price" in the Merger Agreement). It is not currently contemplated that this adjustment will significantly change the Exchange Ratio from the number used for the Assumed Exchange Ratio.

The Exchange Ratio will not be less than .5914 and will not increase by more than .01 from the Assumed Exchange Ratio of .5914.

         First-Knox may elect to terminate the Merger Agreement in the event that (a) the Park Trading Price is less than $45.50 but equal to or greater than $43.875 and the percentage decline in the Park Common Share price (determined by dividing the Park Trading Price by the Park Index Price and subtracting one) is greater than the percentage decline in the SNL All Bank Index for the same period, or (b) the Park Trading Price is less than $43.875. Before making any decision to terminate this transaction, the Board of Directors of First-Knox would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision.
The First-Knox Board of Directors is under no obligation to resolicit the First-Knox shareholders in the event First-Knox elects not to exercise its termination right in connection with the occurrence of any of the above-described events. A decision regarding resolicitation of the shareholders will be made by the First-Knox Board based on the market conditions and other circumstances relating to the Merger existing at the time. See "THE
MERGER AGREEMENT - Amendment and Termination."

No Fractional Park Common Shares to be Issued

         Neither script nor fractional interests in Park Common Shares will be issued in the Merger, but in lieu thereof, each holder of First-Knox Common Shares who otherwise would have been entitled to a fraction of a Park Common Share, upon surrender of his certificates representing First-Knox Common Shares, will be paid the cash value of such fraction. Such holder will receive an amount of cash (without interest) determined by multiplying the fractional share interest by the Park Trading Price.

Closing of First-Knox Stock Transfer Books; Exchange of Certificates Evidencing First-Knox Common Shares

         The stock transfer books in respect of the First-Knox Common Shares will be closed as of the close of business on that date which is two business days prior to the date of the Closing.

         As soon as practicable after the Effective Time of the Merger (but no later than the fifth business day following the Effective Time), each First-Knox shareholder will be advised of the effectiveness of the merger by letter accompanied by a letter of transmittal and instruction for use to surrender the certificate or certificates representing First-Knox Common Shares to Park's exchange agent, Registrar and Transfer Company (the "Exchange Agent").

         The letter of transmittal will be used to exchange certificates for Park Common Shares and cash in lieu of any fractional share interest. If any certificate representing Park Common Shares is to be issued in a name other than that in which the certificate representing First-Knox Common Shares surrendered for exchange is registered, the certificate so surrendered must be properly endorsed or otherwise in proper form for transfer and the person requesting such exchange must pay to Park or the Exchange Agent any applicable transfer or other taxes required by reason of the issuance of the certificate. With respect to any uncertificated First-Knox Common Shares, the Exchange Agent will issue certificates representing the number of whole Park Common Shares (plus any cash in lieu of fractional Park Common Shares) into which such uncertificated First-Knox Common Shares have been converted upon receipt of evidence of ownership satisfactory to the Exchange Agent. CERTIFICATES FOR FIRST-KNOX COMMON SHARES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL AFTER RECEIPT OF THE LETTER OF TRANSMITTAL AND SHOULD NOT BE RETURNED TO FIRST-KNOX WITH THE ENCLOSED PROXY CARD.

Rights of Holders of First-Knox Share Certificates Prior to Surrender

         Upon surrender to the Exchange Agent of certificates representing First-Knox Common Shares and a properly completed letter of transmittal, the holder thereof will be entitled to receive in exchange therefor a certificate or certificates representing the Park Common Shares (and cash in lieu of any resulting fractional share interest) to which he is entitled. Unless and until the certificates representing First-Knox Common Shares are so surrendered, together with a properly completed letter of transmittal, no dividend payable to holders of record of Park Common Shares as of any time subsequent to the Effective Time of the Merger will be paid to such holder of any such outstanding First-Knox share certificate and his other rights as a Park shareholder (including the right to vote on any matter submitted to Park shareholders for their approval) will be suspended; but upon surrender of his outstanding First-Knox share certificates to the Exchange Agent, together with a properly completed letter of transmittal, there will be paid to the recordholder of the certificates representing the right to receive Park Common Shares the dividends (without interest) that have theretofore become payable with respect to the Park Common Shares to be issued upon such surrender and conversion and his other rights as a Park shareholder will thereafter be restored.

Lost Stock Certificates

         Any First-Knox shareholder who has lost or misplaced a certificate for any of his First-Knox Common Shares should immediately call the Trust Department of FKNB (1-800-837-5266) for information regarding the procedures to be followed in order to obtain Park Common Shares in exchange for such First-Knox Common Shares.

Treatment of Outstanding First-Knox Stock Options and SARs

         As of the First-Knox Record Date, there were 207,969 unexercised First-Knox Stock Options outstanding under all incentive and stock option programs of First-Knox. Pursuant to the Merger Agreement, prior to the Effective Time of the Merger, First-Knox is to take such actions as are reasonably necessary to cause each outstanding First-Knox Stock Option, whether vested or unvested, to be exercised and each outstanding First-Knox SAR, whether vested or unvested, to be exercised and "cashed out". To the extent that there remain outstanding First-Knox Stock Options or First-Knox SARs at the Effective Time of the Merger, such First-Knox Stock Options will become options to purchase Park Common Shares and such First-Knox SARs will become SARs based on the fair market value of Park Common Shares, except that the number of Park Common Shares to be issued upon exercise of such options and the option price under such options and SARs will be adjusted for the Exchange Ratio. See also "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

ACCOUNTING TREATMENT OF THE MERGER

         The Merger, if completed as proposed, will qualify as a pooling-of-interests for accounting and financial reporting purposes. Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of Park and First-Knox will be retroactively combined for the entire fiscal period in which the Merger occurs and for all periods prior to the Merger at historically recorded amounts. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

         The obligations of Park and First-Knox to effect the Merger are conditioned, among other things, upon their receipt from Park's auditors of a letter, dated the Effective Time, to the effect that, for financial reporting purposes, the Merger qualifies for pooling-of-interests accounting treatment under generally accepted accounting principles if consummated in accordance with the Merger Agreement. See "THE MERGER AGREEMENT -- CONDITIONS TO THE CONSUMMATION OF THE MERGER." The Merger Agreement further provides that neither Park nor First-Knox shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a pooling-of-interests for accounting purposes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Park and First-Knox will receive an opinion of Porter, Wright, Morris & Arthur as of the Closing Date to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, Park and First-Knox will each be parties to that reorganization within the meaning of Section 368(b) of the Code, and accordingly, for United States federal income tax purposes:

         (i) no gain or loss will be recognized by either Park or First-Knox (except for the inclusion of income of amounts resulting from any required changes in accounting methods or similar items) as a result of the Merger;

         (ii) no gain or loss will be recognized by shareholders of First-Knox who exchange their First-Knox Common Shares solely for Park Common Shares pursuant to the Merger, except to the extent that such shareholders receive cash in lieu of the issuance of a fractional share;

         (iii) the tax basis of Park Common Shares received by shareholders of First-Knox who exchange all of their First-Knox Common Shares solely for Park Common Shares in the Merger will be the same as the tax basis of the First-Knox Common Shares surrendered in exchange therefor; and

         (iv) the holding period of the Park Common Shares received in the Merger will include the holding period of First-Knox Common Shares surrendered in exchange therefor, provided such First-Knox Common Shares were held as capital assets at the Effective Time.

         The Merger Agreement provides that neither Park nor First-Knox shall intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a reorganization within the meaning of Section 368 of the Code. Porter, Wright, Morris & Arthur's opinion will be based on facts, representations and assumptions set forth in such opinion, the Merger Agreement, and certificates of officers of First-Knox and Park, which will not have been independently investigated or verified (including, among others, representations that (a) to the best knowledge of First-Knox, there is no plan or intention by the shareholders of First-Knox to dispose of a number of Park Common Shares received in the Merger such that the value, as of the Effective Time of the Merger, of the Park Common Shares retained by such shareholders will not be less than 50% of the value of the formerly outstanding First-Knox Common Shares held by such shareholders as of that date, (b) there is no plan or intention for Park to reacquire any of the Park Common Shares issued pursuant to the Merger, and (c) there is no plan or intention to dispose of any of the assets of First-Knox acquired in the Merger (other than in the ordinary course of business)), and such facts, representations and assumptions are assumed to be true at the Effective Time.

         THE FOREGOING DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES OF THE MERGER TO FIRST-KNOX SHAREHOLDERS WHO PERFECT DISSENTERS' RIGHTS. SEE "DISSENTERS' RIGHTS."

         THE DISCUSSION SET FORTH ABOVE DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR THE TAX CONSEQUENCES OF THE MERGER TO CERTAIN SHAREHOLDERS INCLUDING, FOR EXAMPLE, FOREIGN SHAREHOLDERS. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. THE OPINION OF COUNSEL DESCRIBED ABOVE IS NOT BINDING UPON THE IRS, AND NO RULINGS OF THE IRS WILL BE SOUGHT OR OBTAINED. THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH THE TAX CONSEQUENCES OF THE MERGER DESCRIBED ABOVE. ALL OF THE FOREGOING IS SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE FOREGOING DISCUSSION MAY NOT BE APPLICABLE TO A FIRST-KNOX SHAREHOLDER WHO ACQUIRED FIRST-KNOX COMMON SHARES PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. EACH FIRST-KNOX SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Pursuant to the terms of the Merger Agreement, upon the Effective Time of the Merger, Park will grant options to purchase 25,000 Park Common Shares under the Park 1995 Plan to such First-Knox employees as First-Knox and Park jointly select and in such proportions as First-Knox and Park jointly determine. Subject to the limitations imposed by law and consistent with the terms of the Park 1995 Plan, it is currently Park's intention to use up to half of such 25,000 Park Common Shares as incentives to existing First-Knox Stock Option holders to exercise their First-Knox Stock Options and First-Knox SARs prior to the Effective Time and to pay the exercise price for such First-Knox Stock Options in cash. Notwithstanding this intention, Park, with the approval of First-Knox, may use more than 12,500 Park Common Shares as incentives depending upon the circumstances that then exist. The First-Knox Stock Options and First-Knox SARs held by First-Knox Stock Option holders generally must be exercised in tandem. Park desires to have the First-Knox Stock Options and First-Knox SARs exercised at or prior to the Effective Time of the Merger so that the expense related to the First-Knox SARs will be capped and not impact earnings of Park following the consummation of the Merger.

         Park has developed the "First-Knox Severance Plan" which, for a period of twelve months following the consummation of the Merger, will apply to any person who was an employee of First-Knox or one of its subsidiaries immediately prior to the Merger and whose employment is terminated by Park during the twelve-month period after the consummation of the Merger, unless such termination was due to a voluntary resignation, retirement, or termination for cause. Generally, the amount of severance pay to be received is based upon years of service with First-Knox with persons serving less than one year receiving two weeks of severance pay, persons with one through four years of continuous service receiving four weeks of severance pay and persons with five or more years of continuous service receiving one week of severance pay for each year of service. Employees receiving severance pay benefits will also be paid for any unused earned vacation and may elect to continue to receive medical and/or dental benefits for up to a maximum of eighteen months, according to the COBRA federal law.

         Park has also agreed to assume existing Employment Security Agreements between three executive officers of First-Knox and FKNB. See the discussion of such agreements in "CERTAIN INFORMATION CONCERNING FIRST-KNOX --
CHANGE-IN-CONTROL ARRANGEMENTS WITH FIRST-KNOX MANAGEMENT TO BE ASSUMED BY
PARK".

         Park has agreed to indemnify each of the officers and directors of First-Knox from and against certain liabilities arising out of the fact that such person is or was a director, officer or employee of First-Knox or any of its subsidiaries, in each case to the full extent First-Knox would have been permitted to indemnify such person under Ohio law and the Amended Articles of Incorporation and Code of Regulations of First-Knox. See "THE MERGER AGREEMENT -- COSTS AND EXPENSES; INDEMNIFICATION" and "COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND HOLDERS OF FIRST-KNOX COMMON SHARES -- DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION."

BOARD REPRESENTATION AND MANAGEMENT OF PARK FOLLOWING CONSUMMATION OF THE MERGER

         Pursuant to the terms of the Merger Agreement, at the Effective Time, the number of Park directors will be fixed at sixteen and the Park Board of Directors will consist of sixteen persons, twelve of whom will be selected by Park from the Park Board of Directors immediately prior to the Effective Time and four of whom will be selected by Park, after consultation with First-Knox, from the First-Knox Board of Directors immediately prior to the Effective Time. Of the members selected from the Park Board, four members will have terms expiring in each of 1998, 1999 and 2000. Of the members selected from the First-Knox Board, one member will have a term expiring in each of 1998 and 1999 and two members will have terms expiring in 2000.

         It is currently anticipated that each of the current twelve members of the Park Board of Directors identified in "ELECTION OF PARK DIRECTORS -- NOMINEES FOR ELECTION" (assuming the persons nominated for election at the Park Annual Meeting are elected) will continue to serve on the Park Board after the Effective Time for the same term. As of the date of this Joint Proxy Statement/Prospectus, no decision has been made as to which of the current First Knox directors identified in "CERTAIN INFORMATION CONCERNING FIRST-KNOX -- DIRECTORS OF FIRST-KNOX" will be the First-Knox representatives on the Park Board after the Effective Time.

         It is currently anticipated that the executive officers of Park will remain: William T. McConnell, Chairman and Chief Executive Officer; C. Daniel DeLawder, President; and David C. Bowers, Secretary, Chief Financial Officer and Chief Accounting Officer. See "ELECTION OF PARK DIRECTORS -- EXECUTIVE OFFICERS OF PARK."

RESALE OF PARK COMMON SHARES RECEIVED IN THE MERGER

         The Park Common Shares that will be issued if the Merger is consummated have been registered under the Securities Act and will be freely transferable, except for Park Common Shares received by persons, including directors and executive officers of First-Knox, who may be deemed to be affiliates of First-Knox, as that term is defined in Rule 145 promulgated under the Securities Act. Affiliates may not sell their Park Common Shares acquired pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act covering the Park Common Shares or in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. SEC guidelines further indicate that the pooling-of-interests method of accounting will generally not be challenged on the basis of sales by affiliates of the acquiring or acquired corporation if they do not dispose of any of the shares of the corporation they own or shares of the corporation they receive in connection with a merger during a period beginning thirty days before the merger and ending when financial results covering at least thirty days of post-merger operations of the combined entity have been published. Pursuant to the Merger Agreement, First-Knox has obtained customary agreements with all directors, officers and affiliates of First-Knox under which those persons have agreed not to dispose of their Park

Common Shares in a manner that would adversely affect the ability of Park to treat the Merger as a pooling-of-interests for financial accounting purposes. FIRST-KNOX SHAREHOLDERS SHOULD CONSULT WITH THEIR LEGAL ADVISORS PRIOR TO MAKING ANY OFFER OR SALE OF PARK COMMON SHARES RECEIVED IN THE MERGER.

REGULATORY APPROVALS

         Consummation of the Merger is subject to prior receipt by Park and First-Knox of all necessary regulatory approvals. The principal regulatory approvals required to be obtained are from the Federal Reserve Board and the Ohio Division of Financial Institutions (the "ODFI").

         The application to the Federal Reserve Board (which was submitted on December 31, 1996 to the Federal Reserve Bank of Cleveland as the delegate of the Federal Reserve Board) sought approval, as required by the Bank Holding Company Act, of the Merger. On February 14, 1997, the Federal Reserve Bank of Cleveland approved Park's acquisition of 100% of the voting shares of First-Knox, and incident thereto, First-Knox's wholly-owned subsidiaries. The Federal Reserve Bank of Cleveland considered a number of factors, including the extent to which the transaction may have prohibited anticompetitive effects; the financial condition and future prospects of Park; the competence, experience and integrity of Park's officers, directors and principal shareholders; the convenience and needs of the communities to be served, including Park's record of performance under the Community Reinvestment Act; and Park's readiness to provide to the Federal Reserve Board information on its operations and activities that the Federal Reserve Board deems appropriate to determine and enforce compliance with the Bank Holding Company Act. Pursuant to the terms of the approval of the Federal Reserve Bank of Cleveland, the Merger could not be consummated prior to March 1, 1997 and must be consummated before May 14, 1997, unless such period is extended by the Federal Reserve Board. No separate federal approval for the change of control of First-Knox's subsidiary banks was required.

        The application to the ODFI is in the form of a change of control notice for First-Knox's state chartered bank subsidiary, which was submitted on December 31, 1996. On March 10, 1997, the ODFI notified Park that the ODFI had no objection to the proposed change in control of First-Knox's Ohio state-chartered bank subsidiary.

         Other applications required to obtain proper approvals under state securities laws and American Stock Exchange rules have been filed with the appropriate regulatory authorities.

         The Merger will not proceed in the absence of all requisite regulatory approvals. There can be no assurance that all such approvals will be obtained or that such approvals will not impose conditions which would have a material adverse effect on the business, operations, assets or financial condition of Park and the Park subsidiaries taken as a whole or otherwise materially impair the value to Park of First-Knox and the First-Knox subsidiaries as a whole. If any such condition is imposed, the Merger Agreement permits the Boards of Directors of Park and First-Knox to abandon the Merger.

         No assurance can be given as to when, or if, necessary regulatory approvals will all be obtained. In the event the Merger is not effected on or before October 31, 1997, the Merger Agreement may be terminated by Park or First-Knox.

                                THE MERGER AGREEMENT

THE MERGER

         The Merger Agreement provides that, subject to the adoption of the Merger Agreement by the shareholders of Park and First-Knox and the satisfaction or waiver of the other conditions to the Merger,

First-Knox will be merged with and into Park. Following consummation of the Merger, First-Knox will no longer exist. The Merger Agreement provides for Park and First-Knox to implement the Merger by filing a Certificate of Merger, as required by the General Corporation Law of Ohio, consistent with the applicable provisions of the Merger Agreement.

         The material provisions of the Merger Agreement are briefly summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is reprinted as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by this reference. Shareholders of Park and of First-Knox are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

CONVERSION OF SHARES

         At the Effective Time of the Merger, each First-Knox Common Share outstanding immediately prior to the Effective Time (other than First-Knox Common Shares directly owned by Park, by First-Knox or by any wholly-owned subsidiary of Park or of First-Knox and First-Knox Common Shares as to which dissenters' rights have been perfected pursuant to the Ohio General Corporation
Law), will be converted into the right to receive a number of Park Common Shares equal to the Exchange Ratio. See "THE MERGER--EFFECT ON OUTSTANDING PARK COMMON SHARES AND CONVERSION OF FIRST-KNOX COMMON SHARES" for a discussion of the effect of the Merger on outstanding Park Common Shares, the conversion of First-Knox Common Shares, the treatment of fractional shares, the manner in which certificates evidencing First-Knox Common Shares are to be exchanged, the rights of holders of First-Knox share certificates prior to surrender and the treatment of outstanding First-Knox Stock Options and SARs.

REPRESENTATIONS AND WARRANTIES

         In the Merger Agreement, each of Park and First-Knox has made certain representations and warranties concerning corporate organization, standing and power; capital structure; corporate power and authority to enter into the Merger Agreement and consummate the Merger; governmental consents and approval; non-contravention of agreements and instruments; the accuracy and completeness of information supplied to the other; compliance with SEC reporting requirements; compliance with applicable laws; legal proceedings; taxes; the existence of certain agreements; employee benefit plans; subsidiaries; agreements with bank regulators; absence of certain changes or events; inapplicability of certain charter provisions; required votes; properties; ownership of each other's shares; finder's fees; labor matters; environmental matters; compliance with applicable capital requirements; and loan losses. Park and First-Knox believe that the representations and warranties contained in the Merger Agreement are customary in transactions similar in nature to the Merger. See Article III of the Agreement and Plan of Merger, dated as of October 28, 1996, between Park and First-Knox, attached as Appendix A-1 hereto.

CONDUCT OF BUSINESS PENDING THE MERGER AND CERTAIN OTHER COVENANTS

         The Merger Agreement requires each of Park and First-Knox to conduct, and to cause each of their respective subsidiaries to conduct, each of their respective businesses and engage in transactions permitted under the Merger Agreement prior to the Effective Time of the Merger only in the ordinary course of business in accordance with their respective past practices or policies (except as permitted with the written consent of the other party). Under the Merger Agreement, each of Park and First-Knox has agreed not to take certain actions (or to prevent any of their respective subsidiaries from taking such action) without the prior written consent of the other party or unless permitted by the Merger Agreement, including, among other things, the following: (1) declaration or payment of dividends or other distributions in respect of any capital shares except as contemplated by the terms of the Merger Agreement; (2) declaration or approval of stock splits, combinations or reclassifications except, in the case of Park, the issuance of up to 2,672 Park Common Shares in accordance with Park's prior written disclosure to First-Knox; (3) repurchases or redemptions, except that Park is permitted to take any such action so long as it does not disqualify the Merger as a pooling-of-interests for accounting purposes; (4) authorization or issuance of securities other than (A) the issuance of Park Common Shares pursuant to the exercise of stock options granted under the Park 1995 Incentive Stock Option Plan or the issuance of up to 2,672 Park Common Shares in accordance with Park's prior written disclosure and (B) the issuance of First-Knox Common Shares pursuant to the exercise of outstanding First-Knox Stock Options; (5) amendment of its charter documents, except as contemplated by the Merger Agreement; (6) solicitation or encouragement of the submission of any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Park or First-Knox or any "significant subsidiary" (within the meaning of Rule 1-02 of SEC Regulation S-X) of Park or First-Knox or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of Park or First-Knox or any significant subsidiary of either (a "Takeover Proposal"); (7) in the case of First-Knox, acquisition or disposition of material assets or the acquisition of an equity interest in any other entity; (8) in the case of First-Knox, incurring of long-term indebtedness other than in replacement of existing or maturing debt or in the ordinary course of business; (9) taking of any action that would result in any of its representations and warranties set forth in the Merger Agreement being untrue at the Effective Time in any material respect or any of the conditions of the Merger not being satisfied; (10) taking any action to change its method of accounting in effect at December 31, 1995 or to change its fiscal year; (11) taking any action which would disqualify the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; or (12) adopting or amending any employee benefit plan and, in the case of First-Knox, taking any action which would increase compensation or benefits other than normal increases in the ordinary course of business consistent with past practices.

         Each of Park and First-Knox is required to use all reasonable efforts to take all actions necessary to comply with all applicable legal requirements and to obtain all required governmental and third party consents. Park is also to use all reasonable efforts to cause the Park Common Shares to be issued in the Merger to be approved for listing on the American Stock Exchange. First-Knox is also required to provide Park with surveys in respect of the real property owned or leased by First-Knox and its subsidiaries if so requested by Park.

         Park will coordinate the conversion of First-Knox employee benefit plans into similar employee benefit plans of Park, to the extent similar plans are maintained by Park, and give credit under the Park employee benefit plans for purposes of eligibility, vesting, benefit accrual and other purposes for which such service is taken into account or recognized, to the extent permissible under applicable laws, to any employee of First-Knox or of one of its subsidiaries who becomes an employee of Park or of one of its subsidiaries following consummation of the Merger.

         Park and First-Knox have agreed to coordinate the payment of dividends with respect to the Park Common Shares and the First-Knox Common Shares and the record dates and payment dates relating thereto. First-Knox is to increase its quarterly dividend to shareholders in such amount that, after giving effect to the increase in the quarterly dividend rate per First-Knox Common Share for such quarter, its quarterly dividend to shareholders equals the amount that is paid on a Park Common Share for that quarter as adjusted to reflect the Exchange Ratio. As contemplated by the Merger Agreement, Park increased its quarterly dividend to $.40 per share for the fourth quarter of 1996 in accordance with its past practices with respect to fourth quarter dividends and, based thereon, First-Knox declared in December, 1996, a quarterly cash dividend for the fourth quarter of $.24 per First-Knox Common Share.

         See also the discussion in "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to the fulfillment at or before the Effective Time of certain conditions, including (but not limited to) the following conditions: (A) the required approvals by shareholders of Park and of First-Knox having been obtained, including the adoption of an amendment to Subsection 2.02(A) of Park's Regulations to limit the maximum allowable number of directors; (B) the Park Common Shares issuable to First-Knox shareholders pursuant to the Merger Agreement and the other Park Common Shares required to be reserved for issuance in connection with the Merger having been authorized for listing on the American Stock Exchange upon official notice of issuance; (C) the receipt of all necessary regulatory approvals and the lapsing of all applicable waiting periods, without the imposition of any condition which, in the reasonable judgment of Park or First-Knox, is materially burdensome; (D) Park having made all state securities or Blue Sky filings and other authorizations necessary to issue the Park Common Shares in exchange for First-Knox Common Shares and to consummate the Merger; (E) the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, filed by Park with the SEC having been declared effective and not being subject to a stop order or any threatened stop order; (F) no temporary restraining order, preliminary or permanent injunction or other order having been issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger being in effect; and there not being any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger, by any governmental authority which makes consummation of the Merger illegal; (G) the receipt by Park of a letter from its auditors, to the effect that the Merger qualifies for "pooling-of-interest" accounting treatment if consummated in accordance with the Merger Agreement; and (H) receipt by Park and First-Knox of a written opinion, dated the Effective Time, from Porter, Wright, Morris & Arthur, counsel to Park, that the Merger will have the tax consequences described in "THE MERGER -- CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER". Under the terms of the Merger Agreement, any of the above-described conditions may be waived by the parties without shareholder approval; however, shareholder and regulatory approval of the Merger and related matters are required by law in order to consummate the Merger and, therefore, as a practical matter cannot be waived.

         In addition to the foregoing conditions, Park's obligations under the Merger Agreement are conditioned upon the following, any one or more of which may be waived by Park: the representations and warranties of First-Knox set forth in the Merger Agreement being true and correct in all material respects at the Effective Time, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on First-Knox or on Park following the Effective Time; performance by First-Knox in all material respects of its obligations under the Merger Agreement; receipt by First-Knox of any consents or approvals required in order to permit the succession by Park pursuant to the Merger to any obligation, right or interest of First-Knox or any of its subsidiaries; receipt by Park of certain legal opinions of legal counsel for First-Knox; receipt by Park of an opinion from McDonald & Company as to the fairness of the Exchange Ratio, as of the date of this Joint Proxy Statement/Prospectus, to the shareholders of Park from a financial point of view; and First-Knox furnishing to Park such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as Park may reasonably request.

         In addition to the foregoing conditions, First-Knox's obligations under the Merger Agreement are conditioned upon the following, any one or more of which may be waived by First-Knox: the representations and warranties of Park set forth in the Merger Agreement being true and correct in all material respects at the Effective Time, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Park following the Effective Time; performance by Park in all material respects of its obligations under the

Merger Agreement; receipt by Park of any required consents or approvals; receipt by First-Knox of certain legal opinions of legal counsel for Park; receipt by First-Knox of an opinion from Danielson as to the fairness of the Merger to the shareholders of First-Knox from a financial point of view; Park taking the steps necessary to authorize the Park Common Shares to be issued in the Merger; and Park furnishing to First-Knox such certificates of its officers or others and such other documents to evidence fulfillment of the conditions as First-Knox may reasonably request.

EFFECTIVE TIME

         Upon satisfaction or waiver of all conditions under the Merger Agreement, Park and First-Knox will file an appropriate Certificate of Merger with the Ohio Secretary of State. The Merger will become effective upon the filing of the Certificate of Merger or at such time thereafter as is agreed to in writing by Park and First-Knox and so provided in the Certificate of Merger (the "Effective Time").

         The closing of the transactions contemplated by the Merger Agreement will take place on the first day which is (a) the last business day of a month and (b) at least ten business days after satisfaction or waiver of the conditions set forth in the Merger Agreement. Park and First-Knox may also close the transactions contemplated by the Merger Agreement on another mutually agreed upon date. Park and First-Knox believe that the Merger will be completed during the second quarter of 1997; however, there could be delays in the completion of the Merger as a result of delays in obtaining the required regulatory approvals.

AMENDMENT AND TERMINATION

         The Merger Agreement may be further amended by Park and First-Knox by action of their respective Boards of Directors and in an instrument in writing signed by both Park and First-Knox. The Merger Agreement may be amended at any time before or after the Park Annual Meeting or the First-Knox Special Meeting. However, after approval of the matters to be considered at the Shareholder Meetings, no amendment may be made which by law requires further approval by shareholders of Park and/or First-Knox unless such further approval has been obtained.

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Park and First-Knox: (a) by mutual consent of the Boards of Directors of Park and First-Knox for any reason; or (b) by either of the Board of Directors of Park or First-Knox (i) if the Merger has not been consummated on or before October 31, 1997, (ii) the shareholders of either Park or First-Knox fail to approve matters submitted to them for approval in connection with the Merger or (iii) if any application for regulatory or governmental approval necessary to consummate the Merger is denied or the applicable regulatory agency or governmental authority imposes a burdensome condition.

         First-Knox may terminate the Merger Agreement if (1) (i) the Park Trading Price is less than $45.50 but greater than or equal to $43.875 and (ii) the percentage determined by dividing the Park Trading Price by the Park Index Price is less than the percentage determined by dividing the average of the SNL All Bank Index for the five trading days ending on the tenth business day immediately preceding the Closing by the SNL All Bank Index as of the close of trading on October 25, 1996; or (2) the Park Trading Price is less than $43.875. Before making any decision to terminate this transaction, the Board of Directors of First-Knox would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision. The First-Knox Board of Directors is under no obligation to resolicit the First-Knox shareholders in the event First-Knox elects not to exercise its termination right in connection with the occurrence of any of the above-described events. A decision regarding resolicitation of the shareholders will be made by the First-Knox Board based on the market conditions and other circumstances relating to the Merger existing at the time. See "THE MERGER AGREEMENT - Amendment and Termination."

    First-Knox may also terminate the Merger Agreement if the Board of Directors determines in good faith, after consultation with Danielson with respect to the financial aspects of any Takeover Proposal for First-Knox and the Merger, and with legal counsel to First-Knox, that termination of the Merger Agreement and pursuit of the Takeover Proposal for First Knox is required by their fiduciary duties or if Park receives a Takeover Proposal or events have occurred or actions commenced which are reasonably expected to result in a Takeover Proposal for Park.

         In the event of termination, the Merger Agreement will become void except that certain provisions regarding expenses and confidentiality will survive such termination and if terminated by reason of a Takeover Proposal for First-Knox which is approved by shareholders of First-Knox prior to October 31, 1997 or in the event the First-Knox Board of Directors fails to recommend the Merger to the First-Knox shareholders or withdraws such recommendation or fails to solicit proxies to approve the Merger and the Merger is not consummated by October 31, 1997, First-Knox will be required to pay a termination fee of $2,140,000 to Park.

COSTS AND EXPENSES; INDEMNIFICATION

         Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such costs and expenses, except that expenses incurred in connection with filing, printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement of which it forms a part, will be shared equally by Park and First-Knox.

         Park has agreed to indemnify each of the officers and directors of First-Knox from and against certain liabilities arising out of the fact that such person is or was a director, officer or employee of First-Knox or any of its subsidiaries, in each case to the full extent First-Knox would have been permitted to indemnify such person under Ohio law and its Amended Articles of Incorporation and Code of Regulations. See "COMPARISON OF RIGHTS OF HOLDERS OF PARK COMMON SHARES AND HOLDERS OF FIRST-KNOX COMMON SHARES -- DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION." Unless Park and First-Knox otherwise agree, First Knox will, prior to the Effective Time of the Merger, elect under its existing directors' and officers' liability insurance policy to obtain extension coverage for the maximum period allowable thereunder (36 months) and an endorsement providing lifetime coverage for First-Knox directors and will pay the premiums necessary to obtain such coverage extension and endorsement (with respect to the coverage extension, 75% of the annual premium for the first 12 months, 50% of the annual premium for the second 12 months and 25% of the annual premium for the last 12 months, and with respect to the endorsement, $1,500 per First-Knox director).

RECOMMENDATION AND VOTE

         For the Merger Agreement to be adopted and the Merger approved, the affirmative vote of the holders of two-thirds of the outstanding Park Common Shares and the affirmative vote of the holders of two-thirds of the outstanding First-Knox Common Shares is required.

         THE PARK BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

         THE FIRST-KNOX BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

                                 DISSENTERS' RIGHTS

         Holders of Park Common Shares who so desire and holders of First-Knox Common Shares who so desire are entitled to relief as dissenting shareholders under Ohio Revised Code Section1701.85. A shareholder of either Park or First-Knox will be entitled to such relief, however, only if he complies strictly with all of the procedural and other requirements of Section1701.85. The following summary does not purport to be a complete statement of the method of compliance with Section1701.85 and is qualified in its entirety by reference to the copy of Section1701.85 attached hereto as Appendix G.

         A Park or First-Knox shareholder who wishes to perfect his rights as a dissenting shareholder in the event the Merger Agreement is adopted and the Merger is approved:

         (a) must have been a recordholder of the Park Common Shares as to which he seeks relief on the Park Record Date or of the First-Knox Common Shares as to which he seeks relief on the First-Knox Record Date;

         (b) must not have voted his Park Common Shares or First-Knox Common Shares in favor of adoption of the Merger Agreement and the approval of the Merger; and

         (c) must deliver to the company of which he is a shareholder, not later than ten days after the appropriate Shareholder Meeting, a written demand for payment of the fair cash value of the shares as to which he seeks relief. Such written demand must state the name of the shareholder, his address, the number of shares as to which he seeks relief and the amount claimed by him as the fair cash value thereof.

         A vote against the adoption of the Merger Agreement and the approval of the Merger will not satisfy the requirements of a written demand for payment. Any written demand for payment should be mailed or delivered, (i) in the case of a dissenting Park shareholder, to: Park National Corporation, 50 North Third Street, Newark, Ohio 43055, Attention: David C. Bowers, Secretary and (ii) in the case of a dissenting First-Knox shareholder, to: First-Knox Banc Corp., One South Main Street, P.O. Box 871, Mount Vernon, Ohio 43050, Attention: Ian Watson, Secretary. As the written demand must be delivered within the ten-day period following the appropriate Shareholder Meeting, it is recommended, although not required, that a shareholder using the mails use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

         If Park or First-Knox sends to the dissenting shareholder, at the address specified in his demand, a request for the certificate(s) representing his shares, such dissenting shareholder must deliver the certificate(s) within fifteen days of the sending of such request. The company may endorse the certificate(s) with a legend to the effect that the shareholder has demanded the fair cash value of the shares represented by the certificate(s). Failure to deliver the certificate(s) within fifteen days of the request terminates the shareholder's rights as a dissenting shareholder. Park or First-Knox, respectively, must notify the shareholder of its election to terminate his rights as a dissenting shareholder within twenty days after the lapse of the fifteen-day period.

         Unless Park or First-Knox and the dissenting shareholder of Park or First-Knox, as appropriate, agree on the fair cash value per share of the Park Common Shares or the First-Knox Common Shares, respectively, either may, within three months after the service of the written demand by the shareholder, file a petition in the Court of Common Pleas of Licking County, Ohio (in the case of Park) or Knox County, Ohio (in the case of First-Knox). If the court finds that the shareholder is entitled to be paid the fair cash value of any shares, the court may appoint one or more appraisers to receive evidence and to recommend a decision on the amount of the fair cash value.

         Fair cash value: (i) will be determined as of the day prior to the appropriate company's Shareholder Meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder's written demand, and (iv) will exclude any appreciation or depreciation in market value resulting from the Merger. The court will make a finding as to the fair cash value of a share and render judgment against Park or First-Knox, respectively, for its payment, with interest at such rate and from such date as the court considers equitable. The costs of proceedings will be assessed or apportioned as the court considers equitable.

         The rights of any dissenting shareholder will terminate if (a) the dissenting shareholder has not complied with Section 1701.85, unless Park or First-Knox, respectively, by its Board of Directors waives such failure, (b) Park or First-Knox, respectively, rescind their adoption of the Merger Agreement, (c) the dissenting shareholder withdraws his written demand, with the consent of the appropriate company by its Board of Directors, or (d) Park or First-Knox, respectively, and the dissenting shareholder do not agree upon the fair cash value per share of the Park Common Shares or the First-Knox Common Shares, respectively, and neither has timely filed or joined in a petition in an appropriate court for a determination of the fair cash value of the shares.

         A dissenting shareholder of Park or First-Knox who receives payment for shares in cash will generally recognize capital gain or loss (if the shares were held as a capital asset at the Effective Time of the Merger) equal to the difference between the cash received and the holder's basis in such shares, provided the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code, nor has the effect of the distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of shares pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction, if, as a result of such exercise, the shareholder owns no shares of stock in Park as the surviving corporation in the Merger (either actually or constructively within the meaning of Section 318 of the Code).

         BECAUSE A PROXY WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER, A SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS MUST EITHER (I) NOT SIGN AND RETURN HIS PROXY OR, (II) IF HE SIGNS AND RETURNS HIS PROXY, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER.

         Park shareholders and First-Knox shareholders who are not in favor of the Merger but who do not wish to exercise dissenters' rights may, in the alternative, attempt to sell their shares in the open market at the then current market price.

                            UNAUDITED PRO FORMA COMBINED
                                FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial statements are presented to show the impact on Park's historical financial position and results of operations of the Merger with First-Knox. The Merger is reflected in the unaudited pro forma condensed combined financial information under the pooling-of-interests method of accounting. See "THE MERGER -- ACCOUNTING Treatment".

         The unaudited pro forma condensed combined balance sheet assumes that the Merger was consummated on December 31, 1996, and the unaudited pro forma condensed combined statement of income assumes that the Merger was consummated at the beginning of each period. In each instance, the Exchange Ratio was assumed to be .5914.

         The pro forma information should be read in conjunction with the historical financial statements (including the related notes thereto) and the financial data regarding Park and First-Knox incorporated herein by reference. The pro forma information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the periods for which an income statement is presented, nor is it necessarily indicative of the results of operations of future periods or the future combined financial position.

                     CONDENSED PRO FORMA COMBINED BALANCE SHEET
                                AT DECEMBER 31, 1996
                               (dollars in thousands)

                                                                             Pro Forma
                                                  Park        First-Knox     Combined
                                                  ----        ----------     --------
Cash and Due from Banks                       $   61,454       $   20,308   $   81,762
Interest-Bearing Deposits with Banks                   0              539          539
Federal Funds Sold                                     0                0            0
Securities Available - For-Sale                  386,187          177,426      563,613
Securities Held to Maturity                       10,780                0       10,780
Loans, Net of Unearned Income                  1,112,603          361,840    1,474,443
Allowance for Loan Losses                         27,802            4,545       32,347
                                              ----------       ----------   ----------
Loans, Net                                     1,084,801          357,295    1,442,096
Bank Premises and Equipment                       16,812           10,791       27,603
Other Assets                                      54,733            7,404       62,137
                                              ----------       ----------   ----------
       Total Assets                           $1,614,767       $  573,763   $2,188,530
                                              ==========       ==========   ==========

Deposits                                      $1,336,617       $  430,763   $1,767,380
Federal Funds Purchased and Securities
   Sold Under Agreements to Repurchase           107,345            9,972      117,317
Other Short-Term Borrowings                        1,885           14,915       16,800
Long-Term Debt                                         0           62,375       62,375
Other Liabilities                                 19,934            5,763       25,697
                                              ----------       ----------   ----------
       Total Liabilities                       1,465,781          523,788    1,989,569

Common Stock                                      26,857           11,737       38,594
Capital Surplus                                        0           26,017       26,017
Unrealized Holding Gain on
  Available-for-Sale Securities, Net               3,296            1,391        4,687
Retained Earnings                                121,818           10,830      132,648
Treasury Stock                                    (2,985)               0       (2,985)
                                              ----------       ----------   ----------
       Total Stockholders' Equity                148,986          49,975       198,961
                                              ----------       ----------   ----------
       Total Liabilities and Stockholders'
         Equity                               $1,614,767       $  573,763   $2,188,530
                                              ==========       ==========   ==========

                CONDENSED PRO FORMA COMBINED STATEMENTS OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                    (dollars in thousands, except share data)

                                                                        PRO FORMA
                                            PARK        FIRST-KNOX      COMBINED
                                         -----------    ----------      ---------
Interest Income                          $  122,291     $   40,779     $  163,070
Interest Expense                             49,332         19,811         69,143
                                         ----------     ----------     ----------
Net Interest Income                          72,959         20,968         93,927

Provision for Loan Losses                     4,520            774          5,294
                                         ----------     ----------     ----------
Net Interest Income After
  Provision for Loan Losses                  68,439         20,194         88,633

Noninterest Income                           13,142          3,428         16,570
Noninterest Expense                          43,239         15,578         58,817
                                         ----------     ----------     ----------
Income Before Federal Income Taxes           38,342          8,044         46,386
                                         ----------     ----------     ----------

Provision for Federal Income Taxes           12,678          2,008         14,686
                                         ----------     ----------     ----------
                                         $   25,664     $    6,036     $   31,700
Net Income                               ==========     ==========     ==========

Earnings Per Common and Common
  Equivalent Shares:
  Primary                                $     3.60     $     1.59     $     3.38
  Fully Diluted                                         $     1.59     $     3.38

Average Common and Common Equivalent
  Shares Outstanding:
  Primary                                 7,136,889      3,801,519      9,385,107
  Fully Diluted                                          3,802,449      9,385,657

                CONDENSED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                    (dollars in thousands, except share data)

                                                                        Pro Forma
                                            Park        First-Knox      Combined
                                            ----        ----------      --------
Interest Income                          $  113,200     $   37,088     $  150,288
Interest Expense                             46,848         17,499         64,347
                                         ----------     ----------     ----------
Net Interest Income                          66,352         19,589         85,941

Provision for Loan Losses                     4,664            584          5,248
                                         ----------     ----------     ----------
Net Interest Income After
  Provision for Loan Losses                  61,688         19,005         80,693

Noninterest Income                           12,922          3,127         16,049
Noninterest Expense                          41,643         14,858         56,501
                                         ----------     ----------     ----------
Income Before Federal Income Taxes           32,967          7,274         40,241

Provision for Federal Income Taxes           10,847          1,565         12,412
                                         ----------     ----------     ----------

Net Income                               $   22,120     $    5,709     $   27,829
                                         ==========     ==========     ==========
Earnings Per Common and Common
  Equivalent Shares:
  Primary                                $     3.09     $     1.50     $     2.95
  Fully Diluted                                         $     1.50     $     2.95

Average Common and Common Equivalent
  Shares Outstanding:
  Primary                                 7,165,930      3,818,759      9,424,345
  Fully Diluted                                          3,821,589      9,426,018

                CONDENSED PRO FORMA COMBINED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (dollars in thousands, except share data)

                                                                        Pro Forma
                                             Park       First-Knox      Combined
                                             ----       ----------      --------
Interest Income                          $   94,817     $   32,594     $  127,411
Interest Expense                             35,164         13,627         48,791
                                         ----------     ----------     ----------
Net Interest Income                          59,653         18,967         78,620

Provision for Loan Losses                     1,840            638          2,478
                                         ----------     ----------     ----------
Net Interest Income After
  Provision for Loan Losses                  57,813         18,329         76,142

Noninterest Income                            9,036          2,747         11,783
Noninterest Expense                          37,867         14,645         52,512
                                         ----------     ----------     ----------
Income Before Federal Income Taxes           28,982          6,431         35,413

Provision for Federal Income Taxes            8,965          1,267         10,232
                                         ----------     ----------     ----------

Net Income                               $   20,017     $    5,164     $   25,181
                                         ==========     ==========     ==========

Earnings Per Common and Common
  Equivalent Shares:
  Primary                                $     2.80     $     1.34     $     2.67
  Fully Diluted                                         $     1.34     $     2.67

Average Common and Common Equivalent
  Shares Outstanding:
  Primary                                 7,154,796      3,852,941      9,433,425
  Fully Diluted                                          3,856,009      9,435,240

                                BUSINESS OF PARK

 GENERAL

         Park is a bank holding company and a savings and loan holding company which is incorporated under Ohio law. Through its subsidiaries, PNB, Richland and Mutual, Park is engaged in a general commercial banking and trust business in eleven counties in central and southern Ohio (Athens, Coshocton, Fairfield, Franklin, Hamilton, Hocking, Licking, Morgan, Muskingum, Perry and Richland Counties).

         PNB, Richland, and Mutual provide the following principal services: the acceptance of deposits for demand, savings and time accounts and the servicing of such accounts; commercial, industrial, consumer and real estate lending, including installment loans, credit cards and personal lines of credit; safe deposit operations; trust services; cash management; electronic funds transfers; and a variety of additional banking-related services tailored to the needs of individual customers. PNB also leases equipment under terms similar to its commercial lending policies. Park Leasing Company, a division of PNB, originates and services direct leases of equipment which PNB acquires with no outside financing. In addition, Scope Leasing, Inc., a wholly-owned subsidiary of PNB, specializes in aircraft financing.

         Park is subject to regulation by the Federal Reserve Board. As a national bank, PNB is supervised and regulated by the Comptroller of the Currency. As an Ohio state-chartered bank, Richland is supervised and regulated by the ODFI. As a federally-chartered savings association, Mutual is supervised and regulated by the OTS. In addition, as insurer of their deposits, the Federal Deposit Insurance Corporation has some regulatory authority over PNB, Richland and Mutual, including authority to impose assessments for such deposit insurance.

         PNB, in addition to having six offices in Newark (including the main office and the Operations Center) has offices in Granville, Heath (two offices), Hebron, Johnstown, Kirkersville and Utica in Licking County, an office in Columbus in Franklin County, an office in Cincinnati in Hamilton County and offices in Baltimore, Pickerington and Lancaster (four offices) in Fairfield County. The offices in Fairfield County comprise the Fairfield National Division. PNB also operates six stand-alone automatic banking center locations. Richland, in addition to six offices in Mansfield (including the main office), has offices in Butler, Lexington, Ontario and Shelby (two offices) in Richland County. Richland also operates three stand-alone automatic banking center locations. Mutual, in addition to having four offices (including the main office) and a mortgage lending office in Zanesville, has offices in New Concord in Muskingum County, Malta in Morgan County, New Lexington in Perry County, Logan in Hocking County, Athens in Athens County and Coshocton in Coshocton County. Mutual also operates three stand-alone automatic banking center locations and a lending office in Dresden in Muskingum County.


 ADDITIONAL INFORMATION

         Additional information concerning Park is included in the Park Annual Report to Shareholders, which is included as Appendix B to the Joint Proxy Statement/Prospectus. Such document and certain other documents are also incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                         CERTAIN INFORMATION CONCERNING
                                   FIRST-KNOX

BUSINESS

         First-Knox is a bank holding company which is incorporated under Ohio law. Through its subsidiaries, FKNB and Farmers, First-Knox is engaged in a general commercial banking and trust business in five counties in central Ohio (Knox, Morrow, Richland, Holmes and Ashland). First-Knox and Farmers provide the following: checking accounts; savings accounts; certificates of deposit; commercial loans; installment loans; credit card loans; commercial and residential real estate mortgage loans; vehicle and equipment leasing; corporate and personal trust services; discount brokerage services; and safe deposit rental facilities. FKNB and Farmers will operate as separate subsidiaries of Park following the Merger.

         First-Knox is subject to regulation by the Federal Reserve Board. As a national bank, FKNB is supervised and regulated by the Comptroller of the Currency. As an Ohio state-chartered bank, Farmers is supervised and regulated by the ODFI.

         FKNB, in addition to having two offices (including the main office) in Mount Vernon, has offices in Fredericktown, Danville and Centerburg in Knox County, an office in Millersburg in Holmes County, offices in Lexington and Bellville in Richland County and two offices in Mount Gilead in Morrow County. Farmers has offices in Loudonville and Perrysville in Ashland County.

         Certain statistical financial disclosures with respect to First-Knox have been included in Appendix D to this Joint Proxy Statement/Prospectus and are incorporated herein by this reference. These financial disclosures are required by Securities Act Industry Guide 3, "Statistical Disclosure by Bank Holding Companies," and should be read in conjunction with the narrative analysis presented in the section captioned "FINANCIAL REVIEW" and the consolidated financial statements of First-Knox, both included in the First-Knox Annual Report to Shareholders which is delivered as Appendix C to this Joint Proxy Statement/Prospectus.

DIRECTORS OF FIRST-KNOX

         The First-Knox Board of Directors consists of eleven directors divided into three classes with regular three-year staggered terms. Five directors hold office for terms expiring in 1997, two directors hold office for terms expiring in 1998 and four directors hold office for terms expiring in 1999.

         The following information, as of January 1, 1997, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years, has been furnished by each director. Except where indicated, each director has had the same principal occupation for the last five years.

Name and Age        Principal Occupation                          Director Since
------------        --------------------                          --------------

                DIRECTORS WHOSE TERMS EXPIRE IN 1997
Robert S. Gregg     President, Phoenix Holding Company (farming        1985
Age 73              and land development company) since 1995.
                    President, Gregg Manufacturing Co.
                    (manufacturer of lighting fixtures) from 1970
                    to 1995
James A. McElroy    Chairman of the Board since 1972, AMG              1985
Age 64              Industries, Inc. (manufacturer of metal
                    stampings and sub-assemblies)

Name and Age              Principal Occupation                         Director Since
------------              --------------------                         --------------
                      DIRECTORS WHOSE TERMS EXPIRE IN 1998

John B. Minor             Retired.  President, Coca-Cola Bottling           1985
Age 73                    Company of Mount Vernon prior to 1986

Alan E. Riedel            Of counsel to Squire, Sanders & Dempsey,          1994
Age 66                    L.L.P. (attorneys) since 1994.  From
                          September, 1992 to March, 1994, Vice
                          Chairman, and from 1981 to 1992, a Director
                          and Senior Vice President, Administration,
                          Cooper Industries, Inc. (a diversified
                          manufacturing company, producing
                          electrical automotive and hand tool
                          products)

                      DIRECTORS WHOSE TERMS EXPIRE IN 1999

James J. Cullers          Senior Partner, Zelkowitz, Barry & Cullers        1985
Age 66                    (attorneys and general legal counsel for FKNB)

Philip H. Jordan, Jr.     Chairman of the Board of FKNB since March,        1985
Age 65                    1995 and of First-Knox since December, 1996.
                          Retired. From July, 1975 to June, 1995,
                          President, Kenyon College

Noel C. Parrish           President, NOE, Inc. (aircraft insurance          1985
Age 59                    financing)

Carlos E. Watkins         President and Chief Executive Officer of          1987
Age 60                    First-Knox since March, 1989 and of FKNB
                          since January, 1988

                 APPOINTED DIRECTORS WHOSE TERMS EXPIRE IN 1997

Maureen Buchwald          Vice President of Ariel Corporation               1996
Age 65                    (manufacturer of reciprocating compressors)

Kenneth W. Stevenson      Retired.  President of Cooper Energy              1996
Age 66                    Services, a subsidiary of Cooper Industries,
                          Inc., from April, 1990 to September, 1994

James E. McClure          Retired.  Prior to 1993, owner of McClure         1996
Age 69                    Motors, Loudonville, Ohio.  Director since
                          1970, and Chairman of the Board since August
                          1989, of Farmers

         As noted above (see "THE MERGER -- BOARD REPRESENTATION AND MANAGEMENT OF PARK FOLLOWING CONSUMMATION OF THE MERGER"), Park has agreed, at the Effective Time, to select, after consultation with First-Knox, four members of the First-Knox Board to serve as directors of Park, of which one member will have a term expiring in each of 1998 and 1999 and two members will have terms expiring in 2000. As of the date of this Joint Proxy Statement/Prospectus, no decision has been made as to which of the current First-Knox directors will be the First-Knox representatives on the Park Board.

CHANGE-IN-CONTROL ARRANGEMENTS WITH FIRST-KNOX MANAGEMENT TO BE ASSUMED BY PARK

         Park has agreed to assume the Employment Security Agreements, dated as of July 12, 1996 (the "Employment Security Agreements"), between FKNB and each of Carlos E. Watkins, President and Chief Executive Officer of First-Knox, Gordon E. Yance, Vice President and Treasurer of First-Knox, and Ian Watson, Vice President and Secretary of First-Knox (each, a "First-Knox Executive"). Each Employment Security Agreement becomes operative upon a change in control of First-Knox (as will occur upon consummation of the Merger) or of the subsidiary of First-Knox (including FKNB) employing the First-Knox Executive (the "Employing Entity") and will continue for a term of twenty-four months thereafter (the "Employment Security Term"). Pursuant to each Employment Security Agreement, the Employing Entity will continue the First-Knox Executive in its employ and the First-Knox Executive agrees to remain in the employ of the Employing Entity during the Employment Security Term. Unless the First-Knox Executive's employment is terminated during the Employment Security Term for cause or by reason of death or long-term disability (in which case he will receive no benefits under his Employment Security Agreement), the Executive will receive an annual base salary of not less than his salary at the time of the change in control and all other fringe benefits of the Employing Entity during the Employment Security Term. In the event of a breach of the Employment Security Agreement by the Employing Entity or the termination of a First-Knox Executive's employment other than for cause or by reason of death or long-term disability, the First-Knox Executive will be paid a sum equal to two years' annual compensation and the Employing Entity will maintain the same or equivalent hospital, medical, dental, accident, disability and life insurance as covered the First-Knox Executive prior to the breach or termination, until the end of the Employment Security Term or until the Executive has obtained full-time employment, whichever is earlier. If a First-Knox Executive resigns from his employment with the Employing Entity during the Employment Security Term, he will be paid a sum equal to his annual compensation for the remainder of the Employment Security Term reduced by any compensation paid during that Term for employment with any third party. Each Employment Security Agreement will terminate on the later to occur of July 12, 1998 or twenty-four months after the consummation of the Merger, if the Merger is consummated.

DIRECTOR COMPENSATION

         Directors who are not employees of First-Knox or its subsidiaries receive a fee of $3,000 per year plus $300 for each First-Knox Board meeting and each First-Knox Board committee meeting attended. Directors traveling from out of state to attend First-Knox Board meetings and each Board committee meeting are reimbursed for reasonable travel expenses incurred.

         Under the First-Knox Banc Corp. 1995 Stock Option and Stock Appreciation Rights Plan, directors, other than those employed by First-Knox (the "First-Knox Non-Employee Directors"), are entitled to receive an annual grant on the first business day following the date of each annual meeting of shareholders of an option (the "First-Knox Director Options") to purchase 1,000 First-Knox Common Shares at an exercise price equal to the fair market value of the underlying First-Knox Common Shares on the date of grant. First-Knox Director Options granted to First-Knox Non-Employee Directors become exercisable immediately upon grant and remain exercisable until the earlier to occur of the following two dates (i) the tenth anniversary of the date of grant of such First-Knox Director Options or (ii) three months (twelve months in the case of a First-Knox Non-Employee Director who becomes disabled, as defined in Section 22(e)(3) of the Code, or who dies) after the date the First-Knox Non-Employee Director ceases to be a member of the First-Knox Board, except that if the First-Knox Non-Employee Director ceases to be a member of the Board after having been convicted of, or pled guilty or nolo contendere to, a felony, his First-Knox Director Options would be canceled on the date he ceases to be a member of the First-Knox Board.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

         During 1996 and up to the present date, some of the directors and officers of First-Knox and its subsidiaries were customers of and had banking transactions with FKNB and Farmers. All of these transactions were in the ordinary course of each bank's business. All loans and commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of First-Knox, do not involve more than a normal risk of collectibility or present other unfavorable features. As of December 31, 1996, the aggregate amount of loans to directors and executive officers of First-Knox and its subsidiaries as a group was $11,885,000.

         Alan E. Riedel, a director of First-Knox, is of counsel to the law firm of Squire, Sanders & Dempsey, L.L.P. , which rendered legal services to First-Knox during First-Knox's 1996 fiscal year and continues to render legal services to First-Knox during First-Knox's 1997 fiscal year.

         James J. Cullers, a director of First-Knox, is a partner in the firm of Zelkowitz, Barry & Cullers, which rendered legal services to First-Knox's subsidiary FKNB during First-Knox's 1996 fiscal year and continues to render legal services to FKNB during First-Knox's 1997 fiscal year.

ADDITIONAL INFORMATION
         Additional information concerning First-Knox is included in the First-Knox Annual Report to Shareholders, which is included as Appendix C to the Joint Proxy Statement/Prospectus. Such document and certain other documents are also incorporated by reference herein. See "AVAILABLE INFORMATION" and "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                        DESCRIPTION OF PARK COMMON SHARES

         The following is a summary of the material attributes of the Park Common Shares.

GENERAL

         The Articles of Incorporation of Park (as amended, the "Park Articles") authorize 20,000,000 common shares, each without par value. As of February 28, 1997, 7,107,859 Park Common Shares were outstanding. The Park Common Shares are listed on the American Stock Exchange.

VOTING RIGHTS

         Each Park Common Share entitles the holder thereof to one vote for the election of directors and for all other matters submitted to the shareholders of Park for their consideration, except that Park shareholders are entitled to exercise cumulative voting in the election of directors if written notice is given by any Park shareholder to the President, a Vice President or the Secretary of Park not less than 48 hours before a meeting held for the purpose of electing directors (if the meeting notice has been given at least ten days prior thereto, and otherwise not less than 24 hours before the meeting) that the shareholder desires that the vote for the election of directors be cumulative. As a result, the holders of less than a majority of the Park Common Shares could elect some of the directors then standing for election if they cumulate their votes.

         The Park Regulations provide that all elections of directors will be determined by a plurality of the votes cast. Any other matters submitted to the shareholders of Park for their vote will be decided by the vote of such proportion as is required by law, the Park Articles or the Park Regulations.

         Article EIGHTH of the Park Articles requires an enlarged majority vote of Park's shareholders before Business Combinations (as defined in Article EIGHTH) between Park and a beneficial owner of shares of Park entitling such owner to exercise 20% or more of the voting power of Park (a "Controlling Person") (or his or its Affiliates or Associates as those terms are defined in Article EIGHTH) may be consummated, unless (i) a "Minimum Price Per Share" is paid to those shareholders who do not vote in favor of the transaction and whose propriety interest will be terminated in connection with such transaction and
(ii) a proxy statement satisfying the requirements of the Exchange Act is submitted to the shareholders, by the Controlling Person or by Park at the request of the Controlling Person, for the purpose of soliciting shareholder approval of the transaction. If the price criteria and procedural requirements were met, a Business Combination would require only such affirmative vote, if any, as is required by law, the Park Articles or the Park Regulations.

         The enlarged majority vote required if Article EIGHTH is applicable is the greater of (1) four-fifths (4/5) of the outstanding Park Common Shares entitled to vote on the proposed Business Combination, or (2) that fraction of the outstanding Park Common Shares having as the numerator a number equal to the sum of (i) the number of Park Common Shares Beneficially Owned by Controlling Persons plus (ii) two-thirds (2/3) of the remaining number of Park Common Shares outstanding, and as the denominator a number equal to the total number of outstanding Park Common Shares entitled to vote.

         "Beneficial Ownership" as used in Article EIGHTH of the Park Articles includes without limitation: (i) all shares directly or indirectly owned by a person, by an Affiliate of such person or by an Associate of such person or such Affiliate; (ii) all shares which such person, Affiliate or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement or pursuant to the automatic termination of a trust, discretionary account or similar arrangement; and (iii) all shares as to which such person, Affiliate or Associate directly or indirectly through any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

         "Business Combination" as used in Article EIGHTH of the Park Articles means: (i) any merger or consolidation of Park with or into a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate; (ii) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part of the assets of Park, including without limitation any voting securities of a Park subsidiary, or of the assets of a Park subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate; (iii) any merger into Park, or into a Park subsidiary, of a Controlling

Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate; (iv) any sale, lease, exchange, transfer or other disposition to Park or a Park subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate but not including any disposition of any assets which, if included with all other dispositions consummated during the same fiscal year of Park by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of 1% of the total consolidated assets of Park (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); provided, however, that in no event will any disposition of assets be excepted from shareholder approval by reason of the preceding exclusion if such disposition when included with all of the dispositions consummated during the same and immediately preceding four fiscal years of Park by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would result in disposition by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of 2% of the total consolidated assets of Park (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition); (v) any reclassification of the Park Common Shares, or any recapitalization involving the Park Common Shares, consummated within five years after a Controlling Person becomes a Controlling Person; and (vi) any agreement, contract or other arrangement providing for any of the transactions described in the definition of Business Combination.

         "Minimum Price Per Share" is defined in Article EIGHTH of the Park Articles as the sum of (a) the higher of either (i) the highest gross per share price paid or agreed to be paid to acquire any Park Common Shares Beneficially Owned by a Controlling Person within five years of the record date which determines the persons entitled to vote on the Business Combination in question, or (ii) the highest per share closing public market price of the Park Common Shares during such five-year period plus (b) the aggregate amount, if any, by which 5% for each year after a person becomes a Controlling Person, of the higher price [either (a)(i) or (a)(ii)] exceeds the aggregate of all cash dividends per share declared and paid on the Common Shares during the same period.

NOMINATION PROCEDURE; NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

         The Park Regulations provide that shareholder nominations for election to the Park Board of Directors must be made in writing and must delivered or mailed to the President of Park not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the President of Park not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of Park Common Shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of Park Common Shares beneficially owned by the notifying shareholder. Nominations which the chairman of the meeting determines are not made in accordance with the Park Regulations will be disregarded.

         Pursuant to the Park Regulations, the number of Park directors may be fixed or determined by resolution of a majority of the full Park Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that the number of directors must not be less than five nor more than twenty-five. If the Merger Agreement is adopted and the proposed amendment to Subsection 2.02(A) of the

Park Regulations is also adopted, the maximum allowable number of directors will be reduced to sixteen. See "PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS".

         The Park Board of Directors is divided into three classes, each containing at least three directors; and the election of each class of directors constitutes a separate election. Directors serve for terms of three years and until their respective successors are duly elected and qualified, or until their earlier resignation, removal from office or death. As a result of the classification of the Park Board, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the Board to stand for election. Since shareholders will be entitled to cumulative voting upon proper notice by any shareholder, the holders of less than a majority of the Common Shares could elect some of each class of directors then standing for election if they cumulate their votes.

PRE-EMPTIVE RIGHTS

         Holders of Park Common Shares have pre-emptive rights. Article SIXTH of the Park Articles provides holders of Park Common Shares with rights to purchase Park Common Shares in proportion to their respective holdings of Park Common Shares upon the offering or sale of any Park Common Shares, except for Park Common Shares issued as a share dividend or distribution; Park Common Shares offered or sold in connection with acquisition transactions with other business entities; Park Common Shares offered or sold in connection with stock option plans and other employee benefit, compensation or incentive plans approved by a three-fourths vote of the shareholders of Park; and Park Common Shares released from pre-emptive rights by a two-thirds vote of the holders of Park Common Shares.

         If the proposed amendment to Article SIXTH of the Park Articles is adopted by the Park shareholders, holders of Park Common Shares will no longer have pre-emptive rights in respect of the offering or sale of Park Common Shares held as treasury shares. See "PROPOSAL TO AMEND ARTICLE SIXTH OF PARK'S ARTICLES OF INCORPORATION."

REPURCHASES
         Park has the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, Park Common Shares previously issued; provided, however, that Park may not repurchase Park Common Shares if immediately thereafter its assets would be less than its liabilities plus its stated capital, if any, or if Park is insolvent or would be rendered insolvent by such a purchase.

DIVIDEND RIGHTS

         Holders of outstanding Park Common Shares are entitled to receive dividends when and if declared by the Board of Directors of Park from funds legally available therefor. An Ohio corporation, such as Park, may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of capital surplus.

         The ability of Park to obtain funds for the payment of dividends and for other cash requirements is largely dependent on the amount of dividends which may be declared by its subsidiary banks (PNB, Richland and Mutual) and other subsidiaries. PNB, Richland and Mutual may not pay dividends to Park if, after paying such dividends, they would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. PNB and Richland must have the approval of their respective regulatory authorities if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year's net profits and the retained net profits for the preceding two years, less required transfers to surplus. Payment of dividends by the bank subsidiaries may be restricted at any time at the discretion of the regulatory authorities, if they deem such dividends to constitute an unsafe and/or unsound banking practice or if necessary to maintain adequate capital for the bank. These provisions could have the effect of limiting Park's ability to pay dividends on outstanding Park Common Shares.

         Mutual will not be permitted to pay dividends on its capital stock if its regulatory capital would be reduced below the amount required for the liquidation account established in its conversion from mutual to stock form or if such payment of dividends would contravene the capital distribution regulations promulgated by the OTS, and the OTS has the authority under its supervisory powers to prohibit the payment of dividends to the holding company, if such payment is deemed unsafe or unsound.


         Prior to the enactment of the Small Business Jobs Protection Act (the "Act") which was signed into law on August 21, 1996, earnings appropriated to bad debt reserves and deducted for federal income tax purposes could not be used by Mutual to pay cash dividends to Park without the payment of federal income taxes by Park at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. As a result of modifications enacted in the Act, pre-1988 bad debt reserves which are not otherwise recaptured, may be recaptured if they are used for payment of cash dividends or other distributions to a shareholder. Thus, any dividends to Park that would reduce amounts appropriated to Mutual's pre-1988 bad debt reserves and deducted for federal income tax purposes could create a significant tax liability for Mutual. Park intends to make full use of the favorable tax treatment afforded to Mutual and Park does not contemplate any distribution by Mutual in a manner which would create the above-mentioned federal tax liabilities.


LIQUIDATION RIGHTS

         In the event of liquidation, after payment in full of all amounts required to be paid to creditors or provision for such payment, each holder of Park Common Shares is entitled to share ratably, according to the number of Park Common Shares held by him, in all remaining assets of Park legally available for distribution to its shareholders.


                         COMPARISON OF RIGHTS OF HOLDERS
                            OF PARK COMMON SHARES AND
                       HOLDERS OF FIRST-KNOX COMMON SHARES

GENERAL

         Upon consummation of the Merger, all First-Knox Common Shares, if any, that are owned by First-Knox as treasury shares and all First-Knox Common Shares, if any, that are owned by Park or by any wholly-owned subsidiary of Park or of First-Knox (other than trust account shares and DPC shares) will be canceled and retired. Each First-Knox Common Share outstanding immediately prior to the Effective Time of the Merger (other than the First-Knox Common Shares to be canceled as described in the immediately preceding sentence and First-Knox Common Shares as to which dissenters' rights have been perfected) will be converted into that number of Park Common Shares equal to the Exchange Ratio.

         There are certain differences between the rights of holders of Park Common Shares and the rights of holders of First-Knox Common Shares arising from the distinctions between Park's Articles of Incorporation and Regulations and First-Knox's Amended Articles of Incorporation and Code of

Regulations. However, the rights of holders of Park Common Shares and those of holders of First-Knox Common Shares are similar in most material respects. The differences are addressed below.

BOARD OF DIRECTORS

General

         Park's Regulations provide for a classified Board of Directors, divided into three classes and elected for three-year terms. The number of directors may be fixed by the Board of Directors or the shareholders within a range of five to twenty-five; however, the Park Board may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders. If the Merger Agreement is adopted and the proposed amendment to Subsection 2.02(A) of Park's Regulations is also adopted by the shareholders, the maximum allowable number of Park directors will be reduced to sixteen. See "PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF PARK'S REGULATIONS."

         First-Knox's Code of Regulations provides for a classified Board of Directors consisting of twelve directors, divided into three classes and elected for three-year terms; however, the First-Knox Board of Directors, by vote of a majority of the full Board, may, between annual meetings of shareholders, increase the membership of the First-Knox Board by not more than two members.

Nominations

         The Park Regulations provide that shareholder nominations for election to the Park Board of Directors must be made in writing and must be delivered or mailed to the President of Park not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the President of Park not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of Park Common Shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of Park Common Shares beneficially owned by the notifying shareholder. Nominations which the chairman of the meeting determines are not made in accordance with the Park Regulations will be disregarded.

         The First-Knox Code of Regulations contains the same nomination procedure; however, in addition to the nomination being mailed or delivered to the President of First-Knox, such nomination must also be mailed or delivered to the Chairman of the Federal Reserve Board.

Mandatory Retirement

         There is no mandatory retirement age for directors of Park. Pursuant to the By-Laws of First-Knox, a First-Knox director who was first elected after October 19, 1993, must retire from the Board at the first annual meeting of shareholders following his or her 72nd birthday or at the end of four full terms (twelve or more consecutive years) on the First-Knox Board, whichever comes first. With respect to First-Knox directors first elected before October 19, 1993, the By-Laws provide that (a) beginning at the 1995 Annual Meeting of Shareholders, First-Knox directors are to retire by age, oldest first, until all directors over 72 years of age have retired; (b) two First-Knox directors are to retire each year until all directors over age 72 have retired; and (c) all remaining directors with twelve consecutive years of service on the First-Knox Board of Directors are to retire from the First-Knox Board at the first annual meeting of shareholders following their 70th birthday.

VOTING RIGHTS

Special Voting Requirements

         The First-Knox Amended Articles of Incorporation provide that the holders of at least 80% of the issued and outstanding First-Knox Common Shares and 80% of the issued and outstanding preferred shares or any other class of shares of First-Knox outstanding at the time are required to approve any merger, consolidation or acquisition of First-Knox by another corporation unless the First-Knox Board of Directors has approved the transaction by majority vote. The Park Articles of Incorporation and Regulations contain no similar provision and, therefore, under Ohio law, the affirmative vote of holders of at least two-thirds of the voting power of Park would be required to approve any similar transaction.

ANTITAKEOVER PROVISIONS

         The Amended Articles of Incorporation of First-Knox contain no provision similar to the "fair price" provisions contained in the Park Articles of Incorporation. See "DESCRIPTION OF PARK COMMON SHARES -- VOTING RIGHTS".

PRE-EMPTIVE RIGHTS

         Holders of Park Common Shares have pre-emptive rights upon the offering or sale of any Park Common Shares, except for Park Common Shares issued as a share dividend or distribution; Park Common Shares offered or sold in connection with acquisition transactions with other business entities; Park Common Shares offered or sold in connection with stock option plans and other employee benefit, compensation or incentive plans approved by a three-fourths vote of the shareholders of Park; and Park Common Shares released from pre-emptive rights by a two-thirds vote of the holders of Park Common Shares. If the proposed amendment to Article SIXTH of the Park Articles of Incorporation is adopted by the Park shareholders, holders of Park Common Shares will no longer have pre-emptive rights in respect of the offering or sale of Park Common Shares held as treasury shares. See "PROPOSAL TO AMEND ARTICLE SIXTH OF PARK'S ARTICLES OF INCORPORATION."

         None of the shareholders of First-Knox have pre-emptive rights.

ANTITAKEOVER STATUTES

         The statutes described below apply to First-Knox. Park has opted out of the application of each statute.

Ohio Control Share Acquisition Act

         Section 1701.831 of the Ohio Revised Code (the "Ohio Control Share Acquisition Act") provides that certain notice and informational filings and special shareholder meetings and voting procedures must occur prior to consummation of a proposed "control share acquisition," which is defined as any acquisition of shares of an "issuing public corporation" that would entitle the acquirer, directly or indirectly, alone or with others, to exercise or direct the voting power of the issuing public corporation in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third of such voting power; (b) one-third or more but less than a majority of such voting power; or (c) a majority or more of such voting power. An "issuing public corporation" is defined as an Ohio corporation with fifty or more shareholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no valid close corporation agreement exists. Assuming compliance with the notice and informational filing requirements prescribed by the Ohio Control Share Acquisition Act, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuing public corporation in the election of directors represented at the meeting and a majority of such voting power remaining after excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the issuing public corporation and by directors who are also employees of the issuing public corporation. "Interested shares" also include those shares acquired by a person or group between the date of the first disclosure of a proposed control share acquisition or change-in-control transaction and the date of the special meeting of shareholders held pursuant to the Ohio Control Share Acquisition Statute. Shares acquired during that period by a person or group will be deemed "interested shares" only if (i) the amount paid for the shares by such person or group exceeds $250,000 or (ii) the number of shares acquired by such person or group exceeds 1/2 of 1% of the outstanding voting shares.

         The Ohio Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or regulations so provide. The Ohio Control Share Acquisition Act applies to First-Knox since it has not taken any corporate action to opt out of it. Park has opted out of the application of the Ohio Control Share Acquisition Act in its Regulations.

Ohio Merger Moratorium Statute

         Chapter 1704 of the Ohio Revised Code (the "Ohio Merger Moratorium Statute") prohibits certain business combinations and transactions between an "issuing public corporation" and a beneficial owner of shares representing 10% or more of the voting power of the corporation (an "Interested Shareholder") for at least three years after the Interested Shareholder becomes such, unless the board of directors of the issuing public corporation approves either (i) the transaction or (ii) the acquisition of the corporation's shares that resulted in the person becoming an Interested Shareholder, in each case before the Interested Shareholder became such. Examples of transactions regulated by the Ohio Merger Moratorium Statute include asset sales, mergers, consolidations, loans, voluntary dissolutions, and the transfer of shares ("Moratorium Transactions"). After the three-year period, a Moratorium Transaction may take place provided that certain conditions are satisfied, including that (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the Interested Shareholder, or (c) the business combination results in shareholders, other than the Interested Shareholder, receiving a "fair price" plus interest for their shares.

         A corporation may elect not to be covered by the Ohio Merger Moratorium Statute by the adoption of an appropriate amendment to its articles of incorporation. The Ohio Merger Moratorium Statute applies to First-Knox since it has not taken any corporate action to opt out of it. Park has opted out of the Ohio Merger Moratorium Statute in the Park Articles.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         The Regulations of Park provide that Park will indemnify its directors or officers against expenses (including, without limitation, attorney's fees, filing fees, court reporter's fees and transcript costs), judgments, fines and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of Park or, at the request of Park, were serving another entity in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of Park. With regard to criminal matters, directors and officers will be similarly indemnified by Park if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification will be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of Park and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

         Park will not indemnify any officer or director of Park who was a party to any completed action or suit instituted by (or in the right of) Park for any matter asserted in such action as to which the officer or director has been adjudged to be liable for acting with reckless disregard for the best interests of Park or misconduct (other than negligence) in the performance of his or her duty to Park. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to such indemnity, Park must indemnify such officer or director to the extent permitted by the court.

         Any indemnification not precluded by Park's Regulations will be made by Park only upon a determination that the director or officer has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the shareholders, or (d) by the court, if any, in which such action was brought. Expenses incurred in defending any action, suit or proceeding will be paid by Park in advance upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if such director or officer is not entitled to be indemnified by Park.

         The Regulations of Park state that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled. Additionally, the Park Regulations provide that Park may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Park, or who is or was serving another entity at the request of Park, against any liability asserted against him or her and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not Park would have the obligation or power to indemnify him or her under the Park Regulations.

         The Code of Regulations of First-Knox provides similar indemnification rights to directors and officers of First-Knox. In addition, Park has agreed to indemnify each of the officers and directors of First-Knox from and against certain liabilities arising out of the fact that such person is or was a director, officer or employee of First-Knox, in each case to the full extent First-Knox would have been permitted to indemnify such person under Ohio law and the Amended Articles of Incorporation and Code of Regulations of First-Knox. See "THE MERGER -- INTERESTS OF CERTAIN PERSONS IN THE MERGER" and "THE MERGER AGREEMENT -- COSTS AND EXPENSES; INDEMNIFICATION."

                    PROPOSED AMENDMENT TO SUBSECTION 2.02(A)
                              OF PARK'S REGULATIONS

PROPOSED AMENDMENT TO SUBSECTION 2.02(A)

         Pursuant to Subsection 2.02(A) of Park's Regulations, the number of directors of Park may be determined by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at a meeting called for the purpose of electing directors; or by resolution adopted by the affirmative vote of a majority of the directors then in office. Further, the number of directors may not be fewer than five nor more than twenty-five and the directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders. As permitted by Subsection 2.02(A), the Park Board of Directors has set the number of directors at twelve. See "ELECTION OF PARK DIRECTORS -- NOMINEES FOR ELECTION." The proposed amendment to Subsection 2.02(A) would decrease the maximum allowable number of directors to sixteen. The proposed amended Subsection 2.02(A) would read as follows:

                Section 2.02. Number of Directors and Term of Office.

                      (A) The number of directors of the corporation may be
             determined at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of not less than a majority of the voting shares which are represented at the meeting, in person or by proxy, and entitled to vote on such proposal; or by resolution adopted by the affirmative vote of a majority of the directors then in office. Notwithstanding the foregoing, the number of directors shall in no event be fewer than five or more than sixteen and the directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders.

EFFECT OF ADOPTION OF AMENDMENT


         Pursuant to the Merger Agreement, Park has agreed, at the Effective Time of the Merger, to take such action as may be necessary to decrease the maximum allowable number of directors, as specified in the Park Regulations, to sixteen and to cause the number of directors to be fixed at sixteen, with twelve members to be selected by Park in its sole discretion from the Board of Directors of Park immediately prior to the Effective Time; and with four members to be selected by Park, after consultation with First-Knox, from the Board of Directors of First-Knox immediately prior to the Effective Time. See "THE MERGER -- BOARD REPRESENTATION AND MANAGEMENT OF PARK FOLLOWING CONSUMMATION OF THE MERGER." The current number of Park directors is twelve. As part of the negotiations with respect to the terms of the Merger, Park agreed to give First-Knox four seats on the Park Board of Directors and to fix the number of directors at sixteen so that First-Knox would have 25% representation. By decreasing the maximum number of directors which may be elected to sixteen, such relative representation will be maintained unless the shareholders of Park determine otherwise in the future by voting to increase the size of the Board and filling the vacancies created thereby.

         Adoption of the proposed amendment to Subsection 2.02(A) was made a condition precedent to the Merger because both parties felt that maintaining the relative representation of the former First-Knox shareholders on the Park Bond was important following consummation of the Merger. Accordingly, if the proposed amendment to Subsection 2.02(A) is not adopted, the Merger cannot be consummated unless Park and First-Knox agree to waive the condition precedent. The proposed amendment to Subsection 2.02(A) will not, however, take effect if the Merger Agreement is not adopted. The Park Board believes that if the Merger is not consummated, the reason for reducing the maximum number of directors below that number previously approved by the shareholders no longer exists and, accordingly, Board no change in such maximum number should be made.
         If the proposed amendment to Subsection 2.02(A) is adopted, the Park shareholders could increase the numbers of directors beyond sixteen only by amending the Park Regulations.

RECOMMENDATION AND VOTE

         The affirmative vote of the holders of two-thirds of the outstanding Park Common Shares is required to adopt the proposed amendment to Subsection 2.02(A) of the Park Regulations.

         THE PARK BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO SUBSECTION 2.02(A) OF THE PARK REGULATIONS IF THE MERGER AGREEMENT IS ADOPTED.


                           ELECTION OF PARK DIRECTORS

NOMINEES FOR ELECTION

         In accordance with Subsection 2.02(A) of the Park Regulations, the Park Board of Directors has set the number of directors at twelve and at four the number of directors to be elected at the Park Annual Meeting to hold office for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy card to vote the Park Common Shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Park Board, unless otherwise instructed on the proxy card.

         The Park Board knows of no reason why any of the nominees will not serve if elected to the Board; however, if one or more nominees at the time of the Park Annual Meeting should be unavailable or unable to serve as a director, and if prior to the Park Annual Meeting, the Park Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the election of the substitute nominee designated by the Park Board.

         The following table gives certain information as of January 1, 1997, concerning each nominee for election as a director of Park. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                               Position(s) Held with
                               Park and its Principal       Director of Park
                               Subsidiaries and               Continuously          Nominee For
Nominee               Age      Principal Occupations             Since            Term Expiring In
-------               ---      ---------------------        ----------------      ----------------
R. William Geyer      65       Partner, Kincaid, Taylor           1992                2000
                               and Geyer, Attorneys at
                               Law, Zanesville, Ohio;
                               Director of Mutual

                                Position(s) Held with
                                Park and its Principal                 Director of Park
                                Subsidiaries and                         Continuously          Nominee For
Nominee                Age      Principal Occupations                        Since           Term Expiring In
-------                ---      ---------------------                  ----------------      ----------------
William T. McConnell   63       Chairman of the Board since             1986                   2000
                                April, 1994, Chief Executive
                                Officer since July, 1986, and
                                President from July, 1986 to
                                April, 1994, of Park; Chairman
                                of the Board since April, 1993,
                                Chief Executive Officer since
                                April, 1983, President from
                                March, 1979 to April, 1993, and
                                Director of PNB; Director of
                                Richland and of Mutual

William A. Phillips    63       Chairman of the Board, Chief            1990                   2000
                                Executive Officer and Director
                                of Mutual

John L. Warner         69       Agent, W. A. Wallace Co.,               1987                   2000
                                Newark, Ohio (insurance);
                                Director of PNB

         The following table gives certain information, as of January 1, 1997, concerning the current directors of Park whose terms will continue after the Park Annual Meeting. Unless otherwise indicated, each person has held his or her principal occupation for more than five years.

                                    Position(s) Held with
                                    Park and its Principal             Director of Park
                                    Subsidiaries and                     Continuously
Name                       Age      Principal Occupations                   Since            Term Expires In
----                       ---      ---------------------              ----------------      ---------------
Dominick C. Fanello        74       Chairman of Shiloh Industries,           1990                 1998
                                    Mansfield, Ohio
                                    (stamping/blanking); Director
                                    of Richland

                                    Position(s) Held with
                                    Park and its Principal             Director of Park
                                    Subsidiaries and                     Continuously
Name                       Age      Principal Occupations                   Since            Term Expires In
----                       ---      ---------------------              ----------------      ---------------
Phillip T. Leitnaker       68       Owner of Leitnaker Farms,                1990                 1998
                                    Baltimore, Ohio (farming);
                                    President and Owner of Phillip
                                    Leitnaker Construction, Inc.,
                                    Baltimore, Ohio (construction company);
                                    President and majority owner of D & B
                                    Paving Company, Baltimore, Ohio (paving
                                    company); Member of Advisory Board of
                                    Fairfield National Division of PNB

J. Gilbert Reese           71       Attorney-at-Law, Reese, Pyle,            1987                 1998
                                    Drake & Meyer, Attorneys at
                                    Law, Newark, Ohio; Chairman of
                                    the Board of First Federal
                                    Savings & Loan Association of
                                    Newark, Newark, Ohio; Director
                                    of PNB(1)

Rick R. Taylor             49       President of Jay Plastics,               1995                 1998
                                    Mansfield, Ohio (plastic parts
                                    manufacturer); Director of
                                    Richland

C. Daniel DeLawder         47       President of Park since April,           1994                 1999
                                    1994; President since April,
                                    1993, Executive Vice President
                                    from March, 1992 to April,
                                    1993, and Director of PNB; Chairman of
                                    Advisory Board since November, 1989 and
                                    President from 1985 to March, 1992 of
                                    the Fairfield National Division of PNB

                                    Position(s) Held with
                                    Park and its Principal             Director of Park
                                    Subsidiaries and                     Continuously
Name                       Age      Principal Occupations                   Since            Term Expires In
----                       ---      ---------------------              ----------------      ---------------
Tamala Longaberger Kaido   35       President since 1994,                    1996                 1999
                                    President, Sales and Marketing, from
                                    1991 to 1993, and Vice President, Sales
                                    and Marketing from 1987 to 1991, of The
                                    Longaberger Company, Dresden, Ohio
                                    (specialty goods manufacturer);
                                    Director of Mutual

Howard E. LeFevre          89       Chairman of the Board of                 1987                 1999
                                    Freight Service, Inc., Newark,
                                    Ohio (leasing and warehousing);
                                    Director of PNB

John J. O'Neill            76       President/Owner of Southgate             1987                 1999
                                    Corporation, Newark, Ohio (real
                                    estate development and
                                    management); Director of PNB

---------------------

         (1) Mr. Reese is also a director of ALLTEL of Ohio, Inc., a wholly-owned subsidiary of ALLTEL Corporation, a corporation whose shares are publicly traded.

NOMINATION PROCEDURE

         The Park Regulations provide that shareholder nominations for election to the Park Board of Directors must be made in writing and must delivered or mailed to the President not less than fourteen days nor more than fifty days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to the shareholders, such nomination must be mailed or delivered to the President not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of Park Common Shares that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of Park Common Shares beneficially owned by the notifying shareholder. Nominations which the chairman of the meeting determines are not made in accordance with the Park Regulations will be disregarded.

RECOMMENDATION AND VOTE

         Under Ohio law and the Park Regulations, the four nominees for election as Park directors in the class whose terms expire in 2000 receiving the greatest number of votes will be elected.

         Park Common Shares represented by the accompanying proxy card will be voted FOR the election of the above nominees unless authority to vote for one or more nominees is withheld. Park shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Park Common Shares as which the authority to vote is withheld and broker non-votes will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

         THE PARK BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE
NOMINEES.

EXECUTIVE OFFICERS OF PARK

         The following table lists the names and ages of the executive officers of Park as of January 1, 1997, the positions presently held by each such executive officer and the business experience of each such executive officer during the past five years. All executive officers serve at the pleasure of the Park Board.

                                           Position(s) Held with Park and its Principal
Name                     Age               Subsidiaries and Principal Occupation(s)
----                     ---               ----------------------------------------
William T. McConnell     63           Chairman of the Board since April, 1994, Chief Executive
                                      Officer and Director since July, 1986, and President
                                      from July, 1986 to April, 1994, of Park; Chairman of
                                      the Board since April, 1993, Chief Executive
                                      Officer since April, 1983, President from March, 1979
                                      to April, 1993, and Director of PNB; Director
                                      of Richland and of Mutual

C. Daniel DeLawder       47           President and Director of Park since April, 1994; President since April, 1993, Executive Vice President from March, 1992 to April, 1993, and Director of PNB; Chairman of Advisory
                                      Board since November, 1989, and President from 1985 to March,
                                      1992, of the Fairfield National Division of PNB

David C. Bowers          59           Secretary since February, 1987, Chief Financial Officer and
                                      Chief Accounting Officer since July, 1990, and Director from
                                      1989 to 1990, of Park; Senior Vice President since September,
                                      1986, and Director of PNB

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the monthly percentage change in the cumulative total shareholder return on the Park Common Shares with an index for Nasdaq Stock Market (U.S. Companies) comprised of all domestic common shares traded on The Nasdaq National Market and the Nasdaq Small-Cap

Market and an index for Nasdaq Bank Stocks comprised of all depository institutions (SIC Code # 602) and holding and other investment companies (SIC Code # 671) that are traded on The Nasdaq National Market and the Nasdaq Small-Cap Market ("Nasdaq Bank Stocks"), for the five-year period from December 31, 1991 to December 31, 1996. The "Nasdaq Bank Stocks" index is comprised of stocks of banks and other depository institutions and their holding companies, a number of which Park considers to be within its peer group. The "AMEX Financial Stocks" index includes the stocks of banks, thrifts, finance companies and securities broker-dealers. Park believes that the Nasdaq Bank Stocks index is, therefore, the most appropriate index available to compare to the cumulative total returns of the Park Common Shares. In light of this preference for the Nasdaq Bank Stocks index, Park believes that it is more appropriate to use the Nasdaq Stock Market (U.S. Companies) index than the American Stock Exchange index as the broad equity market index for comparative purposes.


               COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                                As of 12/31/96


-----------------------------------------------------------------------------------------------------------------------------

                                             MAX-DATE     12/31/91  12/31/92  12/31/93  12/30/94  12/29/95  12/31/96
Park National Corporation               242.4 - 12/31/96    100.0     167.3     162.3     183.9     212.3     242.4
NASDAQ Stock Market (U.S. Companies)    227.4 - 11/29/96    100.0     116.4     133.6     130.6     184.7     227.2
NASDAQ Bank Stocks                      325.6 - 12/31/96    100.0     145.6     166.0     165.4     246.3     325.6

   NOTES:

         A.       The lines represent monthly index levels derived from compounded daily returns that include all dividends.
         B.       The indexes are reweighted daily, using the market capitalization on the previous trading day.
         C.       If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
         D.       The index level for all series was set to $100.0 on 12/31/91.

-----------------------------------------------------------------------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         William T. McConnell, who serves as Chairman of the Board and Chief Executive Officer of Park and of PNB, serves as a member of the Executive Committee of the Park Board, which performs the functions of a compensation committee. Mr. McConnell sits on the Board of Directors of Freight Service, Inc. but not on its compensation committee. Howard E. LeFevre, Chairman of the Board and a director of Freight Service, Inc., serves as a member of the Executive Committee of the Park Board. J. Gilbert Reese, who is a partner in the law firm of Reese, Pyle, Drake & Meyer which rendered legal services to Park's subsidiaries during Park's 1996 fiscal year and continues to render legal services to Park's subsidiaries during Park's 1997 fiscal year, is also a member of the Executive Committee. C. Daniel DeLawder, who is President of Park and of PNB, also serves as a member of the Executive Committee.

REPORT OF THE EXECUTIVE COMMITTEE OF THE PARK BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF PARK'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS JOINT PROXY STATEMENT/PROSPECTUS, IN WHOLE OR IN PART, THIS REPORT AND THE PERFORMANCE GRAPH SET FORTH ABOVE UNDER "ELECTION OF PARK DIRECTORS--PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Overall Philosophy and Administration

         The executive officers of Park receive no compensation from Park. Instead, they are paid by PNB for services rendered in their capacities as executive officers of Park and PNB. The Board of Directors of Park has a five-member Executive Committee, composed of three outside directors and Messrs. McConnell and DeLawder. One function of the Executive Committee is to review and recommend officer compensation levels and Park benefit plans and to forecast future personnel needs of Park. During 1996, no decisions of the Executive Committee were modified or rejected in any material way by the Boards of Directors of PNB or of Park. Messrs. DeLawder and McConnell do not vote on any matters with respect to their compensation.

         Park's compensation philosophy reflects a commitment to pay for performance. The compensation program for all officers, including executive officers, consists of three primary elements -- a base salary component, an incentive bonus component and a stock option component. The combination of base salary and incentive bonus is designed to relate total cash compensation levels to overall performance by Park and its subsidiaries and individual performance of the executive officers. Park's cash compensation philosophy reflects a significant part of total executive cash compensation to be "at risk" in the form of an incentive bonus based on Park's performance, ranging from 63.4% to 74.4% for 1996, from 60.9% to 74.6% for 1995, and from 61.0% to 75.3% for 1994, for the three executive officers of Park named in the Summary Compensation Table included in "ELECTION OF PARK DIRECTORS -- EXECUTIVE COMPENSATION -- Summary of Cash and Certain Other Compensation."

         Park believes that it is also important to provide compensation which serves to incentivize long-term corporate financial performance. In that regard, the Board of Directors of Park adopted, and the shareholders of Park approved, the Park 1995 Plan. Under the Park 1995 Plan, officers and other key employees of Park and its subsidiaries are selected by the Executive Committee to receive incentive stock options, each of which has an option exercise price equal to 100% of the fair market value of Park Common Shares on the date of grant. If there is no appreciation in the market value of Park Common Shares, the incentive stock options will be valueless. Thus, in contrast to base salary and incentive bonus, option grants are tied directly to the price performance of

Park Common Shares. At the time of exercise of an incentive stock option (other than an exercise following death, disability or normal retirement), the option holder must enter into an agreement with Park providing that the Park Common Shares acquired upon such exercise may not be sold or otherwise disposed of to any person other than Park for a period of five years after the date of exercise. This provides a further shared interest by the option holders and the shareholders of Park in the price performance of Park Common Shares.

         Section 162(m) of the Code prohibits the deduction by a publicly-held corporation, such as Park, of compensation paid to a "covered employee" in excess of $1,000,000 per year, unless certain requirements (relating primarily to "performance-based compensation") are met. Generally, Park's covered employees are those executive officers named in the Summary Compensation Table included in "ELECTION OF PARK DIRECTORS -- EXECUTIVE COMPENSATION -- Summary of Cash and Certain Other Compensation." None of Park's executive officers received more than $1,000,000 of compensation from Park and its subsidiaries in 1996, and the Executive Committee does not anticipate that any of Park's executive officers will receive more than $1,000,000 in compensation from Park and its subsidiaries in 1997. Accordingly, the Executive Committee does not believe that
Section 162(m) will limit the deductibility of the executive compensation that Park and its subsidiaries will pay in 1997.

Base Salary

         Base salaries for the 1996 fiscal year reported in this Joint Proxy Statement/Prospectus were determined by the Executive Committee in December, 1995. The actual salary received by each executive officer was determined by the Executive Committee based upon a subjective evaluation of the individual responsibilities and contributions of the executive officer and Park's strong 1995 financial results. While these factors have a general influence on the determination of the amount of base salary to be paid to each executive officer, no specific weighting is given to any of these factors. Mr. McConnell's salary for 1996 was determined by the Executive Committee using these criteria and represented 25.7% of his total annual cash compensation.
Incentive Bonus

         The Executive Committee administers Park's Incentive Bonus Plan which enables the officers of PNB, Richland and Mutual to share in any above-average return on equity (net income divided by average equity) which Park may generate during a fiscal year. In 1996, all officers of PNB, Richland and Mutual, including Messrs. McConnell, DeLawder and Bowers, were eligible to participate in the Incentive Bonus Plan.

         Above-average return on equity is defined as the amount by which the net income to average equity ratio of Park exceeds the median net income to average equity ratio of all U.S. bank holding companies of similar asset size ($1 billion to $3 billion). A formula determines the amount, if any, by which Park's return on equity ratio exceeds the median return on equity ratio of these peer bank holding companies. Twenty percent (20%) of that amount on a before-tax equivalent basis is available for incentive compensation. If Park's return on equity ratio is equal to or less than that of the peer group, no incentive compensation will be available with respect to that year. The Chairman of the Board and the President of Park each receive a fixed percentage of the amount available for incentive compensation as determined by the Park Board. After deducting those amounts, the remaining amount is distributed to the officers of PNB, Richland and Mutual on the basis of their respective contributions to Park's meeting its short-term and long-term financial goals during the year in question, which contributions are subjectively determined by the Chairman of the Board and the President of Park and approved by the Executive Committee of the Park Board. Recommendations of the Presidents of Park's subsidiaries are considered when determining incentive bonus amounts for officers of those subsidiaries. The time period over which the determination is made of the amounts, if any, of incentive compensation to be paid is the fiscal year of Park. The determination of the amounts of incentive bonus to be paid and the payment of such amounts are made during the first two quarters of the next fiscal year. Park's return on equity ratio for the 1996 fiscal year exceeded the median return on equity ratio of its peer bank holding companies. As of the date of this Joint Proxy Statement/Prospectus, Mr. McConnell, as Chairman of the Board and Chief Executive Officer of Park, has been paid $468,000 under the Incentive Bonus Plan with respect to the 1996 fiscal year as shown in the Summary Compensation Table included under "ELECTION OF PARK DIRECTORS -- EXECUTIVE COMPENSATION -- Summary of Cash and Certain Other Compensation." Any additional incentive bonus paid to Mr. McConnell with respect to the 1996 fiscal year will be disclosed as earned in 1996 in next year's proxy statement.

Stock Options

         In proposing the Park 1995 Plan to the Board of Directors for approval in 1995, Mr. McConnell voluntarily elected not to participate in the Park 1995 Plan. Mr. McConnell holds a substantial number of Park Common Shares and believes the Park 1995 Plan would be more effective in achieving its goal of long-term ownership among the officers and other key employees of Park and its subsidiaries if the grants made under the Park 1995 Plan were directed toward high-performing, younger officers who have not yet acquired a significant ownership interest in Park.


         In 1995 and 1996, the Executive Committee approved the grant of incentive stock options covering an aggregate of 58,600 common shares to 141 key employees of Park and its subsidiaries, including Messrs. DeLawder and Bowers. Upon the exercise of an option (the "Original Option") in full, the Executive Committee automatically grants a new option (the "Reload Option") covering the same number of Park Common Shares as were subject to the Original Option so exercised; provided, however, that an optionee (a) may not be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of such Original Option covering, with respect to all Reload Options granted in such one year, more than the number of Park Common Shares which were subject to the Original Option on the date of grant of such Original Option; and (b) will only be granted a Reload Option covering the number of Park Common Shares as will permit the Reload Option to qualify as an incentive stock option under Section 422 of the Code. During 1995 and 1996, Reload Options covering an aggregate of 13,531 Park Common Shares were granted as a result of the exercise of Original Options. Each incentive stock option (whether an Original Option or a Reload Option) was granted with an exercise price equal to the fair market value of the Park Common Shares on the date of grant and became fully exercisable six months after the grant date. The Executive Committee granted the Original Options based on its subjective determination of the relative current and future contributions each prospective option holder has and may make to the long-term welfare of Park and its subsidiaries.

Other Compensation

         Park's officers and officers and employees of PNB, Richland and Mutual are encouraged individually and collectively to maintain a significant long-term stock ownership position in Park. This is fostered not only through the grant of incentive stock options under the Park 1995 Plan, but also by the Park 401(k) Plan which affords a participant the ability to receive matching contributions representing a greater percentage of such participant's contributions if such contributions are invested in Park Common Shares. Since Mr. McConnell already holds a substantial number of Park Common Shares, he has elected not to accept the increased match if he invests his contributions in the Park 401(k) Plan in Park Common Shares thereby making more funds available for Company matching contributions for the benefit of other participants.

         The Executive Committee adopted a Supplemental Executive Retirement Plan (the "Park SERP") in December, 1996. The Park SERP benefits twenty officers of Park and its subsidiaries. Effective October 1, 1994, Park changed the benefits formula under the Park National Corporation Defined Benefit Pension Plan (the "Park Pension Plan") to comply with the applicable limits under the Code. This change resulted in a reduced projected pension benefit to fifteen officers of Park and its subsidiaries. Additionally, the IRS reduced the amount of compensation available in calculating pension benefits to $150,000 annually. This change resulted in a reduced projected pension benefit for six officers of Park and its subsidiaries. One officer was impacted by both changes. The Park SERP, a non-qualified benefit plan, is designed to restore benefits lost due to these two changes. Park purchased life insurance contracts to fund the Park SERP. The Park SERP is designed to provide a monthly retirement benefit of $4,433, $10,662, and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The Park SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the Park SERP that die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to Park during the life of each officer.

       SUBMITTED BY THE EXECUTIVE COMMITTEE OF PARK'S BOARD OF DIRECTORS:

          C. Daniel DeLawder, Howard E. LeFevre, William T. McConnell,
                      John J. O'Neill, and J. Gilbert Reese

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following table shows, for the last three fiscal years, the cash compensation paid by Park and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of Park's executive officers whose total annual salary and bonus for the 1996 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
                                                                                     ------------
                                                        Annual Compensation             Awards
                                                    --------------------------          ------
                                                                                      Securities
Name and                                                                          Underlying Options/       All Other
Principal Position                        Year      Salary ($)     Bonus($)(1)        SARs(#)(2)         Compensation ($)
------------------                        ----      ----------     -----------        ----------         ----------------
William T. McConnell, Chairman of the     1996      $166,400       $480,000                 0               $4,175(3)
Board and Chief Executive Officer of      1995      $166,400       $438,130                 0               $3,708
Park and of PNB                           1994      $166,400       $428,302                 0               $5,576

C. Daniel DeLawder,                       1996      $110,006       $320,000             2,056               $5,223(3)
President of Park and of PNB              1995      $ 99,996       $294,067             2,075               $4,977
                                          1994      $ 93,600       $285,523                 0               $5,130

David C. Bowers, Chief Financial Officer  1996      $ 97,006       $168,171             1,750               $5,524(3)
and Secretary of Park and Senior Vice     1995      $ 93,600       $145,748             1,000               $5,305
President of PNB                          1994      $ 93,600       $146,101                 0               $5,806

--------------------

         (1) All bonuses reported were earned pursuant to Park's Incentive Bonus Plan. The amount of the bonus reported for each executive officer for 1996 reflects the amount of bonus determined and paid with respect to the 1996 fiscal year as of the date of this Joint Proxy Statement/Prospectus. Any additional bonus determined to have been earned by the named executive officers with respect to the 1996 fiscal year will be disclosed as earned in 1996 in next year's proxy statement.

         (2) These numbers represent options for Park Common Shares granted pursuant to the Park 1995 Plan. See table under "Grants of Options" for more detailed information on such options.

         (3) "All Other Compensation" for 1996 for Messrs. McConnell, DeLawder and Bowers includes (a) the amounts of $3,175, $473 and $774, respectively, which represents the amount of the premium deemed to have been paid on behalf of each executive officer under a "split-dollar" life insurance policy which has a death benefit payable thereunder in an amount equal to approximately two times the named executive officer's highest annual total compensation during his employment with PNB; and (b) the amounts of $1,000, $4,750 and $4,750, respectively, representing contributions to the Park 401(k) Plan on their behalf to match 1996 pre-tax elective deferral contributions (included under "Salary") made by each executive officer to the Park 401(k) Plan.

Grants of Options

         The following table sets forth information concerning individual grants of options made during the 1996 fiscal year to each of the executive officers named in the Summary Compensation Table. Park has never granted stock appreciation rights.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                  % of                                        Potential Realizable
                              Number of           Total                                       Value at Assumed
                             Securities          Options                                      Annual Rates of Stock
                             Underlying        Granted to       Exercise                      Price Appreciation
                               Options        Employees in        Price       Expiration      for Option Term(1)
          Name               Granted(#)        Fiscal Year      ($/Share)        Date          5%($)       10%($)
          ----               ----------        -----------      ---------        ----         ---------------------
William T. McConnell            0                   --               --              --            --           --

C. Daniel DeLawder          2,056(2)(3)            7.2%          $48.63         3/19/01       $27,626      $61,041

David C. Bowers             1,000(2)(3)            3.5%          $47.25         4/18/01       $13,056      $28,847
                              750(3)(4)            2.6%          $47.75         5/10/01       $ 9,895      $21,865

-----------------

(1) The amounts reflected in this table represent certain assumed rates of appreciation only and have been rounded to the nearest whole dollar. Actual realized values, if any, on option exercises will be dependent on the actual appreciation of the Park Common Shares over the term of the options. There can be no assurances that the Potential Realizable Values reflected in this table will be achieved.

(2) These options were granted under the Park 1995 Plan as Reload Options upon exercise of the related Original Option. See Note (3) below. These Reload Options become exercisable six months after the grant date.

(3) Upon the exercise of an Original Option in full, the Executive Committee will automatically grant a new Reload Option covering the same number of Park Common Shares as were subject to the Original Option so exercised; provided, however, that the named executive officer (a) may not be granted Reload Options in any one year of the term of the Original Option as established on the date of grant of such Original Option covering, with respect to all Reload Options granted in such one year, more than the number of Park Common Shares which were subject to the Original Option on the date of grant of such Original Option; and (b) will only be granted a Reload Option covering that number of Park Common Shares as will permit the Reload Option to qualify as an incentive stock option under Section 422 of the Code. If an option is exercised on or after the named executive officer's termination of employment, no Reload Options will be granted in connection with such exercise. In the event of termination of employment of a named executive officer by reason of normal retirement, his options may thereafter be exercised in full for a period of three months, subject to the stated term of the options. In the event of termination of employment of a named executive officer by reason of death or long-term disability, his options may thereafter be exercised in full for a period of one year, subject to the stated term of the options. If a named executive officer's employment is terminated for any other reason, his options are forfeited.

(4) This option was granted under the Park 1995 Plan as an Original Option and became exercisable six months after the grant date.

Option Exercises and Holdings

         The following table sets forth information with respect to options exercised during, and unexercised options held as of the end of, the 1996 fiscal year by each of the executive officers named in the Summary Compensation Table.

                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES


                           Number of                       Number of Securities           Value of Unexercised
                          Securities                      Underlying Unexercised              In-the-Money
                          Underlying                       Options at FY-End(#)          Options at FY-End($)(1)
                           Options          Value       ---------------------------    ----------------------------
        Name              Exercised      Realized($)    Exercisable   Unexercisable    Exercisable    Unexercisable
        ----              ---------      -----------    -----------   -------------    -----------    -------------
William T. McConnell            0              --              0            0                 --          --

C. Daniel DeLawder          2,075          $1,826          2,056            0            $ 8,985          --

David C. Bowers             1,000          $    0          1,750            0            $10,063          --

----------------------

(1) "Value of Unexercised In-the-Money Options at FY-End" is based upon the closing sale price of the Park Common Shares on December 31, 1996 ($53.00) less the exercise price of in-the-money options at the end of the 1996 fiscal year.

Pension Plan; Supplemental Executive Retirement Plan

         The following table shows the estimated pension benefits payable to a covered participant assuming retirement at a "normal retirement age" of 65 on October 1, 1996 under the Park Pension Plan based on compensation that is covered under the Park Pension Plan, years of service with Park and its subsidiaries and payment in the form of a 10-year certain and life annuity:

                               PENSION PLAN TABLE

                                     Estimated Annual Pension Benefits (rounded to nearest $100)(1)
                                     --------------------------------------------------------------
                                              Based on Years of Credited Service Indicated
                                              --------------------------------------------

    Annualized                                          Years of Credited Service
 Average Monthly       --------------------------------------------------------------------------------------------
   Compensation              10              15               20              25             30         35 or more
-------------------    --------------------------------------------------------------------------------------------
$100,000                   $11,600        $17,400          $23,200         $29,000        $34,800        $40,600
 125,000                    14,800         22,200           29,700          37,100         44,500         51,900
 150,000                    18,000         27,000           36,100          45,100         54,100         63,100
and more

--------------------

         (1) Applicable provisions of the Code currently limit the amount of annual compensation used to determine plan benefits under a defined benefit pension plan, such as the Park Pension Plan, and the amount of plan benefits payable annually under such a plan. The Park Pension Plan is operated in compliance with such provisions.

         The Park Pension Plan covers employees of Park, PNB, Richland and Mutual who have attained age 21 and completed one year of credited service. The Park Pension Plan is funded and noncontributory.

         A participant's "average monthly compensation" for purposes of the Park Pension Plan is based upon an amount equal to the total compensation paid by Park or one of its subsidiaries, including elective deferral contributions, for the five consecutive years of credited service which produce the highest annual compensation within the last ten years preceding retirement, divided by sixty. The "annualized average monthly compensation" as of the October 1, 1996 anniversary of the Park Pension Plan was $150,000 for each of Messrs. McConnell, DeLawder and Bowers. Messrs. McConnell, DeLawder and Bowers had approximately 36, 25 and 10 years of credited service, respectively, under the Park Pension Plan as of October 1, 1996.

         Benefits under the Park Pension Plan become fully vested upon five years of credited service. The Park Pension Plan provides for the payment of monthly benefits at "normal retirement date" (the later of age 65 or the fifth anniversary of the time participation in the Park Pension Plan commenced, but no later than age 70 1/2) based upon 29% of an employee's average monthly compensation up to "covered compensation" (as determined annually from a table prepared by the Internal Revenue Service) plus 45% of an employee's average monthly compensation in excess of covered compensation, with such benefits being reduced by 1/420th for each month of credited service less than 420 months at normal retirement date. The Park Pension Plan also provides for the payment of minimum monthly benefits at normal retirement date based upon 29% of an employee's average monthly compensation, with such minimum benefits being reduced 1/300th for each month of credited service less than 300 months at normal retirement date. Benefits payable under the Park Pension Plan are not subject to any deduction for Social Security benefits. Benefits payable under the Park Pension Plan are adjusted for retirement before normal retirement date. The normal form of payment of retirement benefits under the Park Pension Plan will be a life annuity with 120 monthly payments guaranteed. Various other payment options are available under the Park Pension Plan.

         Park adopted the Park SERP in December, 1996. The Park SERP benefits twenty officers of Park and its subsidiaries. Effective October 1, 1994, Park changed the benefits formula under the Park Pension Plan to comply with the applicable limits under the Code. This change resulted in a reduced projected pension benefit to fifteen officers of Park and its subsidiaries. Additionally, the IRS reduced the amount of compensation available in calculating pension benefits to $150,000 annually. This change resulted in a reduced projected pension benefit for six officers of Park and its subsidiaries. One officer was impacted by both changes. The Park SERP, a non-qualified benefit plan, is designed to restore benefits lost due to these two changes. Park purchased life insurance contracts to fund the Park SERP. The Park SERP is designed to provide a monthly retirement benefit of $4,433, $10,662, and $4,686 for Messrs. McConnell, DeLawder and Bowers, respectively. The Park SERP also provides a life insurance benefit for officers of Park and its subsidiaries participating in the Park SERP that die before age 86. These additional benefits will only be achieved if the investment from the insurance contracts on funds invested in the contracts exceed a base level return to Park during the life of each officer.

CERTAIN MATTERS PERTAINING TO THE PARK BOARD OF DIRECTORS

Committees and Meetings of the Park Board of Directors

         The Park Board of Directors held a total of four meetings during Park's 1996 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Park Board during the period he or she served as a director and the total number of meetings held by all committees of the Park Board on which he or she served during the period he or she served, other than J. Gilbert Reese who attended 62.5% of such meetings.

         The Park Board of Directors has an Audit Committee composed of Howard
E. LeFevre, Chairman, R. William Geyer and John L. Warner. The function of the Audit Committee is to review the adequacy of Park's system of internal controls, to investigate the scope and adequacy of the work of Park's independent auditors, and to recommend to the Park Board a firm of accountants to serve as Park's independent auditors. The Audit Committee met four times during Park's 1996 fiscal year.

         The Park Board of Directors has an Executive Committee composed of C. Daniel DeLawder, Howard E. LeFevre, William T. McConnell, John J. O'Neill and J. Gilbert Reese. The Executive Committee performs the functions of a compensation committee. The Executive Committee reviews and recommends for approval by the Park Board compensation and benefit plans for officers of Park, supervises the operation of Park's compensation plans and selects those eligible employees who may participate in each plan (where selection is required). The Executive Committee also reviews large loans proposed to be made by PNB, Richland and Mutual. The Executive Committee met twelve times during Park's 1996 fiscal year.

         The Park Board of Directors does not have a standing nominating committee or committee performing similar functions.

Compensation of Directors

         Each director of Park who is not an employee of Park or one of its subsidiaries receives as fees $5,000 as an annual retainer, $750 for each meeting of the Park Board of Directors attended and $200 for each meeting of a committee of the Park Board attended. If the date of a meeting of the Park Board is changed from that provided for by resolution of the Park Board and a non-employee director is unable to attend such rescheduled meeting, he or she receives $750 as though he or she had attended the meeting. Messrs. DeLawder, McConnell and Phillips receive no compensation for serving as members of the Park Board since they are employees of Park and/or one of the subsidiaries of Park.

         Park and its subsidiaries maintain a life insurance policy with a death benefit of $100,000 on behalf of each director of Park who is not an executive officer of Park. The director has the right to designate the beneficiary to whom his or her share of the proceeds under the policy is to be paid. A director becomes fully vested with respect to his or her policy after three years of service. Park and its subsidiaries maintain on behalf of each director who is an executive officer of Park, in his capacity as such executive officer, a life insurance policy which will have a death benefit payable thereunder in an amount equal to approximately two times the named executive officer's highest annual total compensation during his employment with Park and its subsidiaries. The executive officer has the right to designate the beneficiary to whom his share of the proceeds under the policy is to be paid. An executive officer becomes fully vested with respect to his policy if he is fully vested under the Park Pension Plan.

TRANSACTIONS INVOLVING MANAGEMENT

         During Park's 1996 fiscal year, Park and its subsidiaries purchased insurance through W. A. Wallace Co. John L. Warner, a director of Park, serves as an agent with W. A. Wallace Co. The aggregate premiums paid to W. A. Wallace Co. by Park and its subsidiaries during Park's 1996 fiscal year were $401,928.

         J. Gilbert Reese, a director of Park, is a partner in the law firm of Reese, Pyle, Drake & Meyer which rendered legal services to Park's subsidiaries during Park's 1996 fiscal year and continues to render legal services to Park's subsidiaries during Park's 1997 fiscal year.

         R. William Geyer, a director of Park, is a partner in the law firm of Kincaid, Taylor and Geyer which rendered legal services to Park's subsidiaries during Park's 1996 fiscal year and continues to render legal services to Park's subsidiaries during Park's 1997 fiscal year.

         Certain directors and executive officers of Park, members of their immediate families and corporations or organizations with which they are affiliated had banking transactions with PNB, Richland and Mutual in the ordinary course of their respective businesses, during Park's 1996 fiscal year. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with Park or its subsidiaries. These loans have been subject to and are presently subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The aggregate amount of loans to the thirteen directors and executive officers of Park and their associates as a group totalled $15,985,000 at December 31, 1996. In addition, loans to the directors and executive officers of Park's banking subsidiaries, who are also directors or executive officers of Park, totalled $11,813,000 at December 31, 1996. As of the date hereof, all of such loans were performing loans.


                         PROPOSAL TO AMEND ARTICLE SIXTH
                       OF PARK'S ARTICLES OF INCORPORATION

PROPOSED AMENDMENT TO ARTICLE SIXTH

         Pursuant to Article SIXTH of the Park Articles, holders of Park Common Shares have pre-emptive rights to purchase Park Common Shares in proportion to their respective holdings of Park Common Shares upon the offering or sale of any Park Common Shares except for Park Common Shares issued as a share dividend or distribution; Park Common Shares offered or sold in connection with acquisition transactions with other business entities; Park Common Shares offered or sold in connection with stock option plans and other employee benefit, compensation or incentive plans approved by a three-fourths vote of the shareholders of Park; and Park Common Shares released from pre-emptive rights by a two-thirds vote of the holders of Park Common Shares. The Park Board of Directors unanimously adopted a resolution recommending, and declaring the advisability, that the shareholders adopt the proposed amendment to Article SIXTH of the Park Articles to eliminate pre-emptive rights of shareholders with respect to the offering and sale of Park Common Shares held as treasury shares. The proposed amended Article SIXTH would read as follows:

                  SIXTH: The holders of the shares of any class of the Corporation shall, upon the offering or sale of any shares of the Corporation of the same class, have the right, during a reasonable time and on reasonable terms fixed by the directors, to purchase such shares in proportion to their respective holdings of shares of such class at the price fixed for the sale of the shares, unless (A) the shares offered or sold are treasury shares; or (B) the shares offered or sold are issued as a share dividend or distribution; or (C) the shares are offered or sold in connection with any merger or consolidation to which the Corporation is a party or any acquisition of, or investment in, another corporation, partnership, proprietorship or other business entity or its assets by the Corporation, whether directly or indirectly, by any means whatsoever; or (D) the shares are offered or sold pursuant to the terms of a stock option plan or employee benefit, compensation or incentive plan, which stock option plan or employee benefit, compensation or incentive plan is approved by the holders of three-fourths of the issued and outstanding shares of the Corporation; or (E) the shares offered or sold are released from preemptive rights by the affirmative vote or written consent of the holders of two-thirds of the shares entitled to such preemptive rights.

EFFECT OF ADOPTION OF AMENDMENT

         The proposed amendment to eliminate pre-emptive rights in respect of the offering or sale of Park Common Shares held as treasury shares will cause the pre-emptive rights provided for in Article SIXTH to be consistent in this regard with the statutory exclusion from pre-emptive rights provided in the Ohio General Corporation Law with respect to treasury shares. The Board of Directors believes that it is desirable and in the best interests of Park and its shareholders to eliminate pre-emptive rights in respect of treasury shares (which have already been outstanding and repurchased by Park) in order to provide Park with flexibility in meeting its business needs without affecting shareholders' proportionate interest in the outstanding shares of the Company. If this proposal is adopted by the shareholders, the treasury shares could be used for a variety of corporate purposes, including, for example, use in the financing of expansion or future acquisitions; issuance as additional compensation for employees and/or directors; and use in other possible future transactions of a currently undetermined nature. As of February 28, 1997, there were 114,751 Park Common Shares held in treasury. Although Park shareholders will not have pre-emptive rights in respect of treasury shares, proposed issuances of treasury shares will be submitted for their approval when required under the applicable provisions of the Ohio General Corporation Law or the rules of the American Stock Exchange.

         The adoption or rejection of this proposal will not have any effect on the implementation of the Merger Agreement assuming that the Merger is approved by the shareholders. Pursuant to the provision of Article SIXTH as currently in effect, the Park Common Shares which are offered or sold in connection with the Merger are not subject to the pre-emptive right of the Park shareholders for that reason and the Park Common Shares which are sold upon the exercise of options covering up to 25,000 Park Common Shares which may be granted to former First-Knox employees under the Park 1995 Plan are not subject to pre-emptive rights because the Park 1995 Plan was originally approved by the three-fourths vote of Park shareholders required by Article SIXTH of the Park Articles to exclude from pre-emptive rights Park Common Shares offered under an employee benefit plan.


RECOMMENDATION AND VOTE

         The affirmative vote of the holders of two-thirds of the outstanding Park Common Shares is required to adopt the proposed amendment to Article SIXTH of the Park Articles.

         THE PARK BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE SIXTH OF THE PARK ARTICLES.

          NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR PARK

         The Board of Directors of Park has selected Ernst & Young L.L.P. to serve as independent auditors for Park for the 1997 fiscal year. That firm has served as Park's independent auditors since July, 1994. Representatives of Ernst & Young L.L.P. are expected to be present at the Park Annual Meeting, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

PARK

         Any qualified Park shareholder who desires to present a proposal for consideration at the 1998 Annual Meeting of Shareholders must submit the proposal in writing to Park. If the proposal is received by Park on or before November 20, 1997, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of Park relating to its 1998 Annual Meeting of Shareholders.

FIRST-KNOX

         If the Merger has not been consummated, any proposal which a First-Knox shareholder wishes to have included in the proxy solicitation materials of First-Knox to be used in connection with the next annual meeting of shareholders of First-Knox must be submitted in writing to First-Knox. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the proxy statement and set forth in the form of proxy issued for the next annual meeting of shareholders.


                                  LEGAL MATTERS

         The legality of the Park Common Shares to be issued in connection with the Merger will be passed upon for Park by Vorys, Sater, Seymour and Pease, Columbus, Ohio.

         The federal income tax consequences and certain other legal matters in connection with the Merger will be passed upon for Park by Porter, Wright, Morris & Arthur, Columbus, Ohio.

         Certain legal matters in connection with the Merger will be passed upon for First-Knox by Squire, Sanders & Dempsey, L.L.P., Columbus, Ohio.


                                     EXPERTS
         The consolidated financial statements of Park and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996, included in the Park Annual Report to Shareholders delivered herewith as Appendix B and incorporated by reference in this Joint Proxy Statement/Prospectus and in the Registration Statement, have been incorporated in this Joint Proxy Statement/Prospectus and in the Registration Statement in reliance upon the report of Ernst & Young L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of First-Knox and its subsidiaries as of December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996, included in the First-Knox Annual Report to Shareholders delivered herewith as Appendix C and incorporated by reference in this Joint Proxy Statement/Prospectus and in the Registration Statement, have been incorporated in this Joint Proxy Statement/Prospectus and in the Registration Statement in reliance upon the report of Crowe, Chizek and Company LLP, independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.

         WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SHAREHOLDER MEETINGS, YOU ARE URGED TO COMPLETE, SIGN AND RETURN YOUR PROXY CARD PROMPTLY.

                                              By Order of the Park Board,
                                              /s/ David C. Bowers

March 20, 1997                                David C. Bowers
Newark, Ohio                                  Secretary


                                              By Order of the First-Knox Board,

                                              /s/ Ian Watson

March 20, 1997                                Ian Watson
Mount Vernon, Ohio                            Secretary

                                  APPENDIX A-1
                                  ------------


                         AGREEMENT AND PLAN OF MERGER,
                         DATED AS OF OCTOBER 28, 1996,
                       BETWEEN PARK NATIONAL CORPORATION
                           AND FIRST-KNOX BANC CORP.

===============================================================================

                          AGREEMENT AND PLAN OF MERGER

                          DATED AS OF OCTOBER 28, 1996



                                     BETWEEN


                            PARK NATIONAL CORPORATION



                                       AND


                              FIRST-KNOX BANC CORP.

===============================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I
         THE MERGER.............................................................................................  1
                  1.1.     Effective Time of the Merger.........................................................  1
                  1.2.     Closing..............................................................................  1
                  1.3.     Effects of the Merger................................................................  2

ARTICLE II
         CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES.........................................................  3
                  2.1.     Conversion of Shares.................................................................  3
                           (a)      Cancellation of Treasury Shares and Park-Owned Shares, etc..................  3
                           (b)      Conversion of First-Knox Common Shares......................................  3
                           (c)      Exchange Ratio..............................................................  4
                           (d)      Termination Below $45.50 But Equal to or Greater Than 90 Percent............  5
                           (e)      Termination Below 90 Percent................................................  5
                  2.2.     Exchange of Certificates.............................................................  5
                           (a)      Exchange Agent..............................................................  5
                           (b)      Exchange Procedures.........................................................  5
                           (c)      Distributions with Respect to Unexchanged Shares; Voting....................  6
                           (d)      No Further Ownership Rights in Common Shares................................  6
                           (e)      No Fractional Shares........................................................  7
                           (f)      Termination of Exchange Fund................................................  7
                           (g)      No Liability................................................................  7
                           (h)      First-Knox Stock Transfer Books.............................................  7

ARTICLE III
         REPRESENTATIONS AND WARRANTIES.........................................................................  8
                  3.1.     Representations and Warranties of First-Knox.........................................  8
                           (a)      Organization, Standing and Power............................................  8
                           (b)      Capital Structure...........................................................  8
                           (c)      Authority................................................................... 10
                           (d)      SEC Documents............................................................... 11
                           (e)      Information Supplied........................................................ 11
                           (f)      Compliance with Applicable Laws............................................. 12
                           (g)      Litigation.................................................................. 12
                           (h)      Taxes....................................................................... 12
                           (i)      Certain Agreements.......................................................... 13
                           (j)      Benefit Plans............................................................... 13
                           (k)      Subsidiaries................................................................ 14
                           (l)      Agreements with Bank Regulators............................................. 14



                           (m)      Absence of Certain Changes or Events........................................ 15
                           (n)      Certain Provisions of Articles of Incorporation Not Applicable.............. 15
                           (o)      Vote Required............................................................... 15
                           (p)      Accounting Matters.......................................................... 15
                           (q)      Properties.................................................................. 15
                           (r)      Ownership of Park Common Shares............................................. 16
                           (s)      Brokers or Finders.......................................................... 16
                           (t)      Labor Matters............................................................... 16
                           (u)      Environmental Matters....................................................... 16
                           (v)      CRA Compliance.............................................................. 16
                           (w)      Capital Requirements........................................................ 17
                           (x)      Loan Losses................................................................. 17
                  3.2.     Representations and Warranties of Park............................................... 17
                           (a)      Organization, Standing and Power............................................ 17
                           (b)      Capital Structure........................................................... 17
                           (c)      Authority................................................................... 18
                           (d)      SEC Documents............................................................... 19
                           (e)      Information Supplied........................................................ 19
                           (f)      Compliance with Applicable Laws............................................. 20
                           (g)      Litigation.................................................................. 20
                           (h)      Taxes....................................................................... 20
                           (i)      Certain Agreements.......................................................... 20
                           (j)      Benefit Plans............................................................... 21
                           (k)      Subsidiaries................................................................ 22
                           (l)      Agreements with Bank Regulators............................................. 22
                           (m)      Absence of Certain Changes or Events........................................ 22
                           (n)      Certain Provisions of Articles of Incorporation Not Applicable.............. 22
                           (o)      Vote Required............................................................... 23
                           (p)      Accounting Matters.......................................................... 23
                           (q)      Properties.................................................................. 23
                           (r)      Ownership of First-Knox Common Shares....................................... 23
                           (s)      Brokers or Finders.......................................................... 23
                           (t)      Labor Matters............................................................... 24
                           (u)      Environmental Matters....................................................... 24
                           (v)      CRA Compliance.............................................................. 24
                           (w)      Capital Requirements........................................................ 24
                           (x)      Loan Losses................................................................. 24

ARTICLE IV
         COVENANTS RELATING TO CONDUCT OF BUSINESS.............................................................. 25
                  4.1.     Covenants of First-Knox and Park..................................................... 25
                           (a)      Ordinary Course............................................................. 25
                           (b)      Dividends; Changes in Shares................................................ 25

                           (c)      Issuance of Securities...................................................... 25
                           (d)      Governing Documents......................................................... 26
                           (e)      Exclusivity................................................................. 26
                           (f)      No Acquisitions............................................................. 26
                           (g)      No Dispositions............................................................. 26
                           (h)      Indebtedness................................................................ 26
                           (i)      Other Actions............................................................... 27
                           (j)      Advice of Changes; Government Filings....................................... 27
                           (k)      Accounting Methods.......................................................... 28
                           (l)      Pooling and Tax-Free Reorganization Treatment............................... 28
                           (m)      Compensation and Benefit Plans.............................................. 28

ARTICLE V
         ADDITIONAL AGREEMENTS.................................................................................. 28
                  5.1.     Preparation of S-4, and the Proxy Statement.......................................... 28
                  5.2.     Access to Information................................................................ 29
                  5.3.     Shareholder Meetings................................................................. 29
                  5.4.     Legal Conditions to Merger........................................................... 30
                  5.5.     Affiliates........................................................................... 30
                  5.6.     Stock Exchange Listing............................................................... 30
                  5.7.     Employee Benefit Plans............................................................... 30
                  5.8.     Stock Options........................................................................ 30
                  5.9.     Costs and Expenses................................................................... 31
                  5.10.    Governance........................................................................... 31
                  5.11.    Indemnification...................................................................... 31
                  5.12.    Dividends............................................................................ 32
                  5.13.    Title Insurance...................................................................... 33
                  5.14.    Survey............................................................................... 33
                  5.15.    Forms 13D or 13G Filings............................................................. 33
                  5.16.    Tax Representations.................................................................. 33
                  5.17.    Additional Agreements................................................................ 33

ARTICLE VI
         CONDITIONS PRECEDENT................................................................................... 34
                  6.1.     Conditions to Each Party's Obligation To Effect the Merger........................... 34
                           (a)      Shareholder Approval........................................................ 34
                           (b)      AMEX Listing................................................................ 34
                           (c)      Other Approvals............................................................. 34
                           (d)      S-4......................................................................... 34
                           (e)      No Injunctions or Restraints; Illegality.................................... 34
                           (f)      Pooling..................................................................... 34
                           (g)      Burdensome Condition........................................................ 35
                  6.2.     Conditions to Obligations of Park.................................................... 35
                           (a)      Representations and Warranties.............................................. 35
                           (b)      Performance of Obligations of First-Knox.................................... 35


                           (c)      Consents Under Agreements................................................... 35
                           (d)      Tax Opinion................................................................. 35
                           (e)      Legal Opinion............................................................... 36
                           (f)      Fairness Opinion............................................................ 36
                  6.3.     Conditions to Obligations of First-Knox.............................................. 36
                           (a)      Representations and Warranties.............................................. 36
                           (b)      Performance of Obligations of Park.......................................... 36
                           (c)      Consents Under Agreements................................................... 36
                           (d)      Tax Opinion................................................................. 36
                           (e)      Legal Opinion............................................................... 37
                           (f)      Authorization of Shares..................................................... 37
                           (g)      Fairness Opinion............................................................ 37

ARTICLE VII
         TERMINATION AND AMENDMENT.............................................................................. 37
                  7.1.     Termination.......................................................................... 37
                  7.2.     Effect of Termination................................................................ 38
                  7.3.     Amendment............................................................................ 39
                  7.4.     Extension; Waiver.................................................................... 39

ARTICLE VIII
         GENERAL PROVISIONS..................................................................................... 39
                  8.1.     Nonsurvival of Representations, Warranties and Agreements............................ 39
                  8.2.     Notices.............................................................................. 39
                  8.3.     Interpretation....................................................................... 40
                  8.4.     Counterparts......................................................................... 41
                  8.5.     Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.................. 41
                  8.6.     Governing Law........................................................................ 41
                  8.7.     Severability......................................................................... 41
                  8.8.     Assignment........................................................................... 41
                  8.9.     Press Releases and Public Announcements.............................................. 41

EXHIBITS
         Exhibit 5.5                Affiliate Agreement......................................................... 43
         Exhibit 6.2(e)             Opinion of Counsel for First-Knox........................................... 46
         Exhibit 6.3(e)             Opinion of Counsel for Park................................................. 47

                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                                    Section                     Page
                                                                                    -------                     ----

AMEX...............................................................                   5.6                         4
AMEX Listing.......................................................                   6.1(b)                     34
Agreement..........................................................                  Intro                        1
Bank Regulators....................................................                   3.1(f)                     12
Benefit Plans......................................................                   3.1(j)                     13
BHC Act............................................................                   3.1(a)                      8
Burdensome Condition...............................................                   6.1(g)                     35
Certificate of Merger..............................................                   1.1                         1
Closing............................................................                   1.2                         1
Closing Date.......................................................                   1.2                         2
Code...............................................................                  Intro                        1
Confidentiality Agreements.........................................                   5.2                        29
Consents...........................................................                   6.1(c)                     34
Constituent Corporations...........................................                   1.3(b)                      2
Costs and Expenses.................................................                   5.9                        31
CRA................................................................                   3.1(v)                     16
Danielson..........................................................                   3.2(s)                     16
DPC Shares.........................................................                   2.1(a)                      3
Effective Time.....................................................                   1.1                         1
ERISA..............................................................                   3.1(j)                     13
Exchange Act.......................................................                   3.1(c)                     11
Exchange Agent.....................................................                   2.2                         5
Exchange Fund......................................................                   2.2                         5
Exchange Ratio.....................................................                   2.1(c)                      4
Farmers............................................................                   3.1(a)                      8
FDIA...............................................................                   3.1(c)                     10
Federal Reserve....................................................                   3.1(c)                     10
First-Knox.........................................................                  Intro                        1
First-Knox Bank....................................................                   3.1(a)                      8
First-Knox Benefit Plans...........................................                   3.1(j)                     13
First-Knox Certificates............................................                   2.2                         5
First-Knox Common Shares...........................................                   2.1                         3
First-Knox Dividend Reinvestment Plan..............................                   3.1(b)                      9
First-Knox Permits.................................................                   3.1(f)                     12
First-Knox Plan....................................................                   5.8                        30
First-Knox SAR.....................................................                   5.8                        30
First-Knox SEC Documents...........................................                   3.1(d)                     11
First-Knox Stock Option............................................                   5.8                        30
First-Knox Stock Option Plans......................................                   3.1(b)                      8
First-Knox Stock Plans.............................................                   3.1(b)                      9
FRA................................................................                   3.1(c)                     10

                                                                                    Section                     Page
                                                                                    -------                     ----
Governmental Entity................................................                   3.1(c)                     10
Indemnified Liabilities............................................                   5.11                       31
Indemnified Parties................................................                   5.11                       31
Injunction.........................................................                   6.1(e)                     34
Material adverse effect............................................                   3.1(a)                      8
McDonald...........................................................                   6.2(f)                     36
Merger.............................................................                  Intro                        1
OGCL...............................................................                   1.1                         1
Option Exercise Cash Payment Total.................................                   2.1(c)                      4
Park...............................................................                  Intro                        1
Park Benefit Plans.................................................                   3.2(j)                     21
Park Common Shares.................................................                   1.3                         3
Park Index Price...................................................                   2.1(c)                      4
Park Option Plan...................................................                   3.2(b)                     18
Park Permits.......................................................                   3.2(f)                     20
Park SEC Documents.................................................                   3.2(d)                     19
Park Stock Plans...................................................                   3.2(b)                     18
Park Trading Price.................................................                   2.1(c)                      4
Proxy Statement....................................................                   3.1(c)                     10
Real Property......................................................                   5.13                       33
Representatives....................................................                   5.2(e)                     29
Requisite Regulatory Approvals.....................................                   6.1(c)                     34
S-4................................................................                   3.1(e)                     11
SARs...............................................................                   3.1(b)                      9
SEC................................................................                   3.1(a)                      8
Securities Act.....................................................                   3.1(d)                     11
Significant Subsidiary.............................................                   3.1(a)                      8
State Banking Approval.............................................                   3.1(c)                     11
Subsidiary.........................................................                   2.1(a)                      3
Surviving Corporation..............................................                   1.3(b)                      2
Takeover Proposal..................................................                   4.1(e)                     26
Tax, Taxes, Taxable................................................                   3.1(h)                     12
Total First-Knox Common Shares Outstanding or
  Subject to Options...............................................                   2.1(c)                      4
Trust account shares...............................................                   2.1(a)                      3
Violation..........................................................                   3.1(c)                     10
Voting Debt........................................................                   3.1(b)                      9

         AGREEMENT AND PLAN OF MERGER dated as of October 28, 1996 (this "Agreement") between PARK NATIONAL CORPORATION, an Ohio corporation ("Park"), and FIRST-KNOX BANC CORP., an Ohio corporation ("First-Knox").

         WHEREAS, the Boards of Directors of Park and First-Knox have approved, and deem it advisable and in the best interests of their respective corporations to consummate, the business combination transaction provided for herein in which First-Knox would merge with and into Park (the "Merger");

         WHEREAS, the Boards of Directors of Park and First-Knox have each determined that the Merger contemplated hereby is consistent with, and in furtherance of, their respective business strategies and goals;

         WHEREAS, Park and First-Knox desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by Park and First-Knox, and thereafter delivered on the Closing Date (as defined in Section 1.2) to the Secretary of State of the State of Ohio, for filing, as provided in the Ohio General Corporation Law (the "OGCL"). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Ohio or at such time thereafter as is agreed to in writing by the parties hereto and so provided in the Certificate of Merger (the "Effective Time").

         1.2. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on the first day which is (a) the last business day of a month and (b) at least ten business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the

"Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at such location in the State of Ohio as is agreed to in writing by the parties hereto.

         1.3. Effects of the Merger. (a) At the Effective Time:

         (i) First-Knox shall be merged with and into Park and the separate existence of First-Knox shall cease;

         (ii) the Articles of Incorporation of Park as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation (as defined in Section 1.3(b));

         (iii) the Regulations of Park as in effect immediately prior to the Effective Time (as amended as provided for in Section 1.3(a)(iv) and to reflect such other amendments thereto as may be contemplated by this Agreement) shall be the Regulations of the Surviving Corporation; and

         (iv) the maximum allowable number of directors of the Surviving Corporation, as specified in the Regulations of the Surviving Corporation, shall be decreased to sixteen and the number of directors shall be fixed at sixteen, with twelve members to be selected by Park in its sole discretion from the Board of Directors of Park immediately prior to the Effective Time, of which four such members will have terms expiring in each of 1998, 1999, and 2000; and with four members to be selected by Park, after consultation with First-Knox, from the Board of Directors of First-Knox immediately prior to the Effective Time, of which one member shall have a term expiring in each of 1998 and 1999 and two members shall have terms expiring in 2000.

         (v) the Surviving Corporation shall, to the extent permitted by applicable law and Bank Regulators (as defined in Section 3.1(f)), maintain First-Knox Bank (as defined in Section 3.1(a)) as a separate Subsidiary (as defined in Section 2.1(a)), using its existing name for at least four years following the Effective Time, and allow First-Knox Bank's existing directors to complete their respective terms (or, if longer, an additional term through at least March, 1998), subject to compelling business reasons, regulatory considerations, safe banking practices and the fiduciary duties of the Board of Directors of Park.

         (b) As used in this Agreement, "Constituent Corporations" shall mean Park and First-Knox, and "Surviving Corporation" shall mean Park, at and after the Effective Time, as the surviving corporation in the Merger.

         (c) At and after the Effective Time, the Merger will have the effects set forth in the OGCL, including that the Surviving Corporation will be responsible for all obligations of the Constituent Corporations.

                                   ARTICLE II

                 CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

         2.1. Conversion of Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of common shares, par value $3.125 per share, of First-Knox ("First-Knox Common Shares"):

         (a) Cancellation of Treasury Shares and Park-Owned Shares, etc. All First-Knox Common Shares that are owned by First-Knox as treasury shares and all First-Knox Common Shares, if any, that are owned by Park or any wholly-owned Subsidiary of Park or of First-Knox (other than shares held in trust, managed, custodial or nominee accounts and the like, or held by mutual funds for which a Subsidiary of Park or First-Knox acts as investment advisor, that in any such case are beneficially owned by third parties (any such shares, "trust account shares") and shares acquired in respect of debts previously contracted (any such shares, "DPC shares")) shall be canceled and retired and shall cease to exist and no common shares, without par value, of Park ("Park Common Shares") or other consideration shall be delivered in exchange therefor. All Park Common Shares, if any, that are owned by First-Knox (other than trust account shares and DPC shares) shall become treasury shares. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

         (b) Conversion of First-Knox Common Shares. Subject to Section 2.2(e), each First-Knox Common Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into that number of fully paid and nonassessable Park Common Shares as is equal to the Exchange Ratio determined in accordance with
Section 2.1(c). All such First-Knox Common Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the Park Common Shares into which such First-Knox Common Shares have been converted. Certificates previously representing shares of First-Knox Common Shares shall be exchanged for certificates representing whole Park Common Shares issued in consideration therefor upon the surrender of such certificates in accordance with Section 2.2, without interest.

         (c) Exchange Ratio.

         (i) If (A) the Park Trading Price (as defined in Section 2.1(c)(iii)) is equal to or greater than 90 percent of the Park Index Price (as defined in Section 2.1(c)(iv)) and (B) the Option Exercise Cash Payment Total (as defined in Section 2.1(c)(v)) is equal to or greater than $1,500,000, the Exchange Ratio shall be equal to:

                                    2,345,000
         -------------------------------------------------------------
        Total First-Knox Common Shares Outstanding or Subject to Options
                       (as defined in Section 2.1(c)(vi))

         (unless the parties agree to increase the Exchange Ratio or this Agreement is terminated pursuant to Section 2.1(d)).

         (ii) If (A) the Park Trading Price is equal to or greater than 90 percent of the Park Index Price and (B) the Option Exercise Cash Payment Total is less than $1,500,000, the Exchange Ratio shall be equal to:

2,345,000 - [($1,500,000 - Option Exercise Cash Payment Total)/Park Index Price]
--------------------------------------------------------------------------------
        Total First-Knox Common Shares Outstanding or Subject to Options

         (unless the parties agree to increase the Exchange Ratio or this Agreement is terminated pursuant to Section 2.1(d)).

         (iii) "Park Trading Price" shall mean the average closing-sale price per Park Common Share on the American Stock Exchange ("AMEX") (as reported by THE WALL STREET JOURNAL or, if not reported thereby, another authoritative source) for the five trading days (as hereinafter defined in this Section 2.1(c)(iii)) ending on the tenth business day immediately preceding the Closing Date. As used in this Agreement, "trading days" shall mean days on which actual trades of Park Common Shares occur.

         (iv)     "Park Index Price" shall mean $48.75 per Park Common Share.

         (v) "Option Exercise Cash Payment Total" shall mean the total of (A) the cash paid to First-Knox as a result of the exercise of First-Knox Stock Options (as defined in Section 5.8(a)) prior to or at the Closing and (B) the exercise price of any First-Knox Stock Options which are not exercised prior to or at the Closing.

         (vi) "Total First-Knox Common Shares Outstanding or Subject to Options" shall mean the sum of (A) the total number of First-Knox Common Shares issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)), plus (B) the total number of First-Knox Common Shares which are subject to a First-Knox Stock Option (as defined in Section 5.8(a)) immediately prior to the Effective Time.

         (d) Termination Below $45.50 But Equal to or Greater Than 90 Percent. If (i) the Park Trading Price is less than $45.50 but equal to or greater than 90 percent of the Park Index Price and (ii) the SNL All Bank Index Percentage (as hereinafter defined in this Section 2.1(d)) is greater than the percentage determined by dividing the Park Trading Price by the Park Index Price, First-Knox may elect by giving written notice to Park prior to the third business day immediately preceding the Closing Date to terminate this Agreement pursuant to Section 7.1(e) and this Agreement shall terminate on the Closing Date with the effect thereof being as specified in Section 7.2. "SNL All Bank Index Percentage" shall be equal to the percentage determined by dividing (y) the average of the SNL All Bank Index for the five trading days ending on the tenth business day immediately preceding the Closing Date, by (z) the SNL All Bank Index as of the close of trading on October 25, 1996.

         (e) Termination Below 90 Percent. If the Park Trading Price is less than 90 percent of the Park Index Price, First-Knox may elect by giving written notice to Park prior to the third business day immediately preceding the Closing Date to terminate this Agreement pursuant to Section 7.1(e) and this Agreement shall terminate on the Closing Date with the effect thereof being as specified in Section 7.2.

         2.2. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Park shall deposit, or shall cause to be deposited, with Registrar and Transfer Company (the "Exchange Agent"), for the benefit of the holders of certificates which immediately prior to the Effective Time evidenced First-Knox Common Shares (the "First-Knox Certificates"), for exchange in accordance with this Article II, certificates representing the Park Common Shares and an amount of cash necessary to pay cash in lieu of fractional shares in accordance with
Section 2.2(e) (such certificates for Park Common Shares, together with any dividends or distributions with respect thereto, and such cash for fractional share interests being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for such First-Knox Common Shares.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time (but no later than the fifth business day following the Effective
Time), the Exchange Agent shall mail to each holder of record of First-Knox Common Shares immediately prior to the Effective Time whose shares were converted into Park Common Shares pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the First-Knox Certificates shall pass, only upon delivery of the First-Knox Certificates to the Exchange Agent, and which shall be in such form and have such other provisions as Park may reasonably specify) and (ii) instructions for use in effecting the surrender of the First-Knox Certificates in exchange for certificates representing Park Common Shares. Upon surrender by such holder of a certificate or certificates representing all First-Knox Common Shares standing in such holder's name for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such First-Knox Certificate or Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole Park Common Shares which such holder has the right to receive in respect of the First-Knox Certificate or Certificates surrendered pursuant to the provisions of this
Article II (after taking into account all First-Knox Common Shares then held by such holder), and the First-Knox

Certificate or Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of First-Knox Common Shares which is not registered in the transfer records of First-Knox, a certificate representing the proper number of shares of Park Common Shares may be issued to a transferee if the First-Knox Certificate representing such First-Knox Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. With respect to uncertificated First-Knox Common Shares (including fractional shares), the Exchange Agent shall issue certificates representing that number of whole Park Common Shares (plus any cash in lieu of fractional Park Common Shares) into which such uncertificated First-Knox Common Shares have been converted (after taking into account all First-Knox Common Shares then held by such holder) upon receipt of evidence of ownership satisfactory to the Exchange Agent. Until surrendered as contemplated by this Section 2.2, each First-Knox Certificate shall be deemed at any time after the Effective Time for all corporate purposes (except as provided in Section 2.2(c)) to represent only the number of whole Park Common Shares into which the First-Knox Common Shares represented by such First-Knox Certificate or Certificates have been converted as provided in this Article II and the right to receive upon such surrender cash in lieu of any fractional Park Common Shares as contemplated by this Section 2.2.

         (c) Distributions with Respect to Unexchanged Shares; Voting. (i) Dividends or other distributions declared or made after the Effective Time with respect to Park Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered First-Knox Certificate with respect to the Park Common Shares represented thereby, and any cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), promptly after surrender of such First-Knox Certificate by the holder thereof. Subject to the effect of applicable laws, following surrender of any such First-Knox Certificate, there shall be paid to the holder of the certificates representing whole Park Common Shares issued in exchange therefor, without interest, (A) as promptly as practicable after the time of such surrender, the amount of any cash payable with respect to a fractional Park Common Share to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid (but withheld pursuant to the immediately preceding sentence) with respect to such whole Park Common Shares, and (B) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Park Common Shares.

         (ii) Former holders of record as of the Effective Time of First-Knox Common Shares shall not be entitled to vote their Park Common Shares into which their First-Knox Common Shares shall have been converted on matters submitted to the shareholders of Park until the First-Knox Certificates formerly representing such shares shall have been surrendered in accordance with this Section 2.2 or certificates evidencing such Park Common Shares shall have been issued in exchange therefor.

         (d) No Further Ownership Rights in Common Shares.No Further Ownership Rights in Common Shares. All Park Common Shares issued upon conversion of First-Knox Common Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such First-Knox Common Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by First-Knox on such First-Knox Common Shares in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the First-Knox Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, First-Knox Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         (e) No Fractional Shares. (i) No certificates or scrip representing fractional Park Common Shares shall be issued upon the surrender for exchange of First-Knox Certificates evidencing First-Knox Common Shares, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

         (ii) Each holder of First-Knox Common Shares who would otherwise be entitled to receive a fractional Park Common Share shall receive from the Exchange Agent an amount in cash equal to the product obtained by multiplying
(a) the fractional share interest to which such holder (after taking into account all First-Knox Common Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Park Trading Price. No interest shall be payable with respect to such cash payment.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of First-Knox for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any shareholders of First-Knox who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Park Common Shares, any cash in lieu of fractional Park Common Shares and any dividends or distributions with respect to Park Common Shares, without interest.

         (g) No Liability. Neither Park nor First-Knox nor the Surviving Corporation shall be liable to any holder of First-Knox Common Shares or Park Common Shares, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (h) First-Knox Stock Transfer Books. The stock transfer books of First-Knox shall be closed as of the close of business on the day that is two business days prior to the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1. Representations and Warranties of First-Knox. First-Knox represents and warrants to Park as follows:

         (a) Organization, Standing and Power. First-Knox is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The First-Knox National Bank of Mount Vernon ("First-Knox Bank") is a wholly-owned Subsidiary of First-Knox and a national banking association organized under the laws of the United States. The Farmers and Savings Bank of Loudonville ("Farmers") is a wholly-owned Subsidiary of First-Knox and a state chartered savings bank organized under the laws of the State of Ohio. First-Knox Bank and Farmers are Significant Subsidiaries (as defined below) of First-Knox. There are no other Significant Subsidiaries of First-Knox. Each of First-Knox and its Significant Subsidiaries (as defined below) is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on First-Knox. The Articles of Incorporation and Regulations of First-Knox and its Significant Subsidiaries, copies of which were previously furnished to Park, are true, complete and correct copies of such documents as in effect on the date of this Agreement. As used in this Agreement, (i) a "Significant Subsidiary" means any Subsidiary of First-Knox or Park, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"), (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole and (iii) the term "material adverse effect" (other than as set forth in Section 6.1(g)) means, with respect to any entity, a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations hereunder on a timely basis.

         (b) Capital Structure. (i) As of the date hereof, the authorized capital shares of First-Knox consists of 6,000,000 First-Knox Common Shares. As of October 1, 1996, 3,755,618 First-Knox Common Shares were outstanding, 209,327 First-Knox Common Shares were reserved for issuance upon the exercise of outstanding stock options or pursuant to the First-Knox Banc Corp. 1990 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 First-Knox Banc Corp. Stock Option and Stock Appreciation Rights Plan (such stock options and plans collectively, the "First-Knox Stock Option Plans"), 268,419 First-Knox Common Shares were reserved for issuance, if necessary, pursuant to the First-Knox Banc Corp.

Dividend Reinvestment Plan ("First-Knox Dividend Reinvestment Plan" and together with the First-Knox Stock Option Plans, the "First-Knox Stock Plans"), and no First-Knox Common Shares were held by First-Knox in its treasury or by its Subsidiaries (other than as trust account shares or as DPC shares). First-Knox has furnished to Park a true, complete and correct copy of each of the First-Knox Stock Plans and, with respect to each First-Knox Stock Plan that is a stock option and/or stock appreciation rights ("SARs") plan, a list of all participants, the number of First-Knox Common Shares subject to options held by each, the number of SARs held by each, the exercise price or prices of such options and the strike price of such SARs, and the dates each option or SAR was granted, becomes exercisable, and expires. All outstanding First-Knox Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights.

         (ii) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote ("Voting Debt") of First-Knox are issued or outstanding.

         (iii) As of the date of this Agreement, except for this Agreement and the First-Knox Stock Options (as defined in Section 5.8), there are no options, warrants, calls, rights, commitments or agreements of any character to which First-Knox or any Subsidiary of First-Knox is a party or by which it is bound obligating First-Knox or any Subsidiary of First-Knox to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of First-Knox or of any Subsidiary of First-Knox or obligating First-Knox or any Subsidiary of First-Knox to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Assuming compliance by Park (and the Surviving Corporation) with Section 5.8, after the Effective Time, there will be no option, warrant, call, right, commitments or agreement obligating First-Knox or any Subsidiary of First-Knox to issue, deliver or sell, or cause to be issued, delivered or sold, any capital shares or any Voting Debt of First-Knox or any Subsidiary of First-Knox, or obligating First-Knox or any Subsidiary of First-Knox to grant, extend or enter into any such option, warrant, call, right, commitments or agreement. As of the date hereof, there are no outstanding contractual obligations of First-Knox or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital shares of First-Knox or any of its Subsidiaries.

         (iv) Since September 30, 1996, First-Knox has not (A) issued or permitted to be issued any capital shares, or securities exercisable for or convertible into capital shares of First-Knox or any of its Subsidiaries, other than pursuant to and as required by the terms of the First-Knox Dividend Reinvestment Plan, and any employee stock options issued prior to the date hereof under the First-Knox Stock Plans and outstanding on such date (or in the ordinary course of business as permitted under such plans and consistent with past practice); (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more First-Knox Subsidiaries, any capital shares of First-Knox or any of its Subsidiaries (other than the acquisition of trust account shares and DPC shares); or (C) declared, set aside, made or paid to the shareholders of First-Knox dividends or other distributions on the outstanding capital shares of First-Knox, other than regular quarterly cash dividends on the First-Knox Common Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by First-Knox prior to the date of this Agreement.

         (v) First-Knox has terminated the First-Knox Dividend Reinvestment Plan effective as of the date of this Agreement.

         (c) Authority. (i) First-Knox has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the holders of First-Knox Common Shares, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of First-Knox, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement by the holders of First-Knox Common Shares. This Agreement has been duly executed and delivered by First-Knox and constitutes a valid and binding obligation of First-Knox, enforceable in accordance with its terms.

         (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and subject to the approval of this Agreement by the holders of First-Knox Common Shares the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to, any provision of the Articles of Incorporation or Regulations of First-Knox or any Subsidiary of First-Knox or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan (as defined in Section 3.1(j)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to First-Knox or any Subsidiary of First-Knox or their respective properties or assets, which Violation, individually or in the aggregate, would have a material adverse effect on First-Knox.

         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to First-Knox or any Subsidiary of First-Knox in connection with the execution and delivery of this Agreement by First-Knox or the consummation by First-Knox of the transactions contemplated hereby, the failure to make or obtain which would have a material adverse effect on First-Knox, except for (A) the filing of applications and notices with the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act, the Federal Reserve Act (the "FRA") and the Federal Deposit Insurance Act ("FDIA") and approval of same, (B) the filing with the SEC of (1) a joint proxy statement in definitive form relating to the meetings of First-Knox's and Park' shareholders to be held in connection with the Merger (the "Proxy

Statement") and (2) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (D) if necessary, the filing of an application with the Ohio Department of Commerce, Division of Financial Institutions, Office of Banks and Savings & Loans (collectively, the "State Banking Approval"), and (E) any notice required under the rules of the NASDAQ National Market System.

         (d) SEC Documents. First-Knox has furnished to Park a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by First-Knox with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "First-Knox SEC Documents"), which are all the documents that First-Knox was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the First-Knox SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such First-Knox SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of First-Knox included in the First-Knox SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of First-Knox and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the First-Knox SEC Documents have been so filed.

         (e) Information Supplied. None of the information supplied or to be supplied by First-Knox for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Park in connection with the issuance of Park Common Shares in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Park) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder. All information about First-Knox and its Subsidiaries included in the S-4 and Proxy Statement will be deemed to have been supplied by First-Knox.

         (f) Compliance with Applicable Laws. First-Knox and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of First-Knox and its Subsidiaries, individually and taken as a whole (the "First-Knox Permits"). First-Knox and its Subsidiaries are in compliance with the terms of the First-Knox Permits, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on First-Knox. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, the businesses of First-Knox and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on First-Knox or any Significant Subsidiary, individually or in the aggregate. Except for routine examinations by Federal or state Governmental Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits ("Bank Regulators"), as of the date of this Agreement, to the knowledge of First-Knox, no investigation by any Governmental Entity with respect to First-Knox or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on First-Knox or any Significant Subsidiary, individually or in the aggregate.

         (g) Litigation. As of the date of this Agreement, except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of First-Knox, threatened, against or affecting First-Knox, any Subsidiary of First-Knox any officer, director or employee of First-Knox in his or her capacity as an officer, director or employee of First-Knox as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on First-Knox or any Subsidiary of First-Knox, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against First-Knox or any Subsidiary of First-Knox having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect. First-Knox has furnished to Park a true, complete and accurate list of all litigation currently pending against First-Knox, any of its Subsidiaries or any officer, director or employee of First-Knox in his or her capacity as an officer, director or employee of First-Knox, together with the most recent audit response letters related thereto.

         (h) Taxes. First-Knox and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or First-Knox has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the First-Knox SEC Documents reflect an adequate reserve for all taxes payable by First-Knox and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against First-Knox or any of its Subsidiaries. All back-up withholding requirements imposed on First-Knox or any Subsidiary of First-Knox have been met. The federal income tax returns of First-Knox or any Subsidiary of First-Knox are not currently being audited and have not been audited by the Internal Revenue Service since 1991. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

         (i) Certain Agreements. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement or as disclosed in writing to Park prior to the date hereof and except for this Agreement, as of the date of this Agreement, neither First-Knox nor any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on six months or less notice involving the payment of more than $25,000 per annum, (ii) agreement with any director, officer or employee of First-Knox or any Subsidiary of First-Knox the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving First-Knox or any Subsidiary of First-Knox of the nature contemplated by this Agreement, (iii) agreement with respect to any officer or employee of First-Knox or any Subsidiary of First-Knox providing any term of employment or compensation guarantee or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) Benefit Plans. (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by First-Knox or any Subsidiary of First-Knox (the "First-Knox Benefit Plans"), First-Knox has made available to Park a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such First-Knox Benefit Plan, (C) each trust agreement relating to such First-Knox Benefit Plan, (D) the most recent summary plan description for each First-Knox Benefit Plan for which a summary plan description is required, (E) the most recent actuarial report or valuation relating to a First-Knox Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any First-Knox Benefit Plan qualified under Section 401 (a) of the Code.

         (ii) With respect to the First-Knox Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of First-Knox, there exists no condition or set of circumstances, in connection with which First-Knox or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect on First-Knox (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (iii) Each First-Knox Benefit Plan complies in all material respects, and has been administered to date in material compliance, with the requirements of ERISA and the Code, to the extent applicable. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by each such First-Knox Benefit Plan, to the extent applicable. Each First-Knox Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with the current law and First-Knox has obtained favorable determination letters with respect to all such plans. Neither First-Knox nor any Subsidiary of First-Knox has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such First-Knox Benefit Plan nor is First-Knox aware of any claim pending or threatened to be brought by any party regarding such matters, other than routine claims for benefits. No prohibited transaction has occurred with respect to any First-Knox Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax under ERISA or the Code and no reportable event under ERISA has occurred with respect to any First-Knox Benefit Plan. Neither First-Knox nor any Subsidiary of First-Knox is (A) a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any First-Knox Benefit Plan; (B) under investigation or examination by the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans; and (C) required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (k) Subsidiaries. Exhibit 21 to First-Knox's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 includes all the Subsidiaries of First-Knox as of the date of this Agreement which are Significant Subsidiaries. First-Knox owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such Significant Subsidiary. Each of First-Knox's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C. ss.55 in the case of First-Knox Bank, and any comparable provision of applicable state law in the case of First-Knox Subsidiaries that are state-chartered banks, all of the capital shares of each of the Subsidiaries held by First-Knox or by another First-Knox Subsidiary are fully paid and nonassessable and are owned by First-Knox or a Subsidiary of First-Knox free and clear of any claim, lien or encumbrance.

         (l) Agreements with Bank Regulators. Except as disclosed in writing to the other party prior to the date hereof, neither First-Knox nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has First-Knox been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement, since June 30, 1995, First-Knox and its Subsidiaries have not incurred any material liability, except in the ordinary course of their businesses consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of First-Knox or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on First-Knox, and First-Knox and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         (n) Certain Provisions of Articles of Incorporation Not Applicable. The provisions of Article Twelfth of First-Knox's Articles of Incorporation do not and will not apply to this Agreement, the Merger or the transactions contemplated hereby.

         (o) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding First-Knox Common Shares is the only vote of the holders of any First-Knox capital shares necessary to approve this Agreement and the transactions contemplated hereby (assuming for purposes of this representation the accuracy of the representations contained in Section 3.2(r), without giving effect to the knowledge qualification thereof).

         (p) Accounting Matters. Neither First-Knox nor, to its best knowledge, any of its affiliates, has through the date hereof taken or agreed to take any action that would prevent Park from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the First-Knox SEC Documents filed prior to the date of this Agreement or in writing to the other party prior to the date hereof, First-Knox or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such First-Knox SEC Documents as being owned by First-Knox or one of its Subsidiaries or acquired after the date thereof which are material to First-Knox's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of First-Knox which are incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests, use restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such First-Knox SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to First-Knox's knowledge, as of the date hereof, the lessor. First-Knox has furnished true and correct copies of all deeds and leases relating to the real property owned or leased by First-Knox or any Subsidiary of First-Knox.

         (r) Ownership of Park Common Shares. As of the date hereof, neither First-Knox nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, capital shares of Park, which in the aggregate represent 10% or more of the outstanding Park Common Shares (other than trust account shares).

         (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers or finders fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except Danielson Associates Inc. ("Danielson"), whose fees and expenses will be paid by First-Knox in accordance with First-Knox's agreements with such firm (copies of which agreement have been delivered by First-Knox to Park prior to the date of this Agreement), and First-Knox agrees to indemnify Park and to hold Park harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any such person on the basis of any act or statement alleged to have been made by First-Knox or its affiliate.

         (t) Labor Matters. Neither First-Knox nor any Subsidiary of First-Knox is a party to any collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         (u) Environmental Matters. To the best knowledge of First-Knox, First-Knox and the Subsidiaries of First-Knox are and have been at all times in substantial compliance with all applicable federal and state environmental laws other than such non-compliance, where the failure to so comply would not have a material adverse effect on First Knox or any Subsidiary of First Knox. To the best knowledge of First-Knox, no investigations, inquiries, orders, hearings or other proceedings by or before any court or governmental agency are pending or, to the best knowledge of First-Knox, threatened in connection with any alleged violation of any applicable environmental law by First-Knox or any Subsidiary of First-Knox which could have a material adverse effect on First-Knox or any subsidiary of First Knox. To the best knowledge of First-Knox, neither First-Knox nor any Subsidiary of First-Knox has caused or permitted any substances or materials which are classified or considered to be hazardous or toxic under any applicable environmental law to be integrated into any real property owned or leased by them in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of such real property.

         (v) CRA Compliance. Neither First-Knox nor any Subsidiaries of First-Knox have received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act of 1977, as amended ("CRA"), and the regulations promulgated thereunder, and First-Knox Bank and Farmers have received a CRA rating of satisfactory or better from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, respectively. First-Knox knows of no fact or circumstance or set of facts or circumstances which would cause First-Knox or any Subsidiary of First-Knox to receive any notice of non-compliance with such provisions or to cause the CRA rating of any such entity to fall below satisfactory.

         (w) Capital Requirements. First-Knox and the Subsidiaries of First-Knox which are banks are in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate Bank Regulators.

         (x) Loan Losses. Since December 31, 1995, neither First-Knox Bank nor Farmers have incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of First-Knox Bank and Farmers have been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all Bank Regulators and are adequate in all respects. First-Knox has considered all potential losses known to First-Knox to the best of its knowledge in establishing the current allowance for loan losses for First-Knox Bank and Farmers, other than such losses that if incurred would not have a material adverse effect on First-Knox or any Subsidiary of First-Knox.

         3.2. Representations and Warranties of Park. Park represents and warrants to First-Knox as follows:

         (a) Organization, Standing and Power. Park is both a bank holding company registered under the BHC Act and a savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended. The Park National Bank, Newark, Ohio is a wholly-owned Subsidiary of Park and a national banking association organized under the laws of the United States. Each of Park and its Significant Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not, either individually or in the aggregate, have a material adverse effect on Park. The Articles of Incorporation and Regulations of Park, copies of which were previously furnished to First-Knox, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

         (b) Capital Structure. (i) As of the date hereof, the authorized capital shares of Park consists of 20,000,000 Park Common Shares. At the close of business on September 30, 1996, 7,222,610 Park Common Shares were outstanding, 200,000 Park Common Shares were reserved for issuance upon the exercise of stock options, out of which 60,000 of such Park Common Shares are subject to currently outstanding stock options (which options reload at the time they are exercised), and 91,613 Park Common Shares were held by Park in its treasury or by its Subsidiaries (other than trust account shares or DPC shares). All outstanding Park Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Park Common Shares to be issued pursuant to or as specifically contemplated by this Agreement (including without limitation as contemplated by Section 5.8 hereof) will be, if and when issued in accordance with the terms hereof or as contemplated hereby, and subject to approval by the shareholders of Park of this Agreement, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

         (ii) No Voting Debt of Park is issued or outstanding.

         (iii) As of the date of this Agreement, except for this Agreement and the Park National Corporation 1995 Incentive Stock Option Plan (the "Park Option Plan") or dividend reinvestment and stock purchase plan (such plans collectively, the "Park Stock Plans") and except as disclosed to First-Knox prior to the date of this Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Park or any Subsidiary of Park is a party or by which it is bound obligating Park or any Subsidiary of Park to issue, deliver or sell, or cause to be issued, delivered or sold, additional capital shares or any Voting Debt of Park or of any Subsidiary of Park or obligating Park or any Subsidiary of Park to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. True and correct copies of the Park Stock Plans as in effect on the date hereof have been provided to First-Knox.

         (iv) Since September 30, 1996, Park has not (A) issued or permitted to be issued any capital shares, or securities exercisable for or convertible into capital shares, of Park or any of its Subsidiaries, other than pursuant to and as required by the terms of the Park Stock Plans (or in the ordinary course of business as permitted by such plans and consistent with past practice); or (B) declared, set aside, made or paid to the shareholders of Park dividends or other distributions on the outstanding capital shares of Park, other than regular quarterly cash dividends on the Park Common Shares at a rate not in excess of the regular quarterly cash dividends most recently declared by Park prior to the date of this Agreement.

         (c) Authority. (i) Park has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the requisite vote of the holders of Park Common Shares of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Park, subject in the case of the consummation of the Merger contemplated hereby to the approval of this Agreement by the holders of Park Common Shares. This Agreement has been duly executed and delivered by Park and constitutes a valid and binding obligation of Park, enforceable in accordance with its terms.

         (ii) The execution and delivery of this Agreement does not or will not, as the case may be, and subject to the approval of this Agreement by the holders of Park Common Shares, the consummation of the transactions contemplated hereby will not, result in any Violation pursuant to any provision of the Articles of Incorporation or Regulations of Park or any Subsidiary of Park or, except as disclosed in writing to the other party prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Park or any Subsidiary of Park or their respective properties or assets which Violation, individually or in the aggregate, would have a material adverse effect on Park.



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         (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Park, or any Subsidiary of Park in connection with the execution and delivery of this Agreement by Park or the consummation by Park of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Park, except for (A) the filing of applications and notices with the Federal Reserve under the BHC Act, the FRA and the FDIA and approval of same, (B) the filing with the SEC of the Proxy Statement, the S-4 and such reports under Sections 12, 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (C) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (D) the filing of the Certificate of Merger with the Secretary of State of the State of Ohio, (E) any State Banking Approvals, and (F) any consents, authorizations, approvals, filings or exemptions pursuant to the rules of AMEX.

         (d) SEC Documents. Park has furnished to First-Knox a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Park with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "Park SEC Documents"), which are all the documents (other than preliminary material) that Park was required to file with the SEC since such date. As of their respective dates of filing with the SEC, the Park SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Park SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Park included in the Park SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Park and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows of such companies for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Park SEC Documents have been so filed.

         (e) Information Supplied. None of the information supplied or to be supplied by Park for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement will, at the date of mailing to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the


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

statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for such portions thereof that relate only to First-Knox) will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and the S-4 (except for such portions thereof that relate only to First-Knox) will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder. All information about Park and its Subsidiaries included in the S-4 and Proxy Statement will be deemed to have been supplied by Park.

         (f) Compliance with Applicable Laws. Park and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of Park and its Subsidiaries, taken as a whole (the "Park Permits"). Park and its Subsidiaries are in compliance with the terms of the Park Permits and all applicable laws and regulations, except where the failure so to comply, individually or in the aggregate, would not have a material adverse effect on Park. Except as disclosed in the Park SEC Documents filed prior to the date hereof, the businesses of Park and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Park. Except for routine examinations by Bank Regulators, as of the date of this Agreement, to the knowledge of Park, no investigation by any Governmental Entity with respect to Park or any of its Subsidiaries is pending or threatened, other than, in each case, those the outcome of which, individually or in the aggregate, as far as reasonably can be foreseen, will not have a material adverse effect on Park.

         (g) Litigation. As of the date of this Agreement, except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the knowledge of Park, threatened, against or affecting Park or any Subsidiary of Park as to which there is a substantial possibility of an outcome which would, individually or in the aggregate, have a material adverse effect on Park or any Subsidiary of Park, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Park or any Subsidiary of Park having, or which, insofar as reasonably can be foreseen, in the future could have, individually or in the aggregate, any such effect.

         (h) Taxes. Park and each of its Subsidiaries have filed all tax returns required to be filed by any of them and have paid (or Park has paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid as shown on such returns, and the most recent financial statements contained in the Park SEC Documents reflect an adequate reserve for all taxes payable by Park and its Subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against Park or any of its Subsidiaries that are not adequately reserved for.

         (i) Certain Agreements. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, or as disclosed in writing to the other party prior to the date of this Agreement, and except for this Agreement, as of the date of this Agreement, neither Park nor

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

any of its Subsidiaries is a party to any oral or written (i) consulting agreement not terminable on six months or less notice involving the payment of more than $100,000 per annum, (ii) agreement with any director, officer or other key employee of Park or any Subsidiary of Park the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Park or any Subsidiary of Park of the nature contemplated by this Agreement and which provides for the payment of in excess of $100,000, (iii) agreement with respect to any executive officer of Park or any Subsidiary of Park providing any term of employment or compensation guarantee extending for a period longer than three years and for the payment of in excess of $100,000 per annum or (iv) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (j) Benefit Plans. (i) With respect to each Benefit Plan maintained or contributed to by Park or The Park National Bank, Newark, Ohio (the "Park Benefit Plans"), Park has made available to First-Knox a true and correct copy of (A) the most recent annual report (Form 5500) filed with the IRS, (B) such Park Benefit Plan, (C) each trust agreement relating to such Park Benefit Plan,
(D) the most recent summary plan description for each Park Benefit Plan for which a summary plan description is required (E) the most recent actuarial report or valuation relating to a Park Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Park Benefit Plan qualified under Section 401 (a) of the Code.

         (ii) With respect to the Park Benefit Plans, individually and in the aggregate, no event has occurred and, to the knowledge of Park, there exists no condition or set of circumstances in connection with which Park or any of its Subsidiaries could be subject to any liability that is reasonably likely to have a material adverse effect upon Park (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         (iii) Each Park Benefit Plan complies in all material respects, and has been administered to date in material compliance, with the requirements of ERISA and the Code, to the extent applicable. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by each such Park Benefit Plan, to the extent applicable. Each Park Benefit Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with the current law and Park has obtained favorable determination letters with respect to all such plans. Neither Park nor any Subsidiary of Park has any liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such Park Benefit Plan nor is Park aware of any claim pending or threatened to be brought by any party regarding such matters other than routine claims for benefits. No prohibited transaction has occurred with respect to any Park Benefit Plan that would result, directly or indirectly, in the imposition of any excise tax


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

under ERISA or the Code and no reportable event under ERISA has occurred with respect to any Park Benefit Plan. Neither Park nor any Subsidiary of Park is (A) a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any Park Benefit Plan; (B) under investigation or examination by the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans; and (C) required to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (k) Subsidiaries. Exhibit 21 to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, includes all the Subsidiaries of Park as of the date of this Agreement which are Significant Subsidiaries. Park owns, directly or indirectly, beneficially and of record 100% of the issued and outstanding voting securities of each such significant Subsidiary. Each of Park's Subsidiaries that is a bank (as defined in the BHC Act) is an "insured bank" as defined in the FDIA and applicable regulations thereunder. Except as provided in 12 U.S.C. Section 55 in the case of Subsidiaries of Park that are national banks and any comparable provision of applicable state law in the case of Subsidiaries of Park that are state-chartered banks, all of the capital shares of each of the Subsidiaries held by Park or by another Subsidiary of Park are fully paid and nonassessable and are owned by Park or a Subsidiary of Park free and clear of any claim, lien or encumbrance.

         (l) Agreements with Bank Regulators. Neither Park nor any Subsidiary of it is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulator which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Park been advised by any Bank Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission, or any such board resolutions.

         (m) Absence of Certain Changes or Events. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement, since June 30, 1995, Park and its Subsidiaries have not incurred any material liability, except in the ordinary course of their business consistent with their past practices, nor has there been any change, or any event involving a prospective change, in the business, financial condition or results of operations of Park or any of its Subsidiaries which has had, or is reasonably likely to have, a material adverse effect on Park, and Park and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

         (n) Certain Provisions of Articles of Incorporation Not Applicable. The provisions of Articles Sixth and Eighth of the Articles of Incorporation do not and will not apply or an exemption for the application of these provision will apply to this Agreement, the Merger or the transactions contemplated hereby.



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         (o) Vote Required. The affirmative vote of the holders of two-thirds of the outstanding Park Common Shares is the only vote of the holders of any Park capital shares necessary to approve the this Agreement and the transactions contemplated hereby (assuming for the purposes of this representation the accuracy of the representations contained in Section 3.1(r) without giving effect to the knowledge qualification thereof).

         (p) Accounting Matters. Neither Park nor, to its best knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Park from accounting for the business combination to be effected by the Merger as a "pooling of interests".

         (q) Properties. Except as disclosed in the Park SEC Documents filed prior to the date of this Agreement or in writing to the other party prior to the date hereof, Park or one of its Subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in such Park SEC Documents as being owned by Park or one of its Subsidiaries or acquired after the date thereof which are material to Park's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due, (B) liens on assets of Subsidiaries of Park which are banks incurred in the ordinary course of their banking business and (C) such imperfections or irregularities of title, claims, liens, charges, security interests, use restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Park SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each such lease is valid without default thereunder by the lessee or, to Park's knowledge, as of the date hereof, the lessor.

         (r) Ownership of First-Knox Common Shares. As of the date hereof, neither Park nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, capital shares of First-Knox, which in the aggregate represent 10% or more of the outstanding First-Knox Common Shares (other than trust account shares).

         (s) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, except McDonald & Company Investments, Inc. ("McDonald"), whose fees and expenses will be paid by Park in accordance with an agreement to be entered into between Park and McDonald (a copy of which agreement will be delivered by Park to First-Knox immediately upon its execution) and Park agrees to indemnify First-Knox and to hold First-Knox harmless from and against any and all claims, liabilities or obligations with respect to any fees, commissions or

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

expenses asserted by any such person on the basis of any act or statement alleged to have been made by Park or its affiliates in connection with this transaction.

         (t) Labor Matters. Neither Park nor any Subsidiary of Park is a party to any collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         (u) Environmental Matters. To the best knowledge of Park, Park and the Subsidiaries of Park are and have been at all times in substantial compliance with all applicable federal and state environmental laws, other than such non-compliance where to the failure to so comply would not have a material adverse effect on Park or any Subsidiary of Park. To the best knowledge of Park, no investigations, inquiries, orders, hearings or other proceedings by or before any court or governmental agency are pending or, to the best knowledge of Park, threatened in connection with any alleged violation of any applicable environmental law by Park or any Subsidiary of Park, which would have a material adverse effect on Park or any Subsidiary of Park. To the best knowledge of Park, neither Park nor any Subsidiary of Park has caused or permitted any substances or materials which are classified or considered to be hazardous or toxic under any applicable environmental law to be integrated into any real property owned or leased by them in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of such real property.

         (v) CRA Compliance. Neither Park nor any Subsidiary of Park have received a notice of non-compliance with the applicable provisions of the CRA, and the regulations promulgated thereunder, and The Park National Bank, Newark, Ohio, has received a CRA rating of satisfactory or better from the Office of the Comptroller of the Currency. Park knows of no fact or circumstance or set of facts or circumstances which would cause Park or any Subsidiary of Park to receive any notice of non-compliance with such provisions or to cause the CRA rating of any such entity to fall below satisfactory.

         (w) Capital Requirements. Park and the Subsidiaries of Park which are banks are in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate Bank Regulators.

         (x) Loan Losses. Since December 31, 1995, The Park National Bank, Newark, Ohio, has not incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of The Park National Bank, Newark, Ohio, have been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all Bank Regulators and are adequate in all respects. Park has considered all potential losses known to Park to the best of its knowledge in establishing the current allowance for loan losses for The Park National Bank, Newark, Ohio, other than such losses that if incurred would not have a material adverse effect on Park or any Subsidiary of Park.


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                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1. Covenants of First-Knox and Park. During the period from the date of this Agreement and continuing until the Effective Time, First-Knox and Park each agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other party shall otherwise consent in writing):

         (a) Ordinary Course. Such party and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time. No party shall, or shall permit any of its Subsidiaries to, (i) enter into any new material line of business, (ii) change its or its Subsidiaries' lending, investment, liability management and other material banking policies in any respect which is material to such party, except as required by law or by policies imposed by a Bank Regulator, or (iii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice.

         (b) Dividends; Changes in Shares. No party shall, or shall permit any of its Subsidiaries to, or shall propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital shares, except (A) as provided in Section 5.12, and (B) for dividends by a wholly-owned Subsidiary of such party, (ii) split, combine or reclassify any of its capital shares or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for its capital shares, except, in the case of Park, the issuance of up to 2,672 Park Common Shares in accordance with its prior written disclosure. In addition, neither party shall repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire (other than as agent for shareholders reinvesting dividends pursuant to a dividend reinvestment plan in accordance with the terms thereof as in effect on the date of this Agreement, and except for the acquisition of trust account shares and DPC shares), any of its capital shares or any securities convertible into or exercisable for any of its capital shares; provided, however, that Park shall be entitled to take such action so long as it is in a manner which will not violate Section 4.1(l).

         (c) Issuance of Securities. No party shall, or shall permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any of its capital shares of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Park Common Shares (A) pursuant to, or pursuant to the exercise of stock options issued under, the Park Stock Plans in the ordinary course of business and consistent with past practices and in accordance with the terms of the Park Stock Plan as in effect on the date of this Agreement, or (B) in an amount equal to up to 2,672 Park Common Shares in accordance with Park's prior written disclosure (ii) the issuance of First-Knox Common Shares pursuant to the exercise of outstanding stock options issued under the First-Knox Stock Plans (it being understood and agreed that First-Knox will not grant any additional options under such plans after the date of this Agreement), and (iii) issuances by a wholly-owned Subsidiary of its capital shares to its parent.

         (d) Governing Documents. No party shall amend or propose to amend the Articles of Incorporation or Regulations of such party, except as may be contemplated by Section 1.3(a)(iii) and (iv).

         (e) Exclusivity. No party shall, or shall permit any of its Subsidiaries, to solicit or encourage the submission of any proposal which constitutes a Takeover Proposal (as defined below); provided, however, that each party, its Subsidiaries, and their directors and officers shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt to do or seek any of the foregoing to the extent their fiduciary duties may require. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Park or First-Knox or any Significant Subsidiary of Park or First-Knox or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of Park or First-Knox or any Significant Subsidiary of Park or First-Knox, other than the transactions contemplated by this Agreement. If a party receives an unsolicited Takeover Proposal, it shall notify the other party as soon as possible of the receipt of such Takeover Proposal.

         (f) No Acquisitions. Other than acquisitions disclosed in writing to Park prior to the date of this Agreement, First-Knox shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to First-Knox; provided, however, that the foregoing shall not prohibit (i) foreclosures and other debt-previously-contracted acquisitions in the ordinary course of business, or (ii) acquisitions of control by a banking Subsidiary in its fiduciary capacity.

         (g) No Dispositions. Other than dispositions referred to in First-Knox SEC Documents filed prior to the date of this Agreement or as previously disclosed in writing to Park, First-Knox shall not, and shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets (including capital shares of Subsidiaries), which are material, individually or in the aggregate, to First-Knox.

         (h) Indebtedness. First-Knox shall not, and shall not permit any of its Subsidiaries to, incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of First-Knox or any of its Subsidiaries or guarantee any long-term debt securities of others other than (i) in replacement for existing or maturing debt, (ii) indebtedness of any Subsidiary of First-Knox to First-Knox or another Subsidiary of First-Knox or
(iii) in the ordinary course of business consistent with prior practice.

         (i) Other Actions. No party shall, or shall permit any of its Subsidiaries to, intentionally take any action that would, or reasonably might be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such party or on the Surviving Corporation following the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or (unless such action is required by applicable law or sound banking practice) which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.1(g).

         (j) Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and operating results and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. In addition, First-Knox shall consult with Park regarding any change in the lending or reserve policies applicable to First-Knox or any First-Knox Subsidiary, to the extent permitted by law. Park and First-Knox shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Park, First-Knox and each Subsidiary of Park or First-Knox that is a bank shall file all call reports with the appropriate Bank Regulators and all other reports, applications and other documents required to be filed with the applicable Governmental Entities between the date hereof and the Effective Time and shall make available to the other party copies of all such reports promptly after the same are filed. Each of Park and First-Knox shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that to the extent practicable it will consult with the other party hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.


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

         (k) Accounting Methods. Except as disclosed in Park SEC Documents or First-Knox SEC Documents (as the case may be) filed prior to the date of this Agreement, neither Park nor First-Knox shall change its methods of accounting in effect at December 31, 1995, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither Park nor First-Knox will change its fiscal year.

         (l) Pooling and Tax-Free Reorganization Treatment. Neither Park nor First-Knox shall, or shall permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

         (m) Compensation and Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, (i) each of Park and First-Knox agrees as to itself and its Subsidiaries that it will not, without the prior written consent of the other party, enter into, adopt, amend (except for (A) such amendments as may be required by law and (B) plan documents and restatements currently being prepared by First-Knox which do not increase benefits) or terminate any Park Benefit Plan or First-Knox Benefit Plan, as the case may be, or any other employee benefit plan or any agreement, arrangement, plan or policy between such party and one or more of its directors or officers,
(ii) First-Knox agrees as to itself and its Subsidiaries that it will not, without, the prior written consent of Park, (A) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares), except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to First-Knox, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (B) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of First-Knox of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1. Preparation of S-4, and the Proxy Statement. Park and First-Knox shall cooperate with each other in the preparation of, and shall promptly prepare and file with the SEC, the Proxy Statement and Park shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Park and First-Knox shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Park shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state

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

securities laws in connection with the issuance of Park Common Shares in the Merger and First-Knox shall furnish all information concerning First-Knox and the holders of First-Knox Common Shares as may be reasonably requested in connection with any such action.

         5.2. Access to Information. Upon reasonable notice to the officers of the other (William T. McConnell, C. Daniel DeLawder, David C. Bowers and John W. Kozak for Park and Carlos E. Watkins, Gordon E. Yance, Ian Watson and Vickie A. Sant for First-Knox) and subject to avoidance of unreasonable disruption of the other's business and operations, First-Knox and Park shall each (and shall cause each of their respective Subsidiaries to) afford to the directors, officers, employees and Representatives (as defined below) of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of First-Knox and Park shall (and shall cause each of their respective Subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable law) and (b) all other information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that the directors, officers, employees and Representatives of First-Knox shall not have access to Park's payroll records. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letters dated as of August 7, 1996 and August 7, 1996, respectively, between First-Knox and Park (the "Confidentiality Agreements"). No investigation by either Park or First-Knox shall affect the representations and warranties of the other. As used in this Agreement, "Representatives" means any attorneys, accountants, investment bankers, financial advisors or other representatives or agents engaged or designated by First-Knox or Park, as the case may be.

         5.3. Shareholder Meetings. First-Knox and Park each shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement. Subject to the next succeeding sentence, First-Knox and Park will, through their respective Boards of Directors, recommend to their respective shareholders approval of such matters. The Board of Directors of Park or First-Knox, acting on behalf of Park or First-Knox, respectively, may fail to make such recommendation, or withdraw, modify or change any such recommendation, if and only if such Board of Directors, after having consulted with and considered the written advice of outside counsel, has determined that the making of such recommendation, or the failure so to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors to their respective shareholders under applicable law. First-Knox and Park shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date on which the S-4 becomes effective. This Section 5.3 shall not prohibit accurate disclosure by a party that is required in any First-Knox SEC Document or Park SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC Document or such other required disclosure as to the transactions contemplated hereby or as to any Takeover Proposal.

         5.4. Legal Conditions to Merger. Each of First-Knox and Park shall, and shall cause its Subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement as promptly as practicable, subject to the appropriate vote of shareholders of First-Knox and Park described in Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, to result in a condition or restriction on such party or on the Surviving Corporation having an effect of the type referred to in Section 6.1(g). Each of First-Knox and Park will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

         5.5. Affiliates. At least 40 days prior to the Closing Date, First-Knox shall deliver to Park a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of First-Knox, "affiliates" of First-Knox for purposes of Rule 145 under the Securities Act. First-Knox shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to the other party at least 30 days prior to the Closing Date a written agreement, substantially in the form attached as
Exhibit 5.5.

         5.6. Stock Exchange Listing. Park shall use all reasonable efforts to cause the shares of Park Common Shares to be issued in the Merger and the Park Common Shares to be reserved for issuance upon exercise of First-Knox Stock Options (as defined below) to be approved for listing on the AMEX, subject to official notice of issuance, prior to the Closing Date.

         5.7. Employee Benefit Plans. Park agrees to coordinate the conversion of the First-Knox Benefit Plans into similar plans of Park, to the extent similar plans are maintained by Park, and to give credit under the Park Benefit Plans for purposes of eligibility, vesting, benefit accrual and such other purposes for which such service is taken into account or recognized, to the extent permissible under all applicable laws to any employee of First-Knox or its Subsidiaries who becomes an employee of Park or its Subsidiaries following the consummation of the Merger.

         5.8. Stock Options. (a) Prior to the Effective Time, First-Knox shall take such actions as are reasonably necessary to cause (i) each outstanding option to purchase First-Knox Common Shares (a "First-Knox Stock Option") issued pursuant to any incentive or stock option program of First-Knox (the "First-Knox Plan"), whether vested or unvested, to be exercised and (ii) each outstanding stock appreciation right (a "First-Knox SAR") issued pursuant to the First-Knox Plan, whether vested or unvested, to be exercised and "cashed out".

         (b) Upon the Effective Time, Park shall grant, in a manner and on a basis consistent with an existing Park Stock Plan, options to purchase 25,000 Park Common Shares to such First-Knox employees as First-Knox and Park shall jointly select (and in such proportions as First-Knox and Park shall jointly determine).

         5.9. Costs and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby ("Costs and Expenses") shall be paid by the party incurring such expense, except that expenses incurred in connection with filing, printing and mailing the Proxy Statement and the S-4 shall be shared equally by Park and First-Knox.

         5.10. Governance. Park's Board of Directors shall take action to cause the directors comprising the full Board of Directors of the Surviving Corporation at the Effective Time to be the persons contemplated in Section 1.3(a). If, prior to the Effective Time, any of the persons contemplated in
Section 1.3(a) shall decline or be unable to serve as a director, Park shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to First-Knox.

         5.11. Indemnification. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of First-Knox or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of First-Knox or any Subsidiary of First-Knox, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent First-Knox would have been permitted under Ohio law and its Articles of Incorporation and Regulations to indemnify such person (and the Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by the OGCL, if any). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective
Time), (i) any counsel retained by Park on behalf of the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Indemnified Party; (ii) after the Effective Time, the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) after the Effective Time, the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Surviving Corporation shall not be liable for any settlement of any claim effected without its written consent, which consent however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit,


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

proceeding or investigation, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 5.11 except to the extent such failure materially prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking, if any, required by the OGCL. The Surviving Corporation shall be liable for the fees and expenses hereunder with respect to only one law firm, in addition to local counsel in each applicable jurisdiction, to represent the Indemnified Parties as a group with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict between the positions of any two or more Indemnified Parties that would preclude or render inadvisable join or multiple representation of such parties.

         (b) Unless Park and First-Knox otherwise agree, First-Knox shall, prior to the Effective Time, elect under its existing directors' and officers' liability insurance policy to obtain extension coverage for the maximum period allowable thereunder (36 months) and an endorsement providing lifetime coverage for First-Knox directors and shall pay the premium necessary to obtain such coverage extension and endorsement (with respect to the coverage extension, 75% of the annual premium for the first 12 months, 50% of the annual premium for the second 12 months and 25% of the annual premium for the last 12 months, and with respect to the endorsement, $1,500 per First-Knox director).

         (c) In the event Park or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Park assume the obligations set forth in this section.

         (d) The provisions of this Section 5.11 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         5.12. Dividends. After the date of this Agreement, each of Park and First-Knox shall coordinate with the other the payment of dividends with respect to the Park Common Shares and First-Knox Common Shares and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Park Common Shares and First-Knox Common Shares shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their Park Common Shares and/or First-Knox Common Shares or any Park Common Shares that any such holder receives in exchange for such First-Knox Common Shares in the Merger. Park, at the discretion of its Board of Directors, may increase its quarterly dividend to shareholders after the date of this Agreement. First-Knox shall increase its quarterly dividend to shareholders after the date of this Agreement in such amount that, after giving effect to the increase in the quarterly dividend rate per First-Knox Common Share for such quarter, its quarterly dividend to shareholders equals the amount that is paid on a Park Common Share for that quarter, on an adjusted basis according to the formula provided in

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

Section 2.1(c), it being acknowledged and agreed that it is anticipated that Park shall increase its quarterly dividend to $.40 per share for the fourth quarter of 1996 and that, based thereon, First-Knox shall declare in December, 1996 a regular quarterly cash dividend of $.17 per First-Knox Common Share and a special fourth quarter cash dividend of $.07 per First-Knox Common Share, payable in January, 1997.

         5.13 Title Insurance. For each parcel of real estate owned by First-Knox or a Subsidiary of First-Knox and for each lease for any parcel of real estate leased by First-Knox or a Subsidiary of First-Knox (collectively, the "Real Property") as to which Park may specifically request, First-Knox shall deliver to Park, no later than 30 days after the date hereof, and Park shall pay for, a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of First-Knox or the Subsidiary of First-Knox as of December 31, 1995. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of First-Knox or a Subsidiary of First-Knox, and that it is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. Each such commitment shall provide that such fee owners policy committed for therein shall be an ALTA 1970 form, revised in 1994, and each leasehold-owner's policy shall be a ALTA 1975 form, or other form acceptable to Park.

         5.14 Survey. Within 30 days after the date of this Agreement, First-Knox shall provide to Park, at Park's cost, current land surveys of those parcels of the Real Property specifically designated by Park. Each survey shall be conducted and prepared by a duly licensed land surveyor approved by Park and, unless otherwise agreed by Park in writing, shall be a duly certified ALTA/ACSM field survey, which shall comply with such requirements as are typical of transactions of this type and shall confirm that the Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business then being conducted thereon, and that the Real Property is not located in any flood hazard area.

         5.15 Forms 13D or 13G Filings. First-Knox shall promptly advise Park of the filing of a Form 13D or 13G under the Exchange Act, if any, with respect to First-Knox and shall provide Park with a copy of any such form promptly after receipt thereof.

         5.16 Tax Representations. First-Knox and Park will furnish letters to Porter, Wright, Morris & Arthur in such form as may be reasonably requested by such counsel containing, to the extent the same are true, the representations required by such counsel in order to enable such counsel to render the tax opinion referred to in Sections 6.2(d) and 6.3(d) hereof.

         5.17. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and


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

franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) Shareholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding First-Knox Common Shares, and this Agreement shall have been approved and adopted by the affirmative vote of the holders of two-thirds of the outstanding Park Common Shares.

         (b) AMEX Listing. The Park Common Shares issuable to First-Knox shareholders pursuant to this Agreement and such other Park Common Shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on AMEX upon official notice of issuance.

         (c) Other Approvals. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation, shall have been filed, have occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Park shall have received all state securities or blue sky permits and other authorizations necessary to issue the Park Common Shares in exchange for First-Knox Common Shares and to consummate the Merger.

         (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

         (e) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Federal or state Governmental Entity which makes the consummation of the Merger illegal.

         (f) Pooling. Park and First-Knox shall each have received a letter from Ernst & Young, Park's accounting/audit firm, to the effect that the Merger qualifies for "pooling of interests"

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

accounting treatment if consummated in accordance with this Agreement and such letters shall not have been withdrawn.

         (g) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation, order or decree enacted, entered, enforced or deemed applicable to the Merger by any Federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval or otherwise, imposes any condition or restriction (a "Burdensome Condition") upon the Surviving Corporation or its Subsidiaries which would reasonably be expected to either (i) have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation, or (ii) prevent the parties from realizing the major portion of the economic benefits of the Merger and the transactions contemplated thereby that they currently anticipate obtaining.

         6.2. Conditions to Obligations of Park. The obligation of Park to effect the Merger is subject to the satisfaction of the following conditions unless waived by Park:

         (a) Representations and Warranties. The representations and warranties of First-Knox set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on First-Knox or on the Surviving Corporation following the Effective Time, and Park shall have received a certificate signed on behalf of First-Knox by the Vice Chairman of the Board and by the President and Chief Executive Officer and by the chief Financial Officer of First-Knox to such effect.

         (b) Performance of Obligations of First-Knox. First-Knox shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Park shall have received a certificate signed on behalf of First-Knox by the Vice Chairman of the Board and by the President and Chief Executive Officer and by the Chief Financial Officer of First-Knox to such effect.

         (c) Consents Under Agreements. First-Knox shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of First-Knox or any Subsidiary of First-Knox under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         (d) Tax Opinion. Park shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 (a) of the Code, (ii) Park and First-Knox will each be a party to that reorganization within the meaning


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

of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either First-Knox or Park as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of First-Knox upon the exchange in the Merger of First-Knox Common Shares solely for Park Common Shares (except to the extent of any cash received in lieu of fractional shares).

         (e) Legal Opinion. Park shall have received the opinion of Squire, Sanders & Dempsey, counsel to First-Knox, dated the Closing Date, with regard to the matters referred to in Exhibit 6.2(e) to this Agreement.

         (f) Fairness Opinion. Park shall have received for inclusion with the Proxy Statement mailed to the shareholders of Park an opinion of McDonald as to the fairness of the Merger to the shareholders of Park from a financial point of view.

         6.3. Conditions to Obligations of First-Knox. The obligation of First-Knox to effect the Merger is subject to the satisfaction of the following conditions unless waived by First-Knox:

         (a) Representations and Warranties. The representations and warranties of Park set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, subject to such exceptions as do not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Park or on the Surviving Corporation following the Effective Time, and First-Knox shall have received a certificate signed on behalf of Park by the Chairman of the Board, and Chief Executive Officer and by the Chief Financial Officer of Park to such effect.

         (b) Performance of Obligations of Park. Park shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First-Knox shall have received a certificate signed on behalf of Park by the Chairman of the Board, and Chief Executive Officer and by the Chief Financial Officer of Park to such effect.

         (c) Consents Under Agreements. Park shall have obtained the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

         (d) Tax Opinion. First-Knox shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Park and First-Knox will each be a party to that reorganization within the meaning of Section 368(b) of the Code, (iii) no income, gain or loss will be recognized for Federal income tax purposes by either First-Knox or Park as a result of the consummation of the Merger, and (iv) no income, gain or loss will be recognized for Federal income tax purposes by shareholders of First-Knox upon the exchange in the Merger of First-Knox Common Shares solely for Park Common Shares (except to the extent of any cash received in lieu of fractional shares).

         (e) Legal Opinion. First-Knox shall have received the opinion of Porter, Wright, Morris & Arthur, counsel to Park, dated the Closing Date, with regard to the matters referred to in Exhibit 6.3(e) to this Agreement.

         (f) Authorization of Shares. Subject only to the filing of the Certificate of Merger in accordance with the OGCL, Park shall have duly taken all corporate action so that, when issued, the Park Common Shares to be issued pursuant to Article II shall have been duly authorized, validly issued, fully paid and non-assessable.

         (g) Fairness Opinion. First-Knox shall have received for inclusion with the Proxy Statement mailed to the shareholders of First-Knox an opinion of Danielson as to the fairness of the Merger to the shareholders of First-Knox from a financial point of view.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

         7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, whether before or after approval of the matters presented in connection with the Merger by the shareholders of First-Knox or Park:

         (a) by mutual consent of Park and First-Knox;

         (b) by either Park or First-Knox if the Federal Reserve shall have issued an order denying approval of the Merger and the other material aspects of the transactions contemplated by this Agreement or if any Governmental Entity of competent jurisdiction shall have issued a final permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or imposing a Burdensome Condition, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted;

         (c) by either Park or First-Knox if the Merger shall not have been consummated on or before October 31, 1997 unless extended by mutual consent of the parties hereto;

         (d) by either Park or First-Knox if any approval of the shareholders of First-Knox or of Park required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment thereof;

         (e) by First-Knox in accordance with Section 2.1(d) or (e);

         (f) by First-Knox if the Board of Directors of First-Knox determines in good faith, after consultation with Danielson with respect to the financial aspects of any Takeover Proposal for First-Knox and the Merger, and with legal counsel to First-Knox, that termination of this Agreement and pursuit of a Takeover Proposal for First-Knox is required by their fiduciary duties;

         (g) by First-Knox if Park receives a Takeover Proposal or events have occurred or actions commenced which are reasonably expected to result in a Takeover Proposal for Park being submitted or effected; or

         (h) by either Park or First-Knox within 18 business days of the execution of this Agreement if (i) such party determines, in its sole discretion, that its due diligence review has disclosed one or more material, adverse facts, problems or conditions, (ii) such party provides written notice of such defect or defects to the other party before the expiration of ten business days after the execution of this Agreement, and (iii) the other party has not cured such defect or defects to the satisfaction of such party within five business days thereafter.

         7.2. Effect of Termination. (a) In the event of termination of this Agreement by either First-Knox or Park as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Park or First-Knox or their respective officers or directors except (i) with respect to Sections 3.1(s) and 3.2(s), the penultimate sentence of Section 5.2, and Section 5.9, (ii) as provided in Section 7.2(b) and
(iii) with respect to any liabilities or damages incurred or suffered by a party as a result of the wilful breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         (b) During the term of this Agreement if:

         (i) a Takeover Proposal for First-Knox is submitted to and approved by the shareholders of First-Knox at any time prior to October 31, 1997; or

         (ii) (x) a Takeover Proposal for First-Knox is received by First-Knox or is made directly to the shareholders of First-Knox at any time prior to October 31, 1997, (y) the Board of Directors of First-Knox (I) fails to recommend to the shareholders of First-Knox that they vote their First-Knox Common Shares in favor of the approval of the Merger, (II) withdraws such recommendation previously made, or (III) fails to solicit proxies of shareholders of First-Knox to approve the Merger, and (z) the Merger is not consummated by October 31, 1997;

then, in either such event First-Knox shall pay to Park, within five business days after a termination of this Agreement following such an event, a termination fee in the amount of

$2,140,000 as liquidated damages, and not as a penalty, and, upon the payment in full thereof, First-Knox shall have no further liability or obligations under this Agreement (including under Section 7.2(a)(iii)). The obligations of First-Knox under this Section 7.2(b) shall survive a termination of this Agreement.

         7.3. Amendment. This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of First-Knox or of Park, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time.

         8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

         (a)      if to Park, to

                  Park National Corporation
                  50 North Third Street
                  Newark, Ohio 43055
                  Attn:    David C. Bowers,
                           Senior-Vice President
                  Telecopy No.: 614-349-3787

         with a copy to

                  Porter, Wright, Morris & Arthur
                  41 South High Street
                  Columbus, Ohio 43215
                  Attn: Richard A. Cheap
                  Telecopy No.: (614) 227-2100

                  and

         (b)      if to First-Knox, to

                  The First-Knox Banc Corp.
                  One South Main Street
                  P.O. Box 871
                  Mount Vernon, Ohio 43050
                  Attn:  Ian Watson
                  Telecopy No.: (614) 399-5575

         with a copy to

                  Squire, Sanders & Dempsey L.L.P.
                  1300 Huntington Center
                  41 South High Street
                  Columbus, Ohio 43215
                  Attn: Patrick J. Dugan
                  Telecopy No.: (614) 365-2499

         8.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 28, 1996.

         8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5. Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement and (b) except as provided in Section 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired common shares of the other party pursuant to the Merger until consummation thereof.

         8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio, without regard to any applicable conflicts of law provisions thereof.

         8.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and, unless the effect of such invalidity or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom, shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. For purposes of this Agreement, the term "major portion" of the economic benefits of the Merger means two-thirds of such economic benefits.

         8.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.9. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

         IN WITNESS WHEREOF, Park and First-Knox have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of October 28, 1996.

PARK NATIONAL CORPORATION                                      FIRST-KNOX BANC CORP.

By: /s/ William T. McConnell                                   By: /s/ Philip H. Jordan, Jr.
   ---------------------------------------                        --------------------------------
         William T. McConnell, Chairman of                              Philip H. Jordan, Jr.,
         the Board and Chief Executive                                  Vice Chairman of the Board
         Officer

By: /s/ C. Daniel DeLawder                                     By: /s/ Carlos E. Watkins
   ---------------------------------------                        --------------------------------
         C. Daniel DeLawder, President                                  Carlos E. Watkins, President
                                                                        and Chief Executive Officer

                                   EXHIBIT 5.5

                               AFFILIATE AGREEMENT
                               -------------------

Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of First-Knox Banc Corp., an Ohio corporation ("First-Knox"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series, Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger, dated as of _________, 1996, by and between First-Knox and Park National Corporation, an Ohio corporation ("Park") (the "Agreement"), First-Knox will be merged (the "Merger") into and with Park and the name of the surviving corporation will be Park National Corporation, an Ohio corporation (the "Surviving Corporation").

         As used herein, "First-Knox Common Stock" means the Common Shares, par value $3.125 per share, of First-Knox and "Surviving Corporation Common Stock" means the Common Shares, without a par value, of the Surviving Corporation.

         I represent, warrant, and covenant to the Surviving Corporation that in the event I receive any Surviving Corporation Common Stock as a result of the
Merger:

               A. I shall not make any sale, transfer, or other disposition of any Surviving Corporation Common Stock acquired by me in the Merger in violation of the Act or the Rules and Regulations.

               B. I have carefully read this letter and the Agreements and discussed their requirements and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of Surviving Corporation Common Stock to the extent I felt necessary, with my counsel or counsel for First-Knox.

               C. I have been advised that the issuance of Surviving Corporation Common Stock to me pursuant to the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger will be submitted for a vote of the shareholders of First-Knox, I may be deemed to be an affiliate of First-Knox, the distribution by me of any Surviving Corporation Common Stock acquired by me in the Merger will not be registered under the Act and that I may not sell, transfer, or otherwise dispose of any Surviving Corporation Common Stock acquired by me in the Merger unless
          (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to the Surviving Corporation, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

               D. I understand that the Surviving Corporation is under no obligation to register under the Act the sale, transfer, or other disposition by me or on my behalf of any Surviving Corporation Common Stock acquired by me in the Merger or to take any other action necessary in order to make an exemption from such registration available.

               E. I also understand that stop transfer instructions will be given to the Surviving Corporation's transfer agents with respect to Surviving Corporation Common Stock and that there will be placed on the certificates for the Surviving Corporation Common Stock acquired by me in the Merger, or any substitutions therefor, a legend stating in substance:

                    "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated ______, 1996 between the registered holder hereof and the issuer of the certificate, a copy of which agreement will be mailed to the holder hereof without charge within five days after receipt of written request therefor."

               F. I also understand that unless the transfer by me of my Surviving Corporation Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to my transferee:

                    "The shares represented by this certificate have not been
               registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

         It is understood and agreed that the legends set forth in paragraph E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to the Surviving Corporation a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Surviving Corporation, to the effect that such legend is not required for purposes of the Act.

         I further represent to and covenant with First-Knox and the Surviving Corporation that I will not, within the 30 days prior to the Effective Time (as defined in the Agreements), sell, transfer, or otherwise dispose of any shares of First-Knox Common Stock and that I will not sell, transfer, or otherwise dispose of any shares of Surviving Corporation Common Stock (whether or not acquired by me in the Merger) until after such time as results covering at least 30 days of combined operations of First-Knox and Park have been published by the Surviving Corporation, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations. Furthermore, I understand that First-Knox and the Surviving Corporation will give stop transfer instructions to their respective transfer agents in order to prevent the breach of the representations, warranties, and covenants made by me in this paragraph. I also understated that the Merger is intended to be treated for accounting purposes as a "pooling of interests," and I agree that, if First-Knox or the Surviving Corporation advises me in writing that additional restrictions apply to my ability to sell, transfer, or otherwise dispose of First-Knox Common Stock or Surviving Corporation Common Stock in order to be entitled to use the pooling of interest accounting method, I will abide by such restrictions.

                                            Very truly yours,



                                            -------------------------------
                                            Name:

Accepted this      day of
             ------
             , 1996,
-------------
By:
   -----------------------------
         Name:
         Title:

                                 EXHIBIT 6.2(e)
                        OPINION OF COUNSEL FOR FIRST-KNOX
                        ---------------------------------

         Park shall have received a favorable opinion dated as of the Closing Date from Squire, Sanders & Dempsey, as counsel for First-Knox, reasonably acceptable to Park, to the effect that:

         (a) First-Knox Bank is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States; Farmers is a state-chartered bank, duly organized, validly existing, and in good standing under the laws of the State of Ohio; First-Knox is a corporation duly organized, validly existing, and in good standing under the laws of Ohio; all eligible accounts of deposit in First-Knox Bank and Farmers are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law; First-Knox is a duly and validly registered bank holding company under the BHCA; all corporate action required to be taken by the directors and shareholders of First-Knox to authorize the transactions contemplated by the Merger Agreement have been taken; and First-Knox has the corporate power to effect the Merger in accordance with the terms of the Merger Agreement;

         (b) the execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of First-Knox or its Significant Subsidiaries;

         (c) the execution and delivery of the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of First-Knox; and the Merger Agreement is a valid and binding agreement of First-Knox in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of First-Knox may be subject to general principles of equity;

         (d) First-Knox and its Significant Subsidiaries have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; First-Knox and its Significant Subsidiaries are not required to be qualified to do business in any jurisdiction other than Ohio; and

         (e) such counsel knows of no pending or threatened litigation, proceeding, or investigation which might result in any material adverse change in the business, properties, or financial condition of First-Knox or its Significant Subsidiaries.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of First-Knox and its Significant Subsidiaries. Such counsel may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.

                                 EXHIBIT 6.3(e)
                           OPINION OF COUNSEL FOR PARK
                           ---------------------------

         First-Knox shall have received a favorable opinion dated as of the Closing Date from Porter, Wright, Morris & Arthur, as counsel for Park, reasonably acceptable to First-Knox, to the effect that:

         (a) The Park National Bank, Newark, Ohio, is a national banking association, duly organized, validly existing, and in good standing under the laws of the United States; Park is a corporation duly organized, validly existing, and in good standing under the laws of Ohio; all eligible accounts of deposit in The Park National Bank, Newark, Ohio, is insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law; Park is a duly and validly registered bank holding company under the BHCA and a duly and validly registered savings and loan holding company under the HOLA; all corporate action required to be taken by the directors and shareholders of Park to authorize the transactions contemplated by the Merger Agreement have been taken; and Park has the corporate power to effect the Merger in accordance with the terms of the Merger Agreement;

         (b) the execution and delivery of the Merger Agreement did not, and the consummation of the Merger will not, conflict with any provision of the articles or certificate of incorporation, regulations, bylaws, or other charter documents of Park or its Significant Subsidiaries;

         (c) the execution and delivery of the Merger Agreement and the consummation of the Merger have been authorized by all necessary corporate action of Park and the Merger Agreement is a valid and binding agreement of Park in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting enforcement of creditors' rights generally and except that the enforceability of the obligations of Park may be subject to general principles of equity;

         (d) Park and its Significant Subsidiaries have the corporate power and authority to own all of their properties and assets and to carry on their businesses as presently conducted in all jurisdictions in which such ownership exists or such business is conducted; Park and its Significant Subsidiaries are not required to be qualified to do business in any jurisdiction other than Ohio; and

         (e) such counsel knows of no pending or threatened litigation, proceeding, or investigation which might result in any material adverse change in the business, properties, or financial condition of Park or its Significant Subsidiaries.

         Such opinion may be governed by the Accord. In giving such opinion, such counsel may rely as to matters of fact, without independent investigation, to the extent such counsel deems such reliance to be customary, reasonable, and appropriate, on certificates of federal, state, or local government officials and on certificates of officers and directors of Park and its Significant Subsidiaries. Such counsel may add such other qualifications and explanations of the basis of its opinions as are consistent with the Accord.

                                  APPENDIX A-2



                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER,
                         DATED AS OF JANUARY 10, 1997,
                       BETWEEN PARK NATIONAL CORPORATION
                           AND FIRST-KNOX BANC CORP.

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER


         This Amendment to Agreement and Plan of Merger (the "Amendment") is made as of this 10 day of January, 1997, between Park National Corporation, an Ohio Corporation ("Park"), and First-Knox Banc Corp., an Ohio corporation ("First-Knox").

         WHEREAS, Park and First-Knox entered into an Agreement and Plan of Merger, dated as of October 28, 1996 (the "Merger Agreement"), which provides for the merger of First-Knox into Park (the "Merger") upon the terms and conditions set forth in the Merger Agreement;

         WHEREAS, First-Knox represented in Section 3.1(v) of the Merger Agreement that it had terminated the First-Knox Bank Corp. Dividend Reinvestment Plan (the "First-Knox Dividend Reinvestment Plan");

         WHEREAS, Section 4.1(m) of the Merger Agreement provides, among other things, that each of Park and First-Knox will not, without the prior consent of the other party, adopt an employee benefit plan or any agreement, arrangement, plan, or policy between such party and one or more of its directors or officers; and

         WHEREAS, the parties hereto desire to (I) amend the Merger Agreement in order to permit the continuation of the First-Knox Dividend Reinvestment Plan on the terms and conditions specified in this Amendment, and (ii) provide for the consent of First-Knox to the Park National Corporation Supplemental Executive Retirement Plan (the "Park SERP").

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. TERMS. All terms not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

         2. FIRST-KNOX DIVIDEND REINVESTMENT PLAN. Park hereby acknowledges that the First-Knox Dividend Reinvestment Plan has not been terminated and approves its continuance so long as all First-Knox Common Shares are purchased for the Plan on the open market and are not issued directly from First-Knox so that the total number of First-Knox Common Shares outstanding at the Effective Time will not be increased from the total number of First-Knox Common Shares outstanding on October 28, 1996, by operation of the First-Knox Dividend Reinvestment Plan.

         3. PARK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. First-Knox hereby consents to the adoption by Park of the Park SERP in the form approved by Park's Executive Committee on December 18, 1996.

         4. RATIFICATION. Except as otherwise amended hereby, the Merger Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                   PARK NATIONAL CORPORATION


                                   By:  /s/ William T. McConnell
                                        --------------------------------------
                                        William T. McConnell
                                        Chairman of the Board and Chief
                                        Executive Officer

                                   By:  /s/ C. Daniel DeLawder
                                        --------------------------------------
                                        C. Daniel DeLawder
                                        President


                                   FIRST-KNOX BANC CORP.


                                   By:  /s/ Philip H. Jordan, Jr.
                                        --------------------------------------
                                        Philip H. Jordan, Jr.
                                        Chairman of the Board


                                   By:  /s/ Carlos E. Watkins
                                        --------------------------------------
                                        Carlos E. Watkins
                                        President and Chief Executive Officer

                                   APPENDIX B


                         ANNUAL REPORT TO SHAREHOLDERS
                             FOR FISCAL YEAR ENDED
                               DECEMBER 31, 1996
                                       OF
                           PARK NATIONAL CORPORATION



                        [DELIVERED SEPARATELY HEREWITH]

TO OUR STOCKHOLDERS


The headlines in the financial press frequently trumpet the changes occurring in our industry. Change is rapid and increasing. Sometimes this worries us. Perhaps we're falling behind; perhaps we're going to be in trouble. For we just seem to be doing the things we've always done.

In preparing this letter we decided to look closely at last year, and what we found was that we are not completely out of step with the rest of the band, that a good deal of change has been occurring around here. Just as it's difficult for parents who see their children daily to notice growth and change, so we may be so close that we fail to recognize the cumulative effect of all the individual changes that occur in Park National Corporation in a year. We aren't going to cover all the changes that occurred around here last year, but we do want to mention a few.

Of course the most important change happening at this time is the upcoming merger between Park and First-Knox Banc Corp. of Mount Vernon. This is a very big thing for us. As a $575 million institution, it will add about a third to our size. More important, much more important, is the opportunity this marriage presents. It makes a great fit. Not just geographically, although the First-Knox location between the markets of the Richland Bank and Park National Bank could hardly be improved upon. The great advantage of this merger for the stockholders and employees of each company, and for the communities we serve, is that it will allow us to continue and to enhance the style of banking in which both believe, and to do it while earning well above average returns for our shareholders. Both companies are trying to accomplish the same thing. We both believe in community banking where people know your name, where customers are served one at a time, individually, and with courtesy and concern. And we both understand that we must assume leadership in the lives of our communities. But we also recognize that there are economies that come with greater size and that, therefore, if we want to remain competitive with the large bank holding companies with offices in our communities, we must be large enough to realize some of these savings. In short we want to be large enough to be efficient and small enough to be effective.

Although casual conversations about combining the banks go back a number of years, it wasn't until late in 1995 that we first met with the First-Knox board and began serious talks. Almost a year was to pass before we entered into a definitive agreement to merge. Since then we've been spending time and energy with government regulators, and time and money with lawyers and investment bankers and advisors -- lots of time, and lots of energy, and particularly lots of money.

There is certainly some question regarding the economic benefit to be gained from all of this regulatory rigmarole. There are, however, quite definite benefits that we will enjoy as the result of the efforts of Gordy Yance from First-Knox and David Trautman from Park. They have taken the leadership in organizing a number of transition teams with representatives from both institutions who are working to make this wedding as smooth as possible for our customers and associates. In addition they are searching for ways both of us can benefit from best practices of each; and finally they are laboring to identify and realize all possible savings from putting the banks together.

We hope to secure your approval of this transaction at our shareholders' meeting on April 21. First-Knox shareholders will meet two days later and we will close as soon after that as possible.

Several other significant things happened in 1996 that changed your company. Last fall Mutual Federal Savings Bank sent $1.8 million to Washington to re-capitalize the Savings Association Insurance Fund. This discharged their obligation to help pay for the debacle in the savings and loan industry which they neither caused nor contributed to. They will completely divorce themselves from this era when this spring they adopt a new name and a national bank charter. Century National Bank will be for the people of southeastern Ohio, "your bank for the next century."

One of our success stories in 1996 was the purchase by the Richland Bank of five offices of the Peoples National Bank. This transaction was completed in December and added almost $100 million in deposits to the bank's totals. Three of the offices were located in Mansfield, in each instance quite close to an existing office of the Richland Bank. Of these six, three remain, enabling us to achieve substantial savings while offering enhanced service and products to our new customers. The other two offices are in Shelby, a Richland County community not previously served by the Richland Bank.

If you have read this far you realize that we have not yet made mention of our financial results for 1996. Please don't conclude that that's because they're not so hot. Actually they are very good. In total Park National Corporation earned $25.7 million in 1996, up 16.0 percent from $22.1 million in 1995. In per share terms that is $3.60 vs. $3.09 the year before, an increase of 16.5 percent. Dividends paid increased by twenty cents from $1.20 to $1.40 per share.

Two other ratios that we, along with other financial institutions use to measure performance are Return on Assets and Return on Equity. Both increased last year and both were well above bank averages. In 1996 our Return on Assets was 1.73% and Return on Equity was 18.38%. In recent years still another ratio has become popular as a way to compare banks and to measure progress within an individual company. It's called the Efficiency Ratio and is designed to gauge how efficiently the bank is being managed. It is constructed in such a way that less is better. We finished 1996 with a score below 50 percent for the first time. This was a noteworthy accomplishment.

In last year's letter we reported the loss of Everett D. Reese, and now we must report the passing of John W. Alford in 1996. You will find a message describing John's contributions beginning on the next page of this report.

Finally, a word about next year. We have completed our profit plan for Park National as it now stands, and every indication is that 1997 will be a good year. However, we have not finished integrating First-Knox numbers with our own. This merger will involve earnings dilution for Park National shareholders in 1997. Just how much will depend on how rapidly we can put into place the extensive savings and increased revenue possibilities we have identified as being available to us in combination. We have previously resisted any transaction that diluted our earnings; but the opportunities created by combining First-Knox and Park National are so great that we continue to be confident that we have acted in the best interests of us all as shareholders.

We welcome your comments and advice, and particularly any banking business you can send our way.


                            /s/ William T. McConnell

                             WILLIAM T. McCONNELL
                                    Chairman


                             /s/ C. Daniel DeLawder

                               C. DANIEL DeLAWDER
                                   President

FINANCIAL HIGHLIGHTS

                                                                                                            PERCENT
   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                1996                   1995                 CHANGE
-------------------------------------------------------------------------------------------------------------------
EARNINGS:
   Total interest income                                     $   122,291          $   113,200               8.03%
-------------------------------------------------------------------------------------------------------------------
   Total interest expense                                         49,332               46,848               5.30%
-------------------------------------------------------------------------------------------------------------------
   Net interest income                                            72,959               66,352               9.96%
-------------------------------------------------------------------------------------------------------------------
   Net income                                                     25,664               22,120              16.02%
-------------------------------------------------------------------------------------------------------------------
PER SHARE:
   Net income                                                $      3.60          $      3.09              16.50%
-------------------------------------------------------------------------------------------------------------------
   Cash dividends declared                                          1.45                 1.25              16.00%
-------------------------------------------------------------------------------------------------------------------
   Book value (end of period)                                      20.89                19.12               9.26%
-------------------------------------------------------------------------------------------------------------------
AT YEAR-END:
   Total assets                                               $1,614,767           $1,476,208               9.39%
-------------------------------------------------------------------------------------------------------------------
   Deposits                                                    1,336,617            1,206,540              10.78%
-------------------------------------------------------------------------------------------------------------------
   Loans                                                       1,112,603            1,024,727               8.58%
-------------------------------------------------------------------------------------------------------------------
   Investment securities                                         396,967              328,730              20.76%
-------------------------------------------------------------------------------------------------------------------
   Stockholders' equity                                          148,986              136,424               9.21%
-------------------------------------------------------------------------------------------------------------------
RATIOS:
   Return on average equity                                       18.38%               17.69%                  --
-------------------------------------------------------------------------------------------------------------------
   Return on average assets                                        1.73%                1.58%                  --
-------------------------------------------------------------------------------------------------------------------


NET INCOME (millions)                         EARNINGS PER SHARE

1996            $25.7                         1996           $3.60
1995            $22.1                         1995           $3.09
1994            $20.0                         1994           $2.80
1993            $19.0                         1993           $2.69
1992            $16.5                         1992           $2.33


RETURN ON AVERAGE EQUITY                     RETURN ON AVERAGE ASSETS

1996             18.4%                       1996            1.73%
1995             17.7%                       1995            1.58%
1994             18.1%                       1994            1.52%
1993             19.0%                       1993            1.53%
1992             18.6%                       1992            1.37%

FINANCIAL REVIEW

This financial review presents management's discussion and analysis of financial condition and results of operations for Park National Corporation ("Park" or the "Corporation"). This discussion should be read in conjunction with the consolidated financial statements and related footnotes and the five-year summary of selected financial data.


OVERVIEW

Net income for 1996 was $25.7 million, the highest in Park's nine year history as a bank holding company. This represents a 16.0% increase over net income of $22.1 million for 1995. Net income per share was $3.60 for 1996, an increase of 16.5% compared to $3.09 for 1995. Net income has increased at an annual compound growth rate of 11.2% over the last five years, and net income per share has grown at an annual compound growth rate of 11.1% over the same period.

Effective with the fourth quarter of 1996, the quarterly cash dividend on common stock was increased to $.40 per share. The new annualized dividend of $1.60 per share is 14.3% greater than the dividend paid in 1995. The Corporation has paid quarterly dividends since becoming a holding company in early 1987. The annual compound growth rate for the Corporation's per share dividend for the last five years is 13.5% and the dividend payout to net income ratio has averaged 38.5% over that same period.

The purchase of five Richland County, Ohio offices by Richland Trust Company, a subsidiary of Park, was completed during December, 1996. The banking business of the purchased branches has been consolidated into the branch operations of Richland Trust Company. As a result, the number of banking offices has increased by only two in a market not previously served by Richland Trust Company. In addition to the branch real estate and other fixed assets, the purchase included approximately $98.0 million of deposits and $31.0 million of loans which are included in the Corporation's year-end totals. See Footnote 2 to the financial statements.

On October 28, 1996, Park entered into an Agreement and Plan of Merger with First-Knox Banc Corp. ("First-Knox"), a $574 million bank holding company headquartered in Mount Vernon, Ohio, providing for a merger of First-Knox into Park. Under the terms of that Agreement, the stockholders of First-Knox are expected to receive .5914 shares of Park common stock per share of First-Knox common stock in a tax-free exchange. Park expects to issue an aggregate of 2,345,000 shares of common stock to complete the merger, which will be accounted for as a pooling-of-interests. Completion of the merger is subject to certain conditions, including the approval of bank regulators and other governmental agencies, the approval of the stockholders of First-Knox and Park, and other conditions to closing customary of a transaction of this type. The merger is expected to be completed during the second quarter of 1997.

Park's business focus is geared toward maximizing the return to stockholders. The Corporation's common stock value has appreciated 17.7% annually on a compounded, total return basis for the last five years. The December 31, 1996 value of a $100 investment on December 31, 1991 would be $226, inclusive of the reinvestment of dividends in the Corporation's common stock.


ABOUT OUR BUSINESS

Through its banking and thrift subsidiaries, the Corporation is engaged in the general commercial banking and trust business. Management believes there is a significant number of consumers and businesses which seek long-term relationships with community-based financial institutions of quality and strength. While avoiding activities such as foreign lending, nationally syndicated loans and investment banking operations, the Corporation attempts to meet the needs of its customers for commercial, real estate and consumer loans, and investment and deposit services. Familiarity with the local market, coupled with conservative loan underwriting standards, has allowed the Corporation to achieve solid financial results even in periods where there have been changes in economic conditions and the general level of interest rates.

The Corporation has produced performance ratios which compare favorably to other financial institutions in terms of equity and asset returns, capital adequacy and asset quality. Continued satisfactory results are contingent upon economic conditions in Ohio and competitive factors, among other things.

The Corporation's subsidiaries compete for deposits and loans with other banks, savings associations, credit unions and other types of financial institutions. The Corporation and its subsidiaries operate forty-one full-service banking offices and a network of thirty-nine automatic teller machines in eleven central and southern Ohio counties.

A table of financial data of the Corporation's affiliates for 1996, 1995, and 1994 is shown below:

TABLE 1 - PARK NATIONAL CORPORATION AFFILIATE FINANCIAL DATA



                                                 1996                         1995                       1994
                                         Average         Net         Average         Net         Average         Net
     (IN THOUSANDS)                      Assets        Income        Assets        Income        Assets        Income
     ----------------------------------------------------------------------------------------------------------------

   Park National Division              $   672,374      $15,900    $   637,211     $13,716     $   608,321     $11,994
   -------------------------------------------------------------------------------------------------------------------
   Fairfield National Division             187,226        3,564        171,572       3,315         150,565       2,538
   -------------------------------------------------------------------------------------------------------------------
   Richland Trust Company                  275,287        3,747        255,311       3,642         238,968       3,205
   -------------------------------------------------------------------------------------------------------------------
   Mutual Federal Savings Bank             346,512        3,401        329,848       2,016         318,244       2,652
   -------------------------------------------------------------------------------------------------------------------
   Parent Company,
     including consolidating
     entries                                 4,158         (948)         2,280        (569)            522        (372)
   -------------------------------------------------------------------------------------------------------------------
   CONSOLIDATED TOTALS                  $1,485,557      $25,664     $1,396,222     $22,120      $1,316,620     $20,017
   -------------------------------------------------------------------------------------------------------------------



RETURN ON EQUITY

The Corporation's primary financial goal is to achieve a superior, long-term return on stockholders' equity. The Corporation measures performance in its attempts to achieve this goal against its peers, defined as all U.S. bank holding companies between $1 billion and $3 billion in assets. At year-end 1996, there were approximately 121 peer bank holding companies. The Corporation's net income to average equity was 18.38%, 17.69% and 18.08% in 1996, 1995, and 1994,
respectively. In the past five years, the Corporation's net income to average equity exceeded the mean and median return of the peer group by a substantial margin.



           HISTORICAL COMPARISON OF RETURN ON AVERAGE EQUITY

            <GRAPH>

The return on average equity ratio has averaged 18.36% over the past five years. While net income has increased at an annual compound rate of 11.2% over this period, average equity has increased at a faster rate at 12.2%. Maximizing the Corporation's return on an ever increasing equity base is a continual challenge for management.


BALANCE SHEET COMPOSITION

Park National Corporation functions as a financial intermediary. The following section discusses the sources of funds and the manner in which management has invested these funds.

SOURCE OF FUNDS

DEPOSITS: The Corporation's major source of funds is provided by core deposits from individuals, businesses, and local government units. These core deposits consist of all noninterest-bearing and interest-bearing deposits, excluding certificates of deposit of $100,000 and over which were less than 8.5% of total deposits for the last three years. In 1996, year-end total deposits increased by $130.1 million or 10.8% of which $98.0 million was from the purchase of branches in Richland County. In 1995, year-end total deposits increased by $128.2 million or 11.9%. The mix of core deposits shifted toward certificates of deposit, particularly in 1995, as more aggressive pricing and flexible withdrawal options were offered. In 1996, 1995, and 1994, core deposits were approximately 75% of total assets.

Maturity of time certificates of deposit and other time deposits of $100,000 and over as of December 31, 1996 were:

TABLE 2 - OVER $100,000 MATURITY SCHEDULE

                                                                                        TIME CERTIFICATES
      DECEMBER 31, 1996 (IN MILLIONS)                                                        OF DEPOSIT
   ------------------------------------------------------------------------------------------------------
   3 months or less                                                                            $  55.9
   ------------------------------------------------------------------------------------------------------
   Over 3 months through 6 months                                                                 27.8
   ------------------------------------------------------------------------------------------------------
   Over 6 months through 12 months                                                                10.7
   ------------------------------------------------------------------------------------------------------
   Over 12 months                                                                                 18.3
   ------------------------------------------------------------------------------------------------------
      TOTAL                                                                                     $112.7
   ------------------------------------------------------------------------------------------------------


SHORT-TERM BORROWINGS: Short-term borrowings include securities sold under agreements to repurchase, Federal Home Loan Bank advances and federal funds purchased. These funds are also used to manage the Corporation's liquidity needs and interest rate sensitivity risk. They are subject to short-term price swings as the Corporation's needs change or the overall market rates for short-term investment funds change. In 1996, average short-term borrowings were $114 million compared to $133 million in 1995 and $122 million in 1994. Average short-term borrowings were 7.7%, 9.5%, and 9.2% of average assets in 1996, 1995, and 1994, respectively.

LONG-TERM DEBT: During the past three years, the Corporation incurred no long-term debt.

STOCKHOLDERS' EQUITY: Average stockholders' equity to average assets increased to 9.40% in 1996 compared to 8.96% in 1995 and 8.41% in 1994.

In accordance with Statement of Financial Accounting Standards No. 115, the Corporation reflects any unrealized holding gain/(loss) on available-for-sale securities, net of federal taxes, as an adjustment to the Corporation's equity. While the effect of this accounting is not recognized for calculation of regulatory capital adequacy ratios, it does impact the Corporation's equity as reported in the audited financial statements. The unrealized holding gain/(loss) on available-for-sale securities, net of federal taxes, was $3.3, $5.9, and ($5.7) million in 1996, 1995, and 1994, respectively.


INVESTMENT OF FUNDS

LOANS: Average loans, net of unearned income and the loan loss allowance, were $1,014 million in 1996 compared to $981 million in 1995 and $901 million in 1994. The average yield on net loans was 9.74% in 1996 compared to 9.50% in 1995 and 8.46% in 1994. Approximately 75% of loan balances mature or reprice within one year. This results in the yield on the loan portfolio adjusting with changes in interest rates, but on a delayed basis.

Year-end loan balances, net of unearned income, increased by $88 million or 8.6% in 1996 and by $44 million or 4.4% in 1995. The growth in 1996, includes $31.0 million of loans acquired from the purchase of branches in Richland County. As a percentage of assets, year-end loan balances were 68.9%, 69.4%, and 72.0% in 1996, 1995, and 1994, respectively.

Consumer loans increased by $30.5 million or 14.5% in 1996 and were unchanged in 1995 compared with 1994. The growth in consumer loans was principally due to an increase in the volume of automobile related installment loans. During 1995, net consumer loan growth was flat due to the Corporation selling $18 million of student loans as a result of anticipated difficulties in complying with new government servicing and reporting regulations. The Corporation continues to originate student loans to serve its market and sells them to a loan servicer.

Table 3 reports year-end loan balances by type of loan for the past five years.



TABLE 3 - LOANS BY TYPE

      DECEMBER 31, (IN THOUSANDS)                  1996           1995           1994            1993           1992
      ----------------------------------------------------------------------------------------------------------------
   Commercial, financial and
      agriculture                              $   129,269    $   118,225      $104,559        $109,531       $126,029
   -------------------------------------------------------------------------------------------------------------------
   Real estate - construction                       52,443         40,871        34,880          32,037         23,276
   -------------------------------------------------------------------------------------------------------------------
   Real estate - residential                       466,957        444,005       430,483         373,820        338,832
   -------------------------------------------------------------------------------------------------------------------
   Real estate - commercial                        203,023        191,127       181,703         157,199        122,516
   -------------------------------------------------------------------------------------------------------------------
   Consumer, net                                   239,961        209,481       209,141         187,830        170,651
   -------------------------------------------------------------------------------------------------------------------
   Leases, net                                      20,950         21,018        20,374          11,971         12,705
   -------------------------------------------------------------------------------------------------------------------
      TOTAL LOANS                               $1,112,603     $1,024,727      $981,140        $872,388       $794,009
   -------------------------------------------------------------------------------------------------------------------


TABLE 4 - SELECTED LOAN MATURITY DISTRIBUTION

                                                                          Over One            Over
                                                        One Year           Through            Five
      DECEMBER 31, 1996 (IN THOUSANDS)                   or Less         Five Years           Years            TOTAL
----------------------------------------------------------------------------------------------------------------------
   Commercial, financial and
      agriculture                                         $105,927         $18,596            $4,746          $129,269
----------------------------------------------------------------------------------------------------------------------
   Real Estate - construction                               46,725           5,718               --             52,443
----------------------------------------------------------------------------------------------------------------------
      TOTAL                                               $152,652         $24,314            $4,746          $181,712
----------------------------------------------------------------------------------------------------------------------
   Total of these selected loans due
      after one year with:
        Fixed interest rate                                                                                  $  23,527
----------------------------------------------------------------------------------------------------------------------
        Floating interest rate                                                                                   5,533
----------------------------------------------------------------------------------------------------------------------


INVESTMENT SECURITIES: The Corporation's securities portfolio is structured to provide liquidity and contribute to earnings. The Corporation classifies approximately 95% of its securities as available-for-sale -- see Footnote 4 to the financial statements. These securities are carried on the books at the estimated fair value with the unrealized holding gain or loss, net of taxes, accounted for as an adjustment to the Corporation's equity. Management classifies a large portion of the securities portfolio as available-for-sale so that these securities will be available to be sold in future periods in carrying out the Corporation's investment strategies. The remaining securities are classified as held-to-maturity and are accounted for at amortized cost.

The Corporation's investment strategy is dynamic. As conditions change over time, the Corporation's overall interest rate risk, liquidity needs, and potential return on the investment portfolio will change. The Corporation regularly re-evaluates the securities in its portfolio based on circumstances as they evolve. Circumstances that may precipitate a sale of a security would be to better manage interest rate risk, to meet liquidity needs, or to improve the overall yield from the investment portfolio. Investment security losses were $1.3 million, $.6 million, and $3.3 million in 1996, 1995, and 1994, respectively. The Corporation's strategy has generally been to reinvest the proceeds from the sale of securities into higher yielding, longer maturity taxable investment securities.

The Corporation's taxable investment securities portfolio was approximately 97% of the total investment securities portfolio at year-end 1996, 1995, and 1994. The average yield on taxable investment securities was 6.77%, 6.80%, and 6.16% for 1996, 1995, and 1994, respectively. The average maturity or repricing of the taxable investment portfolio was approximately 2.5 years at year-end 1996 compared to 3 years at year-end 1995 and 2.5 years at year-end 1994.

The average tax-equivalent yield on the tax-exempt securities portfolio was 8.69%, 8.67%, and 9.62% for 1996, 1995, and 1994, respectively. The average maturity of the tax-exempt portfolio was approximately 3.3 years at year-end 1996 compared to 4.1 years at year-end 1995 and 3.8 years at year-end 1994.

The following table sets forth the book value of investment securities at year-end:

TABLE 5 - INVESTMENT SECURITIES

---------------------------------------------------------------------------------------------------------------------
      DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                1994
---------------------------------------------------------------------------------------------------------------------
   Obligations of U.S. Treasury and other
      U.S. Government agencies                                       $164,275            $157,056            $107,509
---------------------------------------------------------------------------------------------------------------------
   Obligations of states and political subdivisions                     9,784               9,566              10,898
---------------------------------------------------------------------------------------------------------------------
   U.S. Government asset-backed securities                            212,464             150,680             146,886
---------------------------------------------------------------------------------------------------------------------
   Non U.S. Government asset-backed securities                          2,510               3,909               5,679
---------------------------------------------------------------------------------------------------------------------
   Other securities                                                     7,934               7,519               6,846
---------------------------------------------------------------------------------------------------------------------
      TOTAL                                                          $396,967            $328,730            $277,818
---------------------------------------------------------------------------------------------------------------------

EARNING RESULTS

The Corporation's principal source of earnings is net interest income, the difference between total interest income and total interest expense. Net interest income results from average balances outstanding for interest-earning assets and interest-bearing liabilities in conjunction with the average rates earned and paid on them.

The net yield on interest-earning assets improved to 5.35% for 1996 compared to 5.22% for 1995 and 5.01% in 1994. During 1996, the average yield on earning assets increased to 8.94% compared to 8.87% for 1995 while the average rate paid on interest-bearing liabilities was unchanged at 4.23%. In 1994 and for part of 1995, the overall level of interest rates increased. During 1995, the average yield on earning assets increased 95 basis points to 8.87% and the average rate paid on interest-bearing liabilities increased 89 basis points to 4.23% in 1995. For both 1996 and 1995, the increase in the net interest spread was the primary reason for the increase in the net yield on interest-earning assets.

TABLE 6 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY

----------------------------------------------------------------------------------------------------------------------
      DECEMBER 31, (DOLLARS IN THOUSANDS)                                                      1996
                                                                             Daily                             Average
                                                                            Average           Interest           Rate
----------------------------------------------------------------------------------------------------------------------
   ASSETS
   INTEREST-EARNING ASSETS:
      Loans, net (1) (2)                                                   $1,013,719        $  98,776          9.74%
----------------------------------------------------------------------------------------------------------------------
      Taxable investment securities                                           315,036           21,337          6.77%
----------------------------------------------------------------------------------------------------------------------
      Tax-exempt investment securities (3)                                      9,985              868          8.69%
----------------------------------------------------------------------------------------------------------------------
      Interest-bearing deposits in banks                                          --               --             --
----------------------------------------------------------------------------------------------------------------------
      Federal funds sold                                                       34,400            1,840          5.35%
----------------------------------------------------------------------------------------------------------------------
        TOTAL INTEREST-EARNING ASSETS                                       1,373,140          122,821          8.94%
----------------------------------------------------------------------------------------------------------------------
   NONINTEREST-EARNING ASSETS:
      Cash and due from banks                                                  54,122
----------------------------------------------------------------------------------------------------------------------
      Premises and equipment, net                                              16,890
----------------------------------------------------------------------------------------------------------------------
      Other assets                                                             41,405
----------------------------------------------------------------------------------------------------------------------
        TOTAL                                                              $1,485,557
----------------------------------------------------------------------------------------------------------------------
   LIABILITIES AND STOCKHOLDERS'EQUITY
   INTEREST-BEARING LIABILITIES:
      Transaction accounts                                                 $  238,065        $   5,509          2.31%
----------------------------------------------------------------------------------------------------------------------
      Savings deposits                                                        243,470            7,028          2.89%
----------------------------------------------------------------------------------------------------------------------
      Time deposits                                                           571,443           31,696          5.55%
----------------------------------------------------------------------------------------------------------------------
      Short-term borrowings                                                   114,187            5,099          4.47%
----------------------------------------------------------------------------------------------------------------------
        TOTAL INTEREST-BEARING LIABILITIES                                  1,167,165           49,332          4.23%
----------------------------------------------------------------------------------------------------------------------
   NONINTEREST-BEARING LIABILITIES:
      Demand deposits                                                         160,173
----------------------------------------------------------------------------------------------------------------------
      Other                                                                    18,581
----------------------------------------------------------------------------------------------------------------------
        TOTAL NONINTEREST-BEARING LIABILITIES                                 178,754
----------------------------------------------------------------------------------------------------------------------
      Stockholders' equity                                                    139,638
----------------------------------------------------------------------------------------------------------------------
        TOTAL                                                              $1,485,557
----------------------------------------------------------------------------------------------------------------------
   Net interest earnings                                                                     $  73,489
----------------------------------------------------------------------------------------------------------------------
   Net interest spread                                                                                          4.71%
----------------------------------------------------------------------------------------------------------------------
   Net yield on interest-earning assets                                                                         5.35%
----------------------------------------------------------------------------------------------------------------------



 (1) Loan income includes net fee loan income of $1,639 in 1996, $1,327 in 1995 and $976 in 1994. Loan income also includes the effects of taxable equivalent adjustments using a 35% rate in 1996, 1995 and 1994. The taxable equivalent adjustment was $265 in 1996, $272 in 1995 and $315 in 1994.

 (2) For purposes of this computation, non-accrual loans are included in the daily average loans outstanding.

 (3) Interest income on tax-exempt securities includes the effect of taxable equivalent adjustments using a 35% rate in 1996, 1995 and 1994. The taxable equivalent adjustment was $265 in 1996, $282 in 1995 and $459 in 1994.

TABLE 6 - DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY
(continued)

                            1995                                                              1994
----------------------------------------------------------------------------------------------------------------------
          Daily                             Average                          Daily                             Average
         Average          Interest           Rate                           Average         Interest            Rate
----------------------------------------------------------------------------------------------------------------------

       $   980,828       $  93,144            9.50%                       $   901,029         $76,261           8.46%
----------------------------------------------------------------------------------------------------------------------
           278,149          18,905            6.80%                           283,165          17,434           6.16%
----------------------------------------------------------------------------------------------------------------------
            10,661             924            8.67%                            15,834           1,524           9.62%
----------------------------------------------------------------------------------------------------------------------
               --              --               --                              2,249             210           9.34%
----------------------------------------------------------------------------------------------------------------------
            13,257             781            5.89%                             3,987             162           4.06%
----------------------------------------------------------------------------------------------------------------------
         1,282,895         113,754            8.87%                         1,206,264          95,591           7.92%
----------------------------------------------------------------------------------------------------------------------
            56,463                                                             54,704
----------------------------------------------------------------------------------------------------------------------
            16,933                                                             16,407
----------------------------------------------------------------------------------------------------------------------
            39,931                                                             39,245
----------------------------------------------------------------------------------------------------------------------
        $1,396,222                                                         $1,316,620
----------------------------------------------------------------------------------------------------------------------
        $  226,352      $    5,348            2.36%                       $   247,354        $  5,475           2.21%
----------------------------------------------------------------------------------------------------------------------
           250,611           7,461            2.98%                           288,384           8,333           2.89%
----------------------------------------------------------------------------------------------------------------------
           496,713          27,256            5.49%                           395,164          16,969           4.29%
----------------------------------------------------------------------------------------------------------------------
           132,839           6,783            5.11%                           121,678           4,387           3.61%
----------------------------------------------------------------------------------------------------------------------
         1,106,515          46,848            4.23%                         1,052,580          35,164           3.34%
----------------------------------------------------------------------------------------------------------------------
           149,383                                                            141,786
----------------------------------------------------------------------------------------------------------------------
            15,282                                                             11,513
----------------------------------------------------------------------------------------------------------------------
           164,665                                                            153,299
----------------------------------------------------------------------------------------------------------------------
           125,042                                                            110,741
----------------------------------------------------------------------------------------------------------------------
        $1,396,222                                                         $1,316,620
----------------------------------------------------------------------------------------------------------------------
                         $  66,906                                                            $60,427
----------------------------------------------------------------------------------------------------------------------
                                              4.64%                                                             4.58%
----------------------------------------------------------------------------------------------------------------------
                                              5.22%                                                             5.01%
----------------------------------------------------------------------------------------------------------------------

The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

TABLE 7 - VOLUME/RATE VARIANCE ANALYSIS

---------------------------------------------------------------------------------------------------------------------
                                               Change from 1995 to 1996                 Change from 1994 to 1995
      (IN THOUSANDS)                       Volume        Rate         Total          Volume        Rate         Total
---------------------------------------------------------------------------------------------------------------------
   Increase (decrease) in:
      Interest income:
         Total loans                       $3,212        $2,420       $5,632         $7,071       $9,812       $16,883
----------------------------------------------------------------------------------------------------------------------
      Taxable investments                   2,515           (83)       2,432           (314)       1,785         1,471
----------------------------------------------------------------------------------------------------------------------
      Tax-exempt investments                  (58)            2          (56)          (461)        (139)         (600)
----------------------------------------------------------------------------------------------------------------------
      Interest-bearing deposits
         in banks                             --            --           --            (105)        (105)         (210)
----------------------------------------------------------------------------------------------------------------------
      Federal funds sold                    1,137           (78)       1,059            519          100           619
----------------------------------------------------------------------------------------------------------------------
         TOTAL INTEREST INCOME              6,806         2,261        9,067          6,710       11,453        18,163
----------------------------------------------------------------------------------------------------------------------
   Interest expense:
      Transaction accounts                    274          (113)         161           (483)         356          (127)
----------------------------------------------------------------------------------------------------------------------
      Savings accounts                       (211)         (222)        (433)        (1,124)         252          (872)
----------------------------------------------------------------------------------------------------------------------
      Time deposits                         4,139           301        4,440          4,927        5,360        10,287
----------------------------------------------------------------------------------------------------------------------
      Short-term borrowings                  (890)         (794)      (1,684)           433        1,963         2,396
----------------------------------------------------------------------------------------------------------------------
         TOTAL INTEREST EXPENSE             3,312          (828)       2,484          3,753        7,931        11,684
----------------------------------------------------------------------------------------------------------------------
         Net variance                      $3,494        $3,089       $6,583         $2,957       $3,522        $6,479
----------------------------------------------------------------------------------------------------------------------

OTHER INCOME: Total other income, exclusive of security losses, increased by 6.8% to $14.5 million in 1996 and increased by 9.7% to $13.5 million in 1995 compared to $12.3 million for 1994. Income from fiduciary activities increased by 15.4% to $3.3 million in 1996 and increased by 21.3% to $2.9 million in 1995 compared to $2.4 million in 1994. This increase in both years was due to fees related to the growth in assets under management from new Trust Department customers. The Other subcategory increased in 1995 due to rental income from operating leases originated by Scope Leasing, Inc., acquired by the Corporation in May, 1994.

Losses on sale of securities were $1.3 million in 1996 compared to $.6 million in 1995 and $3.3 million in 1994. The proceeds from the sale of securities were generally invested in higher yielding, longer maturity securities to take advantage of an upward sloping yield curve. During 1994, all off-balance sheet derivative investments either matured or were sold. At year end 1996, 1995, and 1994, the Corporation had no off-balance sheet derivative investments.

OTHER EXPENSE: Total other expense increased by 3.8% to $43.2 million in 1996 and increased by 10% to $41.6 million in 1995 compared to $37.9 million in 1994.

Salaries and employee benefits increased by 6.9% in 1996 and by 8.8% in 1995 compared to the prior years. The increase in both years was due to normal merit increases and staff increases to accommodate new banking offices, extended hours in selected banking offices, and annuity/mutual fund sales in order to provide the Corporation's customers with alternative investment products. Full-time equivalent employees at year-end were 711 in 1996, 688 in 1995 and 660 in 1994.

Insurance expense decreased in 1996 and 1995 as the FDIC's bank deposit insurance premium rate was sharply reduced. The FDIC bank deposit insurance premium paid by the Corporation's bank subsidiaries decreased sharply in both 1996 and 1995 but the Corporation's thrift subsidiary continued to pay the same

FDIC thrift deposit rate in 1996 and 1995 and additionally incurred a one-time recapitalization expense in 1996. As a result, management expects the deposit insurance premium expense for the Corporation to decrease further in 1997.

Fees and service charges increased by $.8 million during 1996 to $3.0 million. This increase was primarily due to one-time expenses in connection with the pending merger with First-Knox.

The subcategory Other expense decreased by $1.1 million in 1996 and increased by $2.0 million in 1995. The decrease in expense in 1996 was primarily due to a decrease in depreciation expense from operating leases while the increase in 1995 was primarily due to an increase in depreciation expense from operating leases compared to the prior year. The operating leases pertain to leases originated by Scope Leasing, Inc. which was acquired in May, 1994. See Footnote 2 to the financial statements.

INCOME TAXES: Federal income tax expense as a percentage of income before taxes was 33% in 1996 and 1995 and 31% in 1994. The lower tax percentage rate in 1994 was primarily due to a larger amount of tax-exempt interest income in 1994. The Corporation's federal tax rate was 35% for all three years.

CREDIT EXPERIENCE
PROVISION FOR LOAN LOSSES: The provision for loan losses is the amount added to the allowance for loan losses to absorb possible future loan charge-offs. The amount of the loan loss provision is determined by management after reviewing the risk characteristics of the loan portfolio, historical loan loss experience and anticipated future economic conditions.

The following table summarizes the loan loss provision, charge-offs and recoveries for the last five years:

TABLE 8 - SUMMARY OF LOAN LOSS EXPERIENCE

     DECEMBER 31, (DOLLARS IN THOUSANDS)                  1996           1995          1994         1993        1992
----------------------------------------------------------------------------------------------------------------------

   AVERAGE LOANS (NET OF UNEARNED INTEREST)             $1,040,237     $1,004,016    $922,172     $829,323    $759,688
----------------------------------------------------------------------------------------------------------------------
   ALLOWANCE FOR POSSIBLE LOAN LOSSES:
     Beginning balance                                  $   25,073     $     21,562   $  20,178    $  18,402   $17,037
----------------------------------------------------------------------------------------------------------------------
     Charge-offs:
       Commercial                                              712            247         949          926       1,145
----------------------------------------------------------------------------------------------------------------------
       Real estate                                             185            471          48          336         881
----------------------------------------------------------------------------------------------------------------------
       Consumer                                              2,548          1,640       1,330        1,376       1,387
----------------------------------------------------------------------------------------------------------------------
       Lease financing                                         414             55         103           92         122
----------------------------------------------------------------------------------------------------------------------
         TOTAL CHARGE-OFFS                                   3,859          2,413       2,430        2,730       3,535
----------------------------------------------------------------------------------------------------------------------
     RECOVERIES:
       Commercial                                              397            144         971        1,050         486
----------------------------------------------------------------------------------------------------------------------
       Real estate                                             365            171         164          112          73
----------------------------------------------------------------------------------------------------------------------
       Consumer                                              1,243            860         766          473         552
----------------------------------------------------------------------------------------------------------------------
       Lease financing                                          63             85          73           61          85
----------------------------------------------------------------------------------------------------------------------
         TOTAL RECOVERIES                                    2,068          1,260       1,974        1,696       1,196
----------------------------------------------------------------------------------------------------------------------
           NET CHARGE-OFFS                                   1,791          1,153         456        1,034       2,339
----------------------------------------------------------------------------------------------------------------------
       Provision charged to earnings                         4,520          4,664       1,840        2,810       3,704
----------------------------------------------------------------------------------------------------------------------
     ENDING BALANCE                                   $     27,802   $     25,073   $  21,562    $  20,178   $  18,402
----------------------------------------------------------------------------------------------------------------------
   RATIO OF NET CHARGE-OFFS TO AVERAGE LOANS                 0.17%          0.11%       0.05%        0.12%       0.31%
----------------------------------------------------------------------------------------------------------------------
   RATIO OF ALLOWANCE FOR POSSIBLE LOAN
     LOSSES TO END OF YEAR LOANS, NET OF
     UNEARNED INTEREST                                       2.50%          2.45%       2.20%        2.31%       2.32%
----------------------------------------------------------------------------------------------------------------------

The following table summarizes the allocation of allowance for possible loan losses:

TABLE 9 - ALLOCATION OF ALLOWANCE FOR POSSIBLE LOAN LOSSES

                        1996                 1995                        1994                     1993
------------------------------------------------------------------------------------------------------------------

                             Percent of              Percent of              Percent of               Percent of
  (Dollars in                Loans Per               Loans Per               Loans Per                Loans Per
  thousands)     Allowance   Category    Allowance   Category   Allowance    Category     Allowance   Category
------------------------------------------------------------------------------------------------------------------

Commercial      $  5,171       11.62%    $  4,729      11.54%    $  3,942       10.66%    $  4,134      12.56%
------------------------------------------------------------------------------------------------------------------

Real estate       11,386       64.93%      11,701      65.97%      10,448       65.95%      10,332      64.54%
------------------------------------------------------------------------------------------------------------------

Consumer          10,197       21.57%       7,855      20.44%       6,561       21.31%       5,437      21.53%
------------------------------------------------------------------------------------------------------------------
Leases             1,048        1.88%         788       2.05%         611        2.08%         275       1.37%
------------------------------------------------------------------------------------------------------------------
  Total          $27,802      100.00%     $25,073     100.00%     $21,562      100.00%     $20,178     100.00%
------------------------------------------------------------------------------------------------------------------


                         1992
                 ---------------------

                            Percent of
  (Dollars in               Loans Per
  thousands)     Allowance  Category
--------------------------------------

Commercial       $  4,420     15.87%
--------------------------------------

Real estate         9,077     61.04%
--------------------------------------

Consumer            4,622     21.49%
--------------------------------------
Leases                283      1.60%
--------------------------------------
  Total           $18,402    100.00%
----------------------------------------


As of December 31, 1996, the Corporation had no significant concentrations of loans to borrowers engaged in the same or similar industries nor did the Corporation have any loans to foreign governments.

NON-PERFORMING ASSETS: Non-performing loans include: 1) loans whose interest is accounted for on a non-accrual basis; 2) loans whose terms have been renegotiated; and 3) loans which are contractually past due 90 days or more as to principal or interest payments but whose interest continues to accrue. Other real estate owned results from taking title to property used as collateral for a defaulted loan.

The following is a summary of the non-accrual, past due and renegotiated loans and other real estate owned for the last five years:

TABLE 10 - NON-PERFORMING ASSETS

----------------------------------------------------------------------------------------------------------------------
     DECEMBER 31, (DOLLARS IN THOUSANDS)                 1996          1995           1994           1993        1992
----------------------------------------------------------------------------------------------------------------------

   Non-accrual loans                                    $1,984         $2,228        $1,872        $2,244       $2,554
----------------------------------------------------------------------------------------------------------------------
   Renegotiated loans                                    1,872          1,403           480           351        1,017
----------------------------------------------------------------------------------------------------------------------
   Loans past due 90 days or more                        1,059            778           633           821          691
----------------------------------------------------------------------------------------------------------------------
     TOTAL NON-PERFORMING LOANS                          4,915          4,409         2,985         3,416        4,262
----------------------------------------------------------------------------------------------------------------------
   Other real estate owned                                 237             91           262         1,386        3,664
----------------------------------------------------------------------------------------------------------------------
     TOTAL NON-PERFORMING ASSETS                        $5,152         $4,500        $3,247        $4,802       $7,926
----------------------------------------------------------------------------------------------------------------------
   PERCENTAGE OF NON-PERFORMING LOANS TO
     LOANS, NET OF UNEARNED INTEREST                     0.44%          0.43%         0.30%         0.39%        0.54%
----------------------------------------------------------------------------------------------------------------------
   PERCENTAGE OF NON-PERFORMING ASSETS TO
     LOANS, NET OF UNEARNED INTEREST                     0.46%          0.44%         0.33%         0.55%        1.00%
----------------------------------------------------------------------------------------------------------------------
   PERCENTAGE OF NON-PERFORMING ASSETS TO
     TOTAL ASSETS                                        0.32%          0.30%         0.24%         0.37%        0.64%
----------------------------------------------------------------------------------------------------------------------

Tax-equivalent interest income from loans of $98.8 million for 1996 would have increased by $54,000 if all loans had been current in accordance with their original terms. Interest income for the year ended December 31, 1996 in the approximate amount of $243,000 is included in interest income for those loans in accordance with their original terms.

The Corporation had $9.2 million of loans included on the Corporation's watch list of potential problem loans at December 31, 1996 compared to $9.7 million at year-end 1995 and $13 million at year-end 1994. The existing conditions of these loans do not warrant classification as non-accrual. Management undertakes additional surveillance regarding a borrower's ability to comply with payment terms for watch list loans.

CAPITAL RESOURCES

LIQUIDITY AND INTEREST RATE SENSITIVITY MANAGEMENT: The Corporation's objective in managing its liquidity is to maintain the ability to continuously meet the cash flow needs of customers, such as borrowings or deposit withdrawals, while at the same time seeking higher yields from longer-term lending and investing activities.

Liquidity is enhanced by assets maturing or repricing within one year. Assets maturing or repricing within one year were $931.8 million or 61.7% of interest-earning assets at year-end 1996. Liquidity is also enhanced by a significant amount of stable core deposits from a variety of customers in several Ohio markets served by the Corporation.

An asset/liability committee monitors and forecasts rate-sensitive assets and liabilities and develops strategies and pricing policies to influence the acquisition of certain assets and liabilities. The purpose of these efforts is to guard the Corporation from adverse impacts of unforeseen swings in interest rates and to enhance the net income of the Corporation by accepting a limited amount of interest rate risk, based on interest rate projections.

The following table shows interest rate sensitivity data for five different time intervals as of December 31, 1996:

TABLE 11 - INTEREST RATE SENSITIVITY

                                                  0-3        3-12         1-3          3-5       Over 5
     (DOLLARS IN THOUSANDS)                     Months      Months       Years        Years       Years        TOTAL
     -----------------------------------------------------------------------------------------------------------------
   INTEREST RATE SENSITIVE ASSETS:
     Investment securities                   $   57,619    $  25,983    $179,333   $  88,250   $  45,782    $  396,967
     -----------------------------------------------------------------------------------------------------------------
     Loans                                      405,335      442,826     162,217      53,996      48,229     1,112,603
     -----------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST-EARNING ASSETS            462,954      468,809     341,550     142,246      94,011     1,509,570
     -----------------------------------------------------------------------------------------------------------------
   INTEREST-BEARING LIABILITIES:
     Interest-bearing checking (1)               38,078          --      114,234         --          --        152,312
     -----------------------------------------------------------------------------------------------------------------
     Savings accounts (1)                       125,705          --      125,705         --          --        251,410
     -----------------------------------------------------------------------------------------------------------------
     Money market checking                      105,453          --          --          --          --        105,453
     -----------------------------------------------------------------------------------------------------------------
     Time deposits                              231,516      230,493     150,290      38,272       1,107       651,678
     -----------------------------------------------------------------------------------------------------------------
     Other                                        1,606          --          --          --          --          1,606
     -----------------------------------------------------------------------------------------------------------------
       Total deposits                           502,358      230,493     390,229      38,272       1,107     1,162,459
     -----------------------------------------------------------------------------------------------------------------
     Short-term borrowings                      109,230          --          --          --          --        109,230
     -----------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST-BEARING
         LIABILITIES                            611,588      230,493     390,229      38,272       1,107     1,271,689
     -----------------------------------------------------------------------------------------------------------------
   INTEREST RATE SENSITIVITY GAP              (148,634)      238,316    (48,679)     103,974      92,904       237,881
     -----------------------------------------------------------------------------------------------------------------
   CUMULATIVE RATE SENSITIVITY GAP            (148,634)       89,682      41,003     144,977     237,881           --
     -----------------------------------------------------------------------------------------------------------------
   CUMULATIVE GAP AS A PERCENTAGE
     OF TOTAL INTEREST-EARNING ASSETS        - 9.85%        5.94%        2.72%        9.60%       15.76%           --
     -----------------------------------------------------------------------------------------------------------------


(1) Management considers interest-bearing checking accounts and savings accounts to be core deposits and, therefore, not as rate sensitive as other deposit accounts and borrowed money. Accordingly, only 25% of interest-bearing checking accounts and 50% of savings accounts are considered to reprice within one year.

For the first three months, there was a cumulative excess of rate-sensitive liabilities over rate-sensitive assets while in the next period (three to twelve months), the reverse was true. For the year, rate-sensitive assets are greater than rate-sensitive liabilities, by 5.94% of interest-earning assets, which indicates that the Corporation's interest rate risk position is somewhat balanced. A positive one-year cumulative gap would suggest that the Corporation's net interest margin would increase, if interest rates were to rise.

The usefulness of the interest sensitivity gap analysis as a forecasting tool in projecting net interest income is limited. The gap analysis does not consider the magnitude by which assets or liabilities will reprice during a period and also contains assumptions as to the repricing of transaction and savings accounts that may not prove to be correct. Management supplements the interest sensitivity gap analysis with periodic simulations of balance sheet sensitivity under various interest rate and what-if scenarios to better forecast and manage the net interest margin. The interest rate sensitivity gap analysis does provide a good overall picture of the Corporation's static interest rate risk position.

The Corporation's current policy is that the one-year cumulative gap should not exceed fifteen percent of earning assets for three consecutive quarters. Trying to manage this gap within an acceptable percentage range of earning assets is a continual challenge in a changing interest rate environment and one of the objectives of the Corporation's Asset/Liability Committee.

CAPITAL: The Corporation's primary means of maintaining capital adequacy is through net retained earnings. At December 31, 1996, the Corporation's equity capital was $149.0 million, an increase of 9.2% over the equity capital at December 31, 1995. Exclusive of the unrealized gain or loss on available-for-sale securities, equity capital increased 11.6% in 1996 compared to 1995.

Financial institution regulators have established guidelines for minimum capital ratios for banks, thrifts and bank holding companies. The unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital. The capital standard of risk-based capital to risk-based assets is 8.00% at December 31, 1996. At year-end 1996, the Corporation had a risk-based capital ratio of 14.04% or capital above the minimum required by $63.5 million. The capital standard of tier 1 capital to risk-based assets is 4% at December 31, 1996. Tier 1 capital includes stockholders' equity net of goodwill and any other intangible assets. At year-end 1996, the Corporation had a tier 1 capital to risk-based assets ratio of 12.78% or capital above the minimum required by $92.2 million. Bank regulators have also established a leverage capital ratio of 4%, consisting of tier 1 capital to total assets, not risk adjusted. At year-end 1996, the Corporation had a leverage capital ratio of 8.82% or capital above the minimum required by $73.4 million. Regulatory guidelines also establish capital ratio requirements for "well capitalized" bank holding companies. The capital ratios are 10% for risk-based capital, 6% for tier 1 capital to risk-based assets and 5% for tier 1 capital to total assets. The Corporation exceeds these higher capital standards and, therefore, is classified as "well capitalized."

The financial institution subsidiaries of the Corporation each met the well capitalized capital ratio guidelines at December 31, 1996. The table below indicates the capital ratios for each subsidiary and the Corporation at December 31, 1996:


TABLE 12 - CAPITAL RATIOS

                                                                                  TIER 1                   Total
     DECEMBER 31, 1996                                    LEVERAGE              RISK-BASED              RISK-BASED
     -------------------------------------------------------------------------------------------------------------
   Park National Bank                                       6.68%                   9.59%                  10.86%
   ---------------------------------------------------------------------------------------------------------------
   Richland Trust Company                                   7.22%                  10.25%                  11.52%
   ---------------------------------------------------------------------------------------------------------------
   Mutual Federal Savings Bank                              7.44%                  12.50%                  13.76%
   ---------------------------------------------------------------------------------------------------------------
   Park National Corporation                                8.82%                  12.78%                  14.04%
   ---------------------------------------------------------------------------------------------------------------
   Minimum Capital Ratio                                    4.00%                   4.00%                   8.00%
   ---------------------------------------------------------------------------------------------------------------
   Well Capitalized Ratio                                   5.00%                   6.00%                  10.00%
   ---------------------------------------------------------------------------------------------------------------

          [ BAR-GRAPH OF RISK-BASED CAPITAL RATIOS December 31, 1996]


                    AVERAGE STOCKHOLDERS' EQUITY (millions)


                                1996           $139.6
                                1995           $125.0
                                1994           $110.7
                                1993           $100.1
                                1992            $88.6








EFFECTS OF INFLATION: Balance sheets of financial institutions typically contain assets and liabilities that are monetary in nature and, therefore, differ greatly from most commercial and industrial companies which have significant investments in premises, equipment and inventory. During periods of inflation, financial institutions that are in a net positive monetary position will experience a decline in purchasing power, which does have an impact on growth. Another significant weight on internal equity growth is other expenses, which tend to rise during periods of inflation.

Management believes the most significant impact on financial results is the Corporation's ability to align its asset/liability management program to react to changes in interest rates.

The following table summarizes five-year financial information:

TABLE 13 - CONSOLIDATED FIVE-YEAR SELECTED FINANCIAL DATA

----------------------------------------------------------------------------------------------------------------------
     DECEMBER 31,                                      1996             1995         1994         1993         1992
     (DOLLARS IN THOUSANDS,
     EXCEPT PER SHARE DATA)
----------------------------------------------------------------------------------------------------------------------
   RESULTS OF OPERATIONS:
     Interest income                                $   122,291    $   113,200  $     94,817 $     90,384 $     95,811
----------------------------------------------------------------------------------------------------------------------
     Interest expense                                    49,332         46,848        35,164       33,823       41,627
----------------------------------------------------------------------------------------------------------------------
     Net interest income                                 72,959         66,352        59,653       56,561       54,184
----------------------------------------------------------------------------------------------------------------------
     Noninterest income                                  13,142         12,922         9,036       10,910        9,636
----------------------------------------------------------------------------------------------------------------------
     Noninterest expense                                 43,239         41,643        37,867       39,132       36,697
----------------------------------------------------------------------------------------------------------------------
     Provision for loan losses                            4,520          4,664         1,840        2,810        3,704
----------------------------------------------------------------------------------------------------------------------
     Income before extraordinary item and
       cumulative effect of a change in
       accounting principle                              25,664         22,120        20,017       17,545       16,148
----------------------------------------------------------------------------------------------------------------------
     Net income                                          25,664         22,120        20,017       19,045       16,520
----------------------------------------------------------------------------------------------------------------------
   PER SHARE:
     Income before extraordinary item and
       cumulative effect of a change in
       accounting principle                               $3.60          $3.09         $2.80        $2.48        $2.28
----------------------------------------------------------------------------------------------------------------------
     Net income                                            3.60           3.09          2.80         2.69         2.33
----------------------------------------------------------------------------------------------------------------------
     Cash dividends declared                               1.45           1.25          0.98         1.05         0.88
----------------------------------------------------------------------------------------------------------------------
   AVERAGE BALANCES:
     Loans, net                                      $1,013,719    $   980,828   $   901,029  $   809,245  $   741,954
----------------------------------------------------------------------------------------------------------------------
     Investment securities                              325,021        288,810       298,999      330,736      340,578
----------------------------------------------------------------------------------------------------------------------
     Money market instruments and other                  34,400         13,257         6,236       11,500       34,206
----------------------------------------------------------------------------------------------------------------------
       TOTAL EARNING ASSETS                           1,373,140      1,282,895     1,206,264    1,151,481    1,116,738
----------------------------------------------------------------------------------------------------------------------
     Noninterest-bearing deposits                       160,173        149,383       141,786      129,621      115,751
----------------------------------------------------------------------------------------------------------------------
     Interest-bearing deposits                        1,052,978        973,676       930,902      903,886      896,789
----------------------------------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                                 1,213,151      1,123,059     1,072,688    1,033,507    1,012,540
----------------------------------------------------------------------------------------------------------------------
     Short-term borrowings                              114,187        132,839       121,678      102,304       85,139
----------------------------------------------------------------------------------------------------------------------
     Long-term debt                                         --             --            --           --         5,160
----------------------------------------------------------------------------------------------------------------------
     Stockholders' equity                               139,638        125,042       110,741      100,081       88,629
----------------------------------------------------------------------------------------------------------------------
     Total assets                                     1,485,557      1,396,222     1,316,620    1,246,903    1,202,449
----------------------------------------------------------------------------------------------------------------------
   RATIOS:
     Return on average assets                             1.73%          1.58%         1.52%        1.53%        1.37%
----------------------------------------------------------------------------------------------------------------------
     Return on average equity                            18.38%         17.69%        18.08%       19.03%       18.64%
----------------------------------------------------------------------------------------------------------------------
     Net interest margin (1)                              5.35%          5.22%         5.01%        5.00%        4.98%
----------------------------------------------------------------------------------------------------------------------
     Noninterest expense to
       net revenue (1)                                   49.91%         52.17%        54.51%       57.10%       56.21%
----------------------------------------------------------------------------------------------------------------------
     Dividend payout ratio                               40.34%         40.46%        35.08%       39.03%       37.55%
----------------------------------------------------------------------------------------------------------------------
     Average stockholders' equity to
       average total assets                               9.40%          8.96%         8.41%        8.03%        7.37%
----------------------------------------------------------------------------------------------------------------------
     Leveraged capital                                    8.82%          8.91%         8.80%        8.08%        7.25%
----------------------------------------------------------------------------------------------------------------------
     Tier 1 capital                                      12.78%         13.35%        13.19%       13.24%       12.17%
----------------------------------------------------------------------------------------------------------------------
     Risk-based capital                                  14.04%         14.61%        14.45%       14.51%       13.44%
----------------------------------------------------------------------------------------------------------------------


32
     (1) Computed on a fully taxable equivalent basis

The following table is a summary of selected quarterly results of operations for the years ended December 31, 1996 and 1995. Certain quarterly amounts have been reclassified to conform to the year-end financial statement presentation.

TABLE 14 - QUARTERLY FINANCIAL DATA

----------------------------------------------------------------------------------------------------------------------
                                                                            THREE MONTHS ENDED
----------------------------------------------------------------------------------------------------------------------

     (IN THOUSANDS, EXCEPT SHARE DATA)                   MARCH 31           JUNE 30         SEPT. 30           DEC. 31
----------------------------------------------------------------------------------------------------------------------
   1996:
     Interest income                                       $29,903          $29,916           $30,660          $31,812
----------------------------------------------------------------------------------------------------------------------
     Interest expense                                       12,319           12,087            12,289           12,637
----------------------------------------------------------------------------------------------------------------------
     Net interest income                                    17,584           17,829            18,371           19,175
----------------------------------------------------------------------------------------------------------------------
     Provision for loan losses                               1,005            1,005             1,005            1,505
----------------------------------------------------------------------------------------------------------------------
     Loss on the sale of securities                           (294)            (401)             (157)            (458)
----------------------------------------------------------------------------------------------------------------------
     Income before income taxes                              8,982           10,060            10,901            8,399
----------------------------------------------------------------------------------------------------------------------
     Net income                                              6,095            6,804             7,343            5,422
----------------------------------------------------------------------------------------------------------------------
     Per share data:
       Net income                                             0.85             0.96              1.03             0.76
----------------------------------------------------------------------------------------------------------------------
     Weighted-average
       common stock equivalent                           7,136,037        7,141,679         7,138,155        7,131,685
----------------------------------------------------------------------------------------------------------------------
   1995:
     Interest income                                       $26,158          $27,816           $29,224          $30,002
----------------------------------------------------------------------------------------------------------------------
     Interest expense                                       10,547           11,479            12,306           12,516
----------------------------------------------------------------------------------------------------------------------
     Net interest income                                    15,611           16,337            16,918           17,486
----------------------------------------------------------------------------------------------------------------------
     Provision for loan losses                                 910            1,000             1,540            1,214
----------------------------------------------------------------------------------------------------------------------
     Loss on the sale of securities                           (614)             --                --               --
----------------------------------------------------------------------------------------------------------------------
     Income before income taxes                              7,393            8,539             8,987            8,048
----------------------------------------------------------------------------------------------------------------------
     Net income                                              5,016            5,713             6,006            5,385
----------------------------------------------------------------------------------------------------------------------
     Per share data:
       Net income                                             0.70             0.79              0.84             0.76
----------------------------------------------------------------------------------------------------------------------
     Weighted-average
       common stock equivalent                           7,189,650        7,178,028         7,151,101        7,144,940
----------------------------------------------------------------------------------------------------------------------

The Corporation's common stock (symbol:PRK) is traded on the American Stock Exchange (AMEX). At December 31, 1996, the Corporation had 1,375 stockholders of record. The following table sets forth the high, low and closing sale prices of, and dividends declared on, the common stock for each quarterly period for the years ended December 31, 1996 and 1995, as reported by AMEX.


TABLE 15 - MARKET AND DIVIDEND INFORMATION

   -----------------------------------------------------------------------------------------------------------------
                                                                                                          CASH
                                                                                                        DIVIDEND
                                                                                          LAST          DECLARED
                                                 HIGH                 LOW                 PRICE         PER SHARE
   -----------------------------------------------------------------------------------------------------------------


   1996:
     First Quarter                             $50 1/4               $47 3/8                $48 3/8            $0.35
   -----------------------------------------------------------------------------------------------------------------
     Second Quarter                             49 1/2                46 3/8                 49 1/2             0.35
   -----------------------------------------------------------------------------------------------------------------
     Third Quarter                              49 5/8                47 7/8                 48 1/4             0.35
   -----------------------------------------------------------------------------------------------------------------
     Fourth Quarter                             53                    48                     53                 0.40
   -----------------------------------------------------------------------------------------------------------------
   1995:
     First Quarter                             $54 1/4               $43 3/8                $43 3/4            $0.30
   -----------------------------------------------------------------------------------------------------------------
     Second Quarter                             48 3/4                43 7/8                 48 5/8             0.30
   -----------------------------------------------------------------------------------------------------------------
     Third Quarter                              49 1/4                44 7/8                 45 5/8             0.30
   -----------------------------------------------------------------------------------------------------------------
     Fourth Quarter                             48                    45                     47 3/4             0.35
   -----------------------------------------------------------------------------------------------------------------




       [GRAPH OF TEN-YEAR RETURN (December 31, 1986 - December 31, 1996)]


Assumes initial investment of $1,000 with reinvestment of dividends in the comon stock of Park

STOCKHOLDERS' INFORMATION

STOCK LISTING:

      AMEX Symbol - PRK
      CUSIP #700658107



GENERAL STOCKHOLDER INQUIRIES:

      Park National Corporation
      David C. Bowers, Secretary
      50 North Third Street
      Post Office Box 3500
      Newark, Ohio 43058-3500
      614/349-3708



DIVIDEND REINVESTMENT PLAN:

      The Corporation offers a plan whereby participating stockholders can purchase additional shares of Park National Corporation common stock through automatic reinvestment of their regular quarterly cash dividends. All commissions and fees connected with the purchase and safekeeping of the shares are paid by the Corporation. Details of the Plan and an enrollment card can be obtained by contacting the Secretary as indicated above.



STOCK TRANSFER AGENT AND REGISTRAR:

      Registrar and Transfer Company
      10 Commerce Drive
      Cranford, New Jersey 07016
      800/368-5948



FORM 10-K:

      Copies of Park National Corporation's Form 10-K for 1996 may be obtained, without cost, by contacting the Secretary as indicated above.



INTERNET ADDRESS:

      http://www.parknationalbank.com



E-MAIL:

      main@parknationalbank.com

CONSOLIDATED BALANCE SHEET

PARK NATIONAL CORPORATION AND SUBSIDIARIES for the years ended December 31, 1996 and 1995 (Dollars in thousands)


ASSETS

                                                                                          1996                 1995
-------------------------------------------------------------------------------------------------------------------------
   Cash and due from banks                                                              $   61,454          $   92,752
-------------------------------------------------------------------------------------------------------------------------
   INVESTMENT SECURITIES:
     Securities available-for-sale, at fair value
       (amortized cost of $381,117 and $308,298 at
       December 31, 1996 and 1995)                                                         386,187             317,414
-------------------------------------------------------------------------------------------------------------------------
     Securities held-to-maturity, at amortized
       cost (fair value approximates $11,217 and
       $11,917 at December 31, 1996 and 1995)                                               10,780              11,316
-------------------------------------------------------------------------------------------------------------------------
         TOTAL INVESTMENT SECURITIES                                                       396,967             328,730
-------------------------------------------------------------------------------------------------------------------------
   Loans                                                                                 1,123,615           1,036,274
-------------------------------------------------------------------------------------------------------------------------
     Unearned loan interest                                                                (11,012)            (11,547)
-------------------------------------------------------------------------------------------------------------------------
         TOTAL LOANS                                                                     1,112,603           1,024,727
-------------------------------------------------------------------------------------------------------------------------
     Allowance for possible loan losses                                                    (27,802)            (25,073)
-------------------------------------------------------------------------------------------------------------------------
         LOANS, NET                                                                      1,084,801             999,654
-------------------------------------------------------------------------------------------------------------------------
   OTHER ASSETS:
     Premises and equipment, net                                                            16,812              17,161
-------------------------------------------------------------------------------------------------------------------------
     Accrued interest receivable                                                             8,543               9,114
-------------------------------------------------------------------------------------------------------------------------
     Other                                                                                  46,190              28,797
-------------------------------------------------------------------------------------------------------------------------
         TOTAL OTHER ASSETS                                                                 71,545              55,072
-------------------------------------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                                 $1,614,767          $1,476,208
-------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

PARK NATIONAL CORPORATION AND SUBSIDIARIES for the years ended December 31, 1996 and 1995 (Dollars in thousands)


LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                          1996                 1995
------------------------------------------------------------------------------------------------------------------------
   DEPOSITS:
     Noninterest-bearing                                                                $  174,158          $  190,014
------------------------------------------------------------------------------------------------------------------------
     Interest-bearing                                                                    1,162,459           1,016,526
------------------------------------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                                                                    1,336,617           1,206,540
------------------------------------------------------------------------------------------------------------------------
   Short-term borrowings                                                                   109,230             113,992
------------------------------------------------------------------------------------------------------------------------
   OTHER LIABILITIES:
     Accrued interest payable                                                                3,860               3,749
------------------------------------------------------------------------------------------------------------------------
     Other                                                                                  16,074              15,503
------------------------------------------------------------------------------------------------------------------------
       TOTAL OTHER LIABILITIES                                                              19,934              19,252
------------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                               1,465,781           1,339,784
------------------------------------------------------------------------------------------------------------------------
   STOCKHOLDERS' EQUITY:
     Common stock, no par value (authorized shares of 20,000,000 and 10,000,000 at December 31, 1996 and 1995, respectively;
       7,222,610 shares issued in 1996 and 1995)                                            26,857              26,819
------------------------------------------------------------------------------------------------------------------------
     Unrealized holding gain on
       available-for-sale securities, net                                                    3,296               5,926
------------------------------------------------------------------------------------------------------------------------
     Retained earnings                                                                     121,818             106,508
------------------------------------------------------------------------------------------------------------------------
     Less: Treasury stock (89,426 shares in 1996 and
       87,388 shares in 1995)                                                               (2,985)             (2,829)
------------------------------------------------------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                                                        148,986             136,424
------------------------------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                   $1,614,767          $1,476,208
------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENT OF INCOME

for the years ended December 31, 1996, 1995 and 1994 (Dollars in thousands, except share data)



                                                                            1996              1995               1994
------------------------------------------------------------------------------------------------------------------------
   INTEREST INCOME:
     Interest and fees on loans                                            $ 98,511          $ 92,872          $75,946
------------------------------------------------------------------------------------------------------------------------
     Interest and dividends on:
       Obligations of U.S. Government, its agencies
         and other securities                                                21,337            18,905           17,434
------------------------------------------------------------------------------------------------------------------------
       Obligations of states and political subdivisions                         603               642            1,065
------------------------------------------------------------------------------------------------------------------------
     Other interest income                                                    1,840               781              372
------------------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST INCOME                                                122,291           113,200           94,817
------------------------------------------------------------------------------------------------------------------------
   INTEREST EXPENSE:
     Interest on deposits:
       Demand and savings deposits                                           12,537            12,809           13,808
------------------------------------------------------------------------------------------------------------------------
       Time deposits                                                         31,696            27,256           16,969
------------------------------------------------------------------------------------------------------------------------
     Interest on short-term borrowings                                        5,099             6,783            4,387
------------------------------------------------------------------------------------------------------------------------
       TOTAL INTEREST EXPENSE                                                49,332            46,848           35,164
------------------------------------------------------------------------------------------------------------------------
         NET INTEREST INCOME                                                 72,959            66,352           59,653
------------------------------------------------------------------------------------------------------------------------
   Provision for loan losses                                                  4,520             4,664            1,840
------------------------------------------------------------------------------------------------------------------------
         NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 68,439            61,688           57,813
------------------------------------------------------------------------------------------------------------------------
   OTHER INCOME:
     Income from fiduciary activities                                         3,325             2,881            2,375
------------------------------------------------------------------------------------------------------------------------
     Service charges on deposit accounts                                      4,611             4,188            4,449
------------------------------------------------------------------------------------------------------------------------
     Loss on sales of securities                                             (1,310)             (614)          (3,306)
------------------------------------------------------------------------------------------------------------------------
     Other service income                                                     2,293             2,220            2,129
------------------------------------------------------------------------------------------------------------------------
     Other                                                                    4,223             4,247            3,389
------------------------------------------------------------------------------------------------------------------------
       TOTAL OTHER INCOME                                                  $ 13,142          $ 12,922          $ 9,036
------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

for the years ended December 31, 1996, 1995 and 1994 (Dollars in thousands, except share data)



                                                                            1996              1995               1994
------------------------------------------------------------------------------------------------------------------------
   OTHER EXPENSE:
     Salaries and employee benefits                                         $21,808           $20,395          $18,745
------------------------------------------------------------------------------------------------------------------------
     Data processing fees                                                     3,370             3,072            2,636
------------------------------------------------------------------------------------------------------------------------
     Fees and service charges                                                 3,010             2,242            2,229
------------------------------------------------------------------------------------------------------------------------
     Net occupancy expense of bank premises                                   2,195             2,012            1,986
------------------------------------------------------------------------------------------------------------------------
     Amortization of intangibles                                                380               363              571
------------------------------------------------------------------------------------------------------------------------
     Furniture and equipment expense                                          2,236             2,056            1,838
------------------------------------------------------------------------------------------------------------------------
     Insurance                                                                1,671             1,882            2,713
------------------------------------------------------------------------------------------------------------------------
     Marketing                                                                1,518             1,409            1,275
------------------------------------------------------------------------------------------------------------------------
     Postage and telephone                                                    1,901             1,846            1,643
------------------------------------------------------------------------------------------------------------------------
     State taxes                                                              1,326             1,468            1,379
------------------------------------------------------------------------------------------------------------------------
     Other                                                                    3,824             4,898            2,852
------------------------------------------------------------------------------------------------------------------------
       TOTAL OTHER EXPENSE                                                   43,239            41,643           37,867
------------------------------------------------------------------------------------------------------------------------
         INCOME BEFORE FEDERAL INCOME TAXES                                  38,342            32,967           28,982
------------------------------------------------------------------------------------------------------------------------
   Federal income taxes                                                      12,678            10,847            8,965
------------------------------------------------------------------------------------------------------------------------
         NET INCOME                                                         $25,664           $22,120          $20,017
------------------------------------------------------------------------------------------------------------------------
   NET INCOME PER SHARE:
     NET INCOME PER SHARE                                                     $3.60             $3.09            $2.80
------------------------------------------------------------------------------------------------------------------------
   Weighted-average common shares outstanding                             7,136,889         7,165,930        7,154,796
------------------------------------------------------------------------------------------------------------------------


The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

for the years ended December 31, 1996, 1995 and 1994 (Dollars in thousands, except share data)






                                                             UNREALIZED
                                                               HOLDING
                                                           GAIN/(LOSS) ON
                                           COMMON STOCK      AVAILABLE-                  TREASURY STOCK
                                        ------------------    FOR-SALE                 -----------------
                                        SHARES               SECURITIES,  RETAINED
                                        ISSUED      AMOUNT       NET      EARNINGS     SHARES     AMOUNT        TOTAL
------------------------------------------------------------------------------------------------------------------------
   BALANCE, JANUARY 1, 1994             7,118,048    $25,420    $3,422      $80,343    32,960       $(255)    $108,930
------------------------------------------------------------------------------------------------------------------------
     Acquisition of
       Scope Leasing                      104,562      1,370       --           --        --          --         1,370
------------------------------------------------------------------------------------------------------------------------
     Net income                               --         --        --        20,017       --          --        20,017
------------------------------------------------------------------------------------------------------------------------
     Cash dividends:
       Corporation at
       $0.98 per share                        --         --        --        (7,022)      --          --        (7,022)
------------------------------------------------------------------------------------------------------------------------
     Unrealized net holding
       loss on available-for-sale
       securities                             --         --     (9,136)         --        --          --        (9,136)
------------------------------------------------------------------------------------------------------------------------
   BALANCE, DECEMBER 31, 1994           7,222,610     26,790    (5,714)      93,338    32,960        (255)     114,159
------------------------------------------------------------------------------------------------------------------------
     Treasury stock purchased                 --         --        --           --     58,726      (2,749)      (2,749)
------------------------------------------------------------------------------------------------------------------------
     Treasury stock reissued
       primarily for stock
       options exercised                      --          29       --           --     (4,298)        175          204
------------------------------------------------------------------------------------------------------------------------
     Net income                               --         --        --        22,120       --          --        22,120
------------------------------------------------------------------------------------------------------------------------
     Cash dividends:
       Corporation at
       $1.25 per share                        --         --        --        (8,950)      --          --        (8,950)
------------------------------------------------------------------------------------------------------------------------
     Unrealized net holding
       gain on available-for-sale
       securities                             --         --     11,640          --        --          --        11,640
------------------------------------------------------------------------------------------------------------------------
   BALANCE, DECEMBER 31, 1995           7,222,610     26,819     5,926      106,508    87,388      (2,829)     136,424
------------------------------------------------------------------------------------------------------------------------
     Treasury stock purchased                 --         --        --           --     13,000        (640)        (640)
------------------------------------------------------------------------------------------------------------------------
     Treasury stock reissued
       primarily for stock
       options exercised                      --          38       --           --    (10,962)        484          522
------------------------------------------------------------------------------------------------------------------------
     Net income                               --         --        --        25,664       --          --        25,664
------------------------------------------------------------------------------------------------------------------------
     Cash dividends:
       Corporation at
       $1.45 per share                        --         --        --       (10,354)      --          --       (10,354)
------------------------------------------------------------------------------------------------------------------------
     Unrealized net holding
       loss on available-for-sale
       securities                             --         --     (2,630)         --        --          --        (2,630)
------------------------------------------------------------------------------------------------------------------------
   BALANCE, DECEMBER 31, 1996           7,222,610    $26,857    $3,296     $121,818    89,426     $(2,985)    $148,986
------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

CONSOLIDATED STATEMENT OF CASHFLOWS

for the years ended December 31, 1996, 1995 and 1994  (Dollars in thousands)

                                                                             1996              1995             1994
-------------------------------------------------------------------------------------------------------------------------
   OPERATING ACTIVITIES:
     Net income                                                          $   25,664        $   22,120       $   20,017
-------------------------------------------------------------------------------------------------------------------------
     Adjustments to reconcile net income to net cash
       provided by operating activities:
       Provision for loan losses                                              4,520             4,664            1,840
-------------------------------------------------------------------------------------------------------------------------
       Amortization of loan costs and fees, net                                (476)             (124)             164
-------------------------------------------------------------------------------------------------------------------------
       Provision for depreciation and amortization                            2,027             1,925            1,700
-------------------------------------------------------------------------------------------------------------------------
       Amortization of the excess of cost over net assets
         of banks purchased                                                     380               363              571
-------------------------------------------------------------------------------------------------------------------------
       Accretion of investment security discounts, net                       (1,323)           (1,083)             541
-------------------------------------------------------------------------------------------------------------------------
       Deferred income taxes                                                   (170)             (775)             371
-------------------------------------------------------------------------------------------------------------------------
       Realized investment security losses                                    1,310               614            3,306
-------------------------------------------------------------------------------------------------------------------------
       Changes in assets and liabilities:
         Increase in other assets                                            (5,183)             (149)          (1,328)
-------------------------------------------------------------------------------------------------------------------------
         Increase in other liabilities                                          326             4,417            2,942
-------------------------------------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY OPERATING ACTIVITIES                         27,075            31,972           30,124
-------------------------------------------------------------------------------------------------------------------------
   INVESTING ACTIVITIES:
     Proceeds from sales of securities:
       Available-for-sale                                                    71,355            31,363          131,314
-------------------------------------------------------------------------------------------------------------------------
     Proceeds from maturities of securities:
       Held-to-maturity                                                       2,110             2,923           11,960
-------------------------------------------------------------------------------------------------------------------------
       Available-for-sale                                                    67,594            40,264          107,527
-------------------------------------------------------------------------------------------------------------------------
     Purchase of securities:
       Held-to-maturity                                                      (1,575)             (914)         (15,043)
-------------------------------------------------------------------------------------------------------------------------
       Available-for-sale                                                  (211,754)         (106,172)        (201,938)
-------------------------------------------------------------------------------------------------------------------------
     Net decrease in interest-bearing deposits in banks                         --                --             4,862
-------------------------------------------------------------------------------------------------------------------------
     Net increase in loans                                                  (58,436)          (44,616)        (100,985)
-------------------------------------------------------------------------------------------------------------------------
     Purchase of loans                                                      (30,755)              --               --
-------------------------------------------------------------------------------------------------------------------------
     Cash paid for branches                                                 (10,857)              --               --
-------------------------------------------------------------------------------------------------------------------------
     Purchases of premises and equipment, net                                (1,254)           (1,989)          (2,526)
-------------------------------------------------------------------------------------------------------------------------
           NET CASH USED IN INVESTING ACTIVITIES                           (173,572)          (79,141)         (64,829)
-------------------------------------------------------------------------------------------------------------------------
   FINANCING ACTIVITIES:
     Purchase of deposits                                                    97,928               --               --
-------------------------------------------------------------------------------------------------------------------------
     Net increase in deposits                                                32,149           128,234           19,878
-------------------------------------------------------------------------------------------------------------------------
     Net (decrease) increase in short-term borrowings                        (4,762)          (41,274)          37,008
-------------------------------------------------------------------------------------------------------------------------
     Purchase of treasury stock, net                                           (118)           (2,545)             --
-------------------------------------------------------------------------------------------------------------------------
     Cash dividends paid                                                     (9,998)           (8,610)          (8,054)
-------------------------------------------------------------------------------------------------------------------------
           NET CASH PROVIDED BY FINANCING ACTIVITIES                        115,199            75,805           48,832
-------------------------------------------------------------------------------------------------------------------------
           (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                 (31,298)           28,636           14,127
-------------------------------------------------------------------------------------------------------------------------
   Cash and cash equivalents at beginning of year                            92,752            64,116           49,989
-------------------------------------------------------------------------------------------------------------------------
           CASH AND CASH EQUIVALENTS AT END OF YEAR                      $   61,454        $   92,752       $   64,116
-------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of the financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements:


PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Park National Corporation (the Corporation) and all of its subsidiaries. Material intercompany accounts and transactions have been eliminated.


ORGANIZATION

The Corporation is a multi-bank holding company headquartered in Newark, Ohio. Through its banking subsidiaries, Park National Bank (PNB) and Richland Trust Company (Richland) and its savings association subsidiary, Mutual Federal Savings Bank (Mutual), the Corporation is engaged in a general commercial banking and trust business, primarily in Central Ohio. PNB, Richland, and Mutual provide the following principal services: the acceptance of deposits for demand, savings, and time accounts; commercial, industrial, consumer and real estate lending, including installment loans, credit cards, home equity lines of credit and commercial and auto leasing; trust services; cash management; safe deposit operations; electronic funds transfers; and a variety of additional banking-related services.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.


INVESTMENT SECURITIES

Investment securities are classified upon acquisition into one of three categories: Held-to-maturity, available-for-sale, or trading (see Note 4).

Held-to-maturity securities are those securities that the Corporation has the positive intent and ability to hold to maturity and are recorded at amortized cost. Available-for-sale securities are those securities that would be available to be sold in the future in response to the Corporation's liquidity needs, changes in market interest rates, and asset-liability management strategies, among others. Available-for-sale securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of applicable taxes. At December 31, 1996 and 1995, the Corporation did not hold any trading securities.

Gains and losses realized on the sale of investment securities have been accounted for on the completed transaction method in the year of sale on an "identified certificate" basis.


PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is generally provided on the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lives of the respective leases or the estimated useful lives of the improvements, whichever are the shorter periods. Upon the sale or other disposal of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Maintenance and repairs are charged to expense as incurred while renewals and improvements are capitalized.

OTHER REAL ESTATE OWNED

Other real estate owned is recorded at the lower of cost or fair market value (which is not in excess of estimated net realizable value) and consists of property acquired through foreclosure, loans in judgment and subject to redemption, and real estate held for sale. Subsequent to acquisition, allowances for losses are established if carrying values exceed fair value less estimated costs to sell. Costs relating to development and improvement of such properties are capitalized (not in excess of fair value less estimated costs to sell), whereas costs relating to holding the properties are charged to expense.


FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amounts reported in the balance sheet for cash and short-term instruments approximate those assets' fair values.

INVESTMENT SECURITIES: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS RECEIVABLE: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for certain mortgage loans (e.g., one-to-four family residential) are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. The fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

OFF-BALANCE SHEET INSTRUMENTS: Fair values for the Corporation's loan commitments and standby letters of credit are based on the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counter parties' credit standing.

DEPOSIT LIABILITIES: The fair values disclosed for demand deposits (e.g., interest and noninterest checking, passbook savings, and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate, fixed-term certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

SHORT-TERM BORROWINGS: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.


INCOME RECOGNITION

Income earned by the Corporation and its subsidiaries is recognized principally on the accrual basis of accounting. Loan origination fees are amortized over the life of the loans using the interest method on a loan by loan basis, and origination costs are deferred and amortized if material. Certain fees, principally service, are recognized as income when billed or collected.

The Corporation's subsidiaries suspend the accrual of interest when, in management's opinion, the collection of all or a portion of interest has become doubtful. Generally, when a loan is placed on non-accrual, the Corporation's subsidiaries charge all previously accrued and unpaid interest against income. In future periods, interest will be included in income to the extent received only if complete principal recovery is reasonably assured.

PROVISION FOR LOAN LOSSES

The provision for loan losses charged to operating expense is based upon each subsidiary's past loan loss experience and an evaluation of potential losses in the current loan portfolios. In management's opinion, the provision is sufficient to maintain the allowance for possible loan losses at a level that adequately provides for potential losses.


LEASE FINANCING

Leases of equipment, automobiles, and aircraft to customers generally are direct leases in which the Corporation's subsidiaries have acquired the equipment, automobiles, or aircraft with no outside financing.

Such leases are accounted for as direct financing leases for financial reporting purposes. Under the direct financing method, a receivable is recorded for the total amount of the lease payments to be received.

Unearned lease income, representing the excess of the sum of the aggregate rentals of the equipment, automobiles or aircraft over its cost is included in income over the term of the lease under the interest method.


EXCESS OF COST OVER NET ASSETS OF BANKS PURCHASED

The excess of cost over net assets of the banks purchased is being amortized, principally on the straight-line method, over periods ranging from seven to fifteen years.


CONSOLIDATED STATEMENT OF CASH FLOWS

Cash and cash equivalents include cash and cash items, amounts due from banks and federal funds sold. Generally federal funds are purchased and sold for one day periods.

Net cash provided by operating activities reflects cash payments as follows:

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                1994
----------------------------------------------------------------------------------------------------------------------
   Interest paid on deposits and other borrowings                   $49,220              $45,443             $35,111
----------------------------------------------------------------------------------------------------------------------
   Income taxes paid                                                $13,800             $  8,700            $  8,415
----------------------------------------------------------------------------------------------------------------------

INCOME TAXES

The Corporation accounts for income taxes using the asset and liability approach. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.


EARNINGS PER SHARE

Per common share amounts have been calculated based upon the weighted average number of common shares outstanding in each period, as adjusted for the two-for-one stock split distributed in August 1994. The dilutive effects of unexercised stock options are not significant.

ACCOUNTING CHANGES

Statement of Financial Accounting Standards No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was released in June 1996 and is effective for transactions occurring after December 31, 1996. Early adoption of the Statement is not permitted. Under the provisions of SFAS No. 125, each party to a transaction recognizes only assets it controls and liabilities it has incurred, derecognizes assets only when control has been surrendered and derecognizes liabilities only when they have been extinguished. Transactions are to be separated into components and separate assets and liabilities may need to be recorded for the different components. The Corporation does not expect the adoption of this pronouncement to have a material impact on the financial statements.



2. ACQUISITIONS

On May 2, 1994, the Corporation acquired all of the outstanding stock of Scope Leasing, Inc. (Scope) in exchange for 104,562 common shares of the Corporation. Scope, a Columbus, Ohio based company specializing in aircraft leasing, operates as a wholly-owned subsidiary of Park National Bank under the Scope name. At the time of acquisition, Scope had approximately $16 million in assets. The transaction was accounted for as a pooling-of-interests, but due to the immateriality of such acquisition, prior year financial statements were not restated.

On December 6, 1996, Richland Trust Company acquired five branch offices in Richland County from Peoples National Bank. In addition to the fixed assets, the purchase included $98 million of deposits and $31 million of loans. The banking business of the five branches was consolidated into Richland Trust Company's operations. The excess of the cost over net assets purchased was $10 million and is being amortized using the straight-line method over seven years.

On October 28, 1996, the Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement") with First-Knox Banc Corp. (First-Knox), a bank holding company headquartered in Mount Vernon, Ohio, providing for a merger of First-Knox into the Corporation. Under the terms of the Merger Agreement, the stockholders of First-Knox are expected to receive .5914 shares of the Corporation's common stock per share of First-Knox common stock in a tax free exchange. The Corporation expects to issue an aggregate of 2,345,000 shares of common stock to complete the merger which will be accounted for as a pooling-of-interests. Completion of the merger is subject to certain conditions, including the approval of bank regulators and other governmental agencies, the approval of stockholders of First-Knox and the Corporation, and other conditions to closing customary of a transaction of this type. The merger is expected to be completed during the second quarter of 1997.



3. RESTRICTIONS ON CASH AND DUE FROM BANKS

The Corporation's banking subsidiaries are required to maintain average reserve balances with the Federal Reserve Bank. The average required reserve balance was approximately $13,745,000 and $17,187,000 at December 31, 1996 and 1995,
respectively. No other compensating balance arrangements were in existence at year end.

4. INVESTMENT SECURITIES

The amortized cost and estimated fair values of investment securities at December 31 are as follows:


                                                                                GROSS          GROSS
                                                                             UNREALIZED     UNREALIZED
      (IN THOUSANDS)                                         AMORTIZED         HOLDING        HOLDING        ESTIMATED
                                                               COST             GAINS         LOSSES        FAIR VALUE
-------------------------------------------------------------------------------------------------------------------------
   1996:
     SECURITIES AVAILABLE-FOR-SALE:
       Obligations of U.S. Treasury and other
         U.S. Government agencies                            $ 160,803         $ 3,481        $    9         $ 164,275
-------------------------------------------------------------------------------------------------------------------------
       U.S. Government agencies'
         asset-backed securities                               210,981           1,754           271           212,464
-------------------------------------------------------------------------------------------------------------------------
       Other asset-backed securities                             1,863               9            30             1,842
-------------------------------------------------------------------------------------------------------------------------
       Other equity securities                                   7,470             136           --              7,606
-------------------------------------------------------------------------------------------------------------------------
         TOTAL SECURITIES AVAILABLE-FOR-SALE                  $381,117         $ 5,380          $310          $386,187
-------------------------------------------------------------------------------------------------------------------------
     SECURITIES HELD-TO-MATURITY:
       Obligations of states and
         political subdivisions                              $   9,784         $   453        $    8         $  10,229
-------------------------------------------------------------------------------------------------------------------------
       Other asset-backed securities                               668               3            11               660
-------------------------------------------------------------------------------------------------------------------------
       Other securities                                            328             --            --                328
-------------------------------------------------------------------------------------------------------------------------
         TOTAL SECURITIES HELD-TO-MATURITY                   $  10,780         $   456         $  19         $  11,217
-------------------------------------------------------------------------------------------------------------------------
   1995:
     SECURITIES AVAILABLE-FOR-SALE:
       Obligations of U.S. Treasury and other
         U.S. Government agencies                            $ 150,234         $ 6,849         $  27         $ 157,056
-------------------------------------------------------------------------------------------------------------------------
       U.S. Government agencies'
         asset-backed securities                               148,492           2,293           105           150,680
-------------------------------------------------------------------------------------------------------------------------
       Other asset-backed securities                             2,857               9           --              2,866
-------------------------------------------------------------------------------------------------------------------------
       Other equity securities                                   6,715              97           --              6,812
-------------------------------------------------------------------------------------------------------------------------
         Total Securities Available-for-Sale                 $ 308,298         $ 9,248         $ 132         $ 317,414
-------------------------------------------------------------------------------------------------------------------------
     SECURITIES HELD-TO-MATURITY:
       Obligations of states and
         political subdivisions                              $   9,566         $   622         $  10         $  10,178
-------------------------------------------------------------------------------------------------------------------------
       Other asset-backed securities                             1,043               5            16             1,032
-------------------------------------------------------------------------------------------------------------------------
       Other securities                                            707             --            --                707
-------------------------------------------------------------------------------------------------------------------------
         Total Securities Held-to-Maturity                  $   11,316         $   627         $  26         $  11,917
-------------------------------------------------------------------------------------------------------------------------

The amortized cost and estimated fair value of investments in debt securities at December 31, 1996 are shown below (in thousands) by contractual maturity except for asset-backed securities which are shown based on expected maturities:


                                                                                                WEIGHTED
                                                              AMORTIZED        ESTIMATED         AVERAGE       AVERAGE
                                                                COST          FAIR VALUE        MATURITY        YIELD
------------------------------------------------------------------------------------------------------------------------
   SECURITIES AVAILABLE-FOR-SALE:
     U.S. Treasury and agencies' notes:
       Within one year                                        $  44,915        $  44,906        .1 years       5.36%
------------------------------------------------------------------------------------------------------------------------
       One through five years                                    95,888           99,061       2.3 years       7.50%
------------------------------------------------------------------------------------------------------------------------
       Five through ten years                                    20,000           20,308       8.4 years       7.37%
------------------------------------------------------------------------------------------------------------------------
         Total                                                 $160,803         $164,275       2.4 years       6.89%
------------------------------------------------------------------------------------------------------------------------
     U.S. Government agencies'
       asset-backed securities:
       Within one year                                        $  39,176        $  39,110        .7 years       5.80%
------------------------------------------------------------------------------------------------------------------------
       One through five years                                   168,893          170,376       3.5 years       6.82%
------------------------------------------------------------------------------------------------------------------------
       Five through ten years                                     2,912            2,978       5.2 years       7.13%
------------------------------------------------------------------------------------------------------------------------
         Total                                                 $210,981         $212,464       3.0 years       6.63%
------------------------------------------------------------------------------------------------------------------------
     Other asset-backed securities:
       One through five years                                 $   1,863        $   1,842       4.1 years       7.07%
------------------------------------------------------------------------------------------------------------------------
   SECURITIES HELD-TO-MATURITY:
     Obligations of state and political subdivisions:
       Within one year                                        $   2,313        $   2,330        .5 years       5.18%
------------------------------------------------------------------------------------------------------------------------
       One through five years                                     6,037            6,465       3.2 years       6.31%
------------------------------------------------------------------------------------------------------------------------
       Five through ten years                                     1,434            1,434       8.5 years       5.05%
------------------------------------------------------------------------------------------------------------------------
         Total                                                $   9,784        $  10,229       3.3 years       5.86%
------------------------------------------------------------------------------------------------------------------------
     Other asset-backed securities:
       One through five years                                 $     668        $     660       2.1 years       6.04%
------------------------------------------------------------------------------------------------------------------------
     Other securities:
       Within one year                                        $      10        $      10        .2 years       5.50%
------------------------------------------------------------------------------------------------------------------------
       One through five years                                       318              318       4.4 years       6.54%
------------------------------------------------------------------------------------------------------------------------
         Total                                                $     328        $     328       4.3 years       6.51%
------------------------------------------------------------------------------------------------------------------------


Investment securities having a book value of $282,468,000 and $248,147,000 at December 31, 1996 and 1995, respectively, were pledged to collateralize government and trust department deposits in accordance with federal and state requirements and to secure repurchase agreements sold.

Gross losses of approximately $1,310,000 and $614,000 were recognized during 1996 and 1995 on sales of available-for-sale securities, respectively. There were no gross gains from the sale of securities in 1996 or 1995. Gross gains and losses of approximately $4,000 and $3,310,000, respectively, were recognized during 1994 on sales of available-for-sale securities. Tax benefits related to securities losses were $459,000 in 1996, $215,000 in 1995 and $1,157,000 in
1994.

The Corporation transferred $14,476,000 of securities classified as held-to-maturity to available-for-sale at December 31, 1995. An unrealized gain of $571,000 was recorded as an adjustment to stockholders' equity at the date of the transfer. The transfer was made pursuant to the Financial Accounting Standards Board's November, 1995 Special Report on SFAS No. 115 which permitted one time transfers of securities. The Corporation transferred all the U.S. Government agency asset-backed securities that were classified as held-to-maturity to available-for-sale. All U.S. Government agency securities are classified as available-for-sale at December 31, 1996 and 1995.



5. LOANS

The composition of the loan portfolio is as follows:

     DECEMBER 31, (IN THOUSANDS)                                              1996                            1995
-----------------------------------------------------------------------------------------------------------------------
   Commercial, financial and agricultural                                 $   129,269                      $   118,225
-----------------------------------------------------------------------------------------------------------------------
   Real estate - construction                                                  52,443                           40,871
-----------------------------------------------------------------------------------------------------------------------
   Real estate - residential                                                  466,957                          444,005
-----------------------------------------------------------------------------------------------------------------------
   Real estate - commercial                                                   203,023                          191,127
-----------------------------------------------------------------------------------------------------------------------
   Consumer, net                                                              239,961                          209,481
-----------------------------------------------------------------------------------------------------------------------
   Leases, net                                                                 20,950                           21,018
-----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                 $1,112,603                       $1,024,727
-----------------------------------------------------------------------------------------------------------------------


Effective January 1, 1995, the Corporation adopted Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" and Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan-Income Recognition and Disclosures" (SFAS No. 114 and 118). SFAS No. 114 and 118 require that impaired loans be measured based on the present value of expected cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent.

Under the Corporation's credit policies and practices, all non-accrual and restructured commercial, financial, agricultural, construction, and commercial real estate loans meet the definition of impaired loans under SFAS No. 114 and
118. Impaired loans as defined by SFAS No. 114 and 118 exclude certain consumer loans, residential real estate loans and lease financing classified as non-accrual.

Non-accrual and restructured loans are summarized as follows:

     DECEMBER 31, (IN THOUSANDS)                                              1996                            1995
-----------------------------------------------------------------------------------------------------------------------
   Impaired loans:
     Non-accrual                                                             $  813                          $  717
-----------------------------------------------------------------------------------------------------------------------
     Restructured                                                             1,872                           1,403
-----------------------------------------------------------------------------------------------------------------------
       Total impaired loans                                                   2,685                           2,120
-----------------------------------------------------------------------------------------------------------------------
   Other non-accrual loans                                                    1,171                           1,511
-----------------------------------------------------------------------------------------------------------------------
         TOTAL NON-ACCRUAL AND RESTRUCTURED LOANS                            $3,856                          $3,631
-----------------------------------------------------------------------------------------------------------------------

The allowance for credit losses related to impaired loans at December 31, 1996 and 1995 was $403,000 and $318,000, respectively. All impaired loans for both periods were subject to a related allowance for credit losses.

The average balance of impaired loans was $2,857,000 for 1996 and $2,624,000 for 1995.

Interest income on impaired loans is recognized after all past due and current principal payments have been made, and collectibility is no longer doubtful. For the years ended December 31, 1996 and 1995, the Corporation recognized $337,000 and $279,000, respectively, of interest income on impaired loans, which included $324,000 and $276,000, respectively, of interest income recognized using the cash basis method of income recognition.

Effective January 1, 1996, the Corporation adopted Statement of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights," (SFAS No. 122), which requires the recognition of rights to service loans for others as separate assets, however those servicing rights are acquired. The adoption of SFAS No. 122 did not have a material impact on the Corporation's financial statements in 1996.

Certain of the Corporation's executive officers, directors and their affiliates are loan customers of the Corporation's banking subsidiaries. As of December 31, 1996 and 1995, loans aggregating approximately $27,798,000 and $24,805,000, respectively, were outstanding to such parties.



6. ALLOWANCE FOR POSSIBLE LOAN LOSSES

Activity in the allowance for possible loan losses is summarized as follows:

     (IN THOUSANDS)                                                  1996                 1995                1994
-----------------------------------------------------------------------------------------------------------------------
   Balance, January 1                                               $25,073              $21,562             $20,178
-----------------------------------------------------------------------------------------------------------------------
     Provision for loan losses                                        4,520                4,664               1,840
-----------------------------------------------------------------------------------------------------------------------
     Losses charged to the reserve                                   (3,859)              (2,413)             (2,430)
-----------------------------------------------------------------------------------------------------------------------
     Recoveries                                                       2,068                1,260               1,974
-----------------------------------------------------------------------------------------------------------------------
   BALANCE, DECEMBER 31                                             $27,802              $25,073             $21,562
-----------------------------------------------------------------------------------------------------------------------


7. INVESTMENT IN FINANCING LEASES

The following is a summary of the components of the Corporation's affiliates' net investment in direct financing leases:

     DECEMBER 31, (IN THOUSANDS)                                                1996                            1995
-------------------------------------------------------------------------------------------------------------------------
   Total minimum payments to be received                                      $25,014                          $25,049
-------------------------------------------------------------------------------------------------------------------------
   Estimated unguaranteed residual value of leased property                       --                                13
-------------------------------------------------------------------------------------------------------------------------
   Less: unearned income                                                       (4,064)                          (4,044)
-------------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                    $20,950                          $21,018
-------------------------------------------------------------------------------------------------------------------------

Minimum lease payments, in thousands, to be received as of December 31, 1996 are:

     DECEMBER 31, (IN THOUSANDS)
---------------------------------------------------------------------------------
   1997                                                                 $  6,731
---------------------------------------------------------------------------------
   1998                                                                    5,381
---------------------------------------------------------------------------------
   1999                                                                    4,317
---------------------------------------------------------------------------------
   2000                                                                    2,978
---------------------------------------------------------------------------------
   2001                                                                    5,607
---------------------------------------------------------------------------------
     TOTAL                                                              $ 25,014
---------------------------------------------------------------------------------



8. PREMISES AND EQUIPMENT

The major categories of premises and equipment and accumulated depreciation are summarized as follows:

     DECEMBER 31, (IN THOUSANDS)                                                1996                            1995
------------------------------------------------------------------------------------------------------------------------
   Land                                                                     $   4,560                        $   4,543
------------------------------------------------------------------------------------------------------------------------
   Buildings                                                                   15,929                           15,639
------------------------------------------------------------------------------------------------------------------------
   Equipment, furniture and fixtures                                           14,383                           14,106
------------------------------------------------------------------------------------------------------------------------
   Leasehold improvements                                                         967                              780
------------------------------------------------------------------------------------------------------------------------
     TOTAL                                                                     35,839                           35,068
------------------------------------------------------------------------------------------------------------------------
   Less: accumulated depreciation and amortization                            (19,027)                         (17,907)
------------------------------------------------------------------------------------------------------------------------
     PREMISES AND EQUIPMENT, NET                                            $  16,812                        $  17,161
------------------------------------------------------------------------------------------------------------------------


Depreciation and amortization expense amounted to $2,027,000, $1,925,000 and $1,700,000 for the three years ended December 31, 1996, 1995 and 1994, respectively.

The Corporation and its subsidiaries lease certain premises and equipment accounted for as operating leases. The following is a schedule at December 31, 1996 of the future minimum rental payments required for the next five years under such leases with initial terms in excess of one year:

     DECEMBER 31, (IN THOUSANDS)
----------------------------------------------------------------------------------
   1997                                                                   $  353
----------------------------------------------------------------------------------
   1998                                                                      362
----------------------------------------------------------------------------------
   1999                                                                      367
----------------------------------------------------------------------------------
   2000                                                                      273
----------------------------------------------------------------------------------
   2001                                                                      191
----------------------------------------------------------------------------------
   Thereafter                                                                548
----------------------------------------------------------------------------------
     TOTAL                                                                $2,094
----------------------------------------------------------------------------------


Rent expense amounted to $416,000, $382,000, and $296,000 for the three years ended December 31, 1996, 1995 and 1994, respectively.

9. STOCK OPTION PLAN

The Park National Corporation 1995 Incentive Stock Option Plan (the "Plan") was adopted April 17, 1995. The Plan is intended as an incentive to encourage stock ownership by the key employees of the Corporation. The maximum number of common shares with respect to which incentive stock options may be granted under the Plan is 200,000. Approximately 128,000 were available for future grants at December 31, 1996. Incentive stock options may be granted at a price not less than fair market value at the date of the grant for an option term of up to five years. No incentive stock options may be granted under the Plan after January 16, 2005.

The Corporation's stock option activity and related information is summarized as follows:

     DECEMBER 31,                                           1996                               1995
----------------------------------------------------------------------------------------------------------------
                                                                   WEIGHTED                           WEIGHTED
                                                                    AVERAGE                            AVERAGE
                                                                   EXERCISE                           EXERCISE
                                                  OPTIONS            PRICE           OPTIONS            PRICE
----------------------------------------------------------------------------------------------------------------
   Outstanding at beginning of period              40,000           $47.67              --         $      --
----------------------------------------------------------------------------------------------------------------
     Granted                                       28,581            47.97           43,550             47.68
----------------------------------------------------------------------------------------------------------------
     Exercised                                    (10,000)           47.71           (3,550)            47.75
----------------------------------------------------------------------------------------------------------------
     Forfeited/Expired                               (400)           47.28              --                --
----------------------------------------------------------------------------------------------------------------
   Outstanding at end of period                    58,181            47.82           40,000             47.67
----------------------------------------------------------------------------------------------------------------
   Exercisable at end of period                    56,331            47.75           36,450             47.75
----------------------------------------------------------------------------------------------------------------
   Weighted-average fair value
     of options granted during the year
     per option                                    $10.41              --            $10.29               --
----------------------------------------------------------------------------------------------------------------


Exercise prices for options outstanding as of December 31, 1996 ranged from $45.50 to $53.00. The weighted-average remaining contractual life of these options is approximately 3.8 years.

The Corporation has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation," (SFAS No. 123) requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Corporation's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 and 1995, respectively: risk-free interest rates of 6.48% and 6.41%; a dividend yield of 2.50%, a volatility factor of the expected market price of the Corporation's common stock of .219, and a weighted-average expected option life of 4 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Corporation's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Because the effect of applying SFAS No. 123's fair value method to the Corporation's stock options results in net income and earnings per share that are not materially different from amounts reported in the consolidated statements of income, pro forma information has not been provided.



10. SHORT-TERM BORROWINGS

Short-term borrowings are as follows:

     DECEMBER 31, (IN THOUSANDS)                                               1996                             1995
------------------------------------------------------------------------------------------------------------------------
   Securities sold under agreements to
     repurchase and federal funds purchased                                  $107,345                         $102,651
------------------------------------------------------------------------------------------------------------------------
   Federal home loan bank advances                                                --                            10,000
------------------------------------------------------------------------------------------------------------------------
   Other short-term borrowings                                                  1,885                            1,341
------------------------------------------------------------------------------------------------------------------------
     Total short-term borrowings                                             $109,230                         $113,992
------------------------------------------------------------------------------------------------------------------------


The outstanding balances for all short-term borrowings as of December 31, 1996, 1995 and 1994 (in thousands) and the weighted-average interest rates as of and paid during each of the years then ended are as follows:

                                                                  REPURCHASE                                 DEMAND
                                                                  AGREEMENTS             FEDERAL              NOTES
                                                                  AND FEDERAL           HOME LOAN           DUE U.S.
                                                                     FUNDS                BANK              TREASURY
     DECEMBER 31, (DOLLARS IN THOUSANDS)                           PURCHASED            ADVANCES            AND OTHER
-----------------------------------------------------------------------------------------------------------------------
   1996:
     ENDING BALANCE                                                 $107,345             $    --              $1,885
-----------------------------------------------------------------------------------------------------------------------
     HIGHEST MONTH-END BALANCE                                       131,672              10,000               2,786
-----------------------------------------------------------------------------------------------------------------------
     AVERAGE DAILY BALANCE                                           111,480               1,066               1,641
-----------------------------------------------------------------------------------------------------------------------
     WEIGHTED-AVERAGE INTEREST RATE:
       AS OF YEAR-END                                                  4.42%                 --                5.78%
-----------------------------------------------------------------------------------------------------------------------
       PAID DURING THE YEAR                                            4.41%               6.29%               5.73%
-----------------------------------------------------------------------------------------------------------------------
   1995:
     Ending balance                                                 $102,651             $10,000              $1,341
-----------------------------------------------------------------------------------------------------------------------
     Highest month-end balance                                       149,556              10,000               3,144
-----------------------------------------------------------------------------------------------------------------------
     Average daily balance                                           121,057               9,699               2,083
-----------------------------------------------------------------------------------------------------------------------
     Weighted-average interest rate:
       As of year-end                                                  4.67%               5.94%               5.23%
-----------------------------------------------------------------------------------------------------------------------
       Paid during the year                                            4.98%               6.21%               4.95%
-----------------------------------------------------------------------------------------------------------------------
   1994:
     Ending balance                                                 $141,475             $10,000              $3,791
-----------------------------------------------------------------------------------------------------------------------
     Highest month-end balance                                       141,475              20,000               3,791
-----------------------------------------------------------------------------------------------------------------------
     Average daily balance                                           112,956               6,773               1,963
-----------------------------------------------------------------------------------------------------------------------
     Weighted-average interest rate:
       As of year-end                                                  5.04%               6.31%               6.20%
-----------------------------------------------------------------------------------------------------------------------
       Paid during the year                                            3.50%               5.07%               4.45%
-----------------------------------------------------------------------------------------------------------------------

11. FEDERAL INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Corporation's deferred tax assets and liabilities are as follows:

     DECEMBER 31, (IN THOUSANDS)                                               1996                             1995
------------------------------------------------------------------------------------------------------------------------
   Deferred tax assets:
     Allowance for loan losses                                               $  9,731                         $  8,775
------------------------------------------------------------------------------------------------------------------------
     Deferred loan fees                                                           328                              455
------------------------------------------------------------------------------------------------------------------------
     Deferred compensation                                                        559                              494
------------------------------------------------------------------------------------------------------------------------
     Other                                                                      2,085                            1,883
------------------------------------------------------------------------------------------------------------------------
       TOTAL DEFERRED TAX ASSETS                                             $ 12,703                         $ 11,607
------------------------------------------------------------------------------------------------------------------------
   Deferred tax liabilities:
     Lease revenue reporting                                                 $  2,819                         $  2,681
------------------------------------------------------------------------------------------------------------------------
     Unrealized holding gain on securities                                      1,775                            3,191
------------------------------------------------------------------------------------------------------------------------
     Fixed assets, principally due to depreciation                                657                              696
------------------------------------------------------------------------------------------------------------------------
     Other                                                                      3,878                            3,051
------------------------------------------------------------------------------------------------------------------------
       TOTAL DEFERRED TAX LIABILITIES                                        $  9,129                         $  9,619
------------------------------------------------------------------------------------------------------------------------
         DEFERRED TAX ASSETS, NET                                            $  3,574                         $  1,988
------------------------------------------------------------------------------------------------------------------------


The components of the provision for federal income taxes are shown below:

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                1994
----------------------------------------------------------------------------------------------------------------------
   Currently payable                                                $12,848              $11,622              $8,594
----------------------------------------------------------------------------------------------------------------------
   Deferred                                                            (170)                (775)                371
----------------------------------------------------------------------------------------------------------------------
     TOTAL                                                          $12,678              $10,847              $8,965
----------------------------------------------------------------------------------------------------------------------


The following is a reconcilement of federal income tax expense to the amount computed at the statutory rate of 35% for the years ended December 31, 1996, 1995 and 1994.

     DECEMBER 31,                                                    1996                 1995                1994
----------------------------------------------------------------------------------------------------------------------
   Statutory corporate tax rate                                       35.0%                35.0%               35.0%
----------------------------------------------------------------------------------------------------------------------
   Changes in rate resulting from:
     Tax-exempt interest income                                      - 1.0%               - 1.2%              - 1.8%
----------------------------------------------------------------------------------------------------------------------
     Other                                                           - 0.9%               - 0.9%              - 2.3%
----------------------------------------------------------------------------------------------------------------------
   EFFECTIVE TAX RATE                                                 33.1%                32.9%               30.9%
----------------------------------------------------------------------------------------------------------------------

12. BENEFIT PLANS

The Corporation has a noncontributory defined benefit pension plan covering substantially all of its employees. The plan provides benefits based on an employee's years of service and compensation. The Corporation's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes using a different actuarial cost method and different assumptions from those used for financial reporting purposes.

Net pension cost included the following components:

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                1994
-----------------------------------------------------------------------------------------------------------------------
   Service cost - benefits earned during the year                   $   639              $   599              $  651
-----------------------------------------------------------------------------------------------------------------------
   Interest cost on projected benefit obligation                        654                  566                 530
-----------------------------------------------------------------------------------------------------------------------
   Actual return on plan assets                                      (1,748)              (1,843)               (221)
-----------------------------------------------------------------------------------------------------------------------
   Net amortization and deferral                                        950                1,201                (369)
-----------------------------------------------------------------------------------------------------------------------
     PENSION COST, NET                                              $   495              $   523              $  591
-----------------------------------------------------------------------------------------------------------------------


The funded status of the plan and the accrued pension cost were as follows:

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                 1994
-----------------------------------------------------------------------------------------------------------------------
   Actuarial present value of benefit obligations:
     Vested benefits                                                $ 6,393              $ 6,012              $5,370
-----------------------------------------------------------------------------------------------------------------------
     Nonvested benefits                                                 128                  118                 111
-----------------------------------------------------------------------------------------------------------------------
       ACCUMULATED BENEFIT OBLIGATION                                 6,521                6,130               5,481
-----------------------------------------------------------------------------------------------------------------------
   Impact of projected future salary increases                        2,625                2,603               2,221
-----------------------------------------------------------------------------------------------------------------------
       PROJECTED BENEFIT OBLIGATION                                   9,146                8,733               7,702
-----------------------------------------------------------------------------------------------------------------------
   Plan assets at fair value                                         10,670                9,549               7,265
-----------------------------------------------------------------------------------------------------------------------
       PLAN ASSETS IN EXCESS OF/(LESS THAN)
         PROJECTED BENEFIT OBLIGATION                                 1,524                  816                (437)
-----------------------------------------------------------------------------------------------------------------------
   Items not yet recognized in income:
     Unrecognized net (gain)/loss from past experience
       different from that assumed and effects of
       changes in assumptions                                        (1,756)                (643)                330
-----------------------------------------------------------------------------------------------------------------------
   Unrecognized prior service cost                                     (189)                (208)               (256)
-----------------------------------------------------------------------------------------------------------------------
   Initial transition asset which is being
     amortized over 15.8 years                                          (91)                (107)               (123)
-----------------------------------------------------------------------------------------------------------------------
       ACCRUED PENSION COST INCLUDED IN
         CONSOLIDATED BALANCE SHEET                                 $  (512)             $  (142)             $ (486)
-----------------------------------------------------------------------------------------------------------------------


The Corporation contributed approximately $125,000, $867,000, and $0 to the plan in 1996, 1995 and 1994, respectively.

The assumptions used in determining pension expense and funded status information presented above were as follows:

     DECEMBER 31,                                                    1996                 1995                 1994
----------------------------------------------------------------------------------------------------------------------
   Weighted-average discount rate                                     7.50%                7.50%               7.50%
----------------------------------------------------------------------------------------------------------------------
   Rate of future salary increases                                    5.00%                5.00%               5.00%
----------------------------------------------------------------------------------------------------------------------
   Long-term rate of return on assets                                 8.00%                8.00%               8.00%
----------------------------------------------------------------------------------------------------------------------


The Corporation has a voluntary salary deferral plan covering substantially all of its employees. Eligible employees may contribute a portion of their compensation subject to a maximum statutory limitation. The Corporation provides a matching contribution established annually by the Corporation. Contribution expense for the Corporation was $400,000, $380,000 and $286,000 for 1996, 1995
and 1994, respectively.



13. DIVIDEND RESTRICTIONS

Bank and thrift regulators limit the amount of dividends a subsidiary bank or thrift can declare in any calendar year without obtaining prior approval. At December 31, 1996, approximately $16,371,000 of the total stockholders' equity of the bank and thrift subsidiaries is available for the payment of dividends to the Corporation, without approval by the applicable regulatory authorities.



14.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND
     FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

The Corporation is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include loan commitments and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements.

The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. Since many of the loan commitments may expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers.

The total amounts of off-balance sheet financial instruments with credit risk are as follows:

     DECEMBER 31, (IN THOUSANDS)                                               1996                             1995
------------------------------------------------------------------------------------------------------------------------
   Loan commitments                                                          $182,573                         $151,665
------------------------------------------------------------------------------------------------------------------------
   Unused credit card limits                                                   79,657                           67,668
------------------------------------------------------------------------------------------------------------------------
   Standby letters of credit                                                    5,666                            5,741
------------------------------------------------------------------------------------------------------------------------


The Corporation was party to various interest rate swap agreements, which matured in 1994, for which it received a six month variable interest rate and paid a fixed interest rate with a notional amount of $16 million at December 31, 1993. The weighted-average of the variable interest rates was 3.38% at December 31, 1993 compared to weighted-average fixed rates of 12.50% at December 31, 1993. A portion of these swaps was matched to various tax-exempt securities with $5.4 million matched at December 31, 1993. Net interest expense resulting from these swaps was $18,000 in 1994 and is shown as a reduction in interest income on tax-exempt securities in the consolidated statement of income.

The Corporation was also party to an interest rate swap agreement for which it received a fixed rate of interest and paid a six month variable interest rate with a notional amount of $10 million at December 31, 1993. The fixed interest rate was 4.32% and the variable interest rate was 3.50% at December 31, 1993. This swap hedged a portion of the variable rate loan portfolio and was terminated in 1994. Net interest expense or income from this swap is included in interest income on loans in the consolidated statement of income. Net interest expense from this swap was $85,000 in 1994. At December 31, 1994, there were no deferred gains or losses from swap terminations.

The Corporation grants retail, commercial and commercial real estate loans to customers primarily located in Central Ohio. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

Although the Corporation has a diversified loan portfolio, a substantial portion of the debtors' ability to honor their contracts is dependent upon the economic conditions in each loan's respective location.



15. FAIR VALUES OF FINANCIAL INSTRUMENTS
The fair value of financial instruments at December 31, 1996 and 1995 is as follows:

                                                                   1996                                1995
                                                        CARRYING            FAIR            CARRYING           FAIR
      DECEMBER 31, (IN THOUSANDS)                        AMOUNT             VALUE            AMOUNT            VALUE
------------------------------------------------------------------------------------------------------------------------
   FINANCIAL ASSETS:
     Cash and federal funds sold                       $   61,454       $   61,454         $   92,752       $   92,752
------------------------------------------------------------------------------------------------------------------------
     Investment securities                                396,967          397,404            328,730          329,331
------------------------------------------------------------------------------------------------------------------------
     Loans:
       Commercial, financial and agricultural             129,269          129,269            118,225          118,225
------------------------------------------------------------------------------------------------------------------------
       Real estate - construction                          52,443           52,443             40,871           40,871
------------------------------------------------------------------------------------------------------------------------
       Real estate - residential                          466,957          476,488            444,005          452,345
------------------------------------------------------------------------------------------------------------------------
       Real estate - commercial                           203,023          202,948            191,127          190,803
------------------------------------------------------------------------------------------------------------------------
       Consumer, net                                      239,961          241,462            209,481          211,199
------------------------------------------------------------------------------------------------------------------------
         TOTAL LOANS                                    1,091,653        1,102,610          1,003,709        1,013,443
------------------------------------------------------------------------------------------------------------------------
         Allowance for loan losses                        (27,802)             --             (25,073)             --
------------------------------------------------------------------------------------------------------------------------
           LOANS RECEIVABLE, NET                       $1,063,851       $1,102,610         $  978,636       $1,013,443
------------------------------------------------------------------------------------------------------------------------
   FINANCIAL LIABILITIES:
     Noninterest-bearing checking                      $  174,158       $  174,158         $  190,014        $ 190,014
------------------------------------------------------------------------------------------------------------------------
     Interest-bearing checking                            152,312          152,312            141,214          141,214
------------------------------------------------------------------------------------------------------------------------
     Savings accounts                                     251,410          251,410            236,950          236,950
------------------------------------------------------------------------------------------------------------------------
     Money market accounts                                105,453          105,453             83,873           83,873
------------------------------------------------------------------------------------------------------------------------
     Time deposits                                        651,678          655,155            552,866          557,308
------------------------------------------------------------------------------------------------------------------------
     Other                                                  1,606            1,606              1,623            1,623
------------------------------------------------------------------------------------------------------------------------
       TOTAL DEPOSITS                                  $1,336,617       $1,340,094         $1,206,540       $1,210,982
------------------------------------------------------------------------------------------------------------------------
     Short-term borrowings                             $  109,230       $  109,230         $  113,992       $  113,992
------------------------------------------------------------------------------------------------------------------------
   UNRECOGNIZED FINANCIAL INSTRUMENTS:
     Loan commitments                                         --        $     (183)               --        $     (152)
------------------------------------------------------------------------------------------------------------------------
     Standby letters of credit                                --               (29)               --               (29)
------------------------------------------------------------------------------------------------------------------------

16. STOCK SPLIT

The Corporation's Board of Directors declared a two-for-one stock split at the July 18, 1994 Directors' meeting. The additional shares of 3,594,825 were distributed on August 12, 1994 to stockholders of record on July 29, 1994. All shares and per share data have been restated for the two-for-one stock split.



17. CAPITAL RATIOS

The following table reflects various measures of capital at December 31, 1996 and December 31, 1995:

                                                                   1996                                1995
----------------------------------------------------------------------------------------------------------------------
      DECEMBER 31, (DOLLARS IN THOUSANDS)                AMOUNT             RATIO            AMOUNT            RATIO
----------------------------------------------------------------------------------------------------------------------
   Total equity (1)                                      $148,986          9.23%             $136,424          9.24%
----------------------------------------------------------------------------------------------------------------------
   Tier 1 capital (2)                                     134,291         12.78%              128,900         13.35%
----------------------------------------------------------------------------------------------------------------------
   Total risk-based capital (3)                           147,612         14.04%              141,132         14.61%
----------------------------------------------------------------------------------------------------------------------
   Leverage (4)                                           134,291          8.82%              128,900          8.91%
----------------------------------------------------------------------------------------------------------------------

(1) Computed in accordance with generally accepted accounting principles, including unrealized market value adjustment of securities available-for-sale.
(2) Stockholders' equity less certain intangibles and the unrealized market value adjustment of securities available-for-sale; computed as a ratio to risk-adjusted assets as defined.
(3) Tier 1 capital plus qualifying loan loss allowance; computed as a ratio to risk-adjusted assets, as defined.
(4) Tier 1 capital computed as a ratio to average total assets less certain intangibles.



The Corporation's Tier 1, total risk-based capital and leverage ratios are well above both the required minimum levels of 4.00%, 8.00%, and 4.00%, respectively, and the well-capitalized levels of 6.00%, 10.00%, and 5.00%, respectively.

At December 31, 1996, all of the Corporation's subsidiary financial institutions met the well-capitalized levels under the capital definitions prescribed in the FDIC Improvement Act of 1991.



18. PARENT COMPANY STATEMENTS

The Parent Company statements should be read in conjunction with the consolidated financial statements and the information set forth below.

Investments in subsidiaries are accounted for using the equity method of accounting.

The effective tax rate for the Parent Company is substantially less than the statutory rate due principally to tax-exempt dividends from subsidiaries.

Cash represents noninterest-bearing deposits with a bank subsidiary.

Net cash provided by operating activities reflects cash payments for income taxes of $627,000, $873,000 and $23,000 in 1996, 1995 and 1994, respectively.

At December 31, 1996 and 1995, stockholders' equity reflected in the Parent Company balance sheet includes $47.7 million and $40.6 million, respectively, of undistributed earnings of the Corporation's subsidiaries which are restricted from transfer as dividends to the Corporation.


                                  BALANCE SHEET
                 for the years ended December 31, 1996 and 1995

     DECEMBER 31, (IN THOUSANDS)                                                    1996                        1995
------------------------------------------------------------------------------------------------------------------------
   ASSETS:
     Cash                                                                         $ 15,322                    $ 13,224
------------------------------------------------------------------------------------------------------------------------
     Investment in subsidiaries                                                    123,619                     116,388
------------------------------------------------------------------------------------------------------------------------
     Excess of cost over net assets of banks purchased, net                          1,339                       1,598
------------------------------------------------------------------------------------------------------------------------
     Dividends receivable from subsidiaries                                          8,700                       7,500
------------------------------------------------------------------------------------------------------------------------
     Other assets                                                                    3,939                         587
------------------------------------------------------------------------------------------------------------------------
           TOTAL ASSETS                                                           $152,919                    $139,297
------------------------------------------------------------------------------------------------------------------------
   Liabilities:
     Other liabilities                                                            $  3,933                    $  2,873
------------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                           3,933                       2,873
------------------------------------------------------------------------------------------------------------------------
     Stockholders' equity:
         TOTAL STOCKHOLDERS' EQUITY                                                148,986                     136,424
------------------------------------------------------------------------------------------------------------------------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $152,919                    $139,297
------------------------------------------------------------------------------------------------------------------------


                               STATEMENT OF INCOME
              for the years ended December 31, 1996, 1995 and 1994

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                 1994
----------------------------------------------------------------------------------------------------------------------
   Income:
     DIVIDENDS FROM SUBSIDIARIES                                    $24,600              $21,500             $ 8,680
----------------------------------------------------------------------------------------------------------------------
   Expense:
     Amortization of intangibles                                        259                  259                 259
----------------------------------------------------------------------------------------------------------------------
     Other, net                                                       1,014                  687                 363
----------------------------------------------------------------------------------------------------------------------
       TOTAL EXPENSES                                                 1,273                  946                 622
----------------------------------------------------------------------------------------------------------------------
       INCOME BEFORE FEDERAL TAXES AND EQUITY IN
         UNDISTRIBUTED EARNINGS OF SUBSIDIARIES                      23,327               20,554               8,058
----------------------------------------------------------------------------------------------------------------------
   Federal income tax benefit                                           475                  525                 403
----------------------------------------------------------------------------------------------------------------------
       INCOME BEFORE EQUITY IN UNDISTRIBUTED
         EARNINGS OF SUBSIDIARIES                                    23,802               21,079               8,461
----------------------------------------------------------------------------------------------------------------------
   Equity in undistributed earnings
     of subsidiaries                                                  1,862                1,041              11,556
----------------------------------------------------------------------------------------------------------------------
       NET INCOME                                                   $25,664              $22,120             $20,017
----------------------------------------------------------------------------------------------------------------------

                             STATEMENT OF CASH FLOWS
              for the years ended December 31, 1996, 1995 and 1994

     DECEMBER 31, (IN THOUSANDS)                                     1996                 1995                 1994
----------------------------------------------------------------------------------------------------------------------
   OPERATING ACTIVITIES:
     Net income                                                    $ 25,664             $ 22,120            $ 20,017
----------------------------------------------------------------------------------------------------------------------
   Adjustments to reconcile net income to
     net cash provided by operating activities:
       Amortization                                                     259                  259                 259
----------------------------------------------------------------------------------------------------------------------
       Undistributed earnings of subsidiaries                        (1,862)              (1,041)            (11,556)
----------------------------------------------------------------------------------------------------------------------
       Increase in dividends receivable
         from subsidiaries                                           (1,200)                (990)             (1,710)
----------------------------------------------------------------------------------------------------------------------
       (Increase) decrease in other assets                           (3,298)                 105                (272)
----------------------------------------------------------------------------------------------------------------------
       Increase (decrease) in other liabilities                         705                  411                (631)
----------------------------------------------------------------------------------------------------------------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES                   20,268               20,864               6,107
----------------------------------------------------------------------------------------------------------------------
   INVESTING ACTIVITIES:
     Capital contribution to subsidiary                              (8,000)                 --                  --
----------------------------------------------------------------------------------------------------------------------
     Purchase of investment securities                                  (54)                 (30)                --
----------------------------------------------------------------------------------------------------------------------
         NET CASH USED IN INVESTING ACTIVITIES                       (8,054)                 (30)                --
----------------------------------------------------------------------------------------------------------------------
   FINANCING ACTIVITIES:
     Cash dividends paid                                             (9,998)              (8,610)             (8,054)
----------------------------------------------------------------------------------------------------------------------
     Purchase of treasury stock, net                                   (118)              (2,545)                --
----------------------------------------------------------------------------------------------------------------------
         NET CASH USED IN FINANCING ACTIVITIES                      (10,116)             (11,155)             (8,054)
----------------------------------------------------------------------------------------------------------------------
         NET INCREASE (DECREASE) IN CASH                              2,098                9,679              (1,947)
----------------------------------------------------------------------------------------------------------------------
   Cash at beginning of year                                         13,224                3,545               5,492
----------------------------------------------------------------------------------------------------------------------
         CASH AT END OF YEAR                                       $ 15,322             $ 13,224            $  3,545
----------------------------------------------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders
Park National Corporation


We have audited the accompanying consolidated balance sheets of Park National Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park National Corporation and Subsidiaries at December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ ERNST & YOUNG L.L.P.


Columbus, Ohio
January 21, 1997

                                   APPENDIX C


                          ANNUAL REPORT TO SHAREHOLDERS
                              FOR FISCAL YEAR ENDED
                                DECEMBER 31, 1996
                                       OF
                              FIRST-KNOX BANC CORP.




                        [DELIVERED SEPARATELY HEREWITH]

                            LETTER TO SHAREHOLDERS


        To say that 1996 was an exciting year would be an understatement. Profits reached an all-time high. Total assets exceeded the half billion dollar mark. Net income, before merger-related expenses, reflected an increase of 15.68%. Assets for the Corporation increased 15.5%, and shareholders' equity increased 7.1% over 1995. Public awareness of our agreement with Park National Corporation, also reached record levels of interest. Our success can be attributed directly to the ability of our employees to maintain their focus on our customers, while providing enhanced services in a time of both uncertainty and opportunity. We are justifiably proud of their performance.

                                                                     [GRAPHIC]

        Net income for 1996 exceeded six million dollars for the first time in corporate history. We also maintained a consecutive string of increased net income, total assets, earnings per share, and cash dividends, since the formation of First-Knox Banc Corp in 1985. Loans increased 9.4% while deposits increased 6.6%. Non-interest income reached a new level of $3.43 million, an increase of 9.6% as compared to 1995. Non-interest expense rose $720,000, including $595,000 in professional expenses, attributable mainly to merger-related matters. Income taxes exceeded two million dollars, another corporate record. Shareholders received a 5% stock dividend in September, marking the thirty-first consecutive year that a stock dividend or split has been issued. Additional analysis of our financial performance can be found starting on page twenty-five of this report.

        Beyond the quantifiable accomplishments of the past year, a number of other events deserve recognition, especially the proposed merger between First-Knox and Park. Public announcement was made in October following the signing of a definitive merger agreement, details and analysis of which are described in the Joint Proxy Statement Prospectus being sent to all shareholders. We urge each shareholder to review the proxy materials and vote at the upcoming special shareholder meeting.

        While separate companies in separate markets, our two organizations share many of the philosophies, values, and commitments associated with the successful conduct of community banking. We both believe that exceptional customer service delivered by dedicated employees is essential. We both acknowledge responsibility for the viability of the communities in which we live and work. We both recognize that bigger is not always better, but optimum size must be achieved to afford competitive efficiencies. Perhaps most importantly, we both believe in the opportunities that such a merger affords our customers, employees, and shareholders. The heritage and accomplishments of each organization have been recognized by the other for many years, but rather than spending time on mutual admiration, we will continue to build on the fundamentals that have served us well.

        Numbers alone do not tell all of our story. Once again, First-Knox was a leader in introducing new products, all of which met with open customer acceptance. For our retail customers, a bi-weekly mortgage was introduced, the first such product in our market area. Over a period of years, bi-weekly payment benefits the homeowner with significant savings in cumulative interest cost. Also introduced was a 100% home equity loan allowing customers to take full advantage of their home equity and tax deductibility of interest. For our business customers, a new software package, DirectPay, was marketed allowing a seamless interface with programs using the Automated Clearing House. Additionally, new programs were developed and implemented for those desiring to have their funds swept automatically into trust accounts or repurchase agreements.

        Improvements to our physical facilities continued in 1996. The Operations Center was upgraded and space utilization improved as a continuation of the Main Office building expansion. New safe deposit boxes were added at the Centerburg and Main Office locations. The Mount Gilead office was renovated extensively as part of a downtown revitalization program.

        Technology has always played an important role in providing our customers with more responsive financial products and increased internal efficiencies. Utilization of the very latest technology continued to benefit the Corporation in 1996. Automated software in the retail loan area provided increased efficiencies in controlling delinquencies and enabled early identification of changing customer needs. In the area of check processing, character recognition equipment was installed resulting in almost 40% of our document processing taking place without human intervention. To take advantage of the savings afforded by the post office in pre-sorting, bar coding was implemented for all statements.

        The most visible use of technology from the public's perception was the unveiling of our Web site on the Internet at www.firstknox.com. Even though our customers and physical facilities are convenient to one another, we believe existing and potential customers should be able to access all information regarding our financial services, at their leisure and convenience, twenty-four hours a day. Until we are more comfortable with the security of transactions and sensitive customer data, our Web site will offer information such as locations, hours, services, loan and deposit rates, ATM locations, E-mail, our stock performance, and a community bulletin board. The community bulletin board is a new and unique public service that will list various events in each of the communities served by First-Knox.

        While our branch facilities are convenient in the marketplace, the Web site gives us an excellent vehicle to reach current and potential customers without the constraints of time and geography. We believe our Web site is just the beginning of a new way to provide service to our customers. In time, the Internet will be an important addition to our existing delivery systems which now include the mail, branches, telephone, courier, automated clearing house, and automated teller machines.

        Although a very progressive year, 1996 was also a year marked with sadness. Two of our directors, Russell E. Ramser, Jr. and George T. Culbertson, Jr. passed away following prolonged illnesses. Mr. Ramser was Chairman of the Board, and Mr. Culbertson was a founding director of the Corporation. Additionally, William A. Stroud and Stephen P. Upham, Jr. retired from the Board as required by the retirement schedule. Mr. Stroud served as President and Chairman of the Board of


                                FULLY-DILUTED
                              EARNINGS PER SHARE
                                 (in dollars)
                                      1992     1993     1994     1995     1996

Fully-diluted earnings per share      1.12     1.27     1.34     1.5      1.59
Impact of merger related
 legal and professional fees             0        0        0       0      0.15




                                  NET INCOME
                           (in millions of dollars)

                                 1992     1993     1994     1995     1996

Net Income                        3.95     4.67     5.16     5.71     6.04
Impact of merger related
 legal and professional fees         0        0        0        0     0.57



both the First-Knox National Bank and the Corporation. Mr. Upham was a founding director of the Corporation and a First-Knox National Bank director since 1959. The guidance provided by these four gentlemen has been an immeasurable contribution to our Corporation's success.

        In March of 1996, William B. Levering and R. Dan Snyder joined the Board of Directors of First-Knox National Bank. Their new perspectives have been an asset to the Board. In December, Philip H. Jordan, jr. was elected to replace Mr. Ramser as Chairman of the First-Knox Banc Corp. Board. Also at that time, James E. McClure, Chairman of the Farmers and Savings Bank, was appointed to the First-Knox Banc Corp. Board, and Mark R. Ramser was elected to the Board of First-Knox National Bank.

        Each year, in this letter, we discuss items which affect the banking industry in general and our future in particular. Two major issues exist: one impacting our ability to serve our customers, and the other affecting our ability to compete effectively. The issue of serving our customers revolves around the ability of banks or bank organizations to offer a broad range of financial products including brokerage services and insurance. Our non-bank financial service competitors are able to offer bank-type services without the regulations or geographic constraints placed on commercial banks. We perceive that the regulatory climate is changing to accommodate a wider range of products and services. However, we do not see any immediate intention on the part of congress to address these matters.

        The second issue involves fairness and taxation. Today, credit unions are not subject to taxation, an advantage that impacts both relative profitability and pricing of services. We understand the role of the credit union and its "common bond" foundation. It is when the "common bond" definition is stretched beyond its original intent, and the marketplace broadens beyond reasonable boundaries that the exemption from sharing the burden of taxation appears to be unreasonable. Like any operating expense, taxes impact the structure of rates paid/charged to our customers and the amount of income available for shareholder dividend payments. The banking industry takes no exception to honoring its tax obligations, but cannot accept the logic of its customers and shareholders bearing the cost of a competitor's subsidy.

        As we approach the beginning of a new century, it is important that we retain our focus on those traditional values that have served us so well for the past century and a half...values that improve the quality of life for our customers, our employees, our shareholders, and our communities. An overview of the past 150 years of First-Knox is provided in a timeline of major activities on the next page. We have undergone changes in name, structure, locations, size, products, and delivery mechanisms. Yet, during this time we consistently focused on providing our communities and customers with viable financial services, our employees with worthwhile careers, and our shareholders with increased investment value.

        In reviewing the timeline of activities, change has been an ever present component. In the future, that component will continue, but we will experience it at an accelerated pace. Communications, international trade, artificial intelligence, cyberspace, and longer lives will place great demands upon the financial community and its resources. The challenge for management will be to balance future demands with historic values to benefit our shareholders, employees, and customers.

        Our success has been predicated on the foresight and hard work of the directors, officers, and, in particular, the employees of the affiliates of First-Knox. Future accomplishments of even greater proportions will be possible through this empowerment. With the trust and support of our shareholders and customers, we look forward to unlimited opportunities beyond our most optimistic visions.

/s/ Philip H. Jordan, Jr.                            /s/ Carlos E. Watkins
Chairman of the Board                                     President and
                                                     Chief Executive Officer

                           CONSOLIDATED BALANCE SHEETS


December 31, 1996 and 1995
(In thousands of dollars except per share data)                                                    1996                1995
------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and deposits with banks (Note 9) ..............................................          $  20,308           $  16,701
  Interest-bearing deposits with banks ...............................................                539                 311

  Federal funds sold .................................................................                                  3,400
                                                                                                ---------           ---------
   Total cash and cash equivalents ...................................................             20,847              20,412

  Securities available for sale (Notes 2 and 8) ......................................            177,426             131,988
  Loans (Notes 3 and 8) ..............................................................            361,840             330,641
  Less allowance for loan losses (Note 4) ............................................             (4,545)             (4,166)
                                                                                                ---------           ---------
   Loans, net of allowance for loan losses ...........................................            357,295             326,475

  Premises and equipment, net (Note 5) ...............................................             10,791              10,993
  Accrued interest receivable and other assets .......................................              7,404               7,031
                                                                                                ---------           ---------
   TOTAL ASSETS ......................................................................          $ 573,763           $ 496,899
                                                                                                =========           =========



LIABILITIES
  Deposits (Note 6) ..................................................................          $ 430,763           $ 404,067
  Short-term borrowings (Note 7) .....................................................             24,887               7,986
  Long-term debt (Note 8) ............................................................             62,375              33,415
  Accrued interest payable and other liabilities .....................................              5,763               4,772
                                                                                                ---------           ---------
   TOTAL LIABILITIES .................................................................            523,788             450,240

  Commitments and Contingencies (Note 9)



SHAREHOLDERS' EQUITY
  Common stock, par value $3.125 per share; 6,000,000 shares authorized;
   3,755,926 shares issued and outstanding in 1996 and 3,650,225 shares issued in 1995             11,737              11,407
  Paid-in capital ....................................................................             26,017              24,042
  Retained earnings ..................................................................             10,830              11,187
  Net unrealized holding gains on securities available for sale (Note 1) .............              1,391               1,912
  Common stock in treasury, 89,965 shares at cost in 1995 ............................                                 (1,889)
                                                                                                ---------           ---------
   TOTAL SHAREHOLDERS' EQUITY ........................................................             49,975              46,659
                                                                                                ---------           ---------
   TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ........................................          $ 573,763           $ 496,899
                                                                                                =========           =========


The accompanying notes are an integral part of these financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME


For the years ended December 31,
(In thousands of dollars except per share data)                                             1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------

INTEREST INCOME
  Loans............................................................................    $  30,945    $  28,854    $  25,238
  Taxable securities...............................................................        6,606        5,214        4,477
  Tax exempt securities............................................................        2,897        2,792        2,800
  Federal funds sold and interest-bearing deposits with banks......................          331          228           79
                                                                                       ---------    ---------    ---------
    TOTAL INTEREST INCOME .........................................................       40,779       37,088       32,594



INTEREST EXPENSE
  Deposits.........................................................................       16,426       15,158       11,800
  Short-term borrowings............................................................          585          390          349
  Long-term debt...................................................................        2,800        1,951        1,478
                                                                                       ---------    ---------    ---------
    TOTAL INTEREST EXPENSE ........................................................       19,811       17,499       13,627
                                                                                       ---------    ---------    ---------
     NET INTEREST INCOME ..........................................................       20,968       19,589       18,967
  PROVISION FOR LOAN LOSSES (Note 4)  .............................................          774          584          638
                                                                                       ---------    ---------    ---------
     NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES  .........................       20,194       19,005       18,329



OTHER INCOME
  Trust department income..........................................................          774          702          588
  Customer service fees and commissions............................................        2,423        2,315        1,926
  Loan sale gains..................................................................                        27           29
  Securities gains (losses), net...................................................          171          (20)          11
  Other operating income...........................................................           60          103          193
                                                                                       ---------    ---------    ---------
    TOTAL OTHER INCOME ............................................................        3,428        3,127        2,747



OTHER EXPENSES
  Salaries and benefits (Notes 10 and 11) .........................................        7,226        7,081        6,756
  Occupancy expenses...............................................................        2,370        2,121        1,825
  Professional fees related to pending merger (Note 20)............................          595
  Other operating expenses (Note 12) ..............................................        5,387        5,656        6,064
                                                                                       ---------    ---------    ---------
    TOTAL OTHER EXPENSES ..........................................................       15,578       14,858       14,645
                                                                                       ---------    ---------    ---------
    INCOME BEFORE INCOME TAXES ....................................................        8,044        7,274        6,431
  INCOME TAXES (Note 13)   ........................................................        2,008        1,565        1,267
                                                                                       ---------    ---------    ---------
    NET INCOME  ...................................................................    $   6,036    $   5,709    $   5,164
                                                                                       =========    =========    =========
  EARNINGS PER COMMON SHARE (Note 1)
    PRIMARY  ......................................................................    $    1.59    $    1.50    $    1.34
                                                                                       =========    =========    =========
    FULLY DILUTED  ................................................................    $    1.59    $    1.50    $    1.34
                                                                                       =========    =========    =========
  WEIGHTED AVERAGE SHARES (Note 1)
    PRIMARY .......................................................................    3,801,519    3,818,759    3,852,941
                                                                                       =========    =========    =========
    FULLY DILUTED .................................................................    3,802,449    3,821,589    3,856,009
                                                                                       =========    =========    =========



The accompanying notes are an integral part of these financial statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                                        NET UNREALIZED
                                                                                          HOLDING GAIN
                                                   NUMBER OF                                 (LOSS) ON                TOTAL
For each of the three years                         COMMON                                  SECURITIES               SHARE-
ended December 31, 1996                             SHARES   COMMON    PAID-IN    RETAINED   AVAILABLE  TREASURY    HOLDERS'
(In thousands of dollars except per share data)  OUTSTANDING  STOCK    CAPITAL    EARNINGS    FOR SALE     STOCK     EQUITY
------------------------------------------------------------------------------------------------------------------------------------
BALANCES AT JANUARY 1, 1994 ...................  1,718,979  $ 5,372    $20,164    $12,887                          $38,423
  Net income...................................                                     5,164                            5,164
  Issuance of shares under the dividend
   reinvestment plan...........................      6,797       21        218                                         239
  Issuance of shares under the employee
   retirement savings plan.....................      3,423       11        103                                         114
  Issuance of shares for stock options
   exercised...................................      2,499        8         47                                          55
  Cash dividends declared, $.40 per share......                                    (1,527)                          (1,527)
  Net unrealized holding gain (loss) on
   securities available for sale
    at January 1, 1994.........................                                              $   706                   706
    Change during 1994.........................                                               (2,342)               (2,342)
  5% stock dividend............................     86,552      270      3,332     (3,602)
                                                 ---------  -------   --------   --------    -------   --------   --------

BALANCES AT DECEMBER 31, 1994   ...............  1,818,250    5,682     23,864     12,922     (1,636)               40,832
  Net income...................................                                     5,709                            5,709
  Treasury stock purchased.....................    (45,868)                                             $(1,926)    (1,926)
  Issuance of shares under the dividend
   reinvestment plan ..........................      5,147       16      110                                           126
  Issuance of shares under the employee
   retirement savings plan.....................        475                   2                               10         12
  Issuance of shares for stock options
   exercised...................................      6,400       16         66                               27        109
  Cash dividends declared, $.47 per share......                                    (1,751)                          (1,751)
  Change in unrealized holding gain (loss)
   on securities available for sale............                                                3,548                 3,548
  Two-for-one stock split in the form of a
   100% stock dividend.........................  1,775,856    5,693                (5,693)
                                                 ---------  -------   --------   --------    -------   --------   --------

BALANCES AT DECEMBER 31, 1995..................  3,560,260   11,407     24,042     11,187      1,912     (1,889)    46,659
  Net income...................................                                     6,036                            6,036
  Issuance of shares under the dividend
   reinvestment plan ..........................      7,903       24        166                                         190
  Issuance of shares for stock options
   exercised...................................      9,355        5        (24)                             166        147
  Cash dividends declared, $.68 per share......                                    (2,536)                          (2,536)
  Change in net unrealized holding gain
   on securities available for sale............                                                 (521)                 (521)
  5% stock dividend............................    178,408      301      1,833     (3,857)                1,723
                                                 ---------  -------   --------   --------    -------   --------    -------
   BALANCES AT DECEMBER 31, 1996                 3,755,926  $11,737   $ 26,017   $ 10,830    $ 1,391   $    -0-   $ 49,975
                                                 =========  =======   ========   ========    =======   ========   ========

The accompanying notes are an integral part of these financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


For the years ended December 31,
(In thousands of dollars)                                                                   1996         1995         1994
-------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.......................................................................    $   6,036    $   5,709     $  5,164
  Adjustments to reconcile net income to net cash provided by operating activities
   Provision for loan and lease losses.............................................          774          584          638
   Depreciation, accretion, and amortization.......................................          978        1,004        1,199
   Market loss on loans held for sale..............................................           59                       121
   Securities (gains) losses.......................................................         (171)          20          (11)
   Loan sale gains.................................................................                       (27)         (29)
   Deferred income tax expense (benefit)...........................................          (43)           5
   Increase in interest receivable.................................................         (643)        (354)        (398)
   Increase in interest payable....................................................          490          704          234
   Increase in net deferred loan costs.............................................          (62)         (37)         (55)
   Change in other assets and liabilities, net.....................................          482         (239)      (1,092)
                                                                                       ---------    ---------     --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES .....................................        7,900        7,369        5,771



CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of securities held to maturity.........................................                    (1,351)     (17,135)
  Purchases of securities available for sale.......................................      (78,826)     (27,617)     (26,112)
  Proceeds from sales of securities available for sale.............................       14,362       17,560
  Proceeds from calls, payments, and maturities of securities held to maturity.....                     3,109        4,321
  Proceeds from calls, payments, and maturities of securities available for sale...       18,740       13,099       15,959
  Net increase in loans............................................................      (31,594)     (28,318)     (16,824)
  Proceeds from sale of loans......................................................                     1,578        3,113
  Expenditures for premises and equipment..........................................         (873)      (1,944)      (4,551)
  Proceeds from sales of other real estate owned...................................                        52
                                                                                       ---------    ---------     --------
    NET CASH APPLIED TO INVESTING ACTIVITIES ......................................      (78,191)     (23,832)     (41,229)



CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in deposit accounts......................................       26,696       26,887         (997)
  Net increase (decrease) in short-term borrowings.................................       16,901       (3,466)      (2,053)
  Proceeds from long-term debt.....................................................       30,000        5,000       30,110
  Payment of long-term debt........................................................       (1,040)      (6,305)      (1,290)
  Issuance of common stock.........................................................          337          247          408
  Purchase of treasury shares......................................................                    (1,926)
  Cash dividends paid..............................................................       (2,168)      (1,672)      (1,468)
                                                                                       ---------    ---------     --------
    NET CASH PROVIDED BY FINANCING ACTIVITIES .....................................       70,726       18,765       24,710
                                                                                       ---------    ---------     --------
    NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ..........................          435        2,302      (10,748)
    CASH AND CASH EQUIVALENTS AT JANUARY 1  .......................................       20,412       18,110       28,858
                                                                                       ---------    ---------     --------
    CASH AND CASH EQUIVALENTS AT DECEMBER 31 ......................................    $  20,847    $  20,412     $ 18,110
                                                                                       =========    =========     ========

The accompanying notes are an integral part of these financial statements.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1996
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   First-Knox Banc Corp. ("the Corporation"), a two-bank holding company, provides a broad range of banking, financial, and fiduciary services. Its principal subsidiaries, The First-Knox National Bank ("First-Knox") and The Farmers and Savings Bank ("Farmers"), operate predominantly in the central Ohio counties of Knox, Morrow, Holmes, Ashland, and Richland. The banks' primary services include accepting demand, savings, and time deposits; making commercial, industrial, real estate, and consumer loans; investing in securities and providing trust services.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The collectibility of loans, fair values of financial instruments and status of contingencies are particularly subject to change.

   The following is a summary of the significant accounting policies followed in the preparation of the consolidated financial statements.

CONSOLIDATION POLICY

   The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, First-Knox and Farmers. All significant intercompany transactions and balances have been eliminated.

INDUSTRY SEGMENT INFORMATION

   The Corporation is engaged in the business of banking, which accounts for substantially all of its revenues and assets.

SECURITIES

   Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported separately in shareholders' equity, net of tax. Securities are classified as trading when held for short-term periods in anticipation of market gains, and are carried at fair value. Securities are written down to fair value when a decline in fair value is not temporary.

   Statement of Financial Accounting Standards (SFAS) No. 115 was adopted on January 1, 1994. Accordingly, securities were classified into the categories discussed above. Prior to this date, securities were reported at amortized cost except for securities held for sale, which were reported at the lower of cost or market. This reclassification increased equity by $706,000 at January 1, 1994, which is the after-tax effect of the adjustment from amortized cost to fair value for securities available for sale at that date.

   Gains and losses on sales are determined using the amortized cost of the specific security sold. Interest income includes amortization of purchase premiums and discounts.

INTEREST AND FEES ON LOANS

   Interest on loans is recognized on the interest method. The accrual of interest on loans is suspended when, in management's opinion, the collection of all or a portion of the interest has become doubtful. When a loan is placed on non-accrual status, accrued and unpaid interest at risk is charged against income. Payments received on non-accrual loans are applied against principal until recovery of the remaining balance is reasonably assured.

   Loan fees and direct costs associated with originating or acquiring loans are deferred and recognized over the life of the related loan or lease, as an adjustment of the yield.

CONCENTRATIONS OF CREDIT RISK

   The Corporation, through its subsidiary banks, grants residential, consumer, and commercial loans to customers located primarily in the central Ohio counties of Knox, Morrow, Holmes, Ashland, and Richland. Commercial loans, residential real estate loans, and consumer loans comprise 29.9%, 47.1%, and 23.0% of total loans, respectively, at December 31, 1996.

   The Corporation, in the normal course of business, makes commitments to extend credit which are not reflected in the financial statements. A summary of these commitments is discussed in Note 9.

LOANS HELD FOR SALE

   Real estate loans held for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Net unrealized losses are recognized in a valuation allowance by charges to income.

ALLOWANCE FOR LOAN LOSSES

   The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and decreased by charge-offs less recoveries. Management estimates the allowance based on past loan loss experience, known and inherent risks in the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

   Under SFAS Nos. 114 and 118, "Accounting by Creditors for Impairment of a Loan," which were adopted January 1, 1995, loan impairment is reported when full payment under the loan terms is not expected. The adoption of this statement did not materially impact the financial statements. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported net, at the present value of estimated future cash flows using the loan's existing rate, or at the fair value of collateral if repayment is expected solely from the collateral.

   Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential first mortgage loans secured by one-to-four family residences, residential construction loans, and automobile, home equity, and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 30 days or more. Loans are generally moved to non-accrual status when 90 days or more past due. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged off when deemed uncollectible. The nature of disclosures for impaired loans is considered generally comparable to prior non-accrual and renegotiated loans and non-performing and past-due asset disclosures.

PREMISES AND EQUIPMENT

   Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful life of the asset. The assets are reviewed for impairment under SFAS No. 121 when events indicate the carrying amount may not be recoverable. Maintenance and repairs are charged to expense as incurred, and major improvements are capitalized.

OTHER REAL ESTATE

   Real estate acquired through foreclosure or deed in lieu of foreclosure is included in other assets at the lower of cost or fair value, less estimated costs to sell. Any reduction from carrying value of the related loan to fair value at the time of acquisition is accounted for as a loan loss. Any subsequent reduction in fair value is reflected in a valuation allowance account through a charge to income. Costs incurred to carry other real estate are charged to expense.

   Other real estate owned totaled $92,000 at December 31, 1996 and 1995.

SERVICING RIGHTS

   Prior to adopting SFAS No. 122 at the start of 1996, servicing right assets were recorded only for purchased rights to service mortgage loans. Subsequent to adopting this standard, servicing rights represent both purchased rights and the allocated value of servicing rights retained on loans sold. Servicing rights are expensed in proportion to, and over the period of, estimated net servicing revenues. Impairment is evaluated based on the fair value of the rights, using groupings of the underlying loans as to interest rates and then, secondarily, as to geographic and prepayment characteristics. Any impairment of a grouping is reported as a valuation allowance. Adopting this pronouncement did not materially impact the Corporation's financial condition or net income.

   Excess servicing receivable is reported when a loan sale results in servicing in excess of normal amounts, and is expensed over the life of the servicing on the interest method.

INTANGIBLES

   Intangible assets arising from branch and bank acquisitions, and included with other assets in the consolidated balance sheet, are summarized as follows at December 31, 1996, net of accumulated amortization:

   Goodwill                        $ 335,000
   Core deposit intangibles        $ 499,000

   Goodwill is being amortized using the straight-line method over periods of up to fifteen years. Core deposit intangibles are being amortized using various methods over periods of up to fifteen years for intangibles arising from acquisitions prior to 1989, and over ten years for branch acquisitions in 1989. Goodwill and identified intangibles are assessed for impairment based on estimated undiscounted cash flow and written down if necessary. Amortization of goodwill and core deposit intangibles totaled $235,000, $240,000, and $248,000 in 1996, 1995, and 1994.

INCOME TAXES

   Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

STATEMENT OF CASH FLOWS

   For the purpose of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold, all of which have original maturities of 90 days or less.

   The Corporation paid interest of $19,321,000, $16,795,000, and $13,393,000 for the years ended December 31, 1996, 1995, and 1994, respectively. Cash paid for income taxes was $2,008,000, $1,477,000, and $1,378,000 for the years ended December 31, 1996, 1995, and 1994, respectively.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

   The Corporation adopted stock option and stock appreciation rights plans in 1995 and 1990. Stock options and stock appreciation rights may be granted at a price not less than the fair market value of the stock at the date of the grant. Stock options are reflected as common stock and paid-in capital when exercised, in an amount equal to the option price received. Any benefit associated with the tax deduction received for the difference between the fair market value at the date of exercise and the option price is recorded as paid-in capital. Compensation expense associated with stock appreciation rights granted is accrued based on the increase in the value of the underlying common shares.

   Expense for employee compensation for stock options granted is based on Opinion 25, with expense reported only if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value method of SFAS No. 123 were used for stock-based compensation.

EMPLOYEE BENEFITS

   A defined-benefit pension plan covers substantially all employees, with benefits based on years of service and compensation prior to retirement. Contributions to the plan are based on the maximum amount deductible for income tax purposes. A retirement savings plan with 401(k) features cover substantially all employees who are at least age 21 and have completed one year of serA defined-benefit pension plan covers substantially all employees, with benefits based on years of service and compensation prior to retirement. Contributions to the plan are based on the maximum amount deductible for income tax purposes. A retirement savings plan with 401(k) features cover substantially all employees who are at least age 21 and have completed one year of service. The plan allows employee contributions, with contributions up to 6% of employee compensation matched at 30%.

   The expense of the defined-benefit plan is reported by spreading the expected contributions to the plan less long-term earnings on The expense of the defined-benefit plan is reported by spreading the expected contributions to the plan less long-term earnings on plan assets over the employee's service period. Expense of the retirement savings plan is based on annual contributions.

   Health benefits to retirees are provided under a plan. The estimated cost is recorded during the period of employee service.

FAIR VALUES OF FINANCIAL INSTRUMENTS

   Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on and off balance sheet financial instruments do not include the value of anticipated future business or the values of assets and liaFair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on and off balance sheet financial instruments do not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

STOCK DIVIDENDS

   Dividends issued in stock are reported by transferring the market value of the stock issued from retained earnings to common stock and additional paid-in capital. Stock splits in the form of stock dividends are reported by transferring the par value of the Dividends issued in stock are reported by transferring the market value of the stock issued from retained earnings to common stock and additional paid-in capital. Stock splits in the form of stock dividends are reported by transferring the par value of the stock issued from retained earnings to common stock.

EARNINGS AND DIVIDENDS DECLARED PER SHARE

   Primary earnings per share is computed based on the weighted average shares outstanding during the year plus common equivalent shares arising from dilutive stock options, using the treasury method. Fully-diluted earnings per share reflects additional dilution related to stock options due to the use of the market price at the end of the period when higher than the average price for the period.

   The Corporation distributed 5% stock dividends in September, 1996 and October, 1994. In September, 1995, the Corporation distributed a two-for-one stock split in the form of a 100% stock dividend. All per share data has been retroactively adjusted for the stock split and stock dividends.

FINANCIAL STATEMENT PRESENTATION

   Certain items in the 1995 and 1994 financial statements have been reclassified to correspond with the 1996 presentation.

]


NOTE 2 - SECURITIES AVAILABLE FOR SALE

   The amortized cost and estimated fair values of securities available for sale are summarized as follows at:

                                                                             GROSS          GROSS    ESTIMATED
(In thousands of dollars)                                   AMORTIZED   UNREALIZED     UNREALIZED         FAIR
December 31, 1996                                                COST        GAINS         LOSSES        VALUE
--------------------------------------------------------------------------------------------------------------
U.S. Treasury securities ...............................     $ 30,621     $    230      $    (81)     $ 30,770
Obligations of states and political subdivisions .......       56,493        1,337          (257)       57,573
Obligations of U.S. government corporations and agencies       26,777          258           (46)       26,989
Other securities .......................................        6,866          199                       7,065
Mortgage pools .........................................       53,267          608          (125)       53,750
Collateralized mortgage obligations ....................        1,295                        (16)        1,279
                                                             --------     --------      --------      --------
 TOTAL .................................................     $175,319     $  2,632      $   (525)     $177,426
                                                             ========     ========      ========      ========

                                                                             GROSS         GROSS    ESTIMATED
(In thousands of dollars)                                   AMORTIZED   UNREALIZED    UNREALIZED         FAIR
December 31, 1995                                                COST        GAINS        LOSSES        VALUE
--------------------------------------------------------------------------------------------------------------
U.S. Treasury securities ...............................     $ 27,955     $    312     $     (51)     $ 28,216
Obligations of states and political subdivisions .......       53,407        1,867           (77)       55,197
Obligations of U.S. government corporations and agencies        6,932           59                       6,991
Other securities .......................................        4,041          249                       4,290
Mortgage pools .........................................       35,335          635           (69)       35,901
Collateralized mortgage obligations ....................        1,421            1           (29)        1,393
                                                             --------     --------      --------      --------
 TOTAL .................................................     $129,091     $  3,123      $   (226)     $131,988
                                                             ========     ========      ========      ========

   The amortized cost and estimated fair values of investments in debt securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will likely differ from contractual maturities because some issuers have the right to call or prepay obligations with or without penalty.

                                                                                                    ESTIMATED
                                                                                      AMORTIZED          FAIR
(In thousands of dollars)                                                                  COST         VALUE
--------------------------------------------------------------------------------------------------------------
  Due in one year or less .......................................................      $ 13,465      $ 13,532
  Due after one year through five years .........................................        43,214        43,796
  Due after five years through ten years ........................................        34,613        35,334
  Due after 10 years ............................................................        29,465        29,735
                                                                                       --------      --------
                                                                                        120,757       122,397
  Mortgage-backed and related securities ........................................        54,562        55,029
                                                                                       --------      --------
   TOTAL INVESTMENTS IN DEBT SECURITIES .........................................      $175,319      $177,426
                                                                                       ========      ========

   Proceeds from the sales of investment and mortgage-backed securities during 1996 were $14,362,000, resulting in gross gains of $234,000 and gross losses of $63,000. Proceeds from the sales of investment and mortgage-backed securities during 1995 were $17,560,000 resulting in gross gains of $50,000 and gross losses of $93,000. There were no sales in 1994. Gross gains from calls of investment securities were $23,000 in 1995 and $11,000 in 1994.

   As of December 31,1996 and 1995, securities having estimated fair values of $80,586,000 and $60,297,000, respectively, were pledged to collateralize governmental and trust department deposits and repurchase agreements (See Note
7) in accordance with federal and state requirements.

   To provide additional flexibility to meet liquidity and asset/liability management needs, the Corporation reclassified its obligations of states and political subdivisions from held to maturity to available for sale. The securities, with an amortized cost of $53,407,000, were transferred on December 31, 1995, as allowed by the SFAS 115 implementation guide issued by the Financial Accounting Standards Board. The related unrealized gain of $1.8 million was reflected, net of tax, as an increase to shareholders' equity.

NOTE 3 - LOANS

   Loans are comprised of the following at December 31:
(In thousands of dollars)                                                                                1996         1995
------------------------------------------------------------------------------------------------------------------------------------
  Residential real estate loans held for sale...................................................                  $  5,020
  Residential real estate loans.................................................................    $ 170,449      147,927
  Commercial real estate loans..................................................................       12,349        9,548
  Commercial and industrial loans...............................................................       90,739       88,632
  Consumer and credit card loans................................................................       83,399       74,836
  Obligations of states and political subdivisions..............................................        4,904        4,678
                                                                                                    ---------     --------
    TOTAL LOANS  ...............................................................................    $ 361,840     $330,641
                                                                                                    =========     ========

   Loans over 90 days past due and still accruing interest approximated $1,904,000 and $862,000 at December 31, 1996 and 1995, respectively. Loans on non-accrual status at December 31, 1996 and 1995 approximated $317,000 and $197,000, respectively. Impaired loans were not material at December 31, 1996, or in any period presented.



NOTE 4 - ALLOWANCE FOR LOAN LOSSES

   Activity in the allowance for loan losses is summarized as follows:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Balance, beginning of year.......................................................    $   4,166    $   3,876     $  3,597
  Provision for loan losses........................................................          774          584          638
  Losses charged to the allowance..................................................         (579)        (539)        (641)
  Recoveries ......................................................................          184          245          282
                                                                                       ---------    ---------     --------
   BALANCE, END OF YEAR  ..........................................................    $   4,545    $   4,166     $  3,876
                                                                                       =========    =========     ========



NOTE 5 - PREMISES AND EQUIPMENT

   Premises and equipment at December 31, are summarized as follows:
(In thousands of dollars)                                                                                1996         1995
------------------------------------------------------------------------------------------------------------------------------------
  Land..........................................................................................    $   1,708     $  1,701
  Buildings.....................................................................................        9,614        9,229
  Equipment.....................................................................................        8,173        7,713
                                                                                                    ---------     --------
  Total premises and equipment..................................................................       19,495       18,643
  Less accumulated depreciation.................................................................       (8,704)      (7,650)
                                                                                                    ---------     --------
   PREMISES AND EQUIPMENT, NET  ................................................................    $  10,791     $ 10,993
                                                                                                    =========     ========

   Total depreciation expense was $1,075,000 in 1996, $1,018,000 in 1995, and $716,000 in 1994.

   The Corporation has annual renewable leases for certain office and business equipment. Total rental expense for renewable and noncancelable operating leases was $198,000, $211,000, and $202,000 in 1996, 1995, and 1994. Future lease commitments are not material.

NOTE 6 - DEPOSITS

   Deposits are comprised of the following categories at December 31:
(In thousands of dollars)                                                                                1996         1995
------------------------------------------------------------------------------------------------------------------------------------
  Non interest-bearing demand...................................................................    $  55,317    $  54,706
  Interest-bearing demand.......................................................................       49,386       39,882
  Savings.......................................................................................       88,258       99,133
  Time..........................................................................................      237,802      210,346
                                                                                                    ---------    ---------
   TOTAL DEPOSITS ..............................................................................    $ 430,763    $ 404,067
                                                                                                    =========    =========

  Time deposits of $100,000 or more included above were $50,516,000 in 1996 and $36,417,000 in 1995.

At year-end 1996, stated maturities of all time deposits were:
                                 1997................. $  192,107
                                 1998.................     30,777
                                 1999.................      7,567
                                 2000.................      4,517
                                 2001.................        953
                                 Thereafter...........      1,881
                                                       ----------
                                                       $  237,802
                                                       ==========


NOTE 7 - SHORT-TERM BORROWINGS

   The outstanding balances for short-term borrowings as of December 31, are as follows:
(In thousands of dollars)                                                                                1996         1995
------------------------------------------------------------------------------------------------------------------------------------
  Securities sold under repurchase agreements...................................................    $   9,972    $   7,453
  Demand note due to the U. S. Treasury.........................................................        2,215          533
  Federal funds purchased.......................................................................        2,700
  Federal Home Loan Bank advances...............................................................       10,000
                                                                                                    ---------    ---------
   TOTAL SHORT-TERM BORROWINGS  ................................................................    $  24,887    $   7,986
                                                                                                    =========    =========

   Securities sold under repurchase agreements represent borrowings with maturities from 1 to 89 days and are collateralized by selected Corporation securities as discussed in Note 2. Physical control is maintained for all securities sold under repurchase agreements.

   Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                                                         1996         1995
------------------------------------------------------------------------------------------------------------------------------------
   Average daily balance during the year........................................................    $   6,619    $   5,260
   Average interest rate during the year........................................................         4.62%        5.13%
   Maximum month-end balance during the year....................................................    $   9,972    $   7,453

NOTE 8 - LONG-TERM DEBT

   Long-term borrowings as of December 31, are as follows:
(In thousands of dollars)                                                                                1996         1995
------------------------------------------------------------------------------------------------------------------------------------
  Fixed rate Federal Home Loan Bank advances with monthly principal and interest payments:
   5.60% Advance due August 1, 2003.............................................................    $   2,179     $  2,442
   6.35% Advance due August 1, 2013.............................................................        2,724        2,812
   5.95% Advance due March 1, 2004..............................................................          586          649
   5.70% Advance due May 1, 2004................................................................        4,760        5,262
   5.85% Advance due January 1, 2016............................................................        4,876        5,000
  Fixed rate Federal Home Loan Bank advances with monthly interest payments:
   5.35% Advance due February 1, 1999...........................................................        5,000        5,000
   5.60% Advance due April 1, 1999..............................................................        5,000        5,000
   5.70% Advance due June 1, 1999...............................................................        7,000        7,000
   6.35% Advance due March 1, 2004..............................................................          250          250
   6.15% Advance due July 21, 1997..............................................................       10,000
   6.60% Advance due July 21, 1999..............................................................       10,000
   6.90% Advance due July 21, 2001..............................................................       10,000
                                                                                                    ---------     --------
    TOTAL LONG-TERM DEBT .......................................................................    $  62,375     $ 33,415
                                                                                                    =========     ========

   At December 31, 1996, Federal Home Loan Bank (FHLB) advances were collateralized by all shares of FHLB stock owned by the Corporation, with a carrying value of $6,618,000, and by 100% of the Corporation's qualified real estate-backed investments and qualified mortgage loan portfolio totaling approximately $219,000,000. Based on the carrying amount of FHLB stock owned by the Corporation, total FHLB advances were limited to approximately $73,985,000 at December 31, 1996. Future advances to be received by the Corporation above this limit would require additional purchases of FHLB stock.

   The aggregate future minimum annual principal payments on borrowings are $11,587,000 in 1997, $1,576,000 in 1998, $28,576,000 in 1999, $1,587,000 in
2000, $11,606,000 in 2001, and $7,443,000 thereafter.



NOTE 9 - COMMITMENTS AND CONTINGENCIES

   The subsidiary banks have various commitments and contingencies arising in the normal course of business, such as standby letters of credit and commitments to extend credit, which are not reflected in the consolidated financial statements. The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans is represented by the contractual amount of those instruments. The subsidiary banks follow the same credit policy in making such commitments as is followed for loans recorded in the financial statements.

   As of December 31, 1996, the Corporation had commitments to make loans and unused lines of credit approximating $62,175,000, of which $3,046,000 carried fixed rates ranging from 6.88% to 11.00% and $59,129,000 carried adjustable rates. At December 31, 1995, the Corporation's commitments and unused lines of credit totaled approximately $56,334,000, of which $3,320,000 carried fixed rates ranging from 7.00% to 11.00% and $53,014,000 carried adjustable rates. As of December 31, 1996 and 1995, commitments under outstanding letters of credit amounted to approximately $546,000 and $364,000, respectively. Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained related to the commitments is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets, deposits, and other items. In management's opinion, these commitments represent normal banking transactions, and no material losses are expected to result therefrom.

   The Corporation's subsidiary banks are required to maintain cash on hand and in reserve balances at the Federal Reserve Bank. This requirement as of December 31, 1996, was $5,479,000. These balances do not earn interest.

   The Corporation and its subsidiaries have various claims and lawsuits pending at December 31, 1996, arising in the ordinary course of their business. It is the opinion of management, after consultation with legal counsel, that such disputes will not materially affect the Corporation's financial position or earnings.

   In January, 1991, a facilities management agreement was entered into with NCR Corporation regarding on-site data processing services for First-Knox Banc Corp. and its subsidiaries. The agreement covers the period through January 31, 1998, during which time NCR is responsible for upgrading computer hardware and software, as well as managing the data processing function. All operating expenses related to the function, including personnel salaries and benefits, equipment and software maintenance, and depreciation, are the responsibility of NCR. The agreement calls for payments with limits defined by inflation and customer account volumes. Payments under this agreement amounted to $1.33 million in 1996, $1.27 million in 1995, and $1.21 million in 1994. The annual amount of anticipated payments is expected to be $1.39 million in 1997 with a final payment of $117,000 in January 1998.

         The Corporation is party to a merger agreement (See Note 20).

NOTE 10 - EMPLOYEE BENEFIT PLANS

PENSION PLAN:

   Net pension expense is comprised of the following components:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Service cost benefits earned during the year.....................................    $     272    $     224     $    262
  Interest cost on projected benefit obligation....................................          371          351          315
  Actual return on plan assets.....................................................         (505)        (460)        (413)
  Net amortization and deferral of initial transition credit and
   subsequent (gains) and losses...................................................          (35)         (43)         (32)
                                                                                       ---------    ---------     --------
   NET PENSION EXPENSE.............................................................    $     103    $      72     $    132
                                                                                       =========    =========     ========

   The funded status of the plan and the prepaid pension cost recognized at
   December 31, are as follows:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Actuarial present value of benefit obligations:
   Vested benefits.................................................................    $   3,925    $   3,798     $  3,121
   Non-vested benefits.............................................................          184          117           79
                                                                                       ---------    ---------     --------
    ACCUMULATED BENEFIT OBLIGATION  ...............................................    $   4,109    $   3,915     $  3,200
                                                                                       =========    =========     ========

  Projected benefit obligation.....................................................    $   5,113    $   5,042     $  4,182
  Plan assets at fair value (primarily U. S. government obligations, listed
   stocks, and corporate bonds)....................................................        5,706        5,620        4,646
                                                                                       ---------    ---------     --------
  Plan assets in excess of projected benefit obligation............................          593          578          464
  Items not yet recognized in income:
   Unrecognized prior service adjustment...........................................          179           90           96
   Unrecognized net loss ..........................................................          219          474          205
  Initial transition credit which is being amortized over 15 years.................         (194)        (242)        (291)
                                                                                       ---------    ---------     --------
   PREPAID PENSION COST INCLUDED IN OTHER ASSETS ..................................    $     797    $     900    $     474
                                                                                       =========    =========     ========

  Assumptions used at December 31:
   Discount rate...................................................................        8.00%        7.50%        8.50%
   Rate of increase in compensation level..........................................        4.75%        4.75%        5.50%
   Long-term rate of return on assets..............................................        9.00%        9.00%        9.00%

  To better reflect the pension obligation at December 31, 1996, the Corporation changed certain assumptions from those used at December 31, 1995.
These changes were the primary factors in the difference in the unrecognized net loss reflected in the prepaid pension cost analysis at December 31, 1996.

POSTRETIREMENT HEALTHCARE PLAN:

   The following table sets forth the plan's funded status reconciled with the amount recorded in the  Corporation's  balance sheet at year-end.
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Accumulated postretirement benefit obligation....................................    $     773    $     821     $    732
  Unrecognized transition asset, net of amortization...............................         (760)        (808)        (855)
  Unrecognized net gain............................................................          216          174          258
                                                                                       ---------    ---------     --------
   ACCRUED POSTRETIREMENT BENEFIT COST INCLUDED IN OTHER LIABILITIES ..............    $     229    $     187     $    135
                                                                                       =========    =========     ========

   Postretirement benefit cost includes the following components:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Interest cost on accumulated postretirement benefit obligation...................    $      57    $      63     $     56
  Amortization of transition obligation over 20 years..............................           39           37           48
                                                                                       ---------    ---------     --------
   POSTRETIREMENT BENEFIT COST  ...................................................    $      96    $     100     $    104
                                                                                       =========    =========     ========

   For measurement purposes, a 9% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996. The rate was assumed to decrease gradually to 5% in 2001 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. Increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated benefit obligation as of December 31, 1996, by $70,000. The weighted average discount rate used in determining expense, and accumulated postretirement benefit obligation was 8.0%.

NOTE 11 - STOCK OPTION PLAN

   The Corporation was authorized in 1995 to grant options on 189,000 shares of common stock and 63,000 stock appreciation rights to key management employees and directors. Under a plan that expired on March 27, 1995, the Corporation was authorized to grant options on 183,783 common shares and 91,891 stock appreciation rights to key management employees. The plans authorize the issuance of stock options and stock appreciation rights for terms not exceeding ten years from the date of the grant at a price generally no less than fair market value at the date of grant. No consideration is paid by participants to exercise stock appreciation rights. Common shares related to canceled, forfeited or terminated stock options become available for subsequent grant under the terms of the 1995 plan. All stock options and stock appreciation rights will become immediately exercisable upon shareholder approval of the merger discussed in Note 20.

   SFAS No. 123, "Accounting for Stock-Based Compensation," which became effective for 1996, encourages the use of a fair value-based method to account for stock-based compensation plans such as the Corporation's stock option plan. As allowed by SFAS No. 123, however, the Corporation has elected to continue following prior accounting standards under which no compensation expense is recognized if the exercise price of the Corporation's stock options is equal to or greater than the market price of the underlying stock on the date of grant. If compensation expense is not recorded, pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Corporation had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using an option pricing model with the following assumptions: risk-free interest rates of 6.30% and 6.50% in 1996 and 7.40% in 1995; dividend yields of 3.82% in 1996 and 2.44% in 1995; volatility factors of the expected market price of the Corporation's common stock of 5.44%; and a weighted average expected life of the option of 6.5 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period of 5 years for non-director employees. Options granted to directors vest immediately. Using these assumptions, the weighted average fair value of options granted during the year was $3.21 in 1996 and $4.83 in 1995. The Corporation's pro forma information follows:

(In thousands of dollars
except per share data)                  1996          1995
-------------------------------------------------------------
  Net income as reported..........  $  6,036     $   5,709
  Pro forma net income............  $  6,006     $   5,650
  Primary earnings per share
   as reported....................  $   1.59     $    1.50
  Pro forma  primary earnings
   per share......................  $   1.58     $    1.48
  Fully diluted earnings per
   share as reported..............  $   1.59     $    1.50
  Pro forma fully diluted
   earnings per share.............  $   1.58     $    1.48

   In future years, the pro forma effect could increase if additional options would be granted.

                                                    STOCK OPTIONS                           STOCK APPRECIATION RIGHTS
                                        -----------------------------------            -----------------------------------
                                                          OUTSTANDING                                    OUTSTANDING
                                                     ----------------------                           --------------------
                                                                   WEIGHTED                                       WEIGHTED
                                                                    AVERAGE                                        AVERAGE
                                           NUMBER                  EXERCISE               NUMBER                  EXERCISE
                                        AVAILABLE                 PRICE PER            AVAILABLE                 PRICE PER
                                        FOR GRANT        NUMBER       SHARE            FOR GRANT        NUMBER       SHARE
------------------------------------------------------------------------------------------------------------------------------------
 January 1, 1994.......................    21,120       162,652    $  11.05               51,191        32,533    $  11.05
 Granted...............................   (20,948)       20,948       19.90              (12,356)       12,356       19.90
 Exercised.............................                  (5,443)      10.05                             (1,085)      10.05
                                          -------   -----------                         --------   -----------
 December 31, 1994.....................       172       178,157       12.12               38,835        43,804       13.57
 Authorized............................   189,000                                         83,000
 Canceled..............................                  (1,361)      11.31                               (273)      11.31
 Expired...............................      (172)                                       (38,835)
 Granted...............................   (16,800)       16,800       20.51
 Exercised.............................                 (10,378)      10.50                             (2,068)      10.50
                                          -------   -----------                         --------   -----------
 December 31, 1995.....................   172,200       183,218       12.99               63,000        41,463       13.74
 Granted...............................   (35,550)       35,550       22.31               (4,400)        4,400       21.89
 Exercised.............................                  (9,749)      15.04                             (1,109)      10.91
                                          -------   -----------                         --------   -----------
  DECEMBER 31, 1996 ...................   136,650       209,019       14.48               58,600        44,754       14.61
                                          =======   ===========                         ========   ===========

 Range of exercise prices..............          $10.04 - 23.18                                 $10.04 - 21.89
 Weighted average remaining
  contractual life.....................               6.3 years                                      6.2 years
 Exercisable at year-end...............                 125,102                                         19,784
 Weighted average exercise price of
  exercisable options..................            $      13.03                                   $      10.72

         Compensation related to stock appreciation rights was $212,000 in 1996, $150,000 in 1995, and $139,000 in 1994.

NOTE 12 - OTHER OPERATING EXPENSES

    Other operating expenses consist of the following major items:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Data processing (Note 9) ........................................................    $   1,753    $   1,764     $  1,611
  Franchise taxes..................................................................          696          559          542
  FDIC insurance...................................................................            4          443          846
  Advertising......................................................................          399          387          357
  Stationery and office supplies...................................................          313          423          358
  Professional fees................................................................          331          358          411
  Other............................................................................        1,891        1,722        1,939
                                                                                       ---------    ---------     --------
   TOTAL OTHER OPERATING EXPENSES  ................................................    $   5,387    $   5,656     $  6,064
                                                                                       =========    =========     ========



NOTE 13 - INCOME TAXES

Income taxes consist of the following:
(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Current tax expense.............................................................     $   2,051    $   1,560     $  1,267
  Deferred tax expense (benefit)...................................................          (43)           5
                                                                                       ---------    ---------     --------
   TOTAL INCOME TAXES  ............................................................    $   2,008    $   1,565     $  1,267
                                                                                       =========    =========     ========

   The difference between the provision for income taxes and amounts computed by applying the statutory income tax rate of 34% to income before taxes is as follows:

(In thousands of dollars)                                                                   1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Income taxes computed at the statutory tax rate on pre-tax income................    $   2,735   $    2,473     $  2,187
  Add/(subtract) tax effect of:
   Tax exempt income...............................................................         (917)        (906)        (932)
   Other ..........................................................................          190           (2)          12
                                                                                       ---------    ---------     --------
   TOTAL INCOME TAXES .............................................................    $   2,008    $   1,565     $  1,267
                                                                                       =========    =========     ========

   The income tax expense (benefit) attributable to securities transactions approximated $58,000 in 1996, $(7,000) in 1995, and $4,000 in 1994.

   The tax effects of principal temporary differences and the resulting deferred tax assets and liabilities that comprise the net deferred tax asset (liability) included in the balance sheet are as follows at December 31, 1996 and 1995:

(In thousands of dollars)                                                                               1996          1995
------------------------------------------------------------------------------------------------------------------------------------
  Allowance for loan losses.....................................................................    $   1,206     $  1,040
  Other.........................................................................................          366          279
                                                                                                    ---------     --------
   Deferred tax asset...........................................................................        1,572        1,319
                                                                                                    ---------     --------
  Pension.......................................................................................         (265)        (299)
  Depreciation..................................................................................         (296)        (306)
  Direct financing and leveraged leases.........................................................         (307)        (185)
  Unrealized gains on securities available for sale.............................................         (717)        (985)
  Other.........................................................................................         (537)        (405)
                                                                                                    ---------     --------
   Deferred tax liability.......................................................................       (2,122)      (2,180)
                                                                                                    ---------     --------
   NET DEFERRED TAX LIABILITY  .................................................................    $    (550)    $   (861)
                                                                                                    =========     ========

The Corporation has paid sufficient taxes in the current and prior years to warrant recording full deferred tax assets without a valuation allowance.

NOTE 14 - REGULATORY MATTERS

   The payment of dividends to the Corporation by its banking subsidiaries is subject to restriction by various regulatory authorities. These restrictions generally limit dividends to earnings retained in the current and prior two years, as defined by regulation. In addition, dividend payments may not reduce capital levels below minimum regulatory guidelines. As of December 31, 1996, $4.9 million was available for dividend payments under the more restrictive of the two limitations.

   The Corporation and subsidiary banks are subject to regulatory capital requirements administered by governmental banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classification in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.

   The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                                                          CAPITAL TO RISK-WEIGHTED ASSETS           TIER 1
                                                                          -------------------------------       CAPITAL TO
                                                                             TOTAL            TIER 1        AVERAGE ASSETS
------------------------------------------------------------------------------------------------------------------------------------
  Well capitalized.....................................................        10%                6%                    5%
  Adequately capitalized...............................................         8%                4%                    4%
  Undercapitalized.....................................................         6%                3%                    3%

   At year-end, actual capital levels (in thousands) and minimum required levels for the Corporation and its significant subsidiary bank were:

                                                                                                        MINIMUM REQUIRED
                                                                                MINIMUM REQUIRED      TO BE WELL-CAPITALIZED
                                                                                  FOR CAPITAL        UNDER PROMPT CORRECTIVE
                                                           ACTUAL              ADEQUACY PURPOSES       ACTION REGULATIONS
                                                   ----------------------   -----------------------  -----------------------
(In thousands of dollars)                             AMOUNT       RATIO       AMOUNT       RATIO       AMOUNT       RATIO
------------------------------------------------------------------------------------------------------------------------------------
1996
Total capital (to risk-weighted assets)
  Consolidated................................     $  52,138      15.69%    $  26,583       8.00%    $  33,228      10.00%
  First-Knox National Bank....................     $  40,265      14.07%    $  22,888       8.00%    $  28,610      10.00%
Tier 1 capital (to risk-weighted assets)
  Consolidated................................     $  48,249      14.52%    $  13,291       4.00%    $  19,937       6.00%
  First-Knox National Bank....................     $  34,954      12.22%    $  11,444       4.00%    $  17,166       6.00%
Tier 1 leverage (to average assets)
  Consolidated................................     $  48,249       8.54%    $  22,597       4.00%    $  28,247       5.00%
  First-Knox National Bank....................     $  34,954       6.91%    $  20,221       4.00%    $  25,276       5.00%

1995
Total capital (to risk-weighted assets)
  Consolidated................................     $  47,231      15.45%    $  24,459       8.00%    $  30,574      10.00%
  First-Knox National Bank....................     $  36,114      13.60%    $  21,249       8.00%    $  26,562      10.00%
Tier 1 capital (to risk-weighted assets)
  Consolidated................................     $  43,678      14.29%    $  12,230       4.00%    $  18,344       6.00%
  First-Knox National Bank....................     $  31,059      11.69%    $  10,625       4.00%    $  15,937       6.00%
Tier 1 leverage (to average assets)
  Consolidated................................     $  43,678       8.84%    $  19,876       4.00%    $  24,845       5.00%
  First-Knox National Bank....................     $  31,059       7.13%    $  17,436       4.00%    $  21,794       5.00%

   At year-end 1996, the Corporation and both subsidiary banks are categorized as well capitalized.

NOTE 15 - RELATED PARTY TRANSACTIONS

   In the course of their business, the subsidiary banks have granted loans to executive officers, directors, and their related business interests. The following is an analysis of activity of related party loans aggregating $60,000 or more to any one related party for the year ended December 31, 1996:

(In thousands of dollars)
------------------------------------------------------------------------------------------------------------------------------------
  Balance at January 1, 1996.................................................................................    $  11,241
  New loans and advances.....................................................................................        3,867
  Repayment..................................................................................................       (3,223)
                                                                                                                 ---------
   Balance at December 31, 1996..............................................................................    $  11,885
                                                                                                                 =========

   Total loans to executive officers included above were $1,518,000 and $1,359,000 at December 31, 1996 and 1995, respectively.



NOTE 16 - FAIR VALUES OF FINANCIAL INSTRUMENTS

   The following table shows the estimated fair value of the Corporation's financial instruments and the related carrying values at December 31, 1996 and 1995. Items which are not financial instruments are not included.

                                                                             DECEMBER 31, 1996         DECEMBER 31, 1995
                                                                          ----------------------     ---------------------
                                                                          CARRYING     ESTIMATED     CARRYING    ESTIMATED
(In thousands of dollars)                                                   AMOUNT    FAIR VALUE       AMOUNT   FAIR VALUE
------------------------------------------------------------------------------------------------------------------------------------
  Cash and cash equivalents...........................................    $  20,847    $  20,847    $  20,412     $ 20,412
  Securities available for sale.......................................      177,426      177,426      131,988      131,988
  Loans, net of allowance for loan losses.............................      357,295      357,262      326,475      327,296
  Accrued interest receivable.........................................        4,345        4,345        3,702        3,702
  Demand and savings deposits.........................................     (192,961)    (192,961)    (193,721)    (193,721)
  Time deposits.......................................................     (237,802)    (237,915)    (210,346)    (214,737)
  Short-term borrowings...............................................      (24,887)     (24,887)      (7,986)      (7,986)
  Long-term debt......................................................      (62,375)     (62,036)     (33,415)     (29,218)
  Accrued interest payable............................................       (2,762)      (2,762)      (2,272)      (2,272)

   For purposes of the above disclosures of estimated fair value, the following assumptions were used as of December 31, 1996 and 1995. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value for securities is based on quoted market values for the individual securities or for equivalent securities. Carrying value is considered to approximate fair value for loans that contractually reprice at intervals of less than six months, for short-term borrowings, and for deposit liabilities subject to immediate withdrawal. The fair values of fixed-rate loans, loans that reprice less frequently than each six months, time deposits, and long-term debt are approximated by a discount rate value technique utilizing estimated market interest rates as of December 31, 1996 and 1995. The fair values of unrecorded commitments at December 31, 1996 and 1995 are not material.

NOTE 17 - PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

CONDENSED BALANCE SHEETS (In thousands of dollars) Years ended December 31,                              1996         1995
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents.....................................................................    $   7,117     $  6,654
  Interest-bearing deposit in subsidiary bank...................................................           58           57
  Securities available for sale.................................................................                       364
  Debenture receivable from subsidiary bank.....................................................        2,000        2,000
  Investment in subsidiaries....................................................................       41,757       38,152
  Other assets..................................................................................           14           14
                                                                                                    ---------     --------
   TOTAL ASSETS  ...............................................................................    $  50,946     $ 47,241
                                                                                                    =========     ========
LIABILITIES
  Dividends payable.............................................................................    $     902     $    534
  Other liabilities.............................................................................           69           48
                                                                                                    ---------     --------
   TOTAL LIABILITIES ...........................................................................          971          582
                                                                                                    ---------     --------
EQUITY
  Common stock..................................................................................       11,737       11,407
  Paid-in capital...............................................................................       26,017       24,042
  Retained earnings.............................................................................       10,830       11,187
  Common stock in treasury......................................................................                    (1,889)
  Unrealized gain on securities available for sale..............................................        1,391        1,912
                                                                                                    ---------     --------
   TOTAL EQUITY  ...............................................................................       49,975       46,659
                                                                                                    ---------     --------
    TOTAL LIABILITIES AND EQUITY  ..............................................................    $  50,946     $ 47,241
                                                                                                    =========     ========

CONDENSED STATEMENTS OF INCOME (In thousands of dollars) Years ended December 31,           1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
  Dividends from subsidiaries......................................................    $   2,365    $   3,401    $   6,933
  Interest and dividend income.....................................................          185          193          196
  Security gains, net..............................................................          181
  Total expenses ..................................................................         (721)        (150)        (125)
                                                                                       ---------    ---------     --------
  Income before taxes and equity in undistributed earnings of subsidiaries.........        2,010        3,444        7,004
  Income tax expense...............................................................          (26)          (9)         (20)
  Equity in undistributed earnings of subsidiaries.................................        4,052        2,274       (1,820)
                                                                                       ---------    ---------     --------
   NET INCOME .....................................................................    $   6,036    $   5,709     $  5,164
                                                                                       =========    =========     ========

CONDENSED STATEMENTS OF CASH FLOWS (In thousands of dollars) Years ended December 31,       1996         1995         1994
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.......................................................................    $   6,036    $   5,709     $  5,164
  Adjustments to reconcile net income to cash provided by operations
   Equity in undistributed earnings of subsidiaries................................       (4,052)      (2,274)       1,820
   Gain on sale of securities available for sale...................................         (181)
   Changes in other, net...........................................................           61            5            8
                                                                                       ---------    ---------     --------
    NET CASH PROVIDED BY OPERATING ACTIVITIES .....................................        1,864        3,440        6,992
                                                                                       ---------    ---------     --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Net change in interest-bearing deposit in subsidiary bank .......................           (1)          48          142
  Proceeds from sale of securities available for sale..............................          431
                                                                                       ---------    ---------     --------
    NET CASH PROVIDED BY INVESTING ACTIVITIES .....................................          430           48          142
                                                                                       ---------    ---------     --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Cash dividends paid..............................................................       (2,168)      (1,672)      (1,468)
  Issuance of common stock.........................................................          337          247          408
   Purchase of treasury shares.....................................................                    (1,926)
                                                                                       ---------    ---------     --------
    NET CASH USED IN FINANCING ACTIVITIES .........................................       (1,831)      (3,351)      (1,060)
                                                                                       ---------    ---------     --------
   Net change in cash..............................................................          463          137        6,074
   Beginning cash..................................................................        6,654        6,517          443
                                                                                       ---------    ---------     --------
    ENDING CASH  ..................................................................    $   7,117    $   6,654     $  6,517
                                                                                       =========    =========     ========

NOTE 18 - QUARTERLY INFORMATION (UNAUDITED)

   The following is a summary of consolidated quarterly financial data:

                                                                                           QUARTER ENDED:
                                                                         -----------------------------------------------------------
(In thousands of dollars except per share data)                             DEC. 31     SEPT. 30      JUNE 30     MARCH 31
------------------------------------------------------------------------------------------------------------------------------------
1996
  Interest income.....................................................    $  11,009    $  10,439    $   9,728     $  9,603
  Net interest income.................................................        5,535        5,249        5,194        4,990
  Provision for loan losses...........................................          231          211          251           81
  Net income..........................................................        1,320        1,604        1,618        1,494
  Fully-diluted earnings per share....................................         0.35         0.42         0.43         0.39
1995
  Interest income.....................................................    $   9,733    $   9,465    $   9,214     $  8,676
  Net interest income.................................................        5,108        4,924        4,887        4,670
  Provision for loan losses...........................................          182          166          158           78
  Net income..........................................................        1,563        1,488        1,390        1,268
  Fully-diluted earnings per share....................................         0.42         0.40         0.36         0.32

   Fully-diluted earnings per share have been restated to reflect the 5% stock dividend distributed in September, 1996.




NOTE 19 - PENDING ACCOUNTING CHANGES

   SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The effect on the financial statements is not expected to be material.


NOTE 20 - PENDING MERGER AGREEMENT

   On October 28, 1996 the Corporation entered into an Agreement and Plan of Merger ("Agreement") with Park National Corporation ("Park National"), a bank holding company headquartered in Newark, Ohio, whereby Park National will acquire First-Knox Banc Corp. Under the terms of the Agreement, Park National will exchange approximately 0.5914 shares of Park National common stock for each share of First-Knox Banc Corp. outstanding in a tax-free exchange. Park National expects to issue an aggregate of 2,345,000 shares of common stock to complete the merger, which is expected to be accounted for as a pooling-of-interests. The exact exchange ratio will be determined by a formula that is based upon, among other things, the market price of Park National common stock and the number of shares of First-Knox Banc Corp. common stock outstanding or subject to options prior to closing. The transaction is subject to certain conditions including regulatory approval and the approval of the shareholders of First-Knox Banc Corp. and Park National.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
First-Knox Banc Corp.
Mount Vernon, Ohio

   We have audited the accompanying consolidated balance sheets of FIRST-KNOX BANC CORP. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FIRST-KNOX BANC CORP. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

   As discussed in Note 1 to the consolidated financial statements, the Corporation changed its methods of accounting for impaired loans in 1995 and for certain investment and mortgage-backed securities in 1994 to conform with new accounting guidance.



                        /s/ CROWE, CHIZEK AND COMPANY LLP

                          CROWE, CHIZEK AND COMPANY LLP



Columbus, Ohio
January 22, 1997

                                FINANCIAL REVIEW

INTRODUCTION

   The following discussion and financial information are presented to aid in understanding the consolidated financial condition and results of operations of First-Knox Banc Corp. and its bank subsidiaries, The First-Knox National Bank ("First-Knox") and the Farmers and Savings Bank ("Farmers"). Both banks are insured by the Federal Deposit Corporation (FDIC) and provide banking services to individual and commercial customers in the central Ohio area. The Corporation is subject to supervision, examination, and regulation by the Federal Reserve System. First-Knox is a member of the Federal Reserve System and is subject to supervision, examination, and regulation by the Comptroller of the Currency and the FDIC. Farmers is chartered by the State of Ohio and is subject to supervision, examination and regulation by the FDIC and the Ohio Division of Financial Institutions.

   Emphasis in this analysis is placed on comparisons of the years 1996 to 1995 and 1995 to 1994, with further discussion of historical data where appropriate. The purpose of this discussion is to provide a better understanding of the consolidated financial statements. This discussion should be read in conjunction with the audited consolidated financial statements and footnotes and with the ratios, statistics, and discussions. Forward looking statements contained in this review involve risks and uncertainties and are subject to change based on various important factors. The factors discussed in these forward looking statements, as well as other factors, could cause actual results to differ materially from those expressed or implied. Market or institutional trends, events or uncertainties are not expected to have a material effect on liquidity, capital resources or operations except as discussed herein. Other than as discussed herein, there are no current recommendations by regulatory authorities which would have such effect if implemented.

RESULTS OF OPERATIONS

   Net income of $6,036,000 for 1996 represented a 5.7% increase over 1995. 1995's net income represented a 10.6% increase over 1994. The return on average assets was 1.14% for 1996, compared to 1.20% for 1995 and 1.13% for 1994. The return on average shareholders' equity was 12.67% for 1996, compared to 13.16% for 1995 and 12.94% for 1994. As discussed in more detail below, the increase in net income for 1996 resulted primarily from higher net interest income offset by a 4.8% increase in non-interest expenses. Non-interest income recorded growth of $301,000 or 9.6% compared to 1995. 1995 non-interest income and non-interest expense increased 13.8% and 1.5%, respectively, over 1994.

NET INTEREST INCOME

   Net interest income, the amount by which interest and fees from earning assets exceeds the interest cost of liabilities, is the most important component of consolidated earnings. Net interest income is affected by volumes, interest rates, and composition of earning assets and interest bearing liabilities, as well as by levels of non-interest bearing demand deposits and shareholders' equity. The accompanying tables contain a ten-year comparison of net interest income as well as detailed ratios regarding its components during the past three years.

   On a fully-taxable equivalent (FTE) basis (tax exempt income restated to a pre-tax equivalent based on the statutory federal income tax rate), Table II shows net interest income was $22.65 million in 1996, $21.21 million in 1995 and $20.58 million in 1994. The net interest spread declined 13 basis points while average earning assets increased 10.4% and average interest bearing liabilities increased 11.7% over 1995. The 1995 net interest spread declined 21 basis points while average earning assets increased



TABLE I - FINANCIAL RATIOS FOR FIVE YEARS

                                                                  1996         1995         1994         1993         1992
------------------------------------------------------------------------------------------------------------------------------------
PROFITABILITY
  Rate of return on:
   Average assets.......................................         1.14%        1.20%        1.13%        1.12%         .99%
   Average equity.......................................         12.67        13.16        12.94        13.50        13.84
   Beginning equity.....................................         12.94        13.98        13.44        15.49        14.56
  As a percent of average assets:
   Net interest income (fully-taxable equivalent basis).         4.29%        4.45%        4.51%        4.74%        4.40%
   Non-interest income..................................           .65          .66          .60          .59          .61
   Provision for loan losses............................           .15          .12          .14          .27          .35
   Non-interest expense.................................          2.95         3.12         3.21         3.33         3.14
  Cash dividends per share (1)..........................          $.68         $.47         $.40         $.35         $.32
  Cash dividends as a percentage of net income..........         42.0%        30.7%        29.6%        27.9%        26.6%
OTHER
  Average loans to average deposits.....................         81.5%        80.4%        78.7%        77.5%        75.9%
  Net loan charge-offs to average loans.................           .12          .09          .12          .24          .42
  Allowance to year-end loans...........................          1.26         1.26         1.27         1.24         1.14
  Average shareholders' equity to average assets........          9.03         9.10         8.75         8.32         7.12
  Changes in average balances:
   Total assets.........................................         10.7%         4.5%         9.8%         3.7%         3.6%
   Shareholders' equity.................................           9.8          8.7         15.4         21.1         10.5
   Loans................................................           8.0          5.4          5.2          4.5          6.5
   Deposits ............................................           6.6          3.2          3.5          2.3          3.3

(1) Restated for stock dividends and stock splits.

4.3% and average interest bearing liabilities increased 3.5% over 1994. A rate and volume analysis of interest income and interest expense changes for 1996 and 1995 is provided in Table III.

   As noted in Table II , average earning assets yields (FTE) were 8.52% in 1996, 8.59% in 1995 and 7.91% in 1994. Average interest bearing liability costs were 4.63% in 1996, 4.57% in 1995 and 3.68% in 1994. The net interest margin (FTE net interest income divided by average earning assets) was 4.54%, 4.71% and 4.76% for the same respective years. The decline in 1996 resulted primarily from earning asset rates declining and interest rates paid on interest bearing liabilities increasing. A shift in the composition of customer deposits during 1996 contributed to the margin decline over 1995, as average balances for savings and interest-bearing demand deposits declined by 4.2% or $6.27 million while higher cost time deposits increased by 16.01% or $31.0 million. This shift continued a trend from the previous year. The addition of FHLB advances during the third quarter of 1996 to fund securities purchases, also contributed to the margin decline. A total of $40.0 million was added to both borrowed funds and the security portfolio which raised the total cost of funds and lowered the earning asset yield for 1996. This investment program produced approximately $200,000 during 1996, although it did lower the net interest margin. This program was initiated to leverage existing capital. The decline in net interest margin during 1995 was largely due to earning asset rates increasing slower than interest rates paid on interest-bearing liabilities. The principal effort to maintain interest spreads, and to offset the anticipated effect of increased dependence on interest-bearing liabilities, has been to focus on opportunities to enhance earning asset yields through loan growth.

   The difference between a financial institution's interest-sensitive assets (i.e., assets which will mature or reprice within a specified time period) and interest-sensitive liabilities (i.e. liabilities which will mature or reprice within the same time period) is commonly referred to as its "gap" or "interest rate sensitivity gap." An institution having more interest rate sensitive liabilities than interest rate sensitive assets repricing within a given time period is said to have a "negative" gap. At December 31, 1996, the Corporation's gap position was negative within one year with $119.2 million of interest bearing liabilities repricing in excess of earning assets. This represents 22.1% of total earning assets. Approximately 45.9% of earning assets and 79.2% of interest-bearing liabilities reprice within one year of December 31, 1996. Generally, this gap position will improve net interest income in a declining interest rate environment. Management committees of the subsidiary banks regularly monitor the maturity structures of interest-sensitive assets and liabilities to stabilize net interest earnings during periods of changing interest rates. Based on the current structure, net interest income is projected to decline approximately 2.6% over a twelve month period if interest rates were to immediately rise 2%. Conversely, net interest income is projected to improve by approximately 2.1% over a twelve month period if interest rates were to immediately fall by 2%. The current goal of these committees is to limit fluctuations in net interest earnings over a twelve month period to plus or minus 10% for an immediate 2% change in interest rates. Expectations are for stable interest rates for 1997. Management intends to maintain a negative one year gap position because it believes this is an optimum structure to attain long-term profit. An analysis of interest rate sensitive assets and liabilities at December 31, 1996 can be found in Table V.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

   The provision for loan losses is an operating expense recorded to maintain the related balance sheet allowance at a level adequate to provide for credit losses. Economic conditions, loss experience, levels of non-performing assets, credit portfolio mix, delinquency statistics, and analysis of selected loans are factors affecting management's evaluation of the adequacy of the allowance. The expense provision for 1996 was 32.5% higher than 1995 as a result of higher net loan charge-offs and loan growth. As percentages of loans, the expense provisions were .23%, .19% and .21% in 1996, 1995 and 1994, respectively. Net loan charge-offs represented .12%, .09% and .12% of average outstanding loans during 1996, 1995 and 1994, respectively. Approximately 33.7% of net charge-offs in 1996 resulted from commercial related loans, with consumer loans accounting for 66.3% of the balance. Over the past five years consumer related loans accounted for approximately 52.1% of net charge-offs, commercial loans approximately 46.7% and mortgage loans approximately 1.2%.

   As a percentage of year-end loan balances, the allowance for possible losses was 1.26% in 1996, 1.26% in 1995 and 1.27% in 1994. At the end of 1996,
approximately 60% of the allowance is unallocated; i.e., not allocated to specific loans or portfolios based on historical portfolio losses, compared to 70% at the previous year end. Management anticipates that as a percentage of loan balances, 1997 net loan charge-offs should approximate 1996 levels. Non-performing loans of $2.22 million represented .61% of 1996 year-end balances compared to $1.06 million and .32% at December 31, 1995.

NON-INTEREST INCOME

   This income represents non-interest sources of revenue such as customer service fees, trust income, and other income. Total non-interest income of $3.43 million was $301,000 or 9.6% higher than 1995. Customer service fees and commissions increased $108,000 compared to 1995. Trust department income increased $72,000 or 10.3%.

   Net security gains were $171,000 in 1996. The Corporation had minimal net gains and losses in 1995 and 1994. The majority of the gain in 1996 was the result of the sale of an equity security by the Corporation which resulted in a gain of $180,000.

   Total non-interest income of $3.13 million in 1995 was $380,000 or 13.8% higher than 1994. Customer service fees and commissions increased $389,000 compared to 1994. Trust department income increased $114,000 or 19.4% compared to 1994. Non-interest income was enhanced in 1995 as a result of deposit service charge pricing changes made during the third quarter of 1994, and as a result of mutual fund and annuity products which were introduced during the fourth quarter of 1994.

NON-INTEREST EXPENSE

   Non-interest expenses include employee salaries and benefits as well as occupancy, FDIC insurance, advertising, state franchise taxes, and other operating expenses. Total non-interest expenses increased by $720,000 or 4.8% in 1996 after increasing $213,000 or 1.5% in 1995.

   A reduction in FDIC expense in 1996 of $439,000 contributed significantly to minimizing the 1996 increase. The Corporation incurred legal and professional expenses totaling $595,000 related to the pending merger with Park National Corporation as discussed in Note 20. Occupancy expenses increased in 1996 by $249,000 or 11.7%, attributed largely to increased occupancy costs at the Main Office branch of First-Knox. Salaries and employee benefits were higher in 1996 by $145,000 or 2.0%, while on a net basis, all other expenses were down $269,000 or 4.8%.

   A reduction in FDIC insurance expense of $403,000 in 1995 contributed significantly to the small total increase in non-interest expenses over 1994. Occupancy expenses increased in 1995 by $296,000 or 16.22% principally related to the Main Office expan-

TABLE II - AVERAGE BALANCES AND ANALYSIS OF NET INTEREST INCOME

                                             1996                          1995                           1994
                                 ----------------------------   -----------------------------  ----------------------------
                                                     AVERAGE                        AVERAGE                        AVERAGE
                                  AVERAGE   INCOME/   YIELD/     AVERAGE   INCOME/   YIELD/     AVERAGE  INCOME/    YIELD/
(In thousands of dollars)         BALANCE   EXPENSE     RATE     BALANCE   EXPENSE     RATE     BALANCE  EXPENSE      RATE
-------------------------------- ----------------------------   -----------------------------  ----------------------------
SECURITIES:
  Taxable....................... $ 99,143  $  6,606     6.66%   $ 82,390  $  5,214     6.33%   $ 81,549 $  4,477      5.49%
  Non-taxable (1)...............   51,782     4,390     8.48      49,889     4,288     8.60      50,024    4,242      8.48
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   Total .......................  150,925    10,996     7.29     132,279     9,502     7.18     131,573    8,719      6.63
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
LOANS (2):
  Commercial (1)................  103,486    10,031     9.69      95,629     9,411     9.84      94,468    8,021      8.49
  Real estate...................  161,505    13,201     8.17     146,803    11,941     8.13     137,409   10,947      7.97
  Consumer (3)..................   74,560     7,814    10.48      71,827     7,625    10.62      66,284    6,444      9.72
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   Total .......................  339,551    31,046     9.14     314,259    28,977     9.22     298,161   25,412      8.52
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
MONEY MARKET INVESTMENTS:
  Federal funds sold............    5,625       265     4.71       3,911       220     5.63       2,316       77      3.32
  Interest-bearing deposits
   with banks...................    1,336        66     4.94         157         8     5.10          60        2      3.33
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   Total .......................    6,961       331     4.76       4,068       228     5.60       2,376       79      3.31
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   TOTAL EARNING ASSETS ........  497,437    42,373     8.52%    450,606    38,707     8.59%    432,110   34,210      7.91%
                                           --------                       --------                      --------
  Loan allowance  ..............   (4,298)                        (3,983)                        (3,784)
  Other assets..................   34,590                         30,154                         27,902
                                 --------                       --------                       --------
   TOTAL ASSETS   .............. $527,729                       $476,777                       $456,228
                                 ========                       ========                       ========

INTEREST-BEARING DEPOSITS:
  Savings and interest-bearing
  demand deposits............... $143,825     3,502     2.43%   $150,095     4,029     2.68%   $161,812    4,072      2.52%
  Time deposits.................  224,541    12,924     5.76     193,554    11,129     5.75     172,148    7,728      4.49
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   Total .......................  368,366    16,426     4.46     343,649    15,158     4.41     333,960   11,800      3.53
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
BORROWED FUNDS:
  Short-term....................   13,043       585     4.49       6,196       390     6.29       9,153      349      3.81
  Long-term.....................   46,497     2,800     6.02      33,413     1,951     5.84      27,246    1,478      5.42
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   Total .......................   59,540     3,385     5.69      39,609     2,341     5.91      36,399    1,827      5.02
                                 --------  --------     ----    --------  --------     ----    -------- --------      ----
   TOTAL INTEREST-BEARING
     LIABILITIES ...............  427,906    19,811     4.63     383,258    17,499     4.57     370,359   13,627      3.68
                                           --------                       --------                      --------

  Non-interest bearing
   demand deposits..............   48,041                         47,023                         44,722
                                 --------                       --------                       --------
  Total Interest-Bearing
   Liabilities and Demand
   Deposits ....................  475,947    19,811     4.16     430,281    17,499     4.07     415,081   13,627      3.28
                                           --------                       --------                      --------
  Other liabilities.............    4,146                          3,106                          1,248
                                 --------                       --------                       --------
   Total Liabilities ...........  480,093                        433,387                        416,329
  Shareholders' equity..........   47,636                         43,390                         39,899
                                 --------                       --------                       --------
   TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY ........ $527,729                       $476,777                       $456,228
                                 ========                       ========                       ========

   INTEREST SPREAD .............           $ 22,562    3.89%              $ 21,208     4.02%            $ 20,583      4.23%
                                           ========                       ========                      ========

  AS A PERCENTAGE OF EARNING ASSETS:
   INTEREST INCOME .............                       8.52%                           8.59%                          7.91%
   INTEREST EXPENSE ............                       3.98                            3.88                           3.15
                                                       ----                            ----                           ----
   NET INTEREST INCOME .........                       4.54%                           4.71%                          4.76%
                                                       ====                            ====                           ====

(1) Income is computed on a fully-taxable equivalent basis utilizing a 34% tax rate. The amount of such adjustment was:

                                   1996    1995     1994
                                 ------  ------   ------

   Non-taxable securities.....   $1,493  $1,496   $1,442
   Commercial loans...........      101     123      174
                                 ------  ------   ------
                                 $1,594  $1,619   $1,616
                                 ======  ======   ======

(2)  Non-accruing loans are included in the average balances presented.
(3)  Includes balances outstanding under home equity lines of credit.

sion of First-Knox. Salaries and employee benefits were higher in 1995 compared to 1994 by $325,000 or 4.81%, while on a net basis all other expenses were down $8,000 or 0.16%.

INCOME TAXES

   Income tax expenses of $2,008,000, $1,565,000 and $1,267,000 were recorded in 1996, 1995 and 1994, respectively, representing 25.0%, 21.5% and 19.7% of income before taxes for each of the respective years. The effective tax rates are all lower than the statutory rate of 34%. Tax-exempt income from obligations of states and political subdivisions and non-taxable loans is the primary cause of these deviations from statutory rates. The Corporation does not plan to significantly increase its holdings of tax-exempt obligations during 1997. Tax exempt income from securities and loans represented 39.6%, 41.7% and 48.7% of income before income taxes in 1996, 1995 and 1994, respectively. As a percentage of average earning assets, average non-taxable balances were approximately 11.3%, in 1996, 12.9% in 1995, and 8.0% in 1994.


FINANCIAL CONDITION

   Consolidated total assets were $573.8 million at the end of 1996 after recording growth of $76.9 million or 15.5% during 1996. This growth was funded primarily by FHLB advances which increased by $39.3 million and deposits which grew by $26.7 million. These new FHLB advances were used to purchase securities during the third quarter of 1996. Loans increased by $31.2 million, and securities increased by $45.4 million during 1996. Short-term borrowings increased by $16.9 million which included the addition of a $10 million FHLB advance.

SECURITIES

   The consolidated securities portfolio increased by $45.4 million or 34.4% during 1996. Most of this growth was fueled by an investment program initiated during the third quarter of 1996 which utilized $40 million of FHLB advances as a funding source for purchasing mortgage-backed securities. Mortgage-backed securities represented 31.0% and 28.3% of the total securities portfolio at year end 1996 and 1995, respectively. Treasury securities decreased from 21.4% of total securities at the end of 1995 to 17.3% at the end of 1996.


TABLE III - RATE AND VOLUME ANALYSIS OF CHANGES
IN INTEREST INCOME AND INTEREST EXPENSE

                                                                     1996-1995                         1995-1994
                                                           -----------------------------    ------------------------------
                                                           CHANGE IN                        CHANGE IN
                                                             INCOME/      RATE    VOLUME      INCOME/       RATE    VOLUME
(In thousands of dollars)                                    EXPENSE    EFFECT    EFFECT      EXPENSE     EFFECT    EFFECT
--------------------------------------------------------------------------------------------------------------------------
CHANGE IN INTEREST INCOME
  SECURITIES:
   Taxable................................................  $  1,392   $   284   $ 1,108      $   737   $    688   $    49
   Non-taxable (1)........................................       102       (59)      161           46         58       (12)
                                                            --------   -------   -------      -------   --------   -------
    Total.................................................     1,494       225     1,269          783        746        37
                                                            --------   -------   -------      -------   --------   -------
  LOANS:
   Commercial (1).........................................       620      (141)      761        1,390      1,295        95
   Real estate (2)........................................     1,260        59     1,201          994        213       781
   Consumer...............................................       189      (100)      289        1,181        595       586
                                                            --------   -------   -------      -------   --------   -------
    Total.................................................     2,069      (182)    2,251        3,565      2,103     1,462
                                                            --------   -------   -------      -------   --------   -------
  Money market investments (3)............................       103       (28)      131          149         77        72
                                                            --------   -------   -------      -------   --------   -------
    Total interest income.................................     3,666        15     3,651        4,497      2,926     1,571
                                                            --------   -------   -------      -------   --------   -------

CHANGE IN INTEREST EXPENSE
  Savings and interest-bearing demand deposits............      (527)     (364)     (163)         (43)       186      (229)
  Time deposits...........................................     1,795        19     1,776        3,401      2,338     1,063
                                                            --------   -------   -------      -------   --------   -------
   Total deposits.........................................     1,268      (345)    1,613        3,358      2,524       834
  Short-term borrowings...................................       195       (68)      263           41         85       (44)
  Long-term borrowings....................................       849        62       787          473        101       372
                                                            --------   -------   -------      -------   --------   -------
   Total interest expense.................................     2,312      (351)    2,663        3,872      2,710     1,162
                                                            --------   -------   -------      -------   --------   -------
   NET INTEREST INCOME   .................................  $  1,354   $   366   $   988      $   625   $    216   $   409
                                                            ========   =======   =======      =======   ========   =======

(1)Non-taxable income is adjusted to a fully-taxable equivalent basis utilizing a 34% tax rate. The effect of this adjustment is disclosed in Table II.
(2)Real-estate construction loans are included in this amount and represent less than 5% of total real estate loans and less than 2% of total loans for the periods presented. These are principally loans to construct one-to-four-family residential housing.
(3)Primarily related to federal funds sold balances.
   For purposes of this table, changes attributable to both rate and volume which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.
   Non-accruing loan balances are included for purposes of computing the rate and volume effects, although interest on these balances has been excluded.
   Table II contains the average balances and related interest amounts.

As a percentage of the total securities portfolio, municipal securities represented 32.4% at year end 1996 and 41.8% at year end 1995. To provide additional flexibility to meet liquidity and asset/liability management needs, the Corporation reclassified its municipal securities from held to maturity to available for sale. These securities with an amortized cost of $53,407,000 were transferred on December 31, 1995, as allowed by the SFAS 115 implementation guide issued by the Financial Accounting Standards Board. The related unrealized gain of $1.8 million was reflected net of tax as an increase to shareholders' equity.

   The average balances of securities represented 30.3% of average earning assets in 1996, 30.3% in 1995 and 31.0% in 1994. At the end of 1996, the
estimated fair value of all securities exceeded amortized cost by $2.1 million or 1.2%. At the end of 1995, the estimated fair value of all securities exceeded amortized cost by $2.9 million or 2.2%. Approximately 9.0% of the total portfolio will mature in 1997. The average maturity of the security portfolio was 5.5 years in both 1994 and 1995 compared to 6.2 years in 1996. The Corporation's security portfolio contained no derivatives during any period covered by this report. Additional detail regarding securities is included in Table IV.

LOANS

   Loans represented 68.3% of average earning assets in 1996, 69.7% in 1995, and 69.0% in 1994. In terms of full year average balances, loans have grown by 8.0%, 5.4% and 5.2% in 1996, 1995 and 1994, respectively. Residential real estate loans grew by $17.5 million, or 11.4% in 1996, while commercial loans increased by $5.1 million, or 5.0%. Consumer loan balances increased $8.6 million, or 11.4% during 1996.

   While the loan portfolio is the Corporation's highest yielding asset, it also contains the highest risk of loss. The real estate loan portfolio is primarily residential in the north central Ohio area. Real estate construction loans are not a material component of this portfolio. The commercial loan portfolio represents loans to business interests in the north central Ohio area. There is no significant industry concentration with these loans. The consumer loans are composed principally of financing to individuals for vehicles and consumer assets. All of these portfolios could be negatively impacted by an economic downturn in this north central Ohio market area. To mitigate risks associated with the borrower's ability to repay, the Corporation generally requires collateral on loans. To reduce the risk of fluctuating collateral values, the Corporation generally requires down payments on its real estate and consumer loans and scheduled periodic payments on most types of financing. As of December 31, 1996, only 2.2% of total loans were unsecured.

DEPOSITS

   Customer deposits from local markets are the Corporation's primary source of funds. Deposits totaled $430.8 million at the end of 1996, 6.6% higher than a year ago. Based on full year average balances, deposits grew by 6.6% in 1996, 3.2% in 1995 and 3.5% in 1994.


TABLE IV - SECURITIES AVAILABLE FOR SALE

                                                                                                                       TAX
                                                U.S.    FEDERAL   STATE AND   MORTGAGE-                         EQUIVALENT
(In thousands of dollars)                   TREASURY   AGENCIES   POLITICAL  BACKED (2)       OTHER      TOTAL   YIELD (1)
------------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1996 (At fair value)
  Maturity:
     Within one year....................    $  9,028                $ 4,504     $ 2,393              $  15,925       7.15%
     After one year through five years..      21,742    $11,060      10,995      19,830                 63,627       7.27%
     After five years through ten years.                 15,929      19,405      32,806                 68,140       7.94%
     After ten years....................                             22,669                $  7,065     29,734       7.83%
                                            --------    -------     -------     -------    --------  ---------       -----
  Total carrying value..................    $ 30,770    $26,989     $57,573     $55,029    $  7,065  $ 177,426

  Taxable equivalent purchase yield (1).        6.13%      7.57%       8.46%       7.65%       7.00%      7.61%
  Average maturity (in years)...........         1.7        6.5         7.7         5.3        20.0        6.2

                                               U.S.     FEDERAL  STATE AND    MORTGAGE-
(In thousands of dollars)                  TREASURY    AGENCIES   POLITICAL  BACKED (2)       OTHER      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1995 (At fair value)
  Total carrying value..................    $ 28,216    $ 6,991     $55,197     $37,294    $  4,290  $ 131,988
  Taxable equivalent purchase yield (1).        5.70%      6.66%       8.58%       7.03%       6.95%      7.36%
  Average maturity (in years)...........         1.3        5.3         8.2         3.0        20.0        5.5

                                                U.S.    FEDERAL  STATE AND    MORTGAGE-
(In thousands of dollars)                   TREASURY   AGENCIES   POLITICAL  BACKED (2)       OTHER      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
DECEMBER 31, 1994
  Total carrying value..................    $ 27,420    $ 2,393     $54,750     $42,657    $  3,991  $ 131,211
  Estimated fair value..................    $ 27,420    $ 2,393     $51,847     $42,657    $  3,991  $ 128,308
  Taxable equivalent purchase yield (1).        5.19%      6.89%       8.64%       6.00%       6.42%      6.94%
  Average maturity (in years)...........         1.7        1.1         7.4         2.8        20.0        5.5

(1) Yields are based on historical cost and computed on a fully tax-equivalent basis assuming a tax rate of 34%.
(2) Mortgage-backed securities are reported by expected average maturities. Actual maturities will differ due to scheduled payments and the rights of borrowers to prepay.

   The Corporation experienced a shift in the composition of its deposits during 1996. Non-interest bearing demand deposits increased by $0.6 million or 1.1% during 1996 and represented 12.8% of all deposits at year end. Interest bearing demand deposits increased by $9.5 million or 23.8% during 1996 and represented 11.4% of all deposits compared to 9.9% in 1995. Savings deposits declined by $10.9 million or 11.00% during 1996 and represented 20.5% of all deposits compared to 24.5% in 1995. Time deposits increased by $27.5 million or 13.1% during 1996 and represented 55.2% of all deposits compared to 52.1% of deposits in 1995.

BORROWINGS

   The Corporation and its subsidiaries incur short-term borrowings through customer related repurchase agreements, amounts due to the U.S. Treasury and through correspondent banks including the FHLB. These amounts are subject to rapid rate fluctuation and, as described in Note 7, are collateralized by selected securities. Short-term advances with FHLB are collateralized under the same terms, collateral and limitations as the long-term advances which are disclosed in Note 8. Short-term borrowings averaged $13.0 million, $6.2 million, and $9.2 million for 1996, 1995 and 1994, respectively.

   Long-term borrowings at the end of 1996 are comprised of FHLB advances. The amounts and terms of these advances are disclosed in Note 8, along with the collateral required and limitations imposed by the FHLB. These long-term advances increased by $29.3 million in 1996 largely as a part of funding the investment program initiated during the third quarter of 1996 which was designed to leverage more of the Corporation's capital. These long-term advances declined $1.3 million or 3.9% during 1995.

SHAREHOLDERS' EQUITY

   Shareholders' equity totaled $50.0 million at December 31, 1996, compared to $46.7 million at December 31, 1995. At December 31, 1996 and December 31, 1995 the ratio of shareholders' equity to assets was 8.71% and 9.39%, respectively. The Corporation complied with the capital requirements established by the Federal Reserve System at each of those dates. Under the "Prompt Corrective Action" regulations, the FDIC has defined five categories of capitalization (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized). The Corporation meets the "well capitalized" definition which requires a total risk-based capital ratio of at least 10%, a Tier 1 risk-based ratio of at least 6%, and a leverage ratio of at least 5%, and the absence of any written agreement, order, or directive from a regulatory agency. "Well capitalized" status affords the Corporation the ability to operate with the greatest flexibility under current laws and regulations.

   Cash dividends declared to shareholders of the Corporation in 1996 amounted to $2,536,000, representing an increase of 44.8%




TABLE V - INTEREST RATE SENSITIVITY ANALYSIS

    Interest rate sensitivity measures the exposure of net interest income to possible changes in interest rates. The following interest rate sensitivity table presents the traditional static gap position of First-Knox Banc Corp. at December 31, 1996. The table depicts the time periods in which certain interest-earning assets and certain interest-bearing liabilities will mature or reprice in accordance with their contractual terms. This table does not, however, necessarily indicate the impact of general interest rate movements on the Corporation's net interest yield because the repricing of various categories of assets and liabilities is subject to competitive factors and customer preferences. As a result, various assets and liabilities indicated as repricing within the same period may in fact reprice at different times and at different rate levels.


                                                              AFTER 1    AFTER 3    AFTER 6
                                                                MONTH     MONTHS     MONTHS
                                                    WITHIN        BUT        BUT        BUT     TOTAL      TOTAL
                                                       ONE     WITHIN     WITHIN     WITHIN    WITHIN      AFTER
(In thousands of dollars)                            MONTH   3 MONTHS   6 MONTHS     1 YEAR    1 YEAR     1 YEAR      TOTAL
------------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE SENSITIVE ASSETS
  Loans .......................................  $ 128,944  $  17,861  $  27,629  $  48,628  $223,062   $138,778  $ 361,840
  Investment securities and federal funds sold.        823      1,836      2,075      9,154    13,888    108,509    122,397
  Mortgage-backed securities (1)...............      8,509        241         96      1,605    10,451     44,578     55,029
                                                 ---------  ---------  ---------  ---------  ---------  --------  ---------
   TOTAL ......................................    138,276     19,938     29,800     59,387   247,401    291,865    539,266
                                                 ---------  ---------  ---------  ---------  ---------  --------  ---------

INTEREST RATE SENSITIVE LIABILITIES
  Interest-bearing deposits (2)................     62,094     64,173     75,136    128,348   329,751     45,695    375,446
  Borrowings...................................     25,869        180        272     10,558    36,879     50,383     87,262
                                                 ---------  ---------  ---------  ---------  ---------  --------  ---------
   TOTAL  .....................................     87,963     64,353     75,408    138,906   366,630     96,078    462,708
                                                 ---------  ---------  ---------  ---------  ---------  --------  ---------

INTEREST RATE SENSITIVITY GAP .................  $  50,313  $ (44,415) $ (45,608) $ (79,519) $(119,229) $195,787  $  76,558
                                                 =========  =========  =========  =========  =========  ========  =========
CUMULATIVE INTEREST RATE SENSITIVITY GAP .....   $  50,313  $   5,898  $ (39,710) $(119,229) $(119,229) $ 76,558
                                                 =========  =========  =========  =========  =========  ========
INTEREST RATE SENSITIVITY GAP RATIO ...........      1.57x       .31x       .40x       .43x      .67x      3.04x      1.17x
                                                 =========  =========  =========  =========  =========  ========  =========
CUMULATIVE INTEREST RATE SENSITIVITY GAP
  AS A PERCENTAGE OF
  TOTAL INTEREST-EARNING ASSETS ...............      9.33%      1.09%    (7.36)%   (22.11)%  (22.11)%     14.20%     14.20%
                                                 =========  =========  =========  =========  =========  ========  =========

(1) Mortgage-backed securities are included at the earlier date of repricing or average maturity, such maturity giving effect to prepayment estimates.
(2) Interest-bearing demand deposits and savings accounts are included in the total amount to be repriced within one year.

over 1995 and 42.0% of 1996 net income. This payout ratio in 1996 was higher than the average payout ratio during the previous five years which ranged from 26% to 31%. Dividends paid to the Corporation by the subsidiary banks are the primary source of funds for payment of dividends to the Corporation's shareholders. Regulatory restrictions on the dividends from the subsidiary banks are described in Note 14 of the consolidated financial statements.

LIQUIDITY

   Liquidity refers to the ability to meet cash flow needs which, in the banking industry, refers to the ability to fund customer borrowing needs as well as deposit withdrawals. Assets such as cash and non-interest bearing deposits with banks, federal funds sold, maturing securities, and loan repayments are the Corporation's principal sources of liquidity. Access to FHLB advances, described elsewhere in this report, is a supplemental source to meet liquidity needs. Operating activities provided cash of $7.9 million, $7.4 million and $5.8 million in 1996, 1995 and 1994, respectively. Cash and cash equivalents increased from $20.4 million at December 31, 1995 to $20.8 million at December 31, 1996. Refer to the consolidated statements of cash flows for a summary of the sources and uses of cash in 1996, 1995 and 1994. Taking into account the capital adequacy, profitability, and reputation maintained by the Corporation, the available liquidity sources are considered adequate to meet the current and projected needs.

FAIR VALUES OF FINANCIAL INSTRUMENTS

   The Corporation disclosed the estimated fair value and related carrying values of its financial instruments at December 31, 1996 and 1995 in Note 16 of the consolidated financial statements.

   While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that, were the Corporation to have liquidated such items, the estimated fair values would necessarily have been realized. The methodologies utilized in evaluating the estimated fair values at December 31, 1996 and 1995 were consistently applied. The estimated fair values at December 31, 1996 and 1995, should not be considered to apply at subsequent dates.

   Other assets and liabilities of the Corporation that are not defined as financial instruments under SFAS 107 "Fair Values of Financial Instruments," are not included in this disclosure. These would include, among others, such items as property and equipment, financing leases, and the intangible value of the Corporation's customer base and profit potential.

IMPACT OF INFLATION AND CHANGING PRICES

   The consolidated financial statements and related notes presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results primarily in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Corporation's operations. Nearly all the assets and liabilities of the Corporation are financial, unlike most industrial companies. As a result, the Corporation's performance is directly impacted by changes in interest rates, which are indirectly influenced by inflationary expectations. The Corporation's ability to match the interest sensitivity of its financial assets to the interest sensitivity of its financial liabilities in its asset/liability management may tend to minimize the effect of changes in interest rates on the Corporation's performance. Changes in interest rates do not necessarily fluctuate in the same manner and to the same extent as changes in the price of goods and services.

NEW ACCOUNTING PRONOUNCEMENT

   SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The effect on the financial statements has not yet been determined.

PENDING MERGER

   As discussed in Note 20, on October 28, 1996, the Corporation entered into an Agreement and Plan of Merger ("Agreement") with Park National Corporation ("Park National"), a bank holding company headquartered in Newark, Ohio, whereby Park National will acquire First-Knox Banc Corp. Under the terms of the Agreement, Park National will exchange approximately 0.5914 shares of Park National common stock for each outstanding share of First-Knox Banc Corp. in a tax free exchange. Park National expects to issue an aggregate of 2,345,000 shares of common stock to complete the merger which is expected to be accounted for as a pooling-of-interests. The exact exchange ratio will be determined by a formula that is based upon, among other things, the market price of Park National common stock and the number of shares of First-Knox Banc Corp. common stock outstanding or subject to options prior to closing. The transaction is valued at approximately $31.34 per share of First-Knox Banc. Corp common stock, or approximately $124.3 million based on the $53.00 closing price of Park National common stock on December 31, 1996. The transaction is subject to certain conditions including regulatory approval and the approval of the shareholders of First-Knox Banc Corp. and Park National.

TABLE VI - TEN YEARS OF PROGRESS STATEMENT SUMMARY

                                      1996      1995     1994     1993      1992      1991      1990     1989     1988       1987
------------------------------------------------------------------------------------------------------------------------------------
 Shareholders' Equity ($000)....... $ 49,975 $ 46,659 $ 40,832  $ 38,423  $ 30,115  $ 27,144 $ 24,586 $ 22,290  $ 20,198  $ 18,298
 Book Value Per Share..............    13.31    12.49    10.70     10.14      9.20      8.31     7.53     6.83      6.19      5.60
 Fully-Diluted Earnings Per Share .     1.59     1.50     1.34      1.27      1.12      1.01      .93      .88       .82       .73
 Cash Dividends ($000).............    2,536    1,751    1,527     1,302     1,051       973      927      856       786       721
 Stock Dividend/Split..............        5%     100%       5%        5%        5%        5%      60%       5%        5%        5%
 Banking Offices...................       12       12       12        12        12        12       12       12         9         8
 Total Staff.......................      250      256      264       251       245       239      250      243       230       210


CONSOLIDATED BALANCE SHEET SUMMARY
(In thousands of dollars)             1996     1995     1994      1993      1992      1991      1990     1989     1988        1987
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 Cash & Due from Banks............. $ 20,847 $ 17,012 $ 18,110  $ 16,158  $ 14,687  $ 11,824 $ 12,628 $ 13,538  $ 11,389  $  8,489
 Investments.......................  177,426  131,988  131,211   110,947   106,268   100,953   94,434  100,020    86,747    86,494
 Federal Funds Sold................             3,400             12,700     3,850     7,800    8,050    4,950     1,900     2,400
 Total Loans.......................  361,840  330,641  304,168   290,908   276,437   261,554  248,110  223,076   195,182   166,276
 Less Allowance for Loan Losses....   (4,545)  (4,166)  (3,876)   (3,597)   (3,162)   (2,905)  (2,715)  (2,338)   (1,980)   (1,748)
 Net Loans.........................  357,295  326,475  300,292   287,311   273,275   258,649  245,395  220,738   193,202   164,528
 Bank Premises and Equipment.......   10,791   10,993   10,035     6,200     4,939     5,073    5,300    5,387     4,351     3,807
 Other Assets......................    7,404    7,031    7,543     6,098     6,586     7,445    8,264    9,084     7,084     7,208
  TOTAL ........................... $573,763 $496,899 $467,191  $439,414  $409,605  $391,744 $374,071 $353,717  $304,673  $272,926

LIABILITIES
 Demand Deposits................... $104,703 $ 94,588 $ 93,709  $ 91,384  $ 86,394  $ 68,162 $ 66,222 $ 64,169  $ 58,170  $ 53,930
 Savings Deposits..................   88,258   99,133  109,675   115,587   112,619   100,093   80,285   80,430    68,838    69,419
 Other Time Deposits...............  237,802  210,346  173,796   171,206   163,281   178,665  186,122  172,258   144,160   119,321
 Total Deposits....................  430,763  404,067  377,180   378,177   362,294   346,920  332,629  316,857   271,168   242,670
 Long-Term Debt....................   62,375   33,415   34,720     5,900     5,159     5,300    5,370    5,440     2,510     2,580
 Other Liabilities.................   30,650   12,758   14,459    16,914    12,037    12,380   11,486    9,130    10,797     9,378
 Total Deposits and Other
 Liabilities.......................  523,788  450,240  426,359   400,991   379,490   364,600  349,485  331,427   284,475   254,628
 Shareholders' Equity..............   49,975   46,659   40,832    38,423    30,115    27,144   24,586   22,290    20,198    18,298
  TOTAL ........................... $573,763 $496,899 $467,191  $439,414  $409,605  $391,744 $374,071 $353,717  $304,673  $272,926


CONSOLIDATED STATEMENT OF INCOME SUMMARY
(In thousands of dollars)             1996     1995     1994      1993      1992      1991      1990     1989     1988        1987
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
 Interest and Fees on Loans........ $ 30,945 $ 28,854 $ 25,238  $ 24,960  $ 25,448  $ 27,214 $ 26,414 $ 23,775  $ 19,422  $ 16,636
 Interest and Dividends Earned
  on Total Securities..............    9,503    8,006    7,277     6,124     6,960     8,021    8,012    7,295     6,400     6,363
 Federal Funds Sold................      331      228       79       208       301       646      860      550       326       363
  TOTAL INTEREST INCOME ...........   40,779   37,088   32,594    31,292    32,709    35,881   35,286   31,620    26,148    23,362
INTEREST EXPENSE
 Interest on Deposits..............   16,426   15,158   11,800    12,023    15,157    19,720   20,735   18,539    14,651    12,959
 Interest on Borrowed Money........    3,385    2,341    1,827       674       904     1,016      914      973       715       657
  TOTAL INTEREST EXPENSE ..........   19,811   17,499   13,627    12,697    16,061    20,736   21,649   19,512    15,366    13,616
 NET INTEREST INCOME ..............   20,968   19,589   18,967    18,595    16,648    15,145   13,637   12,108    10,782     9,746
 Provision for Credit Losses.......     (774)    (584)    (638)   (1,124)   (1,394)   (1,066)    (957)    (911)     (785)     (400)
 Other Income......................    3,428    3,127    2,747     2,465     2,452     2,389    2,005    1,716     1,685     1,777
 Other Expenses....................  (15,578) (14,858) (14,645)  (13,827)  (12,584)  (12,022) (10,649)  (9,427)   (8,379)   (8,268)
 INCOME BEFORE FEDERAL INCOME TAXES    8,044    7,274    6,431     6,109     5,122     4,446    4,036    3,486     3,303     2,855
 Federal Income Taxes..............   (2,008)  (1,565)  (1,267)  ( 1,443)   (1,171)     (915)    (813)    (537)     (616)     (451)
  NET INCOME ......................  $ 6,036 $  5,709 $  5,164  $  4,666  $  3,951  $  3,531 $  3,223 $  2,949  $  2,687  $  2,404

   Per share data is restated for stock dividends and stock splits.

                                   APPENDIX D

                        ADDITIONAL STATISTICAL FINANCIAL
                     DISCLOSURES WITH RESPECT TO FIRST KNOX
                                   BANC CORP.

                  ADDITIONAL STATISTICAL FINANCIAL DISCLOSURES
                      WITH RESPECT TO FIRST-KNOX BANC CORP.

         The following tables contain financial disclosures with respect to First-Knox Banc Corp. ("First-Knox") and its subsidiaries as required under Securities Act Industry Guide 3, "Statistical Disclosure by Bank Holding Companies" ("Guide 3"). The information provided in this Appendix D should be read in conjunction with the narrative analysis presented in the section of First-Knox's Annual Report to Shareholders for the fiscal year ended December 31, 1996 (the "First-Knox Annual Report") entitled "Financial Review" and the consolidated financial statements of First-Knox and its subsidiaries included in the First-Knox Annual Report, which First-Knox Annual Report is delivered herewith as Appendix C to the Joint Proxy Statement/Prospectus.

I. Distribution of Assets, Liabilities and Stockholders' Equity; Interest Rates and Interest Differential

         The average balance sheet information and the related analysis of net interest income for the years ended December 31, 1996, 1995 and 1994, as required by Items I(A) and I(B) of Guide 3, is included in Table II--"Average Balances and Analysis of Net Interest Income" in the Financial Review section of the First-Knox Annual Report.

         The analysis of the changes in interest income and expense from 1995 to 1996 and from 1994 to 1995 required by Item I(C) of Guide 3, is included in Table III--"Rate and Volume Analysis of Changes in Interest Income and Interest Expense" in the Financial Review section of the First-Knox Annual Report.

II.      Investment Portfolio

         A schedule of the carrying value of securities available for sale and related information on fair values, maturities and average yields as required by Items II(A) and II(B) of Guide 3, is included in Table IV--"Securities Available for Sale" in the Financial Review section in the First-Knox Annual Report.

         Excluding obligations of the U.S. Treasury and other agencies and corporations of the U.S. government, there were no investment or mortgage-backed securities of any one issuer which exceeded 10% of consolidated shareholders' equity at December 31, 1996.

VI.      Return on Equity and Assets

         The return on assets, return on equity, dividend payout ratio and equity to assets ratio for the years ended December 31, 1996, 1995 and 1994, required by Item VI of Guide 3, are included in Table I--"Financial Ratios For Five Years" in the Financial Review section of the First-Knox Annual Report.

VII.     Short-Term Borrowings

         The information in Item VII of Guide 3 is not required to be given because the average balance for any category of short-term borrowings for 1996, 1995 and 1994 did not exceed 30% of stockholders' equity at the end of those respective years.


         See the following pages for the information required by Item III--Loan Portfolio; Item IV--Summary of Loan Loss Experience; and Item V-- Deposits, of Guide 3.

III.     LOAN PORTFOLIO (DOLLARS IN THOUSANDS)

                                                                         December 31,
                                       --------------------------------------------------------------------------------
                                    1996                 1995                 1994                1993                  1992
                             -------------------  ------------------  -------------------- ---------------------  ------------------

Year End Balances:           Balance  % of Total  Balance % of Total  Balance   % of Total Balance    % of Total  Balance % of Total
------------------           -------  ----------  ------- ----------  -------   ---------- -------    ----------  ------- ----------

Commercial and Other       $  95,643     26.4%  $  93,310    28.3%  $  85,971      28.3%  $  93,474      32.1%  $  90,189     32.6%
Real Estate (1)              182,798     50.5%    162,495    49.1%    149,018      49.0%    135,287      46.5%    116,861     42.3%
Consumer and Credit Cards     83,399     23.1%     74,836    22.6%     69,179      22.7%     62,147      21.4%     69,387     25.1%
                              ------     -----     ------    -----     ------      -----     ------      -----     ------     -----

     Total Loans & Leases   $361,840    100.0%   $330,641   100.0%   $304,168     100.0%   $290,908     100.0%   $276,437    100.0%
                            ========    ======   ========   ======   ========     ======   ========     ======   ========    ======

Non-Performing Loans at
December 31: (2), (3)           1996                 1995                1994                  1993                  1992
-----------------------         ----                 ----                ----                  ----                  ----

Non-Accrual                   $  317               $  197              $  805                $  474                $  913
90 Day and Over Past Due       1,904                  862                 457                 1,214                   884
Restructured                     476                1,122                 885                   934                     0
                              ------               ------              ------                ------                ------
     Total                    $2,697               $2,181              $2,147                $2,622                $1,797
                              ======               ======              ======                ======                ======




Maturity Schedule:            Within    1 to 5    5 Years
December 31, 1996             1 year     Years     & Over      Total
-----------------             ------     -----     ------      -----
Commercial & Other-
     Fixed Rate             $  7,345  $  5,393   $  1,610    $14,348
     Adjustable Rate          29,139    15,374     36,782     81,295
                              ------    ------     ------     ------

          Total              $36,484   $20,767    $38,392    $95,643
                             =======   =======    =======    =======



                             Predetermined       Adjustable
Commercial & Other Loans      Fixed Rates           Rates
------------------------      -----------           -----
Maturing After One Year         $7,003             $52,156
                                ------             -------


See page D-5 for footnote explanations.

IV.      SUMMARY OF LOAN LOSS EXPERIENCE


A.   Analysis of Loan Loss Experience:                1996           1995            1994            1993            1992
     ---------------------------------                ----           ----            ----            ----            ----
                                                                               (In Thousands)
Average Loans                                     $339,551       $314,259        $298,161        $283,550        $271,345
                                                  ========       ========        ========        ========        ========

Allowance for Loan Losses, Jan. 1                   $4,166         $3,876          $3,597          $3,162          $2,905

Losses Charged Off:

   Commercial and Other                                156            160             182             448             521
   Real Estate (1)                                       0              0              12              62              53
   Consumer and Credit Cards                           423            379             447             372             744
                                                       ---            ---             ---             ---             ---

     Total                                             579            539             641             882           1,318
                                                       ---            ---             ---             ---           -----

Recoveries:

   Commercial and Other                                 23             31              64              38              26
   Real Estate (1)                                       0              0               0               6               1
   Consumer and Credit Cards                           161            214             218             149             154
                                                       ---            ---             ---             ---             ---

     Total                                             184            245             282             193             181
                                                       ---            ---             ---             ---             ---

Net Loan Charge-Offs                                   395            294             359             689           1,137

Additions Charged to Operations (11)                   774            584             638           1,124           1,394
                                                       ---            ---             ---           -----           -----

Allowance for Loan Losses at                        $4,545         $4,166          $3,876          $3,597          $3,162
                                                    ======         ======          ======          ======          ======
   December 31:

Ratio of Net Charge-Offs to Average                  0.12%          0.09%           0.12%           0.24%           0.42%
                                                     =====          =====           =====           =====           =====
   Loan Balances


See page D-5 for footnote explanations.

IV.      BREAKDOWN OF ALLOWANCE FOR LOAN LOSSES (DOLLARS IN THOUSANDS)

                                  1996                 1995                  1994                   1993                1992
                           -------------------   -------------------   ------------------   -------------------  -------------------

                                      % of                    % of                 % of                  % of                % of
                                     Loans in               Loans in             Loans in              Loans in              Loans
                                       Each                   Each                 Each                  Each              in Each
Allocation of Allowance              Category               Category             Category              Category            Category
for Loan Losses as of                To Total               To Total             To Total              To Total            To Total
Dec. 31:                   Balance    Loans      Balance     Loans     Balance    Loans     Balance     Loans    Balance     Loans
-----------------------    -------  ----------   -------   ---------   -------  ---------   -------   ---------  ------- -----------
Commercial and Other        $  974     26.4%     $  591      28.3%    $   667      28.3%    $   903      32.1%     $1,287     32.6%

Real Estate (1)                208     50.5%        151      49.1%        156      49.0%        178      46.5%        261     42.3%

Consumer and Credit Cards      357     23.1%        393      22.6%        472      22.7%        711      21.4%        676     25.1%

Unallocated                  3,006       N/A      3,031        N/A      2,581        N/A      1,805        N/A        938       N/A
                            ------    ------     ------     ------     ------     ------     ------     ------     ------    ------


        Total               $4,545    100.0%     $4,166     100.0%     $3,876     100.0%     $3,597     100.0%     $3,162    100.0%
     ------------           ======    ======     ======     ======     ======     ======     ======     ======     ======    ======


tnotes for Tables under Items III and IV above:
-------------------------------------------------

(1) Real estate construction loans are included in this amount and represent less than 5% of total real estate loans and less than 3% of total loans and leases for all years presented. These loans are principally to construct residential housing.

(2) The accrual of interest on loans is suspended when in management's opinion, the collection of all or a portion of the interest has become doubtful. When a loan is placed on nonaccrual status, accrued and unpaid interest is charged against income. The accrual of interest on loans 90 days past due will continue until it is determined that collection of all or a portion of the interest has become doubtful. If all loans were current and interest has been earned on non-accrual loans, interest income would have increased approximately $30,000 in 1996.

(3) Restructured loans were less than one percent of non-performing loans at December 31, 1992.

(4) Potential Problem Loans - At December 31, 1996, there were approximately $11.6 million of loans which management doubts the borrowers' ability to completely comply with the present payment terms and which are not on non-accrual status as described in note (2) above. These loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses. Also refer to Note 1 of the consolidated financial statements of First-Knox included in the First-Knox Annual Report regarding the allowance for loan losses.

(5) There were no foreign loans in any period presented.

(6) As of December 31, 1996, there were no concentrations of loans greater than 10% of total loans which were not otherwise disclosed as a category of loans in the above analysis. Also refer to Note 1 of the consolidated financial statements of First-Knox included in the First-Knox Annual Report regarding concentrations of credit risk.

(7) No material amount of loans that have been classified by the regulatory examiners as loss, substandard, doubtful, or specific mention have been excluded from the amounts disclosed as non-accrual, past due 90 days or more, restructured or potential problem loans.

(8) For the periods presented, there were no interest bearing assets other than loans, that were restructured, past due, placed on non-accrual status or which management had doubts as to repayment.

(9) Impaired loans were not material at December 31, 1996. Also refer to Note 1 of the consolidated financial statements of First-Knox included in the First-Knox Annual Report regarding allowance for loan losses.

(10) Leases are not material for all years presented.

(11) The primary reasons for the 32.5% increase in the addition charged to operations in 1996 compared to 1995 were a 34.4% increase in net loan charge-offs and a $516,000 increase in nonperforming loans, as well as the loan growth experienced in 1996. The 43.2% decrease in the 1994 addition charged to operations compared to 1993 resulted primarily from a 47.9% decrease in net loan charge-offs and a $475,000 decrease in nonperforming loans. Additions charged to operations were relatively stable in other years.


V.       DEPOSITS

TIME DEPOSIT MATURITY DISTRIBUTION AS OF DECEMBER 31, 1996:  (IN THOUSANDS)
---------------------------------------------------------------------------


                           Under 3 Months          3-6 Months            6-12 Months          Over 12 Months             Total
                           --------------          ----------            -----------          --------------             -----

Time Deposits of
$100,000 or More              $23,505                $6,341                $15,078                $5,592                $50,516
                              =======                ======                =======                ======                =======



AVERAGE DEPOSITS AND INTEREST EXPENSE ANALYSIS:  (IN THOUSANDS)
---------------------------------------------------------------



                                                1996                       1995                       1994
                                       ---------------------     -----------------------      -----------------------

                                         Average      Average     Average        Average        Average       Average
                                         Balance       Rate       Balance         Rate          Balance        Rate
                                        --------       -----      --------        -----         -------        -----
Non-Interest Bearing Demand             $ 48,041        --        $ 47,023        --           $ 44,722          --

Interest Bearing Demand                   44,829       1.85%        42,216        1.97%          43,249        1.98%

Savings                                   98,996       2.70%       107,879        2.97%         118,563        2.71%

Time                                     224,541       5.76%       193,554        5.75%         172,148        4.49%
                                        --------       -----      --------        -----         -------        -----


  Total                                 $416,407                  $390,672                     $378,682
                                        ========                  ========                     ========

There were no material foreign deposits in any period presented.

                                   APPENDIX E


                 OPINION OF MCDONALD & COMPANY SECURITIES, INC.

                                             McDonald & Company Securities, Inc.
                                             Member New York Stock Exchange
                                             McDonald Investment Center
                                             800 Superior Avenue
                                             Cleveland, Ohio  44114-2603
                                             216-443-2300









                                                            March 20, 1997

Board of Directors
Park National Corporation
50 North Third Street
Post Office Box 850
Newark  OH  43055-0695

Gentlemen and Madam:

         You have requested our opinion with respect to the fairness, from a financial point of view, as of the date hereof, to the holders of common stock, without par value ("Park Common Shares"), of Park National Corporation ("Park") of the exchange ratio as set forth in Section 2.1(c) of the Agreement and Plan of Merger, dated October 28, 1996, as amended by the Amendment to Agreement and Plan of Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"), by and between Park and First-Knox Banc Corp. ("First-Knox").

         The Merger Agreement provides for the merger (the "Merger") of First-Knox with and into Park, pursuant to which, among other things, at the Effective Time (as defined in the Merger Agreement), outstanding shares of First-Knox common stock, par value $3.125 per share ("First-Knox Common Shares"), will be exchanged for 0.5914 shares of Park Common Shares, subject to adjustment upon the occurrence of certain events, as set forth in Section 2.1(c) of the Merger Agreement (the "Exchange Ratio"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Board of Directors
March 20, 1997
Page Two


         In connection with rendering our opinion set forth herein, we have among other things:

         (i) Reviewed Park's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994, including the audited financial statements contained therein;

         (ii) Reviewed First-Knox's Annual Reports to Shareholders and Annual Reports on Form 10-K for each of the years ended December 31, 1996, December 31, 1995 and December 31, 1994, including the audited financial statements contained therein;

         (iii) Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of Park and First-Knox provided to us or publicly available;

         (iv) Participated in meetings and telephone conferences with members of senior management of Park and First-Knox concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters we believed relevant to our inquiry;

         (v) Reviewed certain stock market information for Park Common Shares and First-Knox Common Shares and compared it with similar information for certain companies, the securities of which are publicly traded;

         (vi) Compared the results of operations and financial condition of Park and First-Knox with that of certain companies which we deemed to be relevant for purposes of this opinion;

         (vii) Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions which we deemed to be relevant for purposes of this opinion;

Board of Directors
March 20,  1997
Page Three


         (viii) Reviewed the Merger Agreement and its schedules and exhibits and certain related documents; and

         (ix) Performed such other reviews and analyses as we have deemed appropriate.

         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have relied upon the accuracy and completeness of the representations, warranties and covenants of Park and First-Knox contained in the Merger Agreement. We have not been engaged to undertake, and have not assumed any responsibility for, nor have we conducted, an independent investigation or verification of such matters. We have not been engaged to and we did not conduct a physical inspection of any of the assets, properties or facilities of either Park or First-Knox, nor have we made or obtained or been furnished with any independent evaluation or appraisal of any of such assets, properties or facilities or any of the liabilities of either Park or First-Knox. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Park and First-Knox as to the future performance of Park and First-Knox, as the case may be. We have not been engaged to assess the reasonableness or achievability of such financial forecasts or the assumptions on which they are based and express no view as to such financial forecasts or assumptions. We have also assumed that all of the conditions to the consummation of the Merger, as set forth in the Merger Agreement, would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Merger Agreement.

         We will receive a fee for rendering this opinion to Park, a portion of which is contingent upon closing of the Merger.

         In the ordinary course of business, we may actively trade securities of Park and First-Knox for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

         This opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness to Park's stockholders, as of the date hereof, from a financial point of view, of the Exchange Ratio, and does not address Park's underlying business decision to effect the Merger or any other terms of the Merger. This opinion does not represent our opinion as to what the value of Park Common Shares or First-Knox Common Shares may be at the effective date of the Merger or as to the prospects of Park's and First-Knox's business.

Board of Directors
March 20,  1997
Page Four


         This opinion is directed to the Board of Directors of Park and does not constitute a recommendation to any Park shareholder as to how such shareholder should vote with respect to the Merger. This opinion shall not be reproduced, summarized, described or referred to or given to any other person without our prior written consent. Notwithstanding the foregoing, this opinion may be included in a proxy statement to be mailed to the holders of Park Common Shares and First-Knox Common Shares in connection with the Merger, provided that this opinion will be reproduced in such proxy statement in full, and any description of or reference to us or our actions, or any summary of the opinion in such proxy statement will be in a form acceptable to us and our counsel.


         Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Park Common Shares from a financial point of view.


                                       Very truly yours,

                                       /s/ McDonald & Company Securities, Inc.

                                       McDONALD & COMPANY SECURITIES, INC.

                                   APPENDIX F


                      OPINION OF DANIELSON ASSOCIATES INC.

Danielson Associates Inc.
6110 Executive Boulevard
Suite 504
Rockville, Maryland  20852-3903                             Pittsburgh Office
Tel:  (301) 468-4884                                        -----------------
Fax:  (301) 468-0013                                        Tel: (412) 262-3207






                                                                March 20, 1997

Board of Directors
First-Knox Banc Corp.
One South Main Street
Mount Vernon, Ohio 43050

Dear Members of the Board:

        Set forth herein is the updated opinion of Danielson Associates Inc. ("Danielson Associates") as to the "fairness" of the offer by Park National Corporation ("Park") of Newark, Ohio to acquire all of the common stock of First-Knox Banc Corp. ("First-Knox") of Mount Vernon, Ohio. The "fair" sale value is defined as the price at which all of the shares of First-Knox' common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts. In opining as to the "fairness" of the offer, it also must be determined if the Park common stock that is to be exchanged for First-Knox stock is "fairly" valued.

        In preparing the original opinion dated October 28, 1996, First-Knox' market was analyzed; its business and prospects were discussed with its management; and its financial performance was compared with other Ohio banks. In addition, any unique characteristics also were considered.

        This opinion was partly based on data supplied to Danielson Associates by First-Knox, but it relied on some public information all of which was believed to be reliable, but neither the completeness nor accuracy of such information could be guaranteed. In particular, the opinion assumed, based on its management's representation, that there were no significant asset quality problems beyond what was stated in recent reports to regulatory agencies and in the monthly report to the directors.

Board of Directors
March 20, 1997
Page Two

        In determining the "fair" sale value of First-Knox, the primary emphasis was on prices paid relative to earnings for Midwest banks that had similar financial, structural and market characteristics. These prices were then related to assets and equity capital, also referred to as "book."

        The "fair" market value of Park's common stock to be exchanged for First-Knox stock was determined by a comparison with other similar bank holding companies and included no in person due diligence of Park. This comparison showed Park stock to be valued similarly to the comparable banks.

        Based on this analysis of First-Knox' recent performance and its future potential, comparisons with similar transactions and unique characteristics, it was determined that its "fair" sale value was between $103.6 and $109.9 million, of $26.51 to $28.10 per share. Thus, Park's offer of $112.8 million, or $29.21 per share, was a "fair" offer from a financial point of view for First-Knox and its shareholders.

        There has been no subsequent change in Park's performance and its stock is trading significantly above where it was at the time of the offer. Since the value of the offer has increased and there has been no subsequent negative change to Park, this offer is still fair from a financial point of view to First-Knox and its shareholders.


                                                Respectfully submitted,

                                                /s/ Arnold G. Danielson
                                                Arnold G. Danielson
                                                Chairman
                                                Danielson Associates Inc.

AGD:ld

Enclosure

                                   APPENDIX G



                        OHIO REVISED CODE SECTION 1701.85

         SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

         (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

         (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

         (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

         (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

         (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

         (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a)      OHIO REVISED CODE:

         Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by an Ohio corporation and provides as follows:

                  (E) (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(l) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under division (E)(l) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(l) or (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(l) or (2) of this section;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders;

                           (d) By the court of common pleas or the court in
                  which the action, suit, or proceeding referred to in division
                  (E)(l) or (2) of this section was brought

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(l) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(l) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and
                  convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation
                  concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division
         (E)(l) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to division (E)(l) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5),
         (6), and (7) of this section. Divisions (E)(l) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6) or (7).

                  (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

(b)      REGULATIONS OF PARK NATIONAL CORPORATION:

         Article FIVE of the Park Regulations governs indemnification by Park and provides as follows:

                  Section 5.01. Mandatory Indemnification. The corporation shall indemnify any officer or director of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. A person claiming indemnification under this Section 5.01 shall be presumed, in respect of any act or omission giving rise to such claim for indemnification, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

                  Section 5.02. Court-Approved Indemnification. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

                  (A) the corporation shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

                  (B) the corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

                  Section 5.03. Indemnification for Expenses. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

                  Section 5.04. Determination Required. Any indemnification required under Section 5.01 and not precluded under Section 5.02 shall be made by the corporation only upon a determination that such indemnification of the officer or director is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of the quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years, or (C) by the shareholders, or (D) by the Court of Common Pleas of Licking County, Ohio or (if the corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten (10) days after receipt of such notification such person shall have the right to petition the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

                  Section 5.05. Advances for Expenses. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise:

                  (A) if it shall ultimately be determined as provided in
         Section 5.04 that he is not entitled to be indemnified by the corporation as provided under Section 5.01; or

                  (B) if, in respect of any claim, issue or other matter asserted by or in the right of the corporation in such action or suit, he shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation, unless and only to the extent that the Court of Common Pleas of Licking County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

                  Section 5.06. Article FIVE Not Exclusive. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles or the Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section 5.07. Insurance. The corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (domestic or foreign, nonprofit or for profit), partnership, joint venture, trust or other enterprise, against any liability asserted, against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  Section 5.08. Certain Definitions. For purposes of this Article FIVE, and as examples and not by way of limitation:

                  (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him); and

                  (B) References to an "other enterprise" shall include employee benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" within the meaning of that phrase as used in this Article FIVE.

                  Section 5.09. Venue. Any action, suit or proceeding to determine a claim for indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the corporation, in the Court of Common Pleas of Licking County, Ohio. The corporation and (by claiming such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Licking County, Ohio in any such action, suit or proceeding.

(c)      DIRECTORS AND OFFICERS LIABILITY INSURANCE COVERAGE:

         Park has purchased insurance coverage which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      EXHIBITS

Exhibit No.                                  Description
-----------                                  -----------

    2(a) Agreement and Plan of Merger, dated as of October 28, 1996, between Park National Corporation ("Park") and First-Knox
                   Banc Corp. (Included as Appendix A-1 to the Joint Proxy
                   Statement/Prospectus)

    2(b) Amendment to Agreement and Plan of Merger, dated as of January 10, 1997, between Park and First-Knox Banc Corp.
                   (Included as Appendix A-2 to the Joint Proxy
                   Statement/Prospectus)

    3(a)           Articles of Incorporation of Park as filed with the Ohio
                   Secretary of State on March 24, 1992 (Incorporated hereby by reference to Park's Form 8-B, filed May 20, 1992 (File No.
                   0-18772) ("Park's Form 8-B") [Exhibit 3(a)])

    3(b) Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of Ohio on May 6, 1993
                   (Incorporated herein by reference to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File
                   No. 0-18772) ("Park's 1993 Form 10-K") [Exhibit 3(b)])

    3(c) Certificate of Amendment to the Articles of Incorporation of Park as filed with the Ohio Secretary of State on April 16, 1996 (Incorporated herein by reference to Park's Quarterly
                   Report on Form 10-Q for the fiscal quarter ended March 31, 1996 (File No. 1-13006) ("Park's March 1996 Form 10-Q")
                   [Exhibit 3(a)])

    3(d) Articles of Incorporation of Park National Corporation, as amended (current) (Incorporated herein by reference to Park's
                   March 1996 Form 10-Q [Exhibit 3(b)])

    3(e) Regulations of Park National Corporation (Incorporated herein by reference to Park's Form 8-B [Exhibit 3(b)])
    5 Opinion of Vorys, Sater, Seymour and Pease, regarding legality of shares (Incorporated herein by reference to Park's Registration Statement on Form S-4 (Registration No.
                   333-20417) filed on January 24, 1997 ("Park's Form
                   S-4")[Exhibit 5])

    8 Opinion of Porter, Wright, Morris & Arthur, regarding tax matters (Incorporated herein by reference to Park's
                   Pre-Effective Amendment No. 2 to Registration Statement on
                   Form S-4 (Registration No. 333-20417) filed on March 6, 1997
                   ("Park's Pre-Effective Amendment No.2") [Exhibit 8])

    10(a) Certified copy of Resolutions Adopted by Board of Directors of Park National Corporation on July 17, 1995 Affecting Park
                   National Corporation Defined Benefit Pension Plan and Trust
                   (Incorporated herein by reference to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (File
                   No. 1-13006) ("Park's 1995 Form 10-K") [Exhibit 10(a)])

    10(b)          Park National Corporation Defined Benefit Pension Plan
                   (Incorporated herein by reference to Park's 1995 Form 10-K
                   [Exhibit 10(b)])

    10(c)          Park National Corporation Employees Voluntary Salary
                   Deferral Plan and Trust (Incorporated herein by reference to Park's 1993 Form 10-K [Exhibit 10(d)])

    10(d)          Summary of Incentive Bonus Plan of Park National Corporation
                   (Incorporated herein by reference to Park's Form S-4
                   [Exhibit 10(d)])

    10(e)          Split-Dollar Agreement, dated May 17, 1993, between William
                   T. McConnell and The Park National Bank; and Schedule A to
                   Exhibit 10(f) identifying other identical Split-Dollar
                   Agreements between The Park National Bank and executive officers of Park (Incorporated herein by reference to (a)
                   Park's 1993 Form 10-K [Exhibit 10(f)]); and (b) Park's Annual
                   Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-13006) ("Park's 1994 Form 10-K") [Exhibit
                   10(g)])


    10(f)           Split-Dollar Agreement, dated September 29, 1993, between
                    Dominic C. Fanello and The Richland Trust Company; and
                    Schedule A to Exhibit 10(f) identifying other identical
                    Split-Dollar Agreements between directors of Park and The
                    Park National Bank, The Richland Trust Company or Mutual
                    Federal Savings Bank, as identified in such Schedule A
                    (Incorporated herein by reference to (a) Park's 1993 Form
                    10-K [Exhibit 10(g)]; and (b) Park's Form S-4 [Exhibit
                    10(f)])

    10(g)           Park National Corporation 1995 Incentive Stock Option Plan
                    (Incorporated herein by reference to Park's Registration
                    Statement on Form S-8 filed May 9, 1995 (Registration No.
                    33-92060) [Exhibit 4(d)])

    10(h) Form of Stock Option Agreement executed in connection with the grant of options under the Park National Corporation
                    1995 Incentive Stock Option Plan (Incorporated herein by reference to Park's 1995 Form 10-K [Exhibit 10(i)])

    10(i)           Description of Park National Corporation Supplemental
                    Executive Retirement Plan (Incorporated herein by reference to Park's Form S-4 [Exhibit 10(i)])

    10(j) Employment Security Agreement, dated as of July 12, 1996, between The First-Knox National Bank of Mount Vernon, Ohio and Carlos E. Watkins (identical agreements were entered into with Gordon E. Yance and Ian Watson) (Incorporated herein by reference to Park's Form S-4 [Exhibit 10(j)])

    13(a) Annual Report to Shareholders of Park for the fiscal year ended December 31, 1996 (Not deemed filed except for portions thereof which are specifically incorporated by reference into this Registration Statement on Form S-4)
                    (Included as Appendix B to the Joint Proxy
                    Statement/Prospectus)

    21 Subsidiaries of Park (Incorporated herein by reference to Park's Form S-4 [Exhibit 21])

    23(a)           Consent of Ernst & Young L.L.P., independent auditors

    23(b)           Consent of Vorys, Sater, Seymour and Pease (contained in
                    Exhibit 5) (Incorporated herein by reference to Park's Form
                    S-4 [Exhibits 5 and 23(a)]
    23(c) Consent of Crowe, Chizek and Company LLP (Incorporated herein by reference to Park's Pe-Effective Amendment
                    No. 2  [Exhibit 23(c)])
    23(d)           Consent of Porter, Wright, Morris & Arthur regarding Exhibit
                    8 (contained in Exhibit 8) (Incorporated herein by reference to Park's Pre-Effective Amendment No. 2 [Exhibits 8 and
                    23(d)]


    23(e)           Consent of Danielson Associates Inc.

    23(f)           Consent of McDonald & Company Securities, Inc.


    24 Powers of Attorney (Incorporated herein by reference to Park's Form S-4 [Exhibit 24])

    99(a)           Form of proxy for Annual Meeting of Shareholders of Park
                    National Corporation (Incorporated herein by reference to Park's Pre-Effective Amendment No. 2 [Exhibit 99(a)])

    99(b) Form of proxy for Special Meeting of Shareholders of First-Knox Banc Corp. (Incorporated herein by reference to Park's Pre-Effective Amendment No. 2 [Exhibit 99(b)])



(b)     FINANCIAL STATEMENT SCHEDULES

         All schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are inapplicable and, therefore, have been omitted.

(c)(i)   OPINION OF MCDONALD & COMPANY SECURITIES, INC.

        The opinion of McDonald & Company Securities, Inc. has been provided as part of the Joint Proxy Statement/Prospectus as Appendix E.

(ii)     OPINION OF DANIELSON ASSOCIATES INC.

         The opinion of Danielson Associates Inc. has been provided as part of the Joint Proxy Statement/Prospectus as Appendix F.

ITEM 22.  UNDERTAKINGS

         1.       Park hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
                            Statement; and

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. Park hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Park's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Park hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Park pursuant to the provisions described in Item 20. Indemnification of Directors and Officers, or otherwise, Park has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Park of expenses incurred or paid by a director, officer or controlling person of Park in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Park will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         5. Park hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         6. Park hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Park National Corporation has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Ohio, on the 21st day of March, 1997.


                      By:  /s/ C. Daniel DeLawder
                           -----------------------------------------------------
                           C. Daniel DeLawder, President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.


           Signature                            Title                            Date
           ---------                            -----                            ----
*William T. McConnell          Director, Chairman of the Board and Chief           *
                               Executive Officer (Principal Executive
                               Officer)

*C. Daniel DeLawder            President and Director                              *

*David C. Bowers               Secretary, Chief Financial Officer and Chief        *
                               Accounting Officer

*Dominic C. Fanello            Director                                            *

*R. William Geyer              Director                                            *

*Tamala Longaberger Kaido      Director                                            *

*Howard E. LeFevre             Director                                            *

*Phillip T. Leitnaker          Director                                            *

*John J. O'Neill               Director                                            *

*William A. Phillips           Director                                            *

*J. Gilbert Reese              Director                                            *

*Rick R. Taylor                Director                                            *

*John L. Warner                Director                                            *


*By:     C. Daniel DeLawder,
         Attorney-in-Fact


Date:    March 21, 1997

                            PARK NATIONAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-4


                                INDEX TO EXHIBITS

Exhibit No.                                       Description                                                      Page No.
-----------                                       -----------                                                      --------
    2(a)            Agreement and Plan of Merger, dated as of October 28, 1996, between Park National Corporation ("Park") and First-Knox
                    Banc Corp. (Included as Appendix A-1 to the Joint Proxy
                    Statement/Prospectus)

    2(b) Amendment to Agreement and Plan of Merger, dated as of January 10, 1997, between Park and First-Knox Banc Corp.
                    (Included as Appendix A-2 to the Joint Proxy
                    Statement/Prospectus)

    3(a)            Articles of Incorporation of Park as filed with the Ohio                                         *
                    Secretary of State on March 24, 1992 (Incorporated hereby
                    by reference to Park's Form 8-B, filed May 20, 1992 (File
                    No. 0-18772) ("Park's Form 8-B") [Exhibit 3(a)])

   3(b)             Certificate of Amendment to the Articles of Incorporation of                                     *
                    Park as filed with the Ohio Secretary of Ohio on May 6,
                    1993 (Incorporated herein by reference to Park's Annual
                    Report on Form 10-K for the fiscal year ended December 31,
                    1993 (File No. 0-18772) ("Park's 1993 Form 10-K") [Exhibit
                    3(b)])

    3(c)            Certificate of Amendment to the Articles of Incorporation of                                     *
                    Park as filed with the Ohio Secretary of State on April
                    16, 1996 (Incorporated herein by reference to Park's
                    Quarterly Report on Form 10-Q for the fiscal quarter ended
                    March 31, 1996 (File No. 1-13006) ("Park's March 1996 Form
                    10-Q") [Exhibit 3(a)])

    3(d)            Articles of Incorporation of Park National Corporation, as                                       *
                    amended (current) (Incorporated herein by reference to
                    Park's March 1996 Form 10-Q [Exhibit 3(b)])

    3(e)            Regulations of Park National Corporation (Incorporated                                           *
                    herein by reference to Park's Form 8-B [Exhibit 3(b)])

    5               Opinion of Vorys, Sater, Seymour and Pease, regarding                                            *
                    legality of shares (Incorporated herein by reference to
                    Park's Registration Statement on Form S-4 (Registration
                    No. 333-20417) filed on January 24, 1997 ("Park's Form S-4")
                    [Exhibit 5]

    8               Opinion of Porter, Wright, Morris & Arthur, regarding                                            *
                    tax matters (Incorporated herein by reference to Park's
                    Pre-Effective Amendment No. 2 to Registration Statement on
                    Form S-4 (Registration No. 333-20417) filed on March 6, 1997
                    ("Park's Pre-Effective Amendment No. 2") [Exhibit 8])

    10(a)           Certified copy of Resolutions Adopted by Board of Directors                                      *
                    of Park National Corporation on July 17, 1995 Affecting Park
                    National Corporation Defined Benefit Pension Plan and Trust
                    (Incorporated herein by reference to Park's Annual Report on
                    Form 10-K for the fiscal year ended December 31, 1995 (File
                    No. 1-13006) ("Park's 1995 Form 10-K") [Exhibit 10(a)])


---------------------
* Incorporated herein by reference as noted.


Exhibit No.                                       Description                                                      Page No.
-----------                                       -----------                                                      --------
    10(b)           Park National Corporation Defined Benefit Pension Plan                                           *
                    (Incorporated herein by reference to Park's 1995 Form 10-K
                    [Exhibit 10(b)])

    10(c)           Park National Corporation Employees Voluntary Salary                                             *
                    Deferral Plan and Trust (Incorporated herein by reference
                    to Park's 1993 Form 10-K [Exhibit 10(d)])

    10(d)           Summary of Incentive Bonus Plan of Park National Corporation                                     *
                    (Incorporated herein by reference to Park's Form S-4
                    [Exhibit 10(d)])

    10(e)           Split-Dollar Agreement, dated May 17, 1993, between William                                      *
                    T. McConnell and The Park National Bank; and Schedule A to
                    Exhibit 10(f) identifying other identical Split-Dollar
                    Agreements between The Park National Bank and executive
                    officers of Park (Incorporated herein by reference to (a)
                    Park's 1993 Form 10-K [Exhibit 10(f)]); and (b) Park's
                    Annual Report on Form 10-K for the fiscal year ended
                    December 31, 1994 (File No. 1-13006) ("Park's 1994 Form
                    10-K") [Exhibit 10(g)])

    10(f)           Split-Dollar Agreement, dated September 29, 1993, between                                        *
                    Dominic C. Fanello and The Richland Trust Company; and
                    Schedule A to Exhibit 10(f) identifying other identical
                    Split-Dollar Agreements between directors of Park and The
                    Park National Bank, The Richland Trust Company or Mutual
                    Federal Savings Bank, as identified in such Schedule A
                    (Incorporated herein by reference to Park's 1993 Form 10-K
                    [Exhibit 10(g)]; and (b) Park's Form S-4 [Exhibit 10(f)])

    10(g)           Park National Corporation 1995 Incentive Stock Option Plan                                       *
                    (Incorporated herein by reference to Park's Registration
                    Statement on Form S-8 filed May 9, 1995 (Registration No.
                    33-92060) [Exhibit 4(d)])

    10(h)           Form of Stock Option Agreement executed in connection with                                       *
                    the grant of options under the Park National Corporation
                    1995 Incentive Stock Option Plan (Incorporated herein by
                    reference to Park's 1995 Form 10-K [Exhibit 10(i)])

    10(i)           Description of Park National Corporation Supplemental                                            *
                    Executive Retirement Plan (Incorporated herein by reference to Park's Form S-4 [Exhibit 10(i)])

    10(j)           Employment Security Agreement, dated as of July 12, 1996,                                        *
                    between The First-Knox National Bank of Mount Vernon, Ohio and Carlos E. Watkins (identical agreements were entered
                    into with Gordon E. Yance and Ian Watson) (Incorporated
                    herein by reference to Park's Form S-4 [Exhibit 10(j)])

    13(a) Annual Report to Shareholders of Park for the fiscal year ended December 31, 1996 (Not deemed filed except for portions thereof which are specifically incorporated by reference into this Registration Statement on Form S-4)
                    (Included as Appendix B to the Joint Proxy
                    Statement/Prospectus)




---------------------
* Incorporated herein by reference as noted.


Exhibit No.                                       Description                                                      Page No.
-----------                                       -----------                                                      --------
    21              Subsidiaries of Park (Incorporated herein by reference                                            *
                    to Park's Form S-4 [Exhibit 21])



    23(a)           Consent of Ernst & Young L.L.P., independent auditors

    23(b)           Consent of Vorys, Sater, Seymour and Pease (contained in                                          *
                    Exhibit 5) (Incorporated herein by reference to Park's
                    Form S-4 [Exhibit 5 and 23(b)])
    23(c)           Consent of Crowe, Chizek and Company LLP (Incorporated herein by reference
                    to Park's Pre-Effective Amendment No. 2 [Exhibit 23(c)])                                          *

    23(d)           Consent of Porter, Wright, Morris & Arthur regarding Exhibit                                      *
                    8 (contained in Exhibit 8) (Incorporated herein by reference to
                    Park's Pre-Effective Amendement No. 2 [Exhibits 8 and 23(d)]

    23(e)           Consent of Danielson Associates Inc.

    23(f)           Consent of McDonald & Company Securities, Inc.

    24              Powers of Attorney (Incorporated herein by reference to                                           *
                    Park's Form S-4 [Exhibit 24])

    99(a)           Form of proxy for Annual Meeting of Shareholders of Park                                          *
                    National Corporation (Incorporated herein by reference to Park's
                    Pre-Effective Amendment No. 2 [Exhibit 99(a)])

    99(b)           Form of proxy for Special Meeting of Shareholders of                                              *
                    First-Knox Banc Corp. (Incorporated herein by reference to Park's
                    Pre-Effective Amendment No. 2 [Exhibit 99(b)])


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* Incorporated herein by reference as noted.

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